Exhibit 4.18

EXECUTION VERSION

CREDIT AND GUARANTY AGREEMENT

dated as of March 31, 2014

among

NORD ANGLIA EDUCATION FINANCE LLC

as Borrower,

NORD ANGLIA EDUCATION, INC.

as Parent and as a Guarantor,

CERTAIN SUBSIDIARIES OF NORD ANGLIA EDUCATION, INC.

as Guarantors,

THE SEVERAL LENDERS

From Time to Time Parties Hereto,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC,

CREDIT SUISSE SECURITIES (USA) LLC

and

HSBC SECURITIES (USA) INC.

as Joint Lead Arrangers, Joint Lead Bookrunners and Joint Syndication Agents,

HSBC BANK USA, N.A.

as Term Administrative Agent and Primary Collateral Agent,

HSBC BANK PLC

as Hungarian Collateral Agent,

and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Revolving Facility Administrative Agent

$515,000,000 Term Loan and $75,000,000 Revolving Loan

i

4.4.	Power and Authority	111
4.5.	Validity and Admissibility in Evidence	111
4.6.	Governing Law and Enforcement	112
4.7.	Insolvency	112
4.8.	No Filing or Stamp Taxes	112
4.9.	No Default	112
4.10.	No Misleading Information	113
4.11.	Financial Statements	113
4.12.	No Proceedings Pending or Threatened	114
4.13.	No Breach of Laws	114
4.14.	Environmental Laws	114
4.15.	Taxation	115
4.16.	Liens and Debt	115
4.17.	[Reserved	115
4.18.	Ranking	115
4.19.	Good Title to Assets	116
4.20.	Legal and Beneficial Ownership	116
4.21.	Shares	116
4.22.	Intellectual Property	117
4.23.	Intellectual Property Licenses	117
4.24.	[Reserved]	117
4.25.	Credit Parties	117
4.26.	Holding Companies	117
4.27.	Fiscal Year	118
4.28.	Investment Company Act	118
4.29.	Federal Reserve Margin Regulations	118
4.30.	Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	118
4.31.	Use of Proceeds	119
4.32.	Employee Benefit Plan	119

SECTION 5.	AFFIRMATIVE COVENANTS	120
5.1.	Financial Statements and Other Reports	120
5.2.	Authorizations	126
5.3.	Compliance with Laws	126
5.4.	Taxation	126
5.5.	[Reserved]	126
5.6.	Dormant Subsidiaries	127
5.7.	Change of Business	127
5.8.	Preservation of Assets	127
5.9.	[Reserved]	127
5.10.	Insurance	127
5.11.	Pensions	127
5.12.	Access	129
5.13.	Intellectual Property	129
5.14.	Treasury Transactions	129
5.15.	Guarantors	129
5.16.	Further Assurance	131

5.17.	Conditions Subsequent	131

SECTION 6.	NEGATIVE COVENANTS	132
6.1.	Limitation on Debt	132
6.2.	Limitation on Restricted Payments	138
6.3.	Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries	143
6.4.	Limitation on Transactions with Affiliates	143
6.5.	Limitation on Liens	146
6.6.	Limitation on Asset Sales	146
6.7.	Impairment of Security Interest	147
6.8.	Limitation on Sale and Leaseback Transactions	147
6.9.	Limitation on Guarantees of Debt by Restricted Subsidiaries	148
6.10.	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	148
6.11.	Designation of Unrestricted and Restricted Subsidiaries	151
6.12.	Merger, Consolidation or Sale of Assets of Borrower	153
6.13.	Merger, Consolidation or Sale of Assets of the Guarantors	155
6.14.	Holding Companies	156
6.15.	Acquisitions	156
6.16.	Change in Fiscal Year and/or Auditors	157
6.17.	Center of Main Interests	157
6.18.	Financial Covenant	157

SECTION 7.	GUARANTY	157
7.1.	Guaranty of the Obligations	157
7.2.	Contribution by Guarantors	158
7.3.	Payment by Guarantors	158
7.4.	Liability of Guarantors Absolute	159
7.5.	Waivers by Guarantors	161
7.6.	Guarantors’ Rights of Subrogation, Contribution, Etc.	161
7.7.	Subordination of Other Obligations	162
7.8.	Continuing Guaranty	162
7.9.	Authority of Guarantors or Borrower	162
7.10.	Financial Condition of Borrower	162
7.11.	Bankruptcy, Etc.	163
7.12.	Discharge of Guaranty Upon Sale of Guarantor	163
7.13.	Keepwell	163
7.14.	Limitation on Guarantor Liability	164

SECTION 8.	EVENTS OF DEFAULT	170
8.1.	Events of Default	170
8.2.	Borrower’s Right to Cure	174

SECTION 9.	AGENTS	174
9.1.	Appointment of Agents	174
9.2.	Powers and Duties	175

9.3.	General Immunity	175
9.4.	Agents Entitled to Act as Lender	179
9.5.	Lenders’ Representations, Warranties and Acknowledgment	179
9.6.	Right to Indemnity	180
9.7.	Successor Administrative Agents and Collateral Agents	181
9.8.	Collateral Documents and Guaranty	183
9.9.	Withholding Taxes	185
9.10.	Primary Collateral Agent May File Bankruptcy Disclosure and Proofs of Claim	185
9.11.	Anti-Money Laundering and Terrorism	186
9.12.	Parallel Debt	186

SECTION 10.	MISCELLANEOUS	189
10.1.	Notices	189
10.2.	Expenses	190
10.3.	Indemnity	191
10.4.	Set-Off	192
10.5.	Amendments and Waivers	193
10.6.	Successors and Assigns; Participations	197
10.7.	Independence of Covenants	203
10.8.	Survival of Representations, Warranties and Agreements	203
10.9.	No Waiver; Remedies Cumulative	203
10.10.	Marshaling; Payments Set Aside	204
10.11.	Severability	204
10.12.	Obligations Several; Independent Nature of Lenders’ Rights	204
10.13.	Headings	204
10.14.	APPLICABLE LAW	204
10.15.	CONSENT TO JURISDICTION	205
10.16.	WAIVER OF JURY TRIAL	205
10.17.	Confidentiality	206
10.18.	Usury Savings Clause	207
10.19.	Effectiveness; Counterparts	207
10.20.	Entire Agreement	208
10.21.	PATRIOT Act	208
10.22.	Electronic Execution of Assignments	208
10.23.	No Fiduciary Duty	208
10.24.	Judgment Currency	209

APPENDICES:	A-1	Initial Term Loan Commitments
	A-2	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	1	Collateral Documents
	2	Agreed Security Principles
	3	Material Companies
	4	Dormant Subsidiaries
	5	Laws of Jurisdictions to be Covered by Opinions of Counsels
	6	Existing Debt
	7	Permitted Encumbrances or Restrictions Affecting Restricted
Subsidiaries
	8	Permitted Liens
	9	Permitted Transactions
	10	Conditions Subsequent
	11	Existing Bank Guarantees

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice for Letters of Credit
	A-4	Issuance Notice for Bank Guarantees
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D-1	Assignment Agreement
	D-2	Affiliate Assignment Agreement
	E-1	Closing Date Certificate
	E-2	Solvency Certificate
	F	Reserved.
	G	Joinder Agreement
	H	Incumbency Certificate
	I	Certificate re Non-Bank Status
	J	Intercompany Note

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of March 31, 2014 is entered into by and among NORD ANGLIA EDUCATION FINANCE LLC, a Delaware limited liability company (“Borrower”), NORD ANGLIA EDUCATION, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands and direct parent of Borrower and Nord Anglia UK (as defined below) (“Parent”), CERTAIN SUBSIDIARIES OF PARENT (as defined below), as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS BANK USA (“Goldman Sachs”), as Syndication Agent (in such capacity, “Syndication Agent”), HSBC BANK USA, N.A. (“HSBC USA”), in its capacity as Administrative Agent to the Term Loan Lenders (together with its permitted successors in such capacity, “Term Administrative Agent”) and as Primary Collateral Agent (together with its permitted successors in such capacity, “Primary Collateral Agent”), HSBC BANK PLC (together with its permitted successors in such capacity, “HSBC PLC”) as Hungarian Collateral Agent, THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (“HBAP”), as Administrative Agent to the Revolving Lenders (together with its permitted successors in such capacity, “Revolving Facility Administrative Agent”), and GOLDMAN SACHS, CREDIT SUISSE SECURITIES (USA) LLC, HSBC SECURITIES (USA) INC. and J.P. MORGAN SECURITIES LLC, as Joint Lead Arrangers (in such capacity, each, an “Arranger”) and Joint Lead Bookrunners.

RECITALS:

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, NORD ANGLIA EDUCATION (UK) HOLDINGS PLC, a public limited company organized under the laws of England and Wales (“Nord Anglia UK”), is borrower under (i) that certain senior revolving facility agreement dated as of March 21, 2012, as amended, among NORD ANGLIA UK, the guarantors party thereto, BARCLAYS BANK PLC, as mandated lead arranger and agent and CITICORP INTERNATIONAL LIMITED, as security agent and (ii) that certain revolving facility agreement dated as of January 13, 2014, as amended, among Nord Anglia UK, the guarantors party thereto, THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as Arranger and as Agent (each as defined therein) and CITICORP INTERNATIONAL LIMITED, as the Security Agent (as defined therein) (collectively, the “Existing Credit Agreements”);

WHEREAS, Nord Anglia UK is the issuer of the 10.25% senior secured notes due 2017 under that certain indenture dated as of March 28, 2012, as amended and supplemented from time to time (the “Senior Secured Notes Indenture”), between Nord Anglia UK, the Subsidiaries of Nord Anglia UK party thereto as guarantors, and Citicorp International Limited, as trustee and security agent;

WHEREAS, Parent is the issuer of the 8.50%/9.50% Senior PIK Toggle Notes due 2018 under that certain indenture, dated as of February 8, 2013, as amended and supplemented from time to time (the “PIK Toggle Notes Indenture”) between Parent and Citicorp International Limited, as trustee;

WHEREAS, Parent, Nord Anglia UK and Borrower desire to (i) repay in full all amounts outstanding under the Existing Credit Agreements and (ii) deposit funds sufficient to redeem all amounts outstanding under the Senior Secured Notes Indenture and the PIK Toggle Notes Indenture with each trustee or other paying agent thereunder on the Closing Date and deliver on or prior to the Closing Date a notice to fully redeem the notes under the Senior Secured Notes Indenture and the notes under the PIK Toggle Notes Indenture in accordance with the terms thereof (collectively, the “Refinancing”), and in connection with the foregoing, Parent and Borrower have requested that the Lenders extend certain credit facilities to Borrower, in an aggregate principal amount not to exceed $590,000,000, consisting of $515,000,000 aggregate principal amount of Initial Term Loans, and up to $75,000,000 aggregate principal amount of Revolving Commitments;

WHEREAS, the net proceeds of the Initial Term Loans together with net proceeds of the Initial Public Offering, borrowings under the Revolving Commitments and available cash, shall be used on the Closing Date to repay all amounts outstanding under the Existing Credit Agreements, the Senior Secured Notes Indenture and the PIK Toggle Notes Indenture, pay Transaction Costs and provide working capital for general corporate purposes; and

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agents, for the benefit of Secured Parties, a First Priority Lien on certain of its assets, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agents, for the benefit of Secured Parties, a First Priority Lien on certain of their respective assets, and Parent has agreed to pledge all of the Capital Stock of Borrower and Nord Anglia UK and to cause certain Restricted Subsidiaries to provide the Guaranty and to pledge all of the Capital Stock of certain Subsidiaries to Collateral Agents, for the benefit of the Secured Parties, to secure the Obligations.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                         DEFINITIONS AND INTERPRETATION

1.1.                            Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“10-Non-Bank-Rule” means the rule that the aggregate number of Lenders to which a Swiss Guarantor directly or indirectly owes borrowed money under this Agreement that are not Qualifying Banks must not at any time exceed ten, in each case in accordance with the Guidelines.

“Accounting Principles” means generally accepted accounting principles in the United Kingdom, including IFRS.

“Acquired Debt” means Debt of a Person:

(a)                                 existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition; or

(b)                                 assumed in connection with a Permitted Acquisition, provided that such Debt is not incurred in contemplation of such Permitted Acquisition.

Acquired Debt will be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with Borrower or any Restricted Subsidiary, as the case may be) or the date of the related Permitted Acquisition.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for:

(a) a Eurodollar Rate Loan that is a Revolving Loan, (i) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for such Interest Period displayed on page LIBOR01 of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters (provided that if such page or service ceases to be available, Revolving Facility Administrative Agent may specify another page or service displaying the relevant rate after consultation with Borrower), determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, (ii) in the event the rate referenced in the preceding clause (i) is available for Dollars but is not available for such Interest Period (provided that such rate referenced in the preceding clause (i) is available for both a period longer and a period shorter than the relevant Interest Period), the rate which results from interpolating on a linear basis between (A) the applicable rate as set forth in the preceding clause (i) but for the longest period for which such rate is available which is less than such Interest Period and (B) the applicable rate as set forth in the preceding clause (i) but for the shortest period for which such rate is available which exceeds such Interest Period, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (C) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the Reference Bank Rate, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date; and

(b) a Eurodollar Rate Loan that is a Term Loan,  the rate per annum obtained by dividing (i)(A) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for such Interest Period displayed on page LIBOR01 of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters (provided that if such page or service ceases to be available, Term Loan Administrative Agent may specify another page or service displaying the relevant rate after consultation with Borrower), determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date,  (B) in the event the rate referenced in the preceding clause (A) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate to first class banks in the London interbank market by the London affiliate of Term Administrative Agent for deposits (for delivery on the first day of such Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Term Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (C) in the event the rates referenced in the preceding clauses (A) and (B) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Term Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Term Loan of Term Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (A) one minus (B) the Applicable Reserve Requirement;

provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate for Term Loans and Revolving Loans shall at no time be less than 1.00% per annum.

“Administrative Agent” means Term Administrative Agent and Revolving Facility Administrative Agent, as the case may be.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, with respect to any specified Person:

(a)                                 any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(b)                                 any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person; or

(c)                                  any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D-2, with such amendments or modifications as may be approved by the Term Administrative Agent.

“Agent” means each of (i) Term Administrative Agent, (ii) Revolving Facility Administrative Agent, (iii) Syndication Agent, (iv) Primary Collateral Agent, (v) Hungarian Collateral Agent, (vi) Bookrunner and (vii) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreed Security Principles” means the Agreed Security Principles set forth in Schedule 2 hereto.

“Agreement” means this Credit and Guaranty Agreement, dated as of March 31, 2014 as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” as defined in Section 4.30.

“Applicable ECF Percentage” means (i) 50% if, as of the last day of the most recently ended Fiscal Year, the Total Net Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(c) calculating the Total Net Leverage Ratio as of the last day of such Fiscal Year) shall be greater than 3.50:1.00, (ii) 25% if, as of the last day of the most recently ended Fiscal Year, the Total Net Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(c) calculating the Total Net Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 3.50:1.00  and greater than 3.00:1.00 and (iii) 0% if, as of the last day of the most recently ended Fiscal Year, the Total Net Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(c) calculating the Total Net Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 3.00:1.00.

“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” means (i) with respect to Initial Term Loans, 3.50% for Eurodollar Rate Loans and 2.50% for Base Rate Loans and (ii) with respect to Revolving Loans and the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending August 31, 2014  a percentage, per annum, determined by reference to the following table as if the Total Net Leverage Ratio then in effect were 3.00:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Total Net Leverage Ratio in effect from time to time as set forth below:

Total Net Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Revolving Commitment Fee Percentage
> 3.00:1.00	3.25%	0.50%
< 3.00:1.00 > 2.50:1.00	3.00%	0.50%
< 2.50:1.00	2.75%	0.50%

No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until the first day of the next Interest Period for any Loan following the receipt by Term Administrative Agent of the applicable financial statements and a Compliance

Certificate pursuant to Section 5.1(c) calculating the Total Net Leverage Ratio.  Within one Business Day of receipt of the applicable information under Section 5.1(c), Revolving Facility Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date.  If, following receipt by Term Administrative Agent of the financial statements delivered pursuant to Section 5.1(b) and related Compliance Certificate, such financial statements and Compliance Certificate do not confirm the basis for a reduced Applicable Margin, Borrower shall promptly pay to Revolving Facility Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for the relevant period.  At any time Borrower has not submitted to Term Administrative Agent a Compliance Certificate as and when required under Section 5.1(c) and beyond the grace period provided therefor in Section 8.1, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Total Net Leverage Ratio were in excess of 3.00:1.00 as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  After an Event of Default has occurred and is continuing, the Applicable Margin for each Revolving Loan shall be determined as if the Total Net Leverage Ratio then in effect were 3.00:1.00.  Nothing in this paragraph shall limit the right of either Administrative Agent or any Lender under Section 2.10 or Section 8.

“Applicable Reserve Requirement” means, at any time, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.  A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to either Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents, Lenders or Issuing Bank by means of electronic communications pursuant to Section 10.1(b).

“Arranger” as defined in the preamble hereto.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation, amalgamation or other combination or Sale and Leaseback Transaction) by the Restricted Group (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(a)                                 any Capital Stock of any Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Borrower or a Subsidiary of Parent);

(b)                                 all or substantially all of the properties and assets of any division or line of business of the Restricted Group; or

(c)                                  any other of the Restricted Group’s properties or assets.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)                                     any single transaction or series of related transactions that involves assets or Capital Stock having, at the time of such transaction, a Fair Market Value of less than $5,000,000 (or the Dollar Equivalent thereof);

(ii)                                  any transfer or disposition of assets (x) by Borrower to any Guarantor or (y) by any Guarantor to Borrower or any other Guarantor;

(iii)                               any transfer or disposition of assets (x) by Borrower or any Guarantor to any Non-Guarantor Subsidiary or (y) by any Non-Guarantor Subsidiary to Borrower, any Guarantor or any other Non-Guarantor Subsidiary, provided that any such transfer or disposition under clause (x) or (y) complies with Section 6.4(a)(i);

(iv)                              any transfer or disposition of obsolete, worn out, damaged or other equipment, facilities or assets that are no longer useful in the conduct of Borrower’s and any Restricted Subsidiary’s business and that are disposed of in the ordinary course of business;

(v)                                 sales or dispositions of receivables in any factoring transaction in the ordinary course of business;

(vi)                              any transfer or disposition of assets that is governed by the provisions of Section 6.12;

(vii)                           for the purposes of Section 6.6 only, the making of a Permitted Investment or a Restricted Payment permitted under Section 6.2;

(viii)                        the sale, lease, sublease, assignment, transfer or other disposition of any equipment, inventory or receivables in the ordinary course of business;

(ix)                              an issuance of Capital Stock by a Restricted Subsidiary to Borrower or to another Restricted Subsidiary;

(x)                                 any transfer, termination, unwinding or other disposition of Hedge Agreements in the ordinary course of business and not for speculative purposes (it being understood that hedging with respect to this Agreement shall be deemed “in the ordinary course of business” under this clause (x));

(xi)                              sales or transfers of assets received by Borrower or any Restricted Subsidiary upon the foreclosure on a Lien granted in favor of Borrower or any Restricted Subsidiary or any other transfer of title with respect to any secured investment in default;

(xii)                           the granting of Liens not prohibited by Section 6.5;

(xiii)                        the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims, in the ordinary course of business;

(xiv)                       disposition or transfer of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or

(xv)                          a disposition of cash or Cash Equivalents.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D-1, with such amendments or modifications as may be approved by the applicable Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with IFRS or, if not known, at Borrower’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments will include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Auction” as defined in Section 10.6(i)(i).

“Auction Manager” means (a) either Term Administrative Agent or an Arranger, as determined by Borrower, or any of their respective Affiliates or (b) any other financial institution or advisor agreed by Borrower and Term Administrative Agent (whether or not an affiliate of Term Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 10.6(i).

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte & Touche, Grant Thornton, or BDO (or in each case its successors or any local Affiliate or amalgamation of any thereof) or any other firm approved in advance by the Requisite Lenders (such approval not to be unreasonably withheld or delayed).

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer of such Person; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agents as to the authority of such Authorized Officer.

“Bank Deposit Debt” means Debt of any member of the Restricted Group that is subject to a Lien over one or more bank accounts of any member of the Restricted Group and is used by a member of the Restricted Group to, directly or indirectly, engage in foreign currency exchange transactions; provided, however, that the aggregate amount of deposits in all such pledged bank accounts will not at any time be less than 90% or exceed an amount equal to 110% of the aggregate outstanding principal amount of such Debt.

“Bank Guarantee” means any bank guarantee issued or to be issued by Issuing Bank pursuant to this Agreement.

“Banking Services” means each and any of the following bank services provided to any Credit Party (a) under any arrangement that is in effect on the Closing Date between any Credit Party, a counterparty that is (or is an Affiliate of) the Revolving Facility Administrative Agent, any Revolving Lender or any Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Credit Party with any counterparty that is (or is an Affiliate of) the Revolving Facility Administrative Agent, any Revolving Lender or any Arranger at the time such arrangement is entered into:  (i) credit cards for commercial customers (including “commercial credit cards,” procurement cards and purchasing cards), (ii) debit cards, (iii) credit card processing services, (iv) stored value cards, (v) treasury and other cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, short-term loan facilities, derivatives facilities, foreign exchange facilities and interstate depository network services) and (vi) other facilities or accommodations in connection with the business of the Restricted Group and which are agreed by the Borrower and such Person providing such bank services.

“Bankruptcy Law” means (i) the U.K. Insolvency Act 1986, as amended (together with the rules and regulations made pursuant thereto), (ii) Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute (“U.S. Bankruptcy Code”), (iii) the Hungarian Act XLIX of 1991 on Bankruptcy and Liquidation Proceedings and Act V of 2006 on Private Company Information, Company Registration and Winding-up Proceedings and Act CLXXV of 2011 on the Right of Association, Charitable Status and the Operation of and Subsidies to Civil Organizations as amended from time to time or any successor statute, and (iv) the laws of any other jurisdiction or any political subdivision thereof (in addition to those set forth in clauses (i) through (iii) hereof) relating to bankruptcy, insolvency, receivership, winding up, liquidation, conservatorship, reorganization or relief of debtors, in each case as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (a) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate “floor”) that would be payable on such day for a Eurodollar Rate Loan with a one-month interest period plus (b) 1.00%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Board of Directors” means:

(a)                                 with respect to any corporation, the board of directors or managers of the corporation (which, in the case of any corporation having both a supervisory board and an executive or management board, will be the executive or management board) or any duly authorized committee thereof;

(b)                                 with respect to any partnership, the board of directors of the general partner of the partnership or any duly authorized committee thereof;

(c)                                  with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and

(d)                                 with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function (in respect of the Hungarian Guarantor, the board of trustees).

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunner” means each Arranger, in its capacity as a joint lead arranger and joint bookrunner under the Engagement Letter.

“Borrower” as defined in the preamble hereto.

“Borrower Retained Prepayment Amount” as defined in Section 2.15(c).

“Budget” means (a) in relation to the period beginning on the date of this Agreement and ending on or about August 31, 2014, the Financial Model; and (b) in relation to any other period, any budget delivered by Borrower to Term Administrative Agent in respect of that period pursuant to Section 5.1(e).

“Business Day” means (i) any day excluding Saturday, Sunday on which banking institutions located in the State of New York or in London or Hong Kong are open for general business and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day”

means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for, or convertible into, such Capital Stock, whether now outstanding or issued after the date hereof.  For the avoidance of doubt, in no event should any Subordinated Shareholder Funding or any instrument issued on similar terms constitute Capital Stock.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under IFRS, and, for purposes of Section 6, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with IFRS and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.  For the avoidance of doubt, an operating lease will not be deemed a Capitalized Lease Obligation, regardless of any reclassification or recharacterization under IFRS.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to Revolving Facility Administrative Agent and the Issuing Bank (and “Cash Collateralization” has a corresponding meaning).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following:

(a)                                 any evidence of Debt denominated in Euro, Sterling or Dollars with a maturity of 180 days or less from the date of acquisition, issued or directly and fully guaranteed or insured by a member state (an “EU Member State”) of the Pre-Expansion European Union whose sole lawful currency on the Closing Date is the Euro, the government of the United Kingdom of Great Britain and Northern Ireland, the United States of America, any state thereof or the District of Columbia, or any agency or instrumentality thereof;

(b)                                 demand or time deposit accounts, certificates of deposit, money market deposits or bankers’ acceptances denominated in Euro, Sterling or Dollars with a maturity of 180 days or less from the date of acquisition issued by a bank or trust company organized in an EU Member State, the United Kingdom of Great Britain and Northern Ireland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000, whose long-term, unsecured, unsubordinated and unguaranteed debt has a rating, at the time any investment is made therein, of at least A or the equivalent thereof from S&P and at least A2 or the equivalent thereof from Moody’s;

(c)                                  commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not Borrower’s or any Restricted Subsidiary’s Affiliate and which is incorporated under the laws of an EU Member State, United Kingdom of Great Britain and Northern Ireland, the United States of America or any state thereof and, at the time of acquisition, having a short-term credit rating of at least A-1 or the equivalent thereof from S&P or at least P-l or the equivalent thereof from Moody’s;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) above, entered into with a financial institution meeting the qualifications described in clause (b) above;

(e)                                  Investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) through (d) above;

(f)                                   direct obligations of the PRC and Hong Kong or any agency of any of the foregoing or obligations fully and unconditionally guaranteed by the PRC and Hong Kong or any agency of any of the foregoing, in each case maturing within one year;

(g)                                  demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with (i) Agricultural Bank of China, Bank of China, Bank of Communications, China CITIC Bank, China Merchants Bank, Industrial Commercial Bank of China, China Construction Bank, Bank of Shanghai or China Huaxia Bank or (ii) any other bank, trust company, financial institution or similar entity organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those institutions described in clause (i) of this subsection (g);

(h)                                 demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with Ahli United Bank, Standard Chartered Bank, Standard Chartered Bank Malaysia Berhad, UOB Bank, Australia and New Zealand Bank, National Bank of Abu Dhabi or Samba Financial Group;

(i)                                     demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with any bank, trust company, financial institution or similar entity, not otherwise included under clause (b), (g) or (h) above which would rank, in terms of combined capital and surplus and undivided profits or the ratings on its long-term debt, among the top five such institutions in a jurisdiction in which Borrower or a Restricted Subsidiary conducts its business or is organized; or

(j)                                    demand or time deposits, certificates of deposit, overnight or call deposits and money market deposits with any bank, trust company, financial institution or similar entity organized under the laws of the PRC or Hong Kong, provided that such deposits do not exceed $10,000,000 (or the Dollar Equivalent thereof) with any single bank or $30,000,000 (or the Dollar Equivalent thereof) in the aggregate at any date of determination thereafter.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit I.

“Change in Law” as defined in Section 2.19(a).

“Change of Control” means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or the Permitted Holders, is or becomes the “beneficial owner,” directly or indirectly, of more than 35% of the Voting Stock of Borrower and the Permitted Holders do not beneficially own a larger percentage of the Voting Stock of Borrower than such person or group (for the purposes of this clause (i), such other person or group will be deemed to beneficially own all the Voting Stock of a specified entity directly held by a parent entity, if such other person or group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of such parent entity and the Permitted Holders do not beneficially own more than 35% of the Voting Stock of such entity); (ii) Parent at any time ceases to own directly 100% of the Capital Stock of each of Borrower and Nord Anglia UK; (iii) during any consecutive two-year period, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the first day of such period, provided that, for purposes of this clause (iii), any directors elected or appointed in connection with the Initial Public Offering shall be deemed to have been directors as of the Closing Date or (b) were nominated for election by the board of directors of Parent, a majority of whom were directors of the type described in clause (a) or whose election or nomination for election was previously approved by a majority of such directors (including, without limitation, each replacement for any such member resulting from (1) the death or incapacity of any such member and/or (2) the resignation or removal of any such member or any such member’s refusal to stand or failure to be nominated for re-election to the board or other equivalent governing body); or (iv) any “change of control” or similar event under any Material Debt shall occur.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders:  (a) Lenders having Initial Term Loan Exposure, (b) Lenders having Revolving Exposure and (c) Lenders having New Term Loan Exposure of each applicable Series, and (ii) with respect to Loans, each of the following classes of Loans:  (a) Initial Term Loans, (b) Revolving Loans and (c) each Series of New Term Loans.

“Closing Date” means the date on which the Initial Term Loans are made.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1.

“Closing Date Jurisdiction” means any jurisdiction in which a Subsidiary of Parent exists on the Closing Date.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means Primary Collateral Agent and Hungarian Collateral Agent, as the case may be.

“Collateral Agent Claim” as defined in Section 9.12(a).

“Collateral Documents” means all instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Primary Collateral Agent or Hungarian Collateral Agent, as the case may be, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations and shall initially be the documents listed on Schedule 1 hereto.

“Collateral Questionnaire” means a certificate in form satisfactory to Primary Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Parent and its Subsidiaries during such period determined on a consolidated basis that, in accordance with IFRS, are or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of Parent and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.14(b) or with Net Cash Proceeds invested pursuant to Section 2.14(a) or (ii) which constitute a Permitted Acquisition permitted under Section 6.15.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with IFRS, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with IFRS, excluding the current portion of long-term debt.

“Consolidated EBITDA” means, for any period, the sum of (A) Consolidated Net Income for such period plus (B) in each case to the extent deducted in computing Consolidated Net Income for such period:

(a)                                 Consolidated Interest Expense;

(b)                                 Consolidated Tax Expense;

(c)                                  Consolidated Non-cash Charges, less all non-cash items increasing Consolidated Net Income for such period (other than, for the avoidance of doubt, the accrual of revenue in the ordinary course of business);

(d)                                 any extraordinary, exceptional or non-recurring losses (minus any extraordinary, exceptional or non-recurring gains) of the Restricted Group;

(e)                                  any losses (less gains) attributable to sales of assets of any member of the Restricted Group that are not sold in the ordinary course of business;

(f)                                   [Reserved];

(g)                                  any expenses, charges or fees relating to the Initial Public Offering, any Permitted Investment, acquisition or Debt permitted to be Incurred under Section 6, in each case, whether or not successful; and

(h)                                 all expenses incurred by the Restricted Group directly in connection with any early extinguishment of Debt less any gain of the Restricted Group from any write off or forgiveness of Debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(i)                                     the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, minus

(ii)                                  the sum, without duplication, of (a) the amounts for such period paid from Internally Generated Cash of (1) scheduled repayments of Debt for borrowed money (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capitalized Lease Obligations (excluding any interest expense portion thereof) during such period, (2) Consolidated Capital Expenditures and Permitted Acquisitions paid in cash during such period, (3) income taxes paid in cash during such period, and (4) Restricted Payments made pursuant to Section 6.2(c)(xvi) paid in cash during such period, plus (b) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period).  As used in this clause (ii), “scheduled repayments of Debt” does not include (x) mandatory prepayments or voluntary prepayments, (y) repurchases of Term Loans pursuant to Section 10.6(i) and (z) repayments of Loans made with the cash proceeds of any Refinancing Indebtedness.

“Consolidated First Lien Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of any member of the Restricted Group; provided that such Consolidated Total Debt (i) is not expressly subordinated in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations.

“Consolidated Interest Expense” means, for any period, without duplication and in each case determined on a consolidated basis in accordance with IFRS, the sum of:

(a)                                 the Restricted Group’s interest expense for such period (excluding (i) any capitalized interest on any Subordinated Shareholder Funding, (ii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (including, without limitation, Transaction Costs), (iii) any net interest on any Entrusted Loans and (iv) any paid in kind interest), plus, to the extent not otherwise included in interest expense:

(i)                                     amortization of debt discount and original issue discount;

(ii)                                  the net payments made or received pursuant to Currency Agreements or Interest Rate Agreements (including amortization of fees and discounts, but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under Currency Agreements or Interest Rate Agreements or other derivative instruments pursuant to IFRS);

(iii)                               realized commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and similar transactions; and

(iv)                              the interest portion of any deferred payment obligation and amortization of debt issuance costs; plus

(b)                                 the interest component of the Restricted Group’s Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued during such period other than the interest component of Capitalized Lease Obligations between or among any members of the Restricted Group; plus

(c)                                  the Restricted Group’s non-cash interest expenses and interest that was capitalized during such period; plus

(d)                                 the interest expense on Debt of another Person (other than a member of the Restricted Group) to the extent such Debt is guaranteed by a member of the Restricted Group or secured by a Lien on the assets of any member of the Restricted Group; plus

(e)                                  cash and non-cash dividends due (whether or not declared) on Borrower’s Redeemable Capital Stock and any Restricted Subsidiary’s Preferred Stock (to any Person other than any member of the Restricted Group and other than dividends payable solely in Capital Stock of Borrower (other than Redeemable Capital Stock)), in each case for such period.

“Consolidated Net Income” means, for any period, the Restricted Group’s consolidated net income (or loss) for such period as determined in accordance with IFRS, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

(a)                                 the portion of net income (and the loss to the extent such loss is funded in cash by a member of the Restricted Group) of any Person (other than a member of the Restricted Group), including Unrestricted Subsidiaries, in which a member of the Restricted Group has an interest, except that such member’s interest in the net income of such Person for such period shall be included in such Consolidated Net Income to the extent of the aggregate amount of dividends or other distributions actually paid to a member of the Restricted Group in cash dividends or other distributions during such period;

(b)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 6.2, the net income (but not the loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than (i) restrictions pursuant to the Credit Documents, (ii) restrictions in effect on the date hereof with respect to a Restricted Subsidiary, and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Credit Parties than such restrictions in effect on the date hereof, (iii) restrictions specified in Section 6.10(b)(xiii) and (iv) restrictions permitted by Sections 6.10(b)(i) and (ii));

(c)                                  net after-tax gains (or losses) attributable to the termination of any employee pension benefit plan (including any Pension Plan or Pension Scheme);

(d)                                 any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued;

(e)                                  the net income (or losses) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(f)                                   the cumulative effect of a change in accounting principles;

(g)                                  any one-time non-cash charges or any amortization or depreciation or any impact of asset revaluation resulting from purchase accounting, in each case, in relation to any acquisition of, or merger or consolidation with, another Person or business or resulting from any reorganization or restructuring involving any member of the Restricted Group;

(h)                                 any unrealized gains or losses in respect of Hedge Agreements;

(i)                                     the impact of capitalized or accreting or pay-in-kind interest or principal in respect of Subordinated Shareholder Funding;

(j)                                    any unrealized gains (or losses) due solely to fluctuations in currency values and related tax effects;

(k)                                 any non-cash compensation charge or expenses arising from any grant of stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(l)                                     Transaction Costs; and

(m)                             any goodwill or other intangible asset impairment charges.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Restricted Group for such period, determined on a consolidated basis in accordance with IFRS (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

“Consolidated Tax Expense” means, for any period with respect to any relevant taxing jurisdiction, the provision for all national, local and foreign federal, state or other income taxes (including without limitation, withholding taxes) of the Restricted Group for such period as determined on a consolidated basis in accordance with IFRS.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of all Debt of the Restricted Group (or, if higher, the par value or stated face amount of all such Debt (other than zero coupon Debt) determined on a consolidated basis in accordance with IFRS), minus (b) the aggregate amount of Unrestricted Cash included in the consolidated balance sheet of the Restricted Group as of such date (other than the proceeds of any Debt being Incurred and giving rise to the need to calculate the Total Net Leverage Ratio or the First Lien Net Leverage Ratio).

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Restricted Group over Consolidated Current Liabilities of the Restricted Group.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.  In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities and the effect of any Permitted Acquisition, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary as an Unrestricted Subsidiary during such period; provided that (i) there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period and (ii) there shall be included with respect to any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period an amount (which may be a negative number) by which the Consolidated Working Capital gained in such designation as at the time of such designation exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contributing Guarantors” as defined in Section 7.2.

“Contribution Notice” means a contribution notice as that term is used for the purposes of sections 38 to 56 of the Pensions Act 2004.

“Conversion/Continuation Date” means the effective date of a continuation or conversion of a Term Loan, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Coverage Test” as defined in Section 5.15(a)(iii)(2).

“Credit Date” means the date of a Credit Extension.

“Credit Agreement Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to Agents (including former Agents), Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Credit Agreement Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit and Bank Guarantees, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise, excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Intercreditor Agreements, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit or Bank Guarantees, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith on or after the date hereof.

“Credit Extension” means the making of a Loan, the issuing of a Letter of Credit or the issuing of a Bank Guarantee.

“Credit Facilities” means, one or more debt facilities or indentures, as the case may be, or commercial paper facilities providing for revolving credit loans, term loans, notes, letters of credit or other forms of Debt, guarantees and assurances or other credit facilities or extensions of credit, including overdrafts, in each case, as amended, restated, amended and restated, modified, renewed, refunded, replaced, refinanced, repaid, increased or extended in whole or in part from time to time.

“Credit Parties” means Borrower and the Guarantors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with any member of the Restricted Group’s operations and not for speculative purposes.

“Debt” means, with respect to any Person, without duplication:

(a)                                 all liabilities of such Person for borrowed money or for the deferred purchase price of property or services due more than six months after such property is acquired or services provided excluding trade payables incurred in the ordinary course of business;

(b)                                 all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c)                                  the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of any letters of credit, bankers’ acceptances, receivables facilities or other similar facilities issued or created by or for the account of such Person, except to the extent relating to a trade payable arising in the ordinary course of business;

(d)                                 all debt of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), which is due more than one year after its incurrence but excluding trade payables arising in the ordinary course of business;

(e)                                  all Capitalized Lease Obligations of such Person;

(f)                                   all obligations of such Person under or in respect of Hedge Agreements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(g)                                  all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and its involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(h)                                 Preferred Stock of any Restricted Subsidiary,

provided, however, that clauses (a) through (f) above (other than letters of credit, Attributable Debt and obligations of such Person under or in respect of Hedge Agreements) will be included in definition of “Debt” whether or not appearing as a liability on a balance sheet of the specified Person prepared in accordance with IFRS, provided further, that the term “Debt” will not include: (i) anything initially accounted for as an operating lease, regardless of any reclassification or recharacterization under IFRS; (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (iii) any pension obligations of Parent, Borrower or a Restricted Subsidiary; (iv) other than for purposes of the definitions of “Subordinated Shareholder Funding” and “Subordinated Debt,” Subordinated Shareholder Funding; (v) accrued liabilities Incurred in the ordinary course of business; and (vi) Entrusted Loans.  In addition, the term “Debt” includes (x) all Debt of others secured by a Lien on any asset of the Person (whether or not such Debt is assumed by the Person) and, to the extent not otherwise included, the guarantee by such Person of any Debt of any other Person and (y) to the extent not otherwise included above, all guarantees of such Person in respect of any items described in clauses (a) through (h) above.

For purposes of this definition, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to Section 6, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the Board of Directors of Borrower of such Redeemable Capital Stock, provided that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price will be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the applicable Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the applicable Administrative Agent, Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Bank Guarantee) within two Business Days of the date when due, (b) has notified Borrower, the applicable Administrative Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the applicable Administrative Agent or Borrower, to confirm in writing to such Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Administrative Agent and Borrower), or (d) the applicable Administrative Agent has received notification that such Lender has, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority in such capacity has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the applicable Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to Borrower, each Issuing Bank and each other Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by any member of the Restricted Group in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of Borrower’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than Borrower or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Institutions” means such Persons (a) that have been specified in writing to the Administrative Agents and the Arrangers prior to the commencement of “primary syndication” as being “Disqualified Institutions”, (b) who are competitors of Borrower, Parent, Nord Anglia UK and their respective Subsidiaries that are separately identified in writing by Borrower to the Administrative Agents and Arrangers from time to time, and (c) in the case of each of clauses (a) and (b), any of their Affiliates (other than, in the case of clause (b) only, any such Affiliate that is a bona fide debt fund) that is either (x) identified in writing by Borrower to the Administrative Agents from time to time or (y) reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name; provided that any additional Disqualified Institutions identified from time to time shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans or Commitments.  Upon a reasonable request by any Lender to the applicable Administrative Agent, such Administrative Agent shall be permitted to disclose to such Lender the list of Disqualified Institutions; provided, further, that neither Administrative Agent shall be responsible for, nor have any liability in connection with, maintaining, updating, monitoring or enforcing the list of Disqualified Institutions unless caused by or the result of the gross negligence, bad faith or willful misconduct of such Administrative Agent.  Notwithstanding anything herein to the contrary, no Person to whom any assignment or participation is made pursuant to Section 10.6 for which Borrower consent has been obtained to the extent required thereunder shall be a Disqualified Institution.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than Dollars, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the base rate for the purchase of Dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York using exchange rates prevailing on the Closing Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Dormant Subsidiary” means a member of the Restricted Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of:

(1)                                 in the case of EduAction (Waltham Forest) Limited, $545,000; or

(2)                                 in the case of any other member of the Restricted Group, $15,000 or more;

or, in each case, its equivalent in other currencies.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund of any Lender (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided that no Disqualified Institution, Defaulting Lender, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee (except assignments to Borrower pursuant to Section 10.6(i)).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Parent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Enforcement Event” as defined in Schedule 2.

“Engagement Letter” means the Engagement Letter dated as of February 20, 2014 among Parent, Goldman Sachs, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., HSBC USA and HBAP.

“Entrusted Loans” means borrowings by Borrower or any Restricted Subsidiary from a bank, trust company or other financial institution that are subject to a Lien on deposits made by Borrower or another Restricted Subsidiary as security for such borrowings, provided that no assets other than such deposits secure such borrowings, the value of such borrowings does not exceed the value of such deposits and such borrowings are denominated in the same currency as such deposits.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Parent or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of Parent or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Parent or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Parent or such Subsidiary and with respect to liabilities arising after such period for which Parent or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Parent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c)(i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.

“Euro” and the sign “€” means the lawful currency of the member states of the European Union that participate in the third stage of the European Economic and Monetary Union.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute and the rules and regulations promulgated thereunder.

“Excluded Contributions” means the net cash proceeds received by Parent and contributed to Borrower or Nord Anglia UK after the Closing Date from the sale (other than to a Subsidiary of Parent) of Capital Stock (other than Redeemable Capital Stock) of Parent, designated as “Excluded Contributions” pursuant to an Officers’ Certificate of Parent (which will be designated no later than the date on which such Excluded Contribution has been received by Borrower or Nord Anglia UK) to the extent such net cash proceeds are Not Otherwise Applied. Such Excluded Contributions will be excluded from the calculation set forth in Section 6.2(b)(iii)(B).

“Excluded Jurisdiction” means (i) the PRC, (ii) the Czech Republic, (iii) the Slovak Republic, (iv) the Kingdom of Thailand, (v) any other jurisdiction that is not a Closing Date Jurisdiction that is agreed by Primary Collateral Agent and Borrower in their reasonable discretion or (vi) any other Closing Date Jurisdiction that is agreed by Primary Collateral Agent and Borrower in their reasonable discretion in connection with or as a result of a Change in Law in such jurisdiction.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) subject to Section 2.8(h), any withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment or otherwise under this Agreement pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or this Agreement (other than pursuant to an assignment request by Borrower under Section 2.23) or (ii) if the Recipient is a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(e) and (d) any Taxes imposed under FATCA.

“Existing Bank Guarantees” means the bank guarantees listed on Schedule 11.

“Existing Credit Agreements” as defined in the recitals.

“Existing Indebtedness” means Debt and other obligations outstanding under the Existing Credit Agreements, the Senior Secured Notes Indenture and the PIK Toggle Notes Indenture.

“Existing Revolving Commitments” as defined in Section 2.25(c)(ii).

“Existing Term Loans” as defined in Section 2.25(c)(ii).

“Extended Maturity Date” as defined in Section 2.25(a).

“Extended Revolving Commitments” as defined in Section 2.25(c)(ii).

“Extended Term Loans” as defined in Section 2.25(c)(ii).

“Extension” as defined in Section 2.25(a).

“Extension Amendment” as defined in Section 2.25(f).

“Extension Offer” as defined in Section 2.25(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Parent or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of any applicable member of the Restricted Group.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements with respect thereto (together with any law or other guidance implementing such agreements).

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the applicable Administrative Agent on such day on such transactions as determined by such Administrative Agent.

“Financial Covenant” means the covenant set forth in Section 6.18.

“Financial Covenant Cross Default” as defined in Section 8.1(c).

“Financial Covenant Cure” as defined in Section 8.2.

“Financial Covenant Event of Default” as defined in Section 8.1(c).

“Financial Model” means the combined base case model in the agreed form dated December 14, 2013.

“Financial Support Direction” means a financial support direction as that term is used for the purposes of sections 38 to 56 of the Pensions Act 2004.

“First Lien Net Leverage Ratio” means the ratio as of the last day of any Test Period (i) Consolidated First Lien Secured Debt as of such day to (ii) Consolidated EBITDA for such Test Period.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on August 31st of each calendar year.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Credit Agreement Obligations with respect to Letters of Credit and Bank Guarantees issued by Issuing Bank other than such Credit Agreement Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“Goldman Sachs” as defined in the preamble hereto.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or any foreign governmental entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Group” means Parent, Borrower and Parent’s Subsidiaries (other than Borrower).

“Guarantee” means any guarantee of the Obligations by any Restricted Subsidiary or any other Person in accordance with the provisions of this Agreement.  When used as a verb, “Guarantee” will have a corresponding meaning.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (i) Parent, (ii) each Restricted Subsidiary that executes this Agreement (or otherwise accedes as a guarantor hereunder), and (iii) each Restricted Subsidiary that is otherwise required to become a Guarantor pursuant to Section 5.15(a).

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Guidelines” means guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt S-02.122.1 vom April 1999 betreffend Obligationen), guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen), guideline S-02.130.1 in relation to accounts receivables of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr.  34 “Kundenguthaben” vom 26. Juli 2011) and circular letter No. 15 in relation to bonds and derivative financial instruments of 7 February 2007 (Kreisschreiben Nr. 15 vom 7. Februar 2007 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“HBAP” as defined in the preamble hereto.

“Hedge Agreement” means Currency Agreements, Interest Rate Agreements and any other future or forward contracts, swaps, options or similar agreements or arrangements, including with respect to fluctuations in commodity prices.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedge Agreements, as determined by the Lender Counterparty and Borrower in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Lender Counterparty and Borrower.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited consolidated financial statements of the Group, consisting of balance sheets as of August 31, 2012 and 2013 and consolidated statements of income, shareholders’ equity and cash flows for the three (3) years ended August 31, 2013, (ii) the unaudited consolidated financial statements of the Group as of the most recent Fiscal Quarter ended November 30, 2013, consisting of a balance sheet and the related consolidated statements of income, shareholders’ equity and cash flows for the three-month period ending on such date and such financial statements in comparative form setting forth the actual performance for the corresponding period in the preceding Fiscal Year of the Group and (iii) the audited consolidated financial statements of World Class Learning Group Limited for the period from September 1, 2012 to May 21, 2013, consisting of profit and loss account, statement of total recognized gains and losses and cash flows for such period (the “WCL Historical Financials”), in the case of clauses (i) through (iii), certified by the chief financial officer of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries, on the one hand, and World Class Learning Group Limited and its Subsidiaries, on the other hand, and in each case as at the dates indicated and the results of their respective operations and their respective cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Holding Company” of a Person means any other Person (other than a natural person) of which the first Person is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“HSBC PLC” as defined in the preamble hereto.

“HSBC USA” as defined in the preamble hereto.

“Hungarian Collateral Agent” as defined in the preamble hereto.

“Hungarian Guarantor” means a Guarantor incorporated or established, as the case may be, in Hungary.

“ICC” as defined in the definition of “UCP”.

“IFRS” means International Financial Reporting Standards as adopted by the European Union as in effect from time to time.

“Increased Amount Date” as defined in Section 2.24.

“Increased-Cost Lenders” as defined in Section 2.23.

“Incremental Amount” as defined in Section 2.24.

“Incur” and “Incurrence” as defined in Section 6.1(a).

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the Engagement Letter (and any related fee letter) delivered by any Agent or any Lender to Borrower or Sponsor with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Parent or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Independent Financial Advisor” means an investment banking firm, bank, accounting firm or third-party appraiser, in any such case, of international standing, provided that such firm is not an Affiliate of Borrower.

“Initial Agreement” as defined in Section 6.10(b)(xii).

“Initial Public Offering” means the initial public offering of the Capital Stock (which is Qualified Capital Stock) of Parent on the Closing Date pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, which initial public offering will result in gross cash proceeds to Parent of at least $250,000,000 and the Capital Stock of Parent being listed on an internationally recognized exchange or traded on an internationally recognized market.

“Initial Term Loan” means an Initial Term Loan made by a Lender to Borrower pursuant to Section 2.1(a)(i).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $515,000,000.

“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment.

“Installment” as defined in Section 2.12.

“Intellectual Property” means:

(a)                                 any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Restricted Group (which may now or in the future subsist).

“Intercompany Note” means a promissory note substantially in the form of Exhibit J evidencing Debt owed among Credit Parties and certain of their Subsidiaries that are party to any intercompany loan arrangements from time to time.

“Intercreditor Agreement” means (i) the Pari Passu Intercreditor Agreement or (ii) the Second Lien Intercreditor Agreement, as the case may be.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of February, May, August and November of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or six-months, as selected by Borrower in the applicable Funding Notice or, in the case of Term Loans, Conversion/Continuation Notice, (i) in the case of Term Loans, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; and (ii) in the case of Revolving Loans, commencing on the Credit Date; provided (w) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (x) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (y) and (z) of this definition, end on the last Business Day of a calendar month; (y) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Maturity Date; and (z) each Revolving Loan shall have one Interest Period only and shall not extend beyond the end of such Interest Period.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with any member of the Restricted Group’s operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days (determined solely by reference to clause (ii) of the definition thereof) prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, unless otherwise indicated.

“Internally Generated Cash” means, with respect to any period, any cash of Parent or any Subsidiary of Parent generated during such period, excluding Net Cash Proceeds, Net Insurance/Condemnation Proceeds and any cash that is generated from an incurrence of Debt, an issuance of Capital Stock or a capital contribution.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other similar obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions in consideration of Debt, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS.  The acquisition by Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by Borrower in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.2(a).  Except as otherwise provided in Section 6, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuance Notice” means, with respect to any Letter of Credit, the standard Letter of Credit application form of the Issuing Bank substantially in the form of Exhibit A-3, and, with respect to any Bank Guarantee, the standard Bank Guarantee application form of the Issuing Bank substantially in the form of Exhibit A-4, each of which may be made available by Issuing Bank via an online platform, or otherwise in form and substance reasonably acceptable to the Issuing Bank from time to time.

“Issuing Bank” means The Hongkong and Shanghai Banking Corporation Limited, as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

“Joinder Agreement” means an agreement substantially in the form of Exhibit G.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Revolving Loan Commitments, New Term Loan Commitments, New Revolving Loans or New Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration, examinership, reorganization and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the U.K. Limitation Act 1980 and the U.K. Foreign Limitation Periods Act 1984 and other applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim;

(c)                                  similar principles, rights and defenses under the laws of any Relevant Jurisdiction; and

(d)                                 any other matters which are set out as qualifications or reservations as to matters of law of general application in the opinions of counsels delivered under this Agreement.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) at the time of entering into such Hedge Agreement but subsequently, whether before or after entering into a Hedge Agreement, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit/Bank Guarantee Sublimit” means the lesser of (i) $20,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit/Bank Guarantee Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit and Bank Guarantees then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit and Bank Guarantees honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrower.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for or by way of security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.  A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Loan” means a Term Loan, a Revolving Loan or a New Term Loan.

“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any member of the Restricted Group for purposes of funding any such person’s purchase of Capital Stock of Parent or any Holding Company of Parent with the approval of the Board of Directors in an aggregate amount outstanding not exceeding $2,000,000 (or the Dollar Equivalent thereof).

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets or financial condition of Parent and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties (taken as a whole) to fully and timely perform their Credit Agreement Obligations; or (iii) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents which, individually or collectively, affects a significant portion of the Collateral.  As used herein, the term “significant portion” means Collateral with a value equal to or greater than 10% of the total value of the Collateral or which is otherwise material to the operation of Borrower’s business.

“Material Company” means, at any time:

(a)                                 a Credit Party;

(b)                                 a wholly-owned member of the Restricted Group which is a Holding Company of a Credit Party; or

(c)                                  a member of the Restricted Group:

(i)                                     listed in Schedule 3; or

(ii)                                  which has Consolidated EBITDA attributable to it representing 5% or more of Consolidated EBITDA.

Compliance with the conditions set out in clause (c)(ii) above shall be determined by reference to:

(1)                                 the most recent annual financial statements of the Group, supplied under Section 5.1(b) and the Compliance Certificate relating thereto; and

(2)                                 the latest annual financial statements of that Subsidiary (audited to the extent required by law).  However, if a Subsidiary has been acquired or disposed of since the date to which the most recent such annual financial statements were prepared such financial statements shall be deemed to be adjusted in order to take into account such acquisition or disposal (that adjustment being certified by a director of Borrower as representing an accurate reflection of the revised Consolidated EBITDA).

A report by the Auditors of Parent that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all parties hereto

“Material Debt” means Debt (other than the Credit Agreement Obligations) or obligations in respect of one or more Hedge Agreements, of any one or more of Parent, Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Maturity Date” means, except to the extent extended pursuant to Section 2.25, (i) with respect to the Term Loans, the earlier of (a) the seventh (7th) anniversary of the Closing Date, and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, (ii) with respect to New Term Loans, the date on which New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise and (iii) with respect to New Revolving Loans, the date on which New Revolving Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of Cash or Deposit Account balances, an amount equal to 102% of the Fronting Exposure of Issuing Bank with respect to Letters of Credit and Bank Guarantees issued and outstanding at such time and (ii) otherwise, an amount determined by Revolving Facility Administrative Agent and Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Cash Proceeds” means:

(a)                                 with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to a member of the Restricted Group), net of:

(i)                                     brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

(ii)                                  provisions for all taxes paid or payable, or required to be accrued as a liability under IFRS as a result of such Asset Sale;

(iii)                               all distributions and other payments required to be made to any Person (other than a member of the Restricted Group) owning a beneficial interest in the assets subject to the Asset Sale; and

(iv)                              appropriate amounts required to be provided by any member of the Restricted Group, as the case may be, as a reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by any member of the Restricted Group, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to Administrative Agents; and

(b)                                 with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 6.2, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to any member of the Restricted Group), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (i) any Cash payments or proceeds received by Parent or any of its Subsidiaries having, at the time of such transaction, a Fair Market Value of at least $5,000,000 (or the Dollar Equivalent thereof) with respect to any single transaction or series of related transactions (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Parent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii)(a) any actual and reasonable costs incurred by Parent or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Parent or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Debt of the type described in clause (f) of the definition thereof.  As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Debt as of the date of determination (assuming the Hedge Agreement or such other Debt were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Debt as of the date of determination (assuming such Hedge Agreement or such other Debt were to be terminated as of that date).

“New Revolving Loan Commitments” as defined in Section 2.24.

“New Revolving Loan Lender” as defined in Section 2.24.

“New Revolving Loans” as defined in Section 2.24.

“New Term Loan Commitments” as defined in Section 2.24.

“New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

“New Term Loan Lender” as defined in Section 2.24.

“New Term Loans” as defined in Section 2.24.

“Non-Consenting Lender” as defined in Section 2.23.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Debt” means, for any Non-Guarantor Subsidiary, Debt attributable to such Non-Guarantor Subsidiary.

“Non-Guarantor Shares” means shares of Capital Stock of a Non-Guarantor Subsidiary that are directly owned by a Person organized outside of the PRC.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or any applicable foreign securities laws) with respect to Parent, Borrower or their respective Affiliates or their Capital Stock.

“Non-Public Lenders” means Lenders that wish to receive Non-Public Information with respect to Parent, its Subsidiaries or their Capital Stock.

“Non-U.S. Recipient” as defined in Section 2.20(e)(ii).

“Nord Anglia UK” as defined in the recitals.

“Not Otherwise Applied” means, with reference to any Net Cash Proceeds described in clause (b) of the definition thereof, any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 6.2 that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under the Credit Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Note” means a Term Loan Note or a Revolving Loan Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

“Obligations” means the Credit Agreement Obligations and the Pari Passu Debt Obligations.

“Obligee Guarantor” as defined in Section 7.7.

“Officers’ Certificate” means a certificate signed by two officers of Borrower, a Guarantor or a Surviving Entity, as the case may be, who are authorized to represent the relevant Person and delivered to Administrative Agents.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended or with respect to a Guarantor incorporated in the State of Qatar, its articles of association and (v) with respect to the Hungarian Guarantor incorporated in the form of a foundation, its deed of foundation, as amended, and the registration orders issued by the relevant Hungarian court of registration of foundations, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” as defined in Section 2.15(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Parent” as defined in the preamble hereto.

“Pari Passu Debt Agreement” means any agreement relating to Pari Passu Debt Obligations.

“Pari Passu Debt Obligations” means all obligations of each Credit Party in connection with Debt permitted to be incurred hereunder; provided that such Debt (i) is permitted to be secured on a pari passu basis with the Credit Agreement Obligations, (ii) is subject to a Pari Passu Intercreditor Agreement and (iii) has been designated to the Administrative Agents in writing by the Borrower as being a Pari Passu Debt Obligation for purposes of the Credit Documents.

“Pari Passu Lender” means each lender in respect of Pari Passu Debt Obligations.

“Pari Passu Intercreditor Agreement” means a pari passu intercreditor agreement in form and substance reasonably satisfactory to Borrower and Primary Collateral Agent.

“Participant Register” as defined in Section 10.6(g)(i).

“PATRIOT Act” as defined in Section 3.1(n).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA (but excluding, for the avoidance of doubt, the Pension Schemes).

“Pension Schemes” means the Nord Anglia Joint Pension Scheme, the Wyburn School Limited Pension Life Assurance Scheme (1985) and the Lifetime Pension Scheme, and “Pension Scheme” means any one of them.

“Pensions Act 2004” means the Pensions Act 2004 of England and Wales and associated regulations.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Perfection Requirements” means the making or procuring of appropriate registrations, filings, endorsements, stampings, intimation in accordance with local laws and/or notifications of the Collateral Documents and/or the Transaction Security created thereunder.

“Permitted Acquisition” means any acquisition, directly or indirectly, by a member of the Restricted Group, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided that

(i)                                     immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)                                  all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)                               in the case of the acquisition of Capital Stock, Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.15 and/or 5.16, as applicable;

(iv)                              Borrower and the other members of the Restricted Group shall be in compliance with the Financial Covenant on a Pro Forma Basis (whether or not then in effect) after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 6.18);

(v)                                 In the case of any acquisition the aggregate consideration of which is in excess of $10,000,000, Borrower shall have delivered to Term Administrative Agent (for delivery to Revolving Facility Administrative Agent and Lenders) a Compliance Certificate evidencing compliance with Section 6.18 as required under clause (iv) above; and

(vi)                              any Person or assets or division as acquired in accordance herewith shall be engaged in a Permitted Business.

“Permitted Business” means any business that is similar, related, ancillary or complementary to the business of the Parent and/or its Subsidiaries on the date hereof or any reasonable extensions thereof.

“Permitted Collateral Liens” means any Lien on the Collateral:

(a)                                 to secure:

(i)                                     the Credit Agreement Obligations of the Credit Parties pursuant to the Credit Documents;

(ii)                                  any obligations under Debt Incurred pursuant to Section 6.1(b)(xxiii) or (xxiv), in each case subject to the Intercreditor Agreements;

(iii)                               any obligations under Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, in each case subject to the Intercreditor Agreements;

(iv)                              any obligations under Currency Agreements or Interest Rate Agreements permitted under Section 6.1(b)(vii), as long as the related Debt is permitted to be incurred under this Agreement; or

(v)                                 any Permitted Refinancing thereof;

(b)                                 that is a statutory Lien arising by operation of law; or

(c)                                  any Lien permitted by clauses (a), (d), (e), (f), (g), (h), (i), (j), (m), (n), (o), (s), (t), (u), (v), (w), (aa),  (bb), (dd) or (ee) of the definition of “Permitted Liens”, by clause (p) of such definition, only to the extent the Lien being extended, renewed or replaced was a Permitted Collateral Lien, and by clause (q) of such definition, only to the extent the Debt being refinanced was secured by a Permitted Collateral Lien;

provided in the case of clause (a) above, that such Lien either ranks:  (A)  pari passu to the Liens securing the Credit Agreement Obligations under the Credit Documents or (B) junior to the Liens securing the Credit Agreement Obligations under the Credit Documents, provided further that, in the case of clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) (other than with respect to Interest Rate Agreements with respect to the Debt under the Credit Documents), and in the case of clauses (b) and (c) above, any Debt related to such Lien does not rank in priority to the Debt under the Credit Documents in any appropriation or distribution provisions in the Intercreditor Agreements (or any similar agreement among creditors).

“Permitted Debt” has the meaning given to such term under Section 6.1(b).

“Permitted First Priority Refinancing Debt” means any secured Debt (including any Registered Equivalent Notes) incurred by Borrower in the form of one or more series of senior secured notes; provided that (i) such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Credit Agreement Obligations and under security documents substantially similar to the Collateral Documents and is not secured by any property or assets of Parent, Borrower or any Subsidiary other than the Collateral, (ii) such Debt is not at any time guaranteed by any Person other than Parent and Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Debt than the terms of the Guaranty, (iii) the holders of such Debt (or their representative) and Primary Collateral Agent shall be party to the Pari Passu Intercreditor Agreement and (iv) such Debt has no material terms (other than interest rate, fees, premiums, funding discounts or optional prepayment provisions) (including covenants, events of default, remedies and acceleration rights) that are, taken as a whole, materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Debt being refinanced.

“Permitted Holders” means (i) Baring Private Equity Asia III Holding (5) Limited, Baring Private Equity Asia IV Holding (7) Limited, Premier Education Co-Investment Limited and Premier Education Co-Investment II Limited, (ii) any Affiliate of any Person named in clause (i) of this definition (other than any portfolio companies) and/or (iii) any investment funds advised or managed by any Person described in clause (i) or (ii) of this definition.

“Permitted Investments” means any of the following:

(a)                                 Investments in cash or Cash Equivalents;

(b)                                 intercompany Debt to the extent permitted under Section 6.1(b)(iv);

(c)                                  Investments in:  (i) Borrower, (ii) a Guarantor, (iii) a Restricted Subsidiary that is not a Guarantor, provided that in the case of such Restricted Subsidiary, such Investment complies with Section 6.4(a)(i) or (iv) another Person if as a result of a Permitted Acquisition;

(d)                                 Investments made by a member of the Restricted Group as a result of or received in connection with an Asset Sale permitted under or made in compliance with Section 6.6 to the extent such Investments are non-cash proceeds permitted thereunder;

(e)                                  expenses or advances to cover payroll, travel entertainment, moving, other relocation and similar matters that are expected at the time of such advances to be treated as expenses in accordance with IFRS;

(f)                                   Investments in the Loans or any other Senior Debt of any member of the Restricted Group;

(g)                                  Investments existing, or made pursuant to legally binding commitments in existence, at the Closing Date, and any Investment that amends, extends, renews, replaces or refinances an Investment existing on the Closing Date, provided that such new Investment is on terms and conditions no less favorable to the Restricted Group than the Investment being amended, extended, renewed, replaced or refinanced;

(h)                                 Investments in Hedge Agreements permitted under Section 6.1(b)(vii);

(i)                                     Management Advances;

(j)                                    Investments in a Person to the extent that the consideration therefor consists of Parent’s Qualified Capital Stock or the net proceeds of the substantially concurrent issue and sale (other than to any Subsidiary) of shares of Parent’s Qualified Capital Stock, provided that the net proceeds of such sale have been excluded from, and will not have been included in, the calculation of the amount determined under Section 6.2(b)(iii)(B);

(k)                                 (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts and (ii) any Investments received in compromise of obligations, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, trade debtor or customer;

(l)                                     advances made to contractors, vendors, distributors, manufacturers or suppliers, including advance payments for the acquisition of assets, equipment, machinery, consumables, supplies or services, in each case in the ordinary course of business and dischargeable in accordance with customary trade terms;

(m)                             pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 6.5;

(n)                                 receivables owing to any member of the Restricted Group created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided, however, that such trade terms may include such concessionary trade terms as Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(o)                                 deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(p)                                 lease, utility and workers’ compensation, performance and similar deposits or advances made in the ordinary course of business;

(q)                                 deposits made in connection with the acquisition of real property or land use rights;

(r)                                    an Investment of an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary; and

(s)                                   other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (s) that are at the time outstanding, not to exceed $30,000,000 (or the Dollar Equivalent thereof).

“Permitted Junior Debt Conditions” means that such applicable debt (i) is not scheduled to mature prior to the date that is 90 days after the Latest Maturity Date, (ii) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Credit Agreement Obligations), in each case prior to the date that is 90 days after the Latest Maturity Date at the time such Debt is incurred, (iii) is not at any time guaranteed by any Person other than Parent and Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Debt than the terms of the Guaranty, (iv) has no financial maintenance covenants, other than in the case of any Debt secured by a Lien on the Collateral that is junior to the Liens securing the Credit Agreement Obligations (in which event the financial maintenance covenants in the documentation governing such Debt shall not be more restrictive than those set forth in this Agreement), and (v) material terms (other than interest rate, fees, premiums, funding discounts or optional prepayment provisions) (including covenants, events of default, remedies and acceleration rights) that are not, taken as a whole, materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Debt being refinanced.

“Permitted Liens” means the following types of Liens:

(a)                                 Liens existing as of the Closing Date and set forth on Schedule 8;

(b)                                 Liens on any property or assets of a member of the Restricted Group granted in favor of any other member of the Restricted Group;

(c)                                  Liens securing the Credit Agreement Obligations and any Guarantee thereof on any property or assets of any member of the Restricted Group;

(d)                                 any interest or title of a lessor under any Capitalized Lease Obligation and Liens to secure Debt (including Capitalized Lease Obligations) of the types permitted by Section 6.1(b)(v) covering only the equipment, property or assets acquired with such Debt and any improvements thereon, to the extent the related Debt may be incurred under this Agreement;

(e)                                  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by a member of the Restricted Group in the ordinary course of business in accordance with such member’s past practices prior to the Closing Date;

(f)                                   statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business of any member of the Restricted Group and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as will be required in conformity with IFRS will have been made and Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(g)                                  Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as will be required in conformity with IFRS will have been made;

(h)                                 Liens Incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure statutory or regulatory obligations, bankers’ acceptances (not issued to support Debt for borrowed money), surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(i)                                     zoning restrictions, easements, licenses, reservations, title defects, rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects incurred in the ordinary course of business that do not in the aggregate materially interfere with the ordinary conduct of the business of Borrower and the Restricted Subsidiaries on the properties subject thereto, taken as a whole;

(j)                                    (i) Liens arising out of judgments or awards not constituting an Event of Default and (ii) Liens arising by reason of any judgment, decree or order of any court as long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order will not have been finally terminated or the period within which such proceedings may be initiated will not have expired;

(k)                                 Liens on property of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person is acquired by, merged with or into or consolidated with, any member of the Restricted Group (or at the time such member of the Restricted Group acquires such property, Capital Stock or Debt), provided that such Liens:  (i) do not extend to or cover any property or assets of any member of the Restricted Group other than the property or assets acquired or than those of the Person merged into or consolidated with such member and (ii) were created prior to, and not in connection with or in contemplation of, such acquisition, merger, consolidation, amalgamation or other combination;

(l)                                     [Reserved];

(m)                             Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance;

(n)                                 Liens Incurred in connection with any cash or treasury management program, or cash pooling, netting or set off arrangements, in each case established in the ordinary course of business for the benefit of any member of the Restricted Group;

(o)                                 Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(p)                                 any extension, renewal or replacement, in whole or in part, of any other Permitted Lien, provided that any such extension, renewal or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets;

(q)                                 Liens securing Debt Incurred to refinance Debt that has been secured by a Lien permitted by this Agreement, provided that:  (i) any such Lien will not extend to or cover any assets not securing the Debt so refinanced and (ii) the Debt so refinanced will have been permitted to be Incurred;

(r)                                    Liens with respect to obligations (other than for the borrowing of money) that do not exceed $20,000,000 (or the Dollar Equivalent thereof) at any one time outstanding;

(s)                                   Liens made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of any member of the Restricted Group, including rights of offset and set-off;

(t)                                    Liens resulting from escrow arrangements entered into in connection with the disposition of assets;

(u)                                 any right of refusal, right of first offer, option or other arrangement to sell or otherwise dispose of an asset of any member of the Restricted Group arising in the ordinary course of such member’s business;

(v)                                 any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(w)                               leases or subleases granted to others that in the aggregate do not materially interfere with the ordinary course of business of any member of the Restricted Group, taken as a whole;

(x)                                 Liens incurred on one or more bank accounts to secure Bank Deposit Debt;

(y)                                 Liens incurred or deposits made to secure Entrusted Loans;

(z)                                  Liens on assets of a Non-Guarantor Subsidiary to secure Debt of such Non-Guarantor Subsidiary or any other Non-Guarantor Subsidiary;

(aa)                          Liens on deposits made in order to secure the performance of any member of the Restricted Group in connection with the acquisition of real property or land use rights and not securing Debt of any member of the Restricted Group;

(bb)                          Liens to secure Debt permitted by Section 6.1(b)(xvii);

(cc)                            Liens on assets any member of the Restricted Group to secure Debt of such member that is permitted by Section 6.1(b)(xxii);

(dd)                          Liens (i) on assets of any member of the Restricted Group created by documents governed by the laws of Bahrain, the British Virgin Islands, Malaysia, Poland, the Slovak Republic, the Kingdom of Thailand or such other jurisdiction consented to by Primary Collateral Agent (such consent not to be unreasonably withheld or delayed) and securing the Existing Indebtedness solely to the extent that an action or filing in Bahrain, the British Virgin Islands, Malaysia, Poland, the Slovak Republic, the Kingdom of Thailand or such other jurisdiction consented to by Primary Collateral Agent (such consent not to be unreasonably withheld or delayed) is required to effectively release such Liens, provided that each such action or filing is completed within 90 days after the Closing Date or such later date consented to by the Administrative Agents (such consent not to be unreasonably withheld or delayed) and (ii) on funds deposited with the trustee or other paying agent under the Senior Secured Notes Indenture and the PIK Toggle Notes Indenture in connection with the Refinancing until the termination of the required notice periods for redemption given on or prior to the Closing Date; and

(ee)                            Liens to secure Debt permitted by Section 6.1(b)(xxvi).

provided that, notwithstanding the foregoing, Permitted Liens will not include Liens securing Non-Guarantor Debt in the form of, or represented by, bonds, debentures, notes or other investment securities which are, or are intended to be or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or other securities market.

“Permitted Liquidation” as defined in clause (c) of the definition of “Permitted Transaction.”

“Permitted Ordinary Course Liens” means Liens described in clauses (a), (g), (j), (k) and (v) of the definition of “Permitted Liens”.

“Permitted Refinancing” means, as to any Debt, the incurrence of other Debt to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Debt; provided that, in the case of such other Debt, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Debt shall be greater than or equal to the weighted average life to maturity of the Debt being refinanced; (b) the principal amount of such refinancing Debt shall be less than or equal to the principal amount (including any accreted or capitalized interest) then outstanding of the Debt being refinanced, plus any required premiums and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Debt as on the Debt being refinanced; (d) the security, if any, for the refinancing Debt shall be the same as that for the Debt being refinanced (except to the extent that less security is granted to holders of refinancing Debt); (e) the refinancing Debt (any guarantee in support thereof) is subordinated to the Credit Agreement Obligations to the same degree, if any, or to a greater degree as the Debt (and the guarantees in support thereof) being refinanced; and (f) no material terms (other than interest rate, fees, premiums, funding discounts or optional prepayment provisions) applicable to such refinancing Debt or, if applicable, the related security or guarantees of such refinancing Debt (including covenants, events of default, remedies and acceleration rights) shall be, taken as a whole, materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Debt being refinanced.  Notwithstanding anything to the contrary herein, Refinancing Indebtedness will not include (i) Debt of a Non-Guarantor Subsidiary that refinances the Debt of a Guarantor or (ii) Debt of any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Permitted Reorganization” means:

(a)                                 any transaction between members of the Restricted Group; or

(b)                                 any release of Liens, guarantees or claims against a member of the Restricted Group (other than Borrower) which, in each case, is permitted or not prohibited by the provisions of Section 6 and does not have a material adverse effect on the Collateral taken as a whole.

“Permitted Second Priority Refinancing Debt” means secured Debt (including any Registered Equivalent Notes) incurred by Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Credit Agreement Obligations and under security documents substantially similar to the Collateral Documents and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Parent, Borrower or any Subsidiary other than the Collateral, (ii) the holders of such Debt (or their representative) and each Administrative Agent shall be party to the Second Lien Intercreditor Agreement and (iii) such Debt meets the Permitted Junior Debt Conditions.

“Permitted Transaction” means:

(a)                                 any Asset Sale required, Debt incurred, guarantee, indemnity or Liens or Quasi-Liens given, or other transaction arising, under the Credit Documents;

(b)                                 the solvent liquidation or reorganization of any member of the Restricted Group (other than Borrower) so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to any of Borrower and the Restricted Subsidiaries;

(c)                                  where such liquidation or reorganization is not materially prejudicial to the interests of Lenders, Arrangers or Agents under the Credit Documents or the consolidation or merger of any Restricted Subsidiary permitted under Section 6.12 (any such liquidation or reorganization, a “Permitted Liquidation”); or

(d)                                 any Permitted Reorganization.

For the avoidance of doubt, the transactions described on Schedule 9 hereto shall constitute Permitted Transactions.

“Permitted Unsecured Refinancing Debt” means unsecured Debt (including any Registered Equivalent Notes) incurred by Borrower in the form of one or more series of senior unsecured notes or loans; provided that such Debt meets the Permitted Junior Debt Conditions.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“PIK Toggle Notes Indenture” as defined in the recitals.

“Platform” as defined in Section 5.1(k).

“Polish Bankruptcy Law” as defined in Section 7.14(d)(i)(A).

“Polish Guarantor” as defined in Section 7.14(d)(i).

“PRC” means the People’s Republic of China, excluding (solely for purposes of this definition) Hong Kong, the Macau Special Administrative Region and Taiwan.

“Pre-Expansion European Union” means Austria, Belgium, Denmark, Finland, France, Germany, Luxembourg, the Netherlands, Sweden and the United Kingdom.  For the avoidance of doubt, such countries will not include (i) Greece, Ireland, Italy, Portugal and Spain or (ii) any country that became or becomes a member of the European Union after January 1, 2004.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person, whether now outstanding or issued after the date hereof and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Primary Collateral Agent” as defined in the preamble hereto.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the United States’ thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Term Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Term Administrative Agent, Revolving Facility Administrative Agent and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, each Administrative Agent and each Lender.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of Section 6, a calculation made in good faith by Borrower.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio in accordance with Section 1.3.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure of that Lender by (b) the aggregate Initial Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit or Bank Guarantees issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate

Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series.  For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure, the Revolving Exposure and the New Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan Exposure, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders.

“Projections” means the financial projections through the Fiscal Year ending August 31, 2016 contained in the Financial Model.

“Proposed Dormant Subsidiary” means each entity identified in writing as a “Proposed Dormant Subsidiary” on the organizational structure chart delivered pursuant to Section 3.1(b).

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to Parent, its Subsidiaries or their Capital Stock.

“Public-Side Information” means information that is either (i) available to all holders of Traded Securities of Parent and its Subsidiaries or (ii) not material (for purposes of United States federal, state or applicable foreign securities laws) to make an investment decision with respect to securities of Parent or any of its Subsidiaries.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred.

“Qualifying Bank” means:

(a)                                 any bank as defined in the Swiss Federal Code for Banks and Savings Banks (Sparkassen) dated 8 November 1934; or

(b)                                 a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch.

“Quasi-Liens” means any transaction in which a member of the Restricted Group agrees to:

(a)                                 sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Credit Party or any other member of the Restricted Group;

(b)                                 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)                                  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(d)                                 enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Debt or of financing the acquisition of an asset.

“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would, provide for the scheduled payments or dividends in cash, be required to be redeemed prior to 90 days after Latest Maturity Date, is redeemable at the option of the holder thereof at any time prior to 90 days after the Latest Maturity Date (other than upon a change of control of Parent in circumstances in which the Credit Parties would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity or other securities (other than securities which are not otherwise Redeemable Capital Stock); provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Latest Maturity Date will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock requires that the rights of the holders thereof upon the occurrence of such asset sale or change of control are subject to the prior payment in full of all Credit Agreement Obligations, the cancellation or expiration of all Letters of Credit and Bank Guarantees and the termination of the Commitments.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Revolving Facility Administrative Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant Interest Period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that Interest Period.

“Reference Banks” means The Hongkong and Shanghai Banking Corporation Limited and up to two other banks as may be appointed by Revolving Facility Administrative Agent in consultation with Borrower.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinanced Revolving Commitments” as defined in Section 10.5(d)(ii).

“Refinanced Revolving Facility” as defined in Section 10.5(d)(ii).

“Refinanced Revolving Loans” as defined in Section 10.5(d)(ii).

“Refinanced Term Loans” as defined in Section 10.5(d)(i).

“Refinancing” as defined in the recitals.

“Refinancing Indebtedness” means (i) Permitted First Priority Refinancing Debt, (ii) Permitted Second Priority Refinancing Debt or (iii) Permitted Unsecured Refinancing Debt in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans or existing Revolving Loans (or unused Revolving Commitments), or any then-existing Refinancing Indebtedness (“Refinanced Debt”); provided that (a) such Debt has a later maturity and a weighted average life to maturity equal to or greater than the Refinanced Debt, (b) such Debt shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Debt shall not include any principal constituting interest paid in kind), (c) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.13 and (d) the aggregate unused revolving commitments under such Refinancing Indebtedness shall not exceed the unused Revolving Commitments being replaced.

“Register” as defined in Section 2.7(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reimbursement Date” as defined in Section 2.4(d).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Jurisdiction” means, in relation to a Credit Party:

(a)                                 its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)                                  the jurisdiction whose laws govern the perfection of any of the Collateral Documents entered into by it.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type that are used in a Permitted Business, including the Capital Stock of any Person holding such property or assets that is primarily engaged in a Permitted Business and is, or will, upon the acquisition by Borrower or any of the Restricted Subsidiaries of such Capital Stock, become, a Restricted Subsidiary.

“Replacement Lender” as defined in Section 2.23.

“Replacement Revolving Commitments” as defined in Section 10.5(d)(ii).

“Replacement Revolving Facility” as defined in Section 10.5(d)(ii).

“Replacement Revolving Loans” as defined in Section 10.5(d)(ii).

“Replacement Term Loans” as defined in Section 10.5(d)(i).

“Repricing Transaction” as defined in Section 2.13(c).

“Required Prepayment Date” as defined in Section 2.15(c).

“Requisite Lenders” means one or more Lenders having or holding Initial Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Lenders; provided that amount of Voting Power Determinants shall be determined with respect to any Defaulting Lender, by disregarding the Voting Power Determinants of such Defaulting Lender.

“Requisite Revolving Lenders” means, one or more Revolving Lenders having or holding Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Revolving Lenders; provided that amount of Voting Power Determinants shall be determined with respect to any Defaulting Lender, by disregarding the Voting Power Determinants of such Defaulting Lender.

“Requisite Term Loan Lenders” means one or more Lenders having or holding Initial Term Loan Exposure and/or New Term Loan Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Term Loan Lenders; provided that amount of Voting Power Determinants shall be determined with respect to any Defaulting Lender, by disregarding the Voting Power Determinants of such Defaulting Lender.

“Restricted Group” means Parent, Borrower and each Restricted Subsidiary.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Obligations” as defined in Section 7.14(f)(i).

“Restricted Payments” as defined in Section 6.2(a).

“Restricted Subsidiary” means any Subsidiary of Parent other than Borrower and any Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Bank Guarantees hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Commitments as of the Closing Date is $75,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth (5th) anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the Revolving Commitment Termination Date, that Lender’s Revolving Commitment; and (ii) after the Revolving Commitment Termination Date, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit/Bank Guarantee Usage in respect of all Letters of Credit and Bank Guarantees issued by that Lender (net of any participations by Lenders in such Letters of Credit and Bank Guarantees), and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit and Bank Guarantees or any unreimbursed drawing under any Letter of Credit or Bank Guarantee.

“Revolving Facility Administrative Agent” as defined in the preamble hereto.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.2(a) and/or Section 2.24.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby Borrower or any Restricted Subsidiary transfers such property to another Person and Borrower or any Restricted Subsidiary leases it from such Person.

“Sanctions” as defined in Section 4.30.

“Sanctions Laws” as defined in Section 4.30.

“SEC” means the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a second lien intercreditor agreement in form and substance reasonably satisfactory to Borrower and Primary Collateral Agent.

“Secured Creditor Claim” means any amount which a Credit Party owes to a Secured Party under or in connection with the Credit Documents, the Pari Passu Debt Agreements or the Hedge Agreements.

“Secured Parties” means, collectively, each Administrative Agent, each Collateral Agent, Lender Counterparty, Pari Passu Lender, Lenders, each other Agent and each successor and permitted assign of the foregoing.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Debt” means (i) any Debt of Borrower or any Guarantor that is either secured or not Subordinated Debt and (ii) any Non-Guarantor Debt other than Non-Guarantor Debt Incurred pursuant to Section 6.1(b)(iv).

“Senior Secured Notes Indenture” as defined in the recitals.

“Series” as defined in Section 2.24.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Parent substantially in the form of Exhibit E-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, (a) the sum of such Credit Party’s debt (including contingent liabilities), as such debt and other liabilities become absolute and matured in the ordinary course of business, does not exceed the present fair saleable value of such Credit Party’s present assets (which may be calculated on a going concern basis); (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spanish Commercial Code” as defined in Section 7.14(e)(ii).

“Spanish Companies Act” as defined in Section 7.14(e)(i)(B).

“Spanish Guarantor” as defined in Section 7.14(e).

“Specified Transaction” means (i) any Investment that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Parent, (v) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Capital Stock of, another Person, (vi) any disposition of a business unit, line of business or division of Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or (vii) any incurrence or repayment of Debt (other than Debt incurred or repaid under any revolving credit facility or line of credit, unless such Debt (x) has been permanently repaid and has not been replaced or (y) the proceeds therefrom are used for other than working capital purposes or general corporate purposes in the ordinary course of business).

“Sponsor” means, collectively, Baring Private Equity Asia Limited and its affiliated funds.

“Stated Maturity” means, with respect to any debt, the date specified in the instrument governing such debt as the fixed date on which the principal of such debt, or any installment of interest thereon, is due and payable.

“Sterling” and the sign “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Debt” means Debt of Borrower or any of the Guarantors that is subordinated in right of payment to the Loans or the Guarantees in respect of the Loans of such Guarantors, as the case may be, including any Subordinated Shareholder Funding.

“Subordinated Shareholder Funding” means, collectively, any Debt provided to Borrower by any direct or indirect Holding Company of Borrower, any Permitted Holder or any of their respective Affiliates, provided that such Subordinated Shareholder Funding:

(a)                                 does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior to the first anniversary of the Latest Maturity Date (other than through conversion or exchange for Capital Stock of Parent (other than Redeemable Capital Stock) or for any other security or instrument meeting the requirements of this definition);

(b)                                 does not (including upon the happening of any event) require the payment of cash interest prior to the first anniversary of the Latest Maturity Date;

(c)                                  does not (including upon the happening of any event) provide for the acceleration of its maturity nor confers on its holders any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the first anniversary of the Latest Maturity Date;

(d)                                 is not secured by a Lien on any assets of any member of the Restricted Group and is not guaranteed by any member of the Restricted Group (except a guarantee that otherwise meets the terms of this definition);

(e)                                  is subordinated in right of payment to the prior payment in full in cash of Debt under the Credit Documents in the event of any default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of Borrower at least in right of payment to the Debt under the Credit Documents;

(f)                                   does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Loans or compliance by Borrower with its obligations under the Credit Documents;

(g)                                  does not (including upon the happening of an event) constitute Voting Stock; and

(h)                                 is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the Stated Maturity of the Loans other than into or for Capital Stock (other than Redeemable Capital Stock) of Borrower, provided, however, that upon any event or circumstance that results in such Debt ceasing to qualify as Subordinated Shareholder Funding, such Debt will constitute an incurrence of such Debt by Borrower.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity:

(a)                                 a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person;

(b)                                 whose financial statements are consolidated with those of such Person in accordance with IFRS; or

(c)                                  in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Surviving Entity” as defined in Section 6.12(a)(i).

“Swap Obligation” as defined in “Excluded Swap Obligation”.

“Swiss Anticipatory Tax” means the tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965.

“Swiss Guarantor” means a Credit Party incorporated in Switzerland.

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Credit Document.

“Term Administrative Agent” as defined in the preamble hereto.

“Term Loan” means (i) an Initial Term Loan and (ii) a New Term Loan.

“Term Loan Commitment” means an Initial Term Loan Commitment or a New Term Loan Commitment.

“Term Loan Lender” means any Lender having a Term Loan Commitment or holding Term Loans.

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Terminated Lender” as defined in Section 2.23.

“Termination Date” means the date upon which all Obligations (other than obligations in respect of any Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit or Bank Guarantee shall be outstanding.

“Test Date” as defined in Section 6.18.

“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of Parent ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each Fiscal Quarter or Fiscal Year in such period have been or are required to be delivered pursuant to Section 5.1(a) or (b), as applicable.

“Total Assets” means the consolidated total assets of the Restricted Group as shown on the most recent balance sheet (excluding the notes thereto) of the Restricted Group prepared in accordance with IFRS and delivered pursuant to Sections 5.1(a) and 5.1(b), provided that, for purposes of Section 6.1(b)(v), “Total Assets” will be calculated after giving effect on a Pro Forma Basis to include the cumulative value of all of the assets, property or equipment the acquisition, construction, improvement or development of which involves the calculation of Total Assets, as measured by the purchase price or cost therefor or budgeted cost determined in good faith by the Restricted Group.

“Total Net Leverage Ratio” means the ratio as of the last day of any Test Period (i) Consolidated Total Debt as of such day to (ii) Consolidated EBITDA for such Test Period.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit or Bank Guarantee, but not yet so applied) and (ii) the Letter of Credit/Bank Guarantee Usage.

“Traded Securities” means any debt or equity Securities issued pursuant to a public offering or Rule 144A offering or other similar private placement.

“Transaction Costs” means the fees, costs and expenses payable by the Restricted Group on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

“Transaction Security” means the Liens created or expressed to be created in favor of the applicable Collateral Agent over the Collateral pursuant to the Collateral Documents.

“Transformative Acquisition” means any acquisition by a member of the Restricted Group that (a) is not a Permitted Acquisition immediately prior to the consummation of such acquisition or (b) if a Permitted Acquisition immediately prior to the consummation of such acquisition, would not provide the Restricted Group with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined in good faith by Borrower.

“Treasury Transactions” means any derivative transaction (including, for the avoidance of doubt, a foreign exchange transaction) entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Type of Loan” means a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unrestricted Cash” means the aggregate amount of cash and Cash Equivalents held in accounts on the consolidated balance sheet of the Restricted Group to the extent that such cash is and Cash Equivalents are free and clear of all Liens (other than (i) Liens in favor of either Collateral Agent, (ii) Liens securing Refinancing Indebtedness, (iii) Liens securing Debt Incurred pursuant to Section 6.1(b)(xxiii) or (xxiv) and (iv) Liens of the type described in clauses (b), (f), (g), (h), (m), (n), (s), (x) and (aa) of the definition of “Permitted Liens”).

“Unrestricted Subsidiary” means:

(a)                                 any Subsidiary of Parent that at the time of determination is an Unrestricted Subsidiary (as designated by Borrower’s Board of Directors pursuant to Section 6.11); and

(b)                                 any Subsidiary of an Unrestricted Subsidiary.

“U.S. Bankruptcy Code” as defined in the definition of “Bankruptcy Law”.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Voting Power Determinants” means, collectively, Initial Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Waivable Mandatory Prepayment” as defined in Section 2.15(c).

“WCL Historical Financials” as defined in the definition of “Historical Financial Statements”.

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan (other than customary arrangement, structuring, underwriting, amendment, commitment fees or other fees paid to the Arrangers (or their respective Affiliates) or any other arranger or agent (or their respective Affiliates) with any such original issue discount being equated to interest based on an assumed four-year life to maturity).

“Withholding Agent” means any Credit Party and the applicable Administrative Agent.

1.2.                            [Reserved].

1.3.                            Interpretation, Pro Forma and Other Calculations, Etc.

(a)                                 Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sublease and sub-license, as applicable.  Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

(b)                                 Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio and First Lien Net Leverage Ratio and compliance with covenants (determined by reference to Consolidated EBITDA, Total Assets or an incurrence based financial test) shall be calculated in the manner prescribed by this Section 1.3; provided that notwithstanding anything to the contrary in clause (c), (d), (e) or (f) of this Section 1.3, when calculating the Total Net Leverage Ratio and First Lien Net Leverage Ratio for purposes of the definition of “Applicable Margin”, for purposes of Section 2.14(c) and Section 6.18 (other than for the purpose of determining pro forma compliance with the Financial Covenant), the events described in this Section 1.3 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.  In addition, whenever a financial ratio or test, including the Total Net Leverage Ratio and First Lien Net Leverage Ratio and compliance with covenants (determined by reference to Consolidated EBITDA, Total Assets or an incurrence based financial test) is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of Parent are available (as determined in good faith by Borrower).  For purposes of determining pro forma compliance with the Financial Covenant at a time when the threshold for the aggregate amount of Revolving Commitments and Letter of Credit/Bank Guarantee Usage set forth in Section 6.18 hereto has not been met or exceeded at such time, such determination shall be made as though the Financial Covenant is in effect at the relevant time.

(c)                                  For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Debt in connection therewith to be subject to clause (f) of this Section 1.3) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period).  If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Parent, Borrower or any of the Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.3, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.3.

(d)                                 Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction or cost savings, operating expense reductions and synergies are given pro forma effect) and during any applicable subsequent Test Period) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twelve (12) months after the date of such Specified Transaction and (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.  Notwithstanding the foregoing, it is understood and agreed that the aggregate amount added to Consolidated EBITDA for any period for “run-rate” cost savings, operating expense reductions and synergies shall not exceed 20.0% of Consolidated EBITDA for such period (before giving pro forma effect to any applicable Specified Transaction) prior to giving effect to any addition to Consolidated EBITDA pursuant to the definition thereof.

(e)                                  In the event that Borrower or any Restricted Subsidiary consummates a Specified Transaction (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such Specified Transaction to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Financial Covenant (or similar ratio), in which case such Specified Transaction will be given effect as if the same had occurred on the first day of the applicable Test Period).

(f)                                   If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of the event for which the calculation of the applicable ratio is made had been the applicable rate for the entire period.  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS.  Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Borrower or Restricted Subsidiary may designate.

1.4.                            Polish Terms.

In this Agreement, where it relates to a Polish Guarantor, a reference to:

(a)                                 (i) a composition or similar arrangement with any creditor includes a postępowanie upadłościowe z możliwością zawarcia układu and postępowanie naprawcze; (ii) a compulsory manager, receiver or administrator includes a sędzia komisarz, nadzorca sądowy, syndyk or zarządca przymusowy established under Article 27 of the Polish Act on Registered Pledges and the Pledge Register dated 6 December 1996, as amended (J.L. 1996, No. 149, item 703) or Article 931 or Article 10641 of the Polish Code of Civil Procedure dated 17 November 1964, as amended (J.L. 1964, No. 43, item 296); and (iii) a winding up includes a declaration of bankruptcy;

(b)                                 an “administration” means (i) administration (zarząd) established under Article 1064’ of the Polish Code of Civil Procedure of 17 November 1964 (the “Polish Code of Civil Procedure”) or (ii) administration of seized property (zarząd zajętą nieruchomością) established under Article 931 of the Polish Code of Civil Procedure;

(c)                                  a “disposal” (rozporządzenie) means a sale (sprzedaż), transfer (przewłaszczenie), assignment (przelew), grant (darowizna), lease (oddanie w najem lub dzierżawę), licence (udzielenie licencji), declaration of trust (ustanowienie stosunku powiernictwa) or other disposal, whether voluntary or involuntary;

(d)                                 “Security” includes any mortgage (hipoteka), pledge (zastaw), security assignment (przelew na zabezpieczenie), security transfer of title (przewłaszczenie na zabezpieczenie), retention right (prawo zatrzymania), right to reclaim sold goods (zastrzeżenie własności rzeczy sprzedanej), Polish law submission to execution (oświadczenie o dobrowolnym poddaniu się egzekucji), any right in rem (prawo rzeczowe), power of attorney granted for security purposes and any other obligation (zobowiązanie) created for the purpose of granting security;

(e)                                  an “indemnity” means any obligation to (i) compensate loss incurred by any person (zobowiązanie do naprawienia szkody), (ii) assume debt of any person (zobowiązanie do przejęcia długu) and (iii) release any person from an obligation to perform (zobowiązanie do zwolnienia z obowiązku świadczenia);

(f)                                   an “attachment” and “sequestration” means injunction over the property (zajęcie);

(g)                                  an “execution” means action undertaken in the enforcement proceedings (czynność egzekucyjna); and

(h)                                 a “certified copy” in relation to the documents required to be submitted by the Guarantor with its registered office in Poland means a copy which is certified as a true and complete copy by a notary public, Polish legal adviser (radca prawny), Polish advocate (adwokat), the management board members of that Obligor authorized to act in the name of such;

1.5.                            Legal Form of the Hungarian Guarantor.  The Hungarian Guarantor operates under the legal form of a foundation registered in Hungary.  The parties hereto acknowledge that no shares are held in the Hungarian Guarantor and the Hungarian Guarantor has no shareholders.

SECTION 2.                         LOANS AND LETTERS OF CREDIT

2.1.                            Initial Term Loans.

(a)                                 Loan Commitments.

(i)                                     Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, an Initial Term Loan to Borrower in an amount equal to such Lender’s Initial Term Loan Commitment.

(ii)                                  Borrower may make only one borrowing under the Initial Term Loan Commitment which shall be on the Closing Date.  Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date applicable to such Initial Term Loans.  Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.

(b)                                 Borrowing Mechanics for Initial Term Loans.

(i)                                     Borrower shall deliver to Term Administrative Agent a fully executed Funding Notice no later than (x) the Closing Date with respect to Base Rate Loans and (y) three days prior to the Closing Date with respect to Eurodollar Rate Loans (or such shorter period as may be acceptable to Term Administrative Agent).  Promptly upon receipt by Term Administrative Agent of such Funding Notice, Term Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)                                  Upon satisfaction or waiver of the conditions precedent specified herein, each Lender shall make its Initial Term Loan available to Borrower not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars.

2.2.                            Revolving Loans.

(a)                                 Revolving Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period.  Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)                                 Borrowing Mechanics for Revolving Loans.

(i)                                     Except pursuant to Section 2.4(d), Revolving Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)                                  Subject to Section 3.2, whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Revolving Facility Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (Hong Kong time) at least three Business Days in advance of the proposed Credit Date.  Except as otherwise provided herein, a Funding Notice for a Revolving Loan shall be irrevocable, and Borrower shall be bound to make a borrowing in accordance therewith.

(iii)                               Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Revolving Facility Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Revolving Facility Administrative Agent shall have received such notice by 10:00 a.m. (Hong Kong time)) on the same day as Revolving Facility Administrative Agent’s receipt of such Funding Notice from Borrower.

(iv)                              Each Lender shall make the amount of its Revolving Loan available to Revolving Facility Administrative Agent not later than 12:00 p.m. (Hong Kong time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office of Revolving Facility Administrative Agent.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Revolving Facility Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Revolving Facility Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Revolving Facility Administrative Agent or such other account as may be designated in writing to Revolving Facility Administrative Agent by Borrower.

2.3.                            [Reserved].

2.4.                            Issuance of Letters of Credit and Bank Guarantees and Purchase of Participations Therein.

(a)                                 Letters of Credit and Bank Guarantees.  During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit and Bank Guarantees for the account of Borrower in the aggregate amount up to but not exceeding the Letter of Credit/Bank Guarantee Sublimit; provided (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance of a Letter of Credit or Bank Guarantee, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance of a Letter of Credit or Bank Guarantee, in no event shall the Letter of Credit/Bank Guarantee Usage exceed the Letter of Credit/Bank Guarantee Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) five days prior to the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; (vi) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (y) be issued if such commercial Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion; and (vii) in no event shall any Bank Guarantee have an expiration date later than the Revolving Commitment Termination Date.  Subject to the foregoing, a standby Letter of Credit may be extended for one or more successive periods not to exceed one year each, upon request by Borrower to Issuing Bank; provided Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided further, if any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue any Letter of Credit or Bank Guarantee unless Issuing Bank has entered into arrangements satisfactory to it and Borrower to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit or Bank Guarantees of the Defaulting Lender.

(b)                                 Notice of Issuance.  Subject to Section 3.2, whenever Borrower desires the issuance of a Letter of Credit or Bank Guarantee, it shall deliver to Revolving Facility

Administrative Agent an Issuance Notice no later than 12:00 p.m. (Hong Kong time) at least three Business Days (in the case of standby letters of credit or Bank Guarantees) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance, and Revolving Facility Administrative Agent shall promptly deliver such Issuance Notice to Issuing Bank.  Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit or Bank Guarantee only in accordance with Issuing Bank’s standard operating procedures.  Upon the issuance of any Letter of Credit or Bank Guarantee or amendment or modification to a Letter of Credit or Bank Guarantee, Issuing Bank shall promptly notify each Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or Bank Guarantee or amendment or modification to a Letter of Credit or Bank Guarantee and the amount of such Lender’s respective participation in such Letter of Credit or Bank Guarantee pursuant to Section 2.4(e).

(c)                                  Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments.  In determining whether to honor any drawing under any Letter of Credit or Bank Guarantee by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit or Bank Guarantee with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit or Bank Guarantee.  As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit or Bank Guarantees issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit or Bank Guarantees.  In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit or Bank Guarantee, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or Bank Guarantee or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit or Bank Guarantee to comply fully with any conditions required in order to draw upon such Letter of Credit or Bank Guarantee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or Bank Guarantee or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit or Bank Guarantee of the proceeds of any drawing under such Letter of Credit or Bank Guarantee; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or Bank Guarantees or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrower.  Notwithstanding anything to the contrary contained in this Section 2.4(c), Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d)                                 Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit and Bank Guarantees.  In the event Issuing Bank has determined to honor a drawing under a Letter of Credit or a Bank Guarantee, it shall immediately notify Borrower and Revolving Facility Administrative Agent, and Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided anything contained herein to the contrary notwithstanding, (i) unless Borrower shall have notified Revolving Facility Administrative Agent and Issuing Bank prior to 10:00 a.m. (Hong Kong time) on the date such drawing is honored that Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Funding Notice to Revolving Facility Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Revolving Facility Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse Issuing Bank, as soon as reasonably practicable after demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this Section 2.4(d) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

(e)                                  Lenders’ Purchase of Participations in Letters of Credit and Bank Guarantees.  Immediately upon the issuance of each Letter of Credit and Bank Guarantee, each Revolving Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit or Bank Guarantee and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that Borrower shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify Revolving Facility Administrative Agent and Revolving Facility Administrative Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments.  Each Revolving Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (Hong Kong time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank.  In the event that any Revolving Lender fails to make available to Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit or Bank Guarantee as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender at the cost of funds of Issuing Bank.  Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Revolving Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section 2.4(e) in the event that the payment with respect to a Letter of Credit or Bank Guarantee in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank.  In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit or Bank Guarantee, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f)                                   Obligations Absolute.  The obligation of Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit and Bank Guarantees issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances:  (i) any lack of validity or enforceability of any Letter of Credit or Bank Guarantee; (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit or Bank Guarantee (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit or Bank Guarantee was procured); (iii) any draft or other document presented under any Letter of Credit or Bank Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit or Bank Guarantee against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit or Bank Guarantee; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided in each case, that payment by Issuing Bank under the applicable Letter of Credit or Bank Guarantee shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g)                                  Indemnification.  Without duplication of any obligation of Borrower under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or Bank Guarantee by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit or Bank Guarantee issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit or Bank Guarantee as a result of any Governmental Act.

(h)                                 Resignation and Removal of Issuing Bank.  An Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to Revolving Facility Administrative Agent, Lenders and Borrower.  An Issuing Bank may be replaced at any time by written agreement among Borrower, Revolving Facility Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit, Bank Guarantees or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank.  Revolving Facility Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank.  At the time any such replacement or resignation shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank.  From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit and Bank Guarantees to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit and Bank Guarantees issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit and Bank Guarantees issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or Bank Guarantees.

(i)                                     UCP.  Unless otherwise expressly agreed by Issuing Bank and Borrower when a Letter of Credit is issued, the rules of the UCP shall apply to each Letter of Credit. Notwithstanding the foregoing, Issuing Bank shall not be responsible to Borrower for, and Issuing Bank’s rights and remedies against Borrower shall not be impaired by, any action or inaction of Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where Issuing Bank or the beneficiary is located, or in the decisions, opinions, practice statements, or official commentary of the ICC, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

2.5.                            Pro Rata Shares; Availability of Funds.

(a)                                 Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)                                 Availability of Funds.  Unless the applicable Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to such Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, such Administrative Agent may assume that such Lender has made such amount available to such Administrative Agent on such Credit Date and such Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to such Administrative Agent by such Lender, such Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender for each day from such Credit Date until the date such amount is paid to such Administrative Agent, at the cost of funds of such Administrative Agent.  In the event that (i) an Administrative Agent declines to make a requested amount available to Borrower until such time as all applicable Lenders have made payment to such Administrative Agent, (ii) a Lender fails to fund to such Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in such Administrative Agent failing to make a corresponding amount available to Borrower on the Credit Date, at such Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Borrower through and including the time such Administrative Agent has paid Borrower.  If such Lender does not pay such corresponding amount forthwith upon such Administrative Agent’s demand therefor, such Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to such Administrative Agent for each day from such Credit Date until the date such amount is paid to such Administrative Agent, at the cost of funds of such Administrative Agent.  Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6.                            Use of Proceeds.  The proceeds of the Initial Term Loans and the Revolving Loans, if any, made on the Closing Date shall be applied on the Closing Date, together with the proceeds of the Initial Public Offering and available cash, for the Refinancing and to pay fees and expenses in connection with such refinancing.  Bank Guarantees shall be issued under the Letter of Credit/Bank Guarantee Sublimit on the Closing Date to support the Existing Bank Guarantees.  The proceeds of the Revolving Loans, Letters of Credit and Bank Guarantees made after the Closing Date shall be applied by Borrower for working capital and general corporate purposes of Parent and its Subsidiaries.

2.7.                            Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)                                 Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Credit Agreement Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Credit Agreement Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)                                 Register.  Each Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders in respect of the applicable facility, the repayment or prepayment in respect of the principal amount of Loans and, with respect to the Revolving Facility Administrative Agent, the Revolving Commitments and Revolving Loans of each Revolving Lender from time to time (each such register referred to herein as a “Register”).  Each Register shall be available for inspection by Borrower or any Term Loan Lender or Revolving Lender, as the case may be (with respect to (i) any entry relating to such Lender’s Loans and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans)), at any reasonable time and from time to time upon reasonable prior notice.  The Term Administrative Agent shall record, or shall cause to be recorded, in the applicable Register the Term Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Borrower.  Each Revolving Lender and the Revolving Facility Administrative Agent shall record, or shall cause to be recorded, in the applicable Register the Revolving Commitments and the Revolving Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Revolving Loans, and any such recordation shall be conclusive and binding on Borrower and each Revolving Lender, absent manifest error.  Notwithstanding the two preceding sentences, the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loans or Revolving Loans and Revolving Commitments, as the case maybe, or Borrower’s Credit Agreement Obligations in respect of any Term Loans or Revolving Loans and Revolving Commitments.  Borrower hereby designates each Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the applicable Register as provided in this Section 2.7, and Borrower hereby agrees that, to the extent any Administrative Agent serves in such capacity, such Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c)                                  Notes.  If so requested by any Lender by written notice to Borrower (with a copy to the Term Administrative Agent or the Revolving Facility Administrative Agent, as applicable) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Initial Term Loan, New Term Loan or Revolving Loan, as the case may be.

2.8.                            Interest on Loans.

(a)                                 Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)                                     in the case of Revolving Loans, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

(ii)                                  in the case of Initial Term Loans:

(A)                               if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(B)                               if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

(b)                                 The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to the applicable Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c)                                  In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time.  With respect to Term Loans, in the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or, the case of Term Loans, Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 11:00 a.m. (London, England time) on each Interest Rate Determination Date, the applicable Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d)                                 Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 360-day year (or, in the case of Base Rate Loans determined by reference to the “Prime Rate”, a 365-day or 366-day year, as applicable), as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan that is a Term Loan being converted from a Eurodollar Rate Loan that is a Term Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan that is a Term Loan being converted to a Eurodollar Rate Loan that is a Term Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)                                  Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)                                   Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit or Bank Guarantee, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans.

(g)                                  Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit or Bank Guarantee is reimbursed in full.  In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.

(h)                                 If a Tax Deduction is required by Swiss law to be made by a Swiss Guarantor in respect of any interest payable by it under this Agreement and should clause (b) of Section 2.20 be unenforceable for any reason the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in this Section 2.8) in the absence of this clause (h) divided by (ii) 1 minus the rate at which the relevant Tax Deduction is required to be made (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (x) that the Swiss Guarantor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this clause (h) and (y) all references to a rate of interest in this Section 2.8 shall be construed accordingly.

2.9.                            Conversion/Continuation.

(a)                                 Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option with respect to Term Loans:

(i)                                     to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii)                                  upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan that is a Term Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b)                                 Subject to Section 3.2, Borrower shall deliver a Conversion/Continuation Notice to Term Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion of a Term Loan to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion of a Term Loan to, or a continuation of a Term Loan that is, a Eurodollar Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.  If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Term Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan.

2.10.                     Default Interest.

(a)                                 If any principal of or interest on any Term Loan or any fee or other amount payable to the Term Loan Lenders or in respect of the Term Loans hereunder is not paid when and as due (whether at maturity, by reason of acceleration or otherwise), such overdue amount shall thereafter bear interest (including post-petition interest in any proceeding under Bankruptcy Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided in the case of Eurodollar Rate Loans that are Term Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.

(b)                                 If any principal of or interest on any Revolving Loan or any fee or other amount payable to the Revolving Lenders or in respect of the Revolving Loans hereunder is not paid when and as due (whether at maturity, by reason of acceleration or otherwise), such overdue amount shall thereafter bear interest (including post-petition interest in any proceeding under Bankruptcy Laws) payable on demand at a rate that is 1% per annum in excess of the rate at which it would have accrued if such amount had, during the period of non—payment, constituted a Revolving Loan for successive Interest Periods, each of a duration selected by Revolving Facility Administrative Agent (acting reasonably).

(c)                                  Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of either Administrative Agent or any Lender.  Notwithstanding the foregoing, the interest rate determined pursuant to this Section 2.10 with respect to any Polish Guarantor is subject to mandatory limitations imposed by Article 359 of the Polish Act on the Civil Code of 23 April 1964 (Journal of Laws No. 16, item 93, as amended).

2.11.                     Fees.

(a)                                 Borrower agrees to pay to Lenders having Revolving Exposure:

(i)                                     commitment fees equal to (1) the average of the daily difference between (A) the Revolving Commitments and (B) the aggregate principal amount of (x) all outstanding Revolving Loans plus (y) the Letter of Credit/Bank Guarantee Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii)                                  letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit and Bank Guarantees (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to Revolving Facility Administrative Agent at its Principal Office and upon receipt, Revolving Facility Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b)                                 Borrower agrees to pay directly to Issuing Bank, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit or Bank Guarantee as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)                                  All fees referred to in Section 2.11(a) and 2.11(b) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of February, May, August and November of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d)                                 Borrower agrees to pay on the Closing Date to each Term Loan Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s Term Loan, a closing fee in an amount equal to 0.50% of the stated principal amount of such Lender’s Term Loan, payable to such Term Loan Lender from the proceeds of its Term Loan as and when funded on the Closing Date.  Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(e)                                  In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12.                     Scheduled Payments.  The principal amounts of the Initial Term Loans shall be repaid in consecutive quarterly installments commencing August 31, 2014, each equal to 0.25% of the original principal amount of the Initial Term Loans, and at final maturity (each such payment, an “Installment”); provided in the event any New Term Loans are made, such New Term Loans shall be repaid on each Interest Payment Date occurring on or after the applicable Increased Amount Date in the manner specified in the Joinder Agreement.  Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date applicable to such Term Loans.

2.13.                     Voluntary Prepayments/Commitment Reductions.

(a)                                 Voluntary Prepayments.

(i)                                     Any time and from time to time:

(A)                               with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, other than with respect to any prepayment made pursuant to Section 8.2, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(B)                               with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, other than with respect to any prepayment made pursuant to Section 8.2, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)                                  All such prepayments shall be made:

(A)                               upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(B)                               upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans.

in each case given by Borrower to the applicable Administrative Agent by, in the case of Term Loans, 12:00 p.m. (New York City time) and, in the case of Revolving Loans, 12:00 p.m. (Hong Kong time), in each case, on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to such Administrative Agent (and such Administrative Agent will promptly transmit a copy of the notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein (provided, that any such prepayment may be conditioned upon the closing of a transaction or refinancing, in which case, upon the failure of such transaction or refinancing to close, such notice of prepayment may be withdrawn).  Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b)                                 Voluntary Commitment Reductions.

(i)                                     Borrower may, upon not less than three Business Days’ prior written or telephonic notice from Borrower promptly confirmed by delivery of written notice thereof to the Revolving Facility Administrative Agent (a copy of which written notice the Revolving Facility Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)                                  Borrower’s notice to the Revolving Facility Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof (provided, that any such termination or reduction may be conditioned upon the closing of a transaction or refinancing, in which case upon the failure of such transaction or refinancing to close, such notice of termination or reduction may be cancelled).

(c)                                  Term Loan Call Protection.  In the event that all or any portion of the Term Loans is (i) repriced or effectively refinanced through any waiver, consent or amendment the primary purpose of which is directed at, or the result of which would be, the lowering of the effective interest cost or the Weighted Average Yield (assuming a four-year life to maturity for calculation of interest rates for closing fees or original issue discount) of the Term Loans or (ii) repaid, prepaid, refinanced or replaced through the incurrence of any debt financing the primary purpose of which is to decrease the effective interest cost or Weighted Average Yield (assuming a four-year life to maturity for calculation of interest rates for closing fees or original issue discount) that is less than the effective interest cost or Weighted Average Yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced, in each case of the foregoing clauses (i) and (ii), other than in connection with a change of control (including a

Change of Control) or a Transformative Acquisition (a “Repricing Transaction”), occurring on or prior to the first anniversary of the Closing Date (and including, for avoidance of doubt, any prepayment made pursuant to Section 2.14(c) that constitutes a Repricing Transaction), such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced.  If all or any portion of the Term Loans held by any Lender is repaid, prepaid, refinanced or replaced on or prior to the first anniversary of the Closing Date pursuant to Section 2.23 as a result of, or in connection with, such Lender being a Non-Consenting Lender with respect to any waiver, consent or amendment referred to in clause (i) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced or replaced.

2.14.                     Mandatory Prepayments.

(a)                                 Asset Sales.  No later than the fifth Business Day following the date of receipt by any member of the Restricted Group of any Net Cash Proceeds from an Asset Sale, Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds from such Asset Sale; provided that (i) notwithstanding the forgoing, Borrower shall only be required to prepay the Loans pursuant to this Section 2.14(a) to the extent the Net Cash Proceeds received from Asset Sales exceeds $2,500,000 in any Fiscal Year and (ii) Borrower shall have the option, directly or through any member of the Restricted Group, to invest Net Cash Proceeds within 365 days of receipt thereof (or an additional 365 days if any member of the Restricted Group enters into a legally binding commitment to invest such Net Cash Proceeds within 365 days of receipt thereof) in assets useful in the business of the Restricted Group.

(b)                                 Insurance/Condemnation Proceeds.  No later than the fifth Business Day following the date of receipt by any member of the Restricted Group, or either Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided that (i) notwithstanding the forgoing, Borrower shall only be required to prepay the Loans pursuant to this Section 2.14(b) to the extent the Net Insurance/Condemnation Proceeds received by any member of the Restricted Group exceeds $2,500,000 in any Fiscal Year and (ii) Borrower shall have the option, directly or through any member of the Restricted Group, to invest such Net Insurance/Condemnation Proceeds within 365 days of receipt thereof (or an additional 365 days if any member of the Restricted Group enters into a legally binding commitment to invest such Net Insurance/Condemnation Proceeds within 365 days of receipt thereof) in long term productive assets of the general type used in the business of the Restricted Group, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(c)                                  Issuance of Debt.  On the date of receipt by any member of the Restricted Group of any cash proceeds from the incurrence of any Debt of any member of the Restricted Group (including any Debt incurred pursuant to a Permitted Refinancing incurred pursuant to Section 6.1(b) but excluding other Debt permitted to be incurred pursuant to Section 6.1(a) or 6.1(b)), Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of taxes, underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(d)                                 Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending August 31, 2015), Borrower shall, no later than 120 days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to the Applicable ECF Percentage of such Consolidated Excess Cash Flow minus voluntary repayments of the Loans (including, for the avoidance of doubt, repurchases of Term Loans pursuant to Section 10.6(i) (based on the actual cash purchase price and not the par value of Term Loans so purchased)), any Debt Incurred pursuant to Section 6.1(b)(xxiii) or (xxiv) and any Refinancing Indebtedness the net proceeds of which are used to replace or refinance Loans, in each case, to the extent made with Internally Generated Cash (excluding, for the avoidance of doubt, repayments of Loans made with the cash proceeds of any Refinancing Indebtedness).

(e)                                  Revolving Loans.

(i)                                     Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(ii)                                  Last Day of Interest Period.

(A)                               Borrower shall repay each Revolving Loan on the last day of its Interest Period.

(B)                               Notwithstanding Borrower’s obligation under clause (A) above, if (x) one or more new Revolving Loans are to be made available to Borrower (I) on the same day that a maturity Revolving Loan is due to be repaid by Borrower and (II) in whole or in part for the purpose of refinancing the maturing Revolving Loan; and (y) each Lender’s Pro Rata Share of such maturing Revolving Loan(s) is the same as such Lender’s Pro Rata Share in such new Revolving Loans, then the aggregate amount of the new Revolving Loans shall, unless Borrower notifies Revolving Facility Administrative Agent to the contrary in the relevant Funding Notice, be treated as if applied in or towards repayment of the maturing Revolving Facility so that:

(1)                                 if the amount of maturing Revolving Loans exceeds the aggregate amount of the new Revolving Loans, (X) Borrower will only be required to repay an amount equal to such excess; and (Y) each Revolving Lender’s Pro Rata Share in the new Revolving Loans shall be treated as having been made available and applied by Borrower in or towards repayment of such Lender’s Pro Rata Share in the maturity Revolving Loans and such Lender will not be required to make funds available to Revolving Facility Administrative Agent pursuant to Section 2.2(b)(iv) in respect of its Pro Rata Share of the new Revolving Loans; and

(2)                                 if the amount of maturing Revolving Loans is equal to or less than the aggregate amount of new Revolving Loans, (X) Borrower will not be required to repay such maturing Revolving Loans; and (Y) each Revolving Lender will be required to make funds available to Revolving Facility Administrative Agent pursuant to Section 2.2(b)(iv) in respect of its Pro Rata Share of new Revolving Loans only to the extent that its Pro Rata Share in new Revolving Loans exceeds such Revolving Lender’s Pro Rata Share in the maturing Revolving Loans and the remainder of such Revolving Lender’s participation in the new Revolving Loans shall be treated as having been made available and applied by Borrower in or toward repayment of such Lender’s participation the maturing Revolving Loans.

(f)                                   Prepayment Certificate.  Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(e), Borrower shall deliver to Administrative Agents a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be.  In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agents a certificate of an Authorized Officer demonstrating the derivation of such excess.

(g)                                  Notwithstanding any other provisions of this Section 2.14 or Section 2.15, (i) to the extent that any of or all the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary of Parent, any Net Insurance/Condemnation Proceeds attributable to property of a Foreign Subsidiary of Parent or Consolidated Excess Cash Flow attributable to Foreign Subsidiaries of Parent are prohibited or delayed by applicable local law from being repatriated, the portion of such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.14 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and (ii) to the extent that Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences with respect to such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow, such Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.14 but may be retained by the applicable Foreign Subsidiary; provided that in the case of each of clauses (i) and (ii), (x) such nonpayment prior to the time such amounts must be repatriated shall not constitute an Event of Default, and such amounts shall be available (A) to repay local foreign indebtedness, if any, and (B) for working capital purposes of Borrower and the Restricted Subsidiaries, in each case, subject to the prepayment provisions in this Section 2.14(g) in the event such amounts are repatriated, and (y) if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow is permitted under the applicable local law, or the repatriation of such amounts will not have material adverse tax consequences, then repatriation will be promptly effected and an amount equal to the amount of Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow that could be repatriated will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.14 to the extent provided herein.

2.15.                     Application of Prepayments/Reductions.

(a)                                 Application of Voluntary Prepayments by Type of Loans.  Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Revolving Loans to the full extent thereof; and

second, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied in direct order of maturity.

(b)                                 Application of Mandatory Prepayments by Type of Loans.  All prepayments made pursuant to Section 2.13(d) shall be applied solely to the outstanding Initial Term Loans (and any New Term Loans or Extended Term Loans to the extent provided for in the applicable Joinder Agreement or Extension Amendment; provided that the Initial Term Loans receive not less than the pro rata portion of such prepayment unless otherwise agreed).  Subject to the preceding sentence, any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and further applied on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans; provided that if at the time any amount is required to be paid pursuant to Section 2.14(a) or (b), Borrower is required to offer to repurchase Permitted First Priority Refinancing Debt pursuant to the terms of the documentation governing such Debt with any Net Cash Proceeds or Net Insurance/Condemnation Proceeds (such Permitted First Priority Refinancing Debt required to be offered to be so repurchased, “Other Applicable Indebtedness”), then Borrower may apply such Net Cash Proceeds or Net Insurance/Condemnation Proceeds, as applicable, on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such cash proceeds allocated to Other Applicable Indebtedness shall not exceed the amount of such cash proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such cash proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to Section 2.14(a) or (b), as applicable, shall be reduced accordingly; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such Debt purchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof;

second, to prepay the Revolving Loans to the full extent thereof;

third, to prepay outstanding reimbursement obligations with respect to Letters of Credit and Bank Guarantees; and

fourth, to Cash Collateralize Letters of Credit and Bank Guarantees.

(c)                                  Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than five Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Term Administrative Agent of the amount of such prepayment, and Term Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option by giving written notice to Borrower and Term Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Term Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, Borrower shall pay to Term Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans in accordance with Section 2.15(b)).  To the extent any Lender has elected to refuse its Pro Rata Share of such Waivable Mandatory Prepayment, such amount shall be retained by Borrower (such amount, the “Borrower Retained Prepayment Amount”).

(d)                                 Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans.  Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

2.16.                     General Provisions Regarding Payments.

(a)                                 All payments by Borrower of principal, interest, fees and other Credit Agreement Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the applicable Administrative Agent not later than, in the case of Term Loans, 12:00 p.m. (New York City time) and in the case of Revolving Loans, 12:00 p.m. (Hong Kong time), in each case, on the date due at the Principal Office of such Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by such Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b)                                 All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)                                  The applicable Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by such Administrative Agent.

(d)                                 Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Term Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)                                  Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)                                   Each Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to, in the case of Term Loans, 12:00 p.m. (New York City time) and, in the case of Revolving Loans, 12:00 p.m. (Hong Kong time), in each case, to be a non-conforming payment.  Any such payment shall not be deemed to have been received by such Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  The applicable Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(g)                                  If an Enforcement Event shall have occurred and not otherwise been waived, all proceeds received by Agents pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, or all payments or proceeds received by Agents in respect of any of the Credit Agreement Obligations, shall be applied as follows (subject to the Pari Passu Intercreditor Agreement, if in effect):

(i)                                                                  first, to payment of that portion of the Credit Agreement Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to each Agent and each Issuing Bank in its capacity as such;

(ii)                                                               second, to payment of that portion of the Credit Agreement Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Secured Parties, ratably among them in proportion to the amounts described in this clause (ii) payable to them;

(iii)                                                            third, to payment of that portion of the Credit Agreement Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Secured Parties in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)                                                           fourth, to payment of that portion of the Credit Agreement Obligations constituting unpaid principal, unreimbursed drawings under Letters of Credit or Bank Guarantees honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrower or face amounts of the Loans, and Hedge Termination Value under Hedge Agreements and for the account of the Issuing Bank, to Cash Collateralize that portion of Credit Agreement Obligations comprised of the aggregate undrawn amount of Letters of Credit or Bank Guarantees, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iv) held by them;

(v)                                                              fifth, to the payment of all other Credit Agreement Obligations of the Credit Parties that are due and payable to Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Credit Agreement Obligations owing to Agents and the other Secured Parties on such date; and

(vi)                                                           sixth, the balance, if any, after all of the Credit Agreement Obligations have been paid in full, to Borrower or as otherwise required by law.

Subject to Section 2.4(a)(vi) and the last sentence of Section 2.4(a), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (iv) above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Credit Agreement Obligations, if any, in the order set forth above and, if no Credit Agreement Obligations remain outstanding, to Borrower.

(h)                                 Clawback.

(i)                                     Where a sum is to be paid to either Administrative Agent under the Credit Documents for another Person, such Administrative Agent is not obligated to pay such sum to such other Person (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received such sum.

(ii)                                  If such Administrative Agent pays an amount to another Person and it proves to be the case that such Administrative Agent had not actually received such amount, then such Person to whom such amount (or the proceeds of any related exchange contract) was paid by such Administrative Agent shall on demand refund the same to such Administrative Agent together with interest on such amount from the date of payment to the date of receipt by such Administrative Agent, calculated by such Administrative Agent to reflect its cost of funds.

2.17.                     Ratable Sharing.  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under any Bankruptcy Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit and Bank Guarantees, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the applicable Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.  The provisions of this Section 2.17 shall not be construed to apply to (i) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Credit Agreement Obligations owed to it.

2.18.                     Making or Maintaining Eurodollar Rate Loans.

(a)                                 Inability to Determine Applicable Interest Rate.  In the event that the applicable Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, or, in the case of Eurodollar Loans that are Revolving Loans, only one Reference Bank supplies a rate to Revolving Facility Administrative Agent to determine such rate for the applicable Interest Period (i) in the case of Term Loans, Term Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Term Loan Lender of such determination, whereupon (A) no Term Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Term Administrative Agent notifies Borrower and Term Loan Lenders that the circumstances giving rise to such notice no longer exist, and (B) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower and (ii) in the case of Revolving Loans, Revolving Facility Administrative Agent shall promptly notify the Revolving Lenders and Borrower thereof and the interest rate applicable to any such Revolving Lender’s Pro Rata Share of such affected Revolving Loans shall be equal to the sum of the Applicable Margin and the percentage rate per annum notified to Revolving Facility Administrative Agent by such Revolving Lender, as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of such Interest Period (or such later date as may be acceptable to Revolving Facility Administrative Agent), as the cost to such Revolving Lender of funding its participation in such Revolving Loan from whatever source(s) it may reasonably select.

(b)                                 Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the applicable Administrative Agent is advised by the Requisite Term Loan Lenders or Requisite Revolving Lenders, as the case may be (which determination shall be final and conclusive and binding upon all parties hereto), that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrower and the applicable Administrative Agent of such determination (which notice such Administrative Agent shall promptly transmit to each other Lender).  In the case of Term Loans, if Term Administrative Agent receives a notice from (x) any Term Loan Lender pursuant to clause (i) of the preceding sentence or (y) Term Loan Lenders constituting Requisite Term Loan Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Term Loan Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Term Loan Lender) to make Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Term Loan Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Term Loan Lender) shall make such Term Loan as (or continue such Term Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Term Loan Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Term Loan Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  In the case of Revolving Loans, if Revolving Facility Administrative Agent receives a notice from (x) any Revolving Lender pursuant to clause (i) of the second preceding sentence or (y) Revolving Lenders constituting Requisite Revolving Lenders pursuant to clause (ii) of the second preceding sentence, Revolving Facility Administrative Agent shall promptly notify the Revolving Lenders and Borrower thereof and the interest rate applicable to any such Revolving Lender’s Pro Rata Share of such affected Revolving Loans shall be equal to the sum of the Applicable Margin and the percentage rate per annum notified to Revolving Facility Administrative Agent by such Revolving Lender, as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of such Interest Period (or such later date as may be acceptable to Revolving Facility Administrative Agent), as the cost to such Revolving Lender of funding its participation in such Revolving Loan from whatever source(s) it may reasonably select.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the applicable Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission such Administrative Agent shall promptly transmit to each other Lender).

(c)                                  Compensation for Breakage or Non-Commencement of Interest Periods.  Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.  With respect to any Lender’s claim for compensation under this Section 2.18, Borrower shall not be required to compensate such Lender for any amount incurred more than 180 calendar days prior to the date that such Lender notifies Borrower of the event that gives rise to such claim.

(d)                                 Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)                                  Assumptions Concerning Funding of Eurodollar Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19.                     Increased Costs; Capital Adequacy.

(a)                                 Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the date hereof), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof, or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof (clauses (A) and (B), collectively, a “Change in Law”):  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Indemnified Taxes or Excluded Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Adjusted Eurodollar Rate”); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrower (with a copy to the applicable Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)                                 Capital Adequacy Adjustment.  In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments, Letters of Credit or Bank Guarantees, or participations therein or other obligations hereunder with respect to the Loans, the Letters of Credit or the Bank Guarantees to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction.  Such Lender shall deliver to Borrower (with a copy to the applicable Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.  For the avoidance of doubt, subsections (a) and (b) of this Section 2.19 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

2.20.                     Taxes; Withholding, Etc.

(a)                                 Payments to Be Free and Clear.  All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b)                                 Withholding of Taxes.  If any Withholding Agent is (in such Withholding Agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to either Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents:  (i) the applicable Withholding Agent shall timely pay, or cause to be paid, any such Tax to the relevant Governmental Authority in accordance with applicable law; (ii) if such Tax is an Indemnified Tax, unless otherwise provided on this Section 2.20, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of such Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment of such Indemnified Tax, such Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of such Indemnified Tax been required or made; and (iii) within thirty (30) days after the due date of payment of any Tax which is required by clause (i) above to be paid, the relevant Withholding Agent shall deliver to the applicable Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)                                  Other Taxes.  Without limiting the provisions of Section 2.20(b), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law.  Borrower shall deliver to Administrative Agents official receipts or other evidence of such payment reasonably satisfactory to Administrative Agents in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(d)                                 Borrower shall indemnify each Administrative Agent and any Lender for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by either Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Such Administrative Agent or Lender, as the case may be, shall, at Borrower’s request, provide the Borrower with a written statement thereof setting forth the basis and calculation of such amounts (including any proposed indemnifiable expenses), which written statement shall be conclusive absent manifest error with respect to any Indemnified Taxes and Other Taxes and shall make commercially reasonable efforts to provide other documentation or cooperation reasonably necessary for such Borrower to contest in good faith the imposition of such Indemnified Taxes or Other Taxes.  Such payment shall be due within thirty (30) days of such Credit Party’s receipt of such certificate.  Notwithstanding anything to the contrary, Borrower shall not be required to indemnify the applicable Administrative Agent or Lender for any penalties or interest resulting from willful misconduct or gross negligence of such applicable Administrative Agent or Lender.

(e)                                  Status of Recipients.

(i)                                     Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the applicable Credit Party and the applicable Administrative Agent, at the time or times reasonably requested by the applicable Credit Party or the applicable Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Credit Party or the applicable Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the applicable Credit Party or the applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the applicable Credit Party or the Administrative Agent as will enable the applicable Credit Party or the applicable Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(e)(ii)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)                                  Without limiting the generality of the foregoing (A) each Recipient that is not a U.S. Person (a “Non-U.S. Recipient”) shall, to the extent such Recipient is legally able to do so, deliver to the applicable Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Recipient listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Recipient (in the case of each other Recipient), and at such other times as may be necessary in the determination of Borrower or such Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Recipient, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Recipient is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax (including backup withholding) with respect to any payments to such Recipient of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) in the case of a Non-U.S. Recipient that is a Lender receiving payments of interest, if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such

Lender of interest payable under any of the Credit Documents, and (B) each Recipient that is a U.S. Person (a “U.S. Recipient”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to the applicable Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Recipient becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Recipient, certifying that such U.S. Recipient is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption.  Each Recipient required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(e) hereby agrees, from time to time after the initial delivery by such Recipient of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Recipient shall promptly deliver to the applicable Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Recipient, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Recipient is not subject to deduction or withholding of United States federal income tax with respect to payments to such Recipient under the Credit Documents, or notify such Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

(iii)                               Without limiting the generality of the foregoing, in relation to a Guarantor resident for tax purposes in Spain (for purposes of this clause 2.20(e)(iii), a “Spanish Guarantor”), before the first day upon which such Spanish Guarantor is to make a payment (or thereafter as required by the applicable tax laws and regulations of Spain), any Recipient that is not resident for tax purposes in Spain shall deliver to such Spanish Guarantor, at such Spanish Guarantor’s timely request and through Term Administrative Agent (i) a tax residence certificate duly issued by the tax authorities of such Recipient’s jurisdiction of tax residence accrediting that such Recipient is resident for tax purposes therein or (ii) if such Recipient is resident in a jurisdiction that has entered into a double tax treaty with Spain, a tax residence certificate duly issued by the tax authorities of its jurisdiction of residence accrediting that such Lender is a resident for tax purposes therein for the purposes of the applicable double tax treaty.  The tax residence certificates referred to in (i) and (ii) above in this clause 2.20(e)(iii) must have an issue date not earlier than one year preceding the date on which a Spanish Guarantor should make a payment. If additional payments are required to be made by a Spanish Guarantor, at a time where tax residence certificates previously supplied by a Recipient pursuant to (i) and (ii) above of this clause 2.20(e)(iii), are deemed to have expired from a Spanish tax perspective, such Spanish Guarantor may request from such Recipients the supply of renewed tax residence certificates with the same content as stated above.

(f)                                   If a payment made to a Recipient under any Credit Document would be subject to Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to Borrower and the applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the applicable Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or the applicable Administrative Agent as may be necessary for Borrower and the applicable Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)                                  Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agents or any assignment of rights, by or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.21.                     Obligation to Mitigate.  Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, Letters of Credit or Bank Guarantees, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans, Letters of Credit or Bank Guarantees through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans, Letters of Credit or Bank Guarantees or the interests of such Lender; provided such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to the applicable Administrative Agent) shall be conclusive absent manifest error.

2.22.                     Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by either Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by either Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the applicable Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to such Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to Issuing Bank; third, to Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by such Administrative Agent; fifth, if so determined by such Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Bank Guarantees issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders or Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit or Bank Guarantees in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit or Bank Guarantees were issued at a time when the conditions set forth in Section 3.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit and Bank Guarantees owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit and Bank Guarantees owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Bank Guarantees are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.22(a)(iii).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)                                  Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(a)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit and Bank Guarantees for which it has provided Cash Collateral pursuant to Section 2.22(d).

(B)                               With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit and Bank Guarantees that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iii)                               Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit and Bank Guarantees shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation, and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)                              Cash Collateral.  If the reallocation described in clause (iii) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b)                                 Defaulting Lender Cure.  If Borrower, the applicable Administrative Agent and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, such Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as such Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Bank Guarantees to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.22(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)                                  New Letters of Credit and Bank Guarantees.  So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit or Bank Guarantee unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)                                 Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Revolving Facility Administrative Agent or Issuing Bank (with a copy to Revolving Facility Administrative Agent) Borrower shall Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)                                     Grant of Security Interest.  Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to Revolving Facility Administrative Agent, for the benefit of Issuing Bank, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit and Bank Guarantees, to be applied pursuant to clause (ii) below.  If at any time Revolving Facility Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Revolving

Facility Administrative Agent and Issuing Bank as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Revolving Facility Administrative Agent, pay or provide to Revolving Facility Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit and Bank Guarantees shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit and Bank Guarantees (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided prior to any other application of such property as may otherwise be provided for herein.

(iii)                               Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (B) the determination by Revolving Facility Administrative Agent and Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.22, the Person providing Cash Collateral and Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

2.23.                     Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; (b)(i) any Lender shall become and continues to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.22(b) within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to the applicable Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 (and in the case of a Non-Consenting Lender in connection with a Repricing Transaction, Section 2.13(c)) or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Letter of Credit and Bank Guarantee issued thereby to be cancelled.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the applicable Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by such Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.  Any removal of HBAP or any of its successors as a Defaulting Lender pursuant to this Section 2.23 shall also constitute the removal of HBAP or its successors as Revolving Facility Administrative Agent pursuant to Section 9.7.

2.24.                     Incremental Facilities.  Borrower may (a) by written notice from Borrower to Revolving Facility Administrative Agent, elect to request prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (any such increase, the “New Revolving Loan Commitments”) and/or (b) by written notice from Borrower to and the Term Administrative Agent elect to request prior to the Maturity Date, the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), in an aggregate principal amount of (i) the New Term Loan Commitments and the New Revolving Loan Commitments plus (ii) the aggregate principal amount of Debt Incurred pursuant to Sections 6.1(b)(xxiii) and (xxiv) not in excess of (A) $50,000,000 in the aggregate pursuant to this clause (A) prior to date of determination plus (B) at Borrower’s option, an unlimited amount of New Term Loan Commitments and/or the New Revolving Loan Commitments so long as the First Lien Net Leverage Ratio is no more than 4.25:1.00 as of the last day of the Fiscal Quarter most recently ended for which a Compliance Certificate required under Section 5.1(c) has been delivered, after giving effect to any such incurrence on a Pro Forma Basis (and excluding the proceeds of any New Revolving Loans and/or New Term Loans from Unrestricted Cash in clause (b) of the definition of Consolidated Total Debt in calculating the First Lien Net Leverage Ratio for purposes of this Section 2.24 and, in the case of unsecured or junior lien Debt Incurred pursuant to Section 6.1(b)(xxiii), calculated assuming such debt is Consolidated First Lien Secured Debt), and, in each case, with respect to any New Revolving Loan Commitment, assuming a borrowing of the maximum amount of Loans available thereunder (such aggregate amount, the “Incremental Amount”).  Each New Term Loan Commitment or New Revolving Loan Commitment shall be in a principal amount that is not less than $5,000,000 (or such lesser amount which shall be approved by the applicable Administrative Agent or such lesser amount that shall constitute the difference between $5,000,000 and all such New Revolving Loan Commitments and New Term Loan Commitments obtained prior to such date), and integral multiples of $1,000,000 in excess of that amount.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Term Administrative Agent or such shorter period of time as consented to by the Term Administrative Agent.  Borrower may invite any Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender”, as applicable) to provide a New Revolving Loan Commitment or New Term Loan Commitment, as applicable; provided that any Lender approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or a New Term Loan Commitment.  Such New Revolving Loan Commitments or New Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; provided that in the case of New Revolving Loan Commitments or New Term Loan Commitments the purpose of which is to finance a Permitted Acquisition or other similar Investment, no Event of Default pursuant to clauses (a), (f) or (g) of Section 8.1 shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 3.2(a)(iii) shall be satisfied; provided that in the case of New Revolving Loan Commitments or New Term Loan Commitments the purpose of which is to finance a Permitted Acquisition or other similar Investment, the representations and warranties required under this clause (2) shall be limited only to representations set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.28, 4.29 and 4.30) if so agreed to by the New Revolving Loan Lenders or New Term Loan Lenders, as applicable, providing such New Revolving Loan Commitments or New Term Loans Commitments, as applicable; (3) the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by Borrower, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and applicable Administrative Agent, and each of which shall be recorded in the Register and each New Revolving Loan Lender and New Term Loan Lender shall be subject to the requirements set forth in Section 2.20(e); (4) Borrower shall make any payments required pursuant to Section 2.18(c) in connection with the New Revolving Loan Commitments or New Term Loan Commitments, as applicable; and (5) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the applicable

Administrative Agent in connection with any such transaction.  Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.  The proceeds of the New Revolving Loan Commitments and New Term Loan Commitments may be applied by Borrower for working capital and general corporate purposes of Parent and its Subsidiaries and any other use not prohibited by this Agreement including, without limitation, the financing of any Permitted Acquisition or similar Investment; provided that the New Revolving Loan Commitments and New Term Loan Commitments shall be not used to prepay any Subordinated Debt.

On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (b) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.

On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

The applicable Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.24.

The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans.  The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be as set forth herein or in the applicable Joinder Agreement.  In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Revolving Loans or the Initial Term Loans (whichever is longest), (ii) the applicable Maturity Date of each Series shall be no shorter than the latest of the final maturity of the Revolving Loans and the Term Loans, (iii) the Weighted Average Yield applicable to the New Term Loans of each Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder

Agreement; provided, however, the Weighted Average Yield applicable to the New Term Loans shall not be greater than the applicable Weighted Average Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Initial Term Loans plus 0.50% per annum unless the interest rate with respect to the Initial Term Loan is increased so as to cause the then applicable Weighted Average Yield under this Agreement on the Initial Term Loans to equal the Weighted Average Yield then applicable to the New Term Loans less 0.50% and (iv) all other terms of the New Term Loans and New Term Loan Commitments, if not consistent with the terms of the Initial Term Loans, as applicable must be reasonably acceptable to the Term Administrative Agent.  Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the applicable Administrative Agent to effect the provision of this Section 2.24.

2.25.                     Extensions of Loans.

(a)                                 Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Loans and Commitments of any Class to extend the maturity date and to provide for other terms consistent with this Section 2.25 (each such modification, an “Extension”) pursuant to one or more written offers (each, an “Extension Offer”) made from time to time by Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.25, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each Lender in such Class) and on the same terms to each such Lender.  In connection with each Extension, Borrower will provide notification to the applicable Administrative Agent (for distribution to the Lenders of the applicable Class), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended, which notification will set forth (x) the requested new maturity date for the extended Loans of each such Class (each, an “Extended Maturity Date”) and (y) the due date for Lender responses.  In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide the applicable Administrative Agent with a written notice thereof in a form reasonably satisfactory to such Administrative Agent.  Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.  In connection with any Extension, Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the applicable Administrative Agent to accomplish the purposes of this Section 2.25.

(b)                                 After giving effect to any Extension, the Term Loans or Revolving Commitments so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than three (3) different Classes of Term Loans and three (3) different classes of Revolving Commitments; provided further, that, in the case of any Extension Amendment relating to Revolving Commitments or Revolving Loans, (i) all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Bank Guarantee as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred, (iii) no termination of Extended Revolving Commitments and no repayment of Revolving Loans thereunder accompanied by a corresponding permanent reduction in Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the existing Revolving Loans and Existing Revolving Commitments (or all Existing Revolving Commitments of such Class and related existing Revolving Loans shall have otherwise been terminated and repaid in full) and (iv) with respect to Letters of Credit and Bank Guarantees, the Maturity Date with respect to the Revolving Commitments may not be extended without the prior written consent of the Issuing Bank.  If the Total Utilization of Revolving Commitments exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any Class of Revolving Commitments while an extended Class of Revolving Commitments remains outstanding, Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(c)                                  The consummation and effectiveness of each Extension shall be subject to the following:

(i)                                     no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii)                                  the Term Loans or Revolving Commitments, as applicable, of any Lender extended pursuant to any Extension (as applicable, “Extended Term Loans” or “Extended Revolving Commitments”) shall have the same terms as the Class of Term Loans or Revolving Commitments, as applicable, subject to the related Extension Amendment (as applicable, “Existing Term Loans” or “Existing Revolving Commitments”); except (A) the final maturity date of any Extended Term Loans or Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be later than the Latest Maturity Date at the time of such Extension, and the weighted average life to maturity of any Extended Term Loans or Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be no shorter than the weighted average life to maturity of the Class of Existing Term Loans or Existing Revolving Commitments, as applicable, subject to the Latest Maturity Date at the time of such Extension; (B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Term Loans or Existing Revolving Commitments, as applicable; (C) the revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment; (D) no repayment of any Extended Term Loans or Extended Revolving Commitments, as applicable, shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full); (E) the Extended Term Loans and/or Extended Revolving Commitments may contain a “most favored nation” provision for the benefit of Lenders holding Extended Term Loans or Extended Revolving Commitments, as applicable; and (F) the other terms and conditions applicable to Extended Term Loans and/or Extended Revolving Commitments may be terms different than those with respect to the Existing Term Loans or Existing Revolving Commitments, as applicable, so long as such terms and conditions only apply after the Latest Maturity Date; provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the applicable Administrative Agent and Borrower, to give effect to the provisions of this Section 2.25, including any amendments necessary to treat the applicable Loans and/or Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; provided, however, no Extension Amendment may provide for any Class of Extended Term Loans or Extended Revolving Commitments to be secured by any Collateral or other assets of any Credit Party that does not also secure the Existing Term Loans or Existing Revolving Commitments;

(iii)                               all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the applicable Administrative Agent;

(iv)                              a minimum amount in respect of such Extension (to be determined in Borrower’s discretion and specified in the relevant Extension Offer) shall be satisfied; and

(v)                                 no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 3.2 shall be satisfied (with all references in such Section to a Credit Date being deemed to be references to the Extension on the applicable date of such Extension), and applicable Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of Borrower.

(d)                                 For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 and Section 10.5 will not apply to Extensions of Term Loans or Revolving Commitments, as applicable, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.25, including to any payment of interest or fees in respect of any Extended Term Loans or Extended Revolving Commitments, as applicable, that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer.

(e)                                  No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 2.23.

(f)                                   The Lenders hereby irrevocably authorize the applicable Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Credit Documents as may be necessary in order to establish new Classes of Term Loans or Revolving Commitments, as applicable, created pursuant to an Extension, in each case on terms consistent with this Section 2.25.  Without limiting the foregoing, in connection with any Extension, (i) the appropriate Credit Parties shall (at their expense) amend (and each Collateral Agent is hereby directed to amend) any applicable Credit Document that such Collateral Agent reasonably requests to be amended to reflect an Extension and (ii) Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the applicable Administrative Agent in connection therewith and if requested by the relevant Lenders, a legal opinion of counsel reasonably acceptable to such Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby.

(g)                                  Promptly following the consummation and effectiveness of any Extension, Borrower will furnish to the applicable Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

SECTION 3.                         CONDITIONS PRECEDENT

3.1.                            Closing Date.  Subject to the provisions set forth in Schedule 10, the obligation of each Lender or Issuing Bank, as applicable, to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)                                 Credit Documents.  Administrative Agents and Arrangers shall have received sufficient copies of each Credit Document as Administrative Agents shall request, originally executed and delivered by each applicable Credit Party.

(b)                                 Organizational Documents; Incumbency.  Administrative Agents and Arrangers shall have received, in respect of each Credit Party, (i) a copy of each Organizational Document as Administrative Agents shall request, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party (in respect of a Hungarian Guarantor, the signature and incumbency certificate of the chairman of the board of trustees and in respect of any Guarantor incorporated under the laws of the State of Qatar, the signature and incumbency certificate of a manager or applicable document issued by the commercial registry identifying individuals as managers or authorized signatories); (iii) resolutions of the Board of Directors (or shareholders if required by applicable law or its constitutional documents) or similar governing body of such Credit Party (in respect of any Hungarian Guarantor, the resolution of the board of trustees and the resolution of the founder of the Hungarian Guarantor) approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by a director, a manager, its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization, each dated the Closing Date or a recent date prior thereto; (v) signature and incumbency certificates of one or more officers of Borrower who are authorized to execute Funding Notices delivered under this Agreement, in substantially the form of Exhibit H (with such amendments or modifications as may be approved by Administrative Agents), and (vi) such other documents as Administrative Agents and Arrangers may reasonably request at least three (3) Business Days prior to the Closing Date.  Arrangers shall have received an organizational structure chart in the form agreed upon among Borrower and Arrangers, acting reasonably, prior to the Closing Date, showing, as of the Closing Date (after giving pro forma effect to the transactions contemplated herein to occur on the Closing Date), each member of the Group and indicating whether a company is a Dormant Subsidiary or a Proposed Dormant Subsidiary.

(c)                                  Existing Indebtedness.  Prior to, or substantially simultaneously with, the Closing Date, Nord Anglia UK, Borrower, Parent and the Restricted Subsidiaries shall have (i) consummated the Refinancing, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) subject to any actions to be taken pursuant to Section 5.17, delivered to Administrative Agents all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Nord Anglia UK, Borrower, Parent and their Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agents and Arrangers with respect to the cancellation of any letters of credit or bank guarantees outstanding thereunder or the issuance of Letters of Credit or Bank Guarantees to support the obligations of Nord Anglia UK, Borrower, Parent and their Subsidiaries with respect thereto (it being understood that any letters of credit, banks guarantees, overdraft facilities and similar accommodations outstanding under documentation governing Existing Indebtedness may remain outstanding to the extent deemed reissued under this Agreement or otherwise cash collateralized or back-stopped in a manner reasonably satisfactory to the Arrangers on the Closing Date).

(d)                                 [Reserved]

(e)                                  Initial Public Offering.  (i) The Initial Public Offering shall have been, or substantially simultaneously with the effectiveness of this Agreement on the Closing Date shall be, consummated in accordance with applicable law, (ii) the proceeds from the Initial Public Offering shall have been, or shall be substantially concurrent with the funding of the Facilities on the Closing Date, applied in the manner described in the prospectus pursuant to which the Capital Stock of Parent was offered and sold and (iii) the Initial Public Offering shall have been consummated no later than 30 days after the allocation of the Term Loans.

(f)                                   Personal Property Collateral.  In order to create in favor of the applicable Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party shall have delivered to such Collateral Agent:

(i)                                     each Collateral Document and each other document set forth on Schedule 1, duly executed by each Credit Party thereto, together with

(A)                               certificates, if any, representing the Pledged Equity referred to and defined therein, accompanied by undated stock powers executed in blank and instruments, if any, evidencing the Pledged Debt (as defined therein) indorsed in blank; and

(B)                               proper UCC financing statements for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Collateral Documents;

(ii)                                  a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of Parent on behalf of each Credit Party, together with all attachments contemplated thereby.

(g)                                  Intercompany Note.  Administrative Agents and Arrangers shall have received from Parent a fully executed Intercompany Note evidencing the amendment and restatement of all intercompany Debt outstanding as of the Closing Date permitted to be incurred pursuant to Section 6.1(b)(iv).

(h)                                 Financial Statements; Projections.  Administrative Agents and Arrangers shall have received from Borrower (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of the Group as at the Closing Date, and reflecting the consummation of the Refinancing, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agents and Arranger, and (iii) the Projections.

(i)                                     Opinions of Counsel to Credit Parties.  Administrative Agents and Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of counsels for Credit Parties (or Administrative Agents, as the case may be) as to matters of laws of the jurisdictions set forth in Schedule 5 hereto, as to such matters as Administrative Agents or Arrangers may reasonably request, dated as of the Closing Date and in form and substance reasonably satisfactory to Administrative Agents and Arranger (and each Credit Party hereby instructs its counsel to deliver such applicable opinions to Administrative Agents and Lenders).

(j)                                    Fees.  Except as otherwise agreed by the Agents, Borrower shall have paid to each Agent the fees payable on or before the Closing Date referred to in Section 2.11(d) and (e) and all expenses payable pursuant to Section 10.2 which have accrued to the Closing Date.

(k)                                 Solvency Certificate.  On the Closing Date, Administrative Agents and Arrangers shall have received a Solvency Certificate from Parent dated the Closing Date and addressed to the Agents and Lenders, in form, scope and substance satisfactory to Administrative Agents and Arrangers, and demonstrating that after giving effect to the consummation of the Refinancing and any rights of contribution, the Credit Parties are and will be, on a consolidated basis, Solvent.

(l)                                     Closing Date Certificate.  Parent and Borrower shall have delivered to Administrative Agents and Arrangers an originally executed Closing Date Certificate, together with all attachments thereto.

(m)                             Letter of Direction.  Administrative Agents and Arrangers shall have received a duly executed letter of direction from Borrower addressed to Administrative Agents and Arrangers, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(n)                                 Patriot Act.  If requested at least ten (10) days prior to the Closing Date, then at least 3 days prior the Closing Date the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

(o)                                 Material Adverse Effect.  Since August 31, 2013, there not having occurred any event, change, condition, occurrence or circumstance which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(p)                                 Swiss Tax Ruling.  Borrower shall have received a confirmation from the Swiss Federal Tax Administration that a violation of the 10-Non-Bank-Rule with respect to this Agreement will not result in Swiss Anticipatory Tax consequences.

(q)                                 Rating.  Borrower shall have obtained a public corporate family rating from Moody’s of at least B3 with a stable or better outlook and such rating shall have continued through the Closing Date.

3.2.                            Conditions to Each Credit Extension.

(a)                                 Conditions Precedent.  The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit or Bank Guarantee, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)                                     The applicable Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii)                                  after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(iii)                               as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(iv)                              as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v)                                 on or before the date of issuance of any Letter of Credit or Bank Guarantee, Revolving Facility Administrative Agent shall have received all other information required by the applicable Issuance Notice and Borrower shall have opened and maintained a trade account with Issuing Bank, including the execution of a trade financing general agreement if required by Issuing Bank.

(b)                                 Notices.  Any Notice shall be executed by an Authorized Officer of Borrower in a writing delivered to the applicable Administrative Agent.  In lieu of delivering a Notice, Borrower may give the applicable Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit or Bank Guarantee, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to such Administrative Agent on or before the close of business on the date that the telephonic notice is given.  In the event of a discrepancy between the telephonic notice and the written Notice, the written Notice shall govern.  In the case of any Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu thereof, such telephonic notice shall also be irrevocable once given.  Neither Administrative Agents nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that such Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES

In order to induce Agents, Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1.                            Status.

(a)                                 It and each member of the Restricted Group is duly organized or formed, validly existing and in good standing (to the extent such concept exists under applicable law) under the laws of the jurisdiction of their respective incorporation or organization and, as applicable, are a limited liability corporation (or in respect of the Hungarian Guarantor, a foundation).

(b)                                 It and each member of the Restricted Group has the power to own their respective material assets and carry on its business as it is being conducted and as proposed to be conducted.

4.2.                            Binding Obligations.  Subject to the Legal Reservations:

(a)                                 the obligations expressed to be assumed by it in each Credit Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                 (without limiting the generality of clause (a) above), each Collateral Document to which it is or will be a party creates or will create the security interests that such Collateral Document purports to create and those security interests are or will be valid and effective.

4.3.                            Non-conflict with Other Obligations.  The entry into and performance by it of, and the transactions contemplated by, the Credit Documents and the granting of the security interest over the Collateral contemplated hereby or thereby do not and will not (a) conflict with (i) any law, regulation, order, judgment, arbitral award or decree of any court or other agency of government applicable to it; (ii) the constitutional documents of any member of the Restricted Group; or (iii) any agreement or instrument binding upon it or any member of the Restricted Group or any of its or any member of the Restricted Group’s assets or constitute (with due notice or lapse of time or both) a default or termination event (however described) under any such agreement or instrument, save to the extent such conflict, default or termination event does not and is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect or (b) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of either Collateral Agent, for the benefit of the Secured Parties).

4.4.                            Power and Authority.

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of the Credit Documents to which it is or will be a party and the transactions contemplated by those Credit Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Credit Documents to which it is a party.

(c)                                  It is qualified to do business and in good standing in every jurisdiction where its material assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5.                            Validity and Admissibility in Evidence.

(a)                                 All Authorizations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Credit Documents to which it is a party; and

(ii)                                  to make the Credit Documents to which it is a party admissible in evidence in its Relevant Jurisdictions (save for translation into the Arabic language in order to make this Agreement admissible as evidence in the State of Qatar and save for sworn translation into the Spanish language in order to make this Agreement admissible as evidence in the Kingdom of Spain), have been obtained or effected and are in full force and effect except for those necessary to satisfy the Perfection Requirements which will be satisfied promptly after execution of the relevant documents and in any event within the time periods required under Section 5.17.

(b)                                 All Authorizations necessary for the conduct of the business, trade and ordinary activities of members of the Restricted Group have been obtained or effected and are in full force and effect if the failure to obtain or effect those Authorizations has or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

4.6.                            Governing Law and Enforcement.  Subject to the Legal Reservations:

(a)                                 the choice of governing law of the Credit Documents (to which it is a party) will be recognized and enforced in its Relevant Jurisdictions; and

(b)                                 any judgment obtained in relation to a Credit Document (to which it is a party) in the jurisdiction of the governing law of that Credit Document will be recognized and enforced in its Relevant Jurisdictions.

4.7.                            Insolvency.  No corporate action, legal proceeding, creditor’s process or other procedure or step described in Section 8.1(f), 8.1(g) or 8.1(i) has been taken or, to the knowledge of such Credit Party, threatened in relation to a member of the Restricted Group, except in respect of any Dormant Subsidiary or Proposed Dormant Subsidiary which has not become an additional Guarantor in accordance with Section 5.6, where falling within the definition of “Permitted Liquidation.”  The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a consolidated basis, Solvent.

4.8.                            No Filing or Stamp Taxes.  Under the laws of its Relevant Jurisdiction it is not necessary that the Credit Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Credit Documents or the transactions contemplated by the Credit Documents except for the Perfection Requirements and payment of associated fees which shall be completed and paid promptly (and in any event within the periods required under Section 5.17 prescribed by law) after the date of the relevant Credit Document.

4.9.                            No Default.

(a)                                 No Event of Default and, on the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Credit Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any member of the Restricted Group or to which its assets (or those assets of any member of the Restricted Group) are subject which has or is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

4.10.                     No Misleading Information.

(a)                                 Any factual information contained in the Financial Model was true and accurate in all material respects as at the date (if any) ascribed thereto or (as the case may be), the date the information is expressed to be given.

(b)                                 The Financial Model has been prepared in accordance with the IFRS and the financial projections contained in the Financial Model have been prepared on the basis of recent historical information and based on reasonable assumptions and have been approved by the Board of Directors of Borrower.

(c)                                  No event or circumstance has occurred or arisen and no information has been omitted from the Financial Model and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Financial Model being untrue or misleading in any material respect.

(d)                                 Any financial projection or forecast contained in the Financial Model has been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as of the date of the Financial Model) and arrived at after careful consideration.

(e)                                  The expressions of opinion or intention provided by or on behalf of a Credit Party for the purpose of the Financial Model were made after careful consideration and (at the date of the Financial Model) were fair and based on reasonable grounds.

(f)                                   No report, financial statement, certificate or other written information furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Credit Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

4.11.                     Financial Statements

(a)                                 The Historical Financial Statements of the Group were prepared in accordance with IFRS consistently applied and give a true and fair view of the consolidated financial condition of the entities described therein and the Group as at the end of, and the consolidated results of operations of the Group for, the Fiscal Year to which they relate.  The WCL Historical Financials were prepared in accordance with generally accepted accounting principles adopted in the United Kingdom consistently applied and give a true and fair view of the consolidated results of operations for the Fiscal Year to which they relate.

(b)                                 The most recent financial statements of the Group delivered pursuant to Section 5.1 have been prepared in accordance with the IFRS consistently applied and give a true and fair view of (if audited), or fairly present (if unaudited), the consolidated financial condition of the entities described therein and the Group as at the end of, and consolidated results of operations of the entities described therein and the Group for, the period to which they relate.

(c)                                  The Budgets supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.  As of the Closing Date, management of Borrower believed that the Budgets were reasonable and attainable.

(d)                                 Since August 31, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

4.12.                     No Proceedings Pending or Threatened.  No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency, which is reasonably likely to be adversely determined and, if so determined, would have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any member of the Restricted Group.

4.13.                     No Breach of Laws.

(a)                                 It has not (and no Credit Party or any of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

(b)                                 No labor disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry) threatened against any Credit Party or its Subsidiaries which have or are reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.  No Credit Party or its Subsidiaries are engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (i) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of such Credit Party, threatened in writing and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or its Subsidiaries or to the best knowledge of such Credit Party, threatened against any of them or (ii) no strike or work stoppage in existence or threatened involving any member of the Restricted Group.

4.14.                     Environmental Laws.

(a)                                 To the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent compliance with Environmental

Law in a manner or to an extent which has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

(b)                                 No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Restricted Group where that claim is reasonably likely to be adversely determined and, if so determined against that member of the Restricted Group, would have or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

4.15.                     Taxation.

(a)                                 Except as otherwise permitted in Section 5.4(a), it is not (and no member of the Restricted Group is) materially overdue in the filing of any Tax returns and it is not (and no member of the Restricted Group is) overdue in the payment of any amount in respect of Tax (other than where such payment or the Tax to which it relates is being contested in good faith by appropriate proceedings or will not or is reasonably likely, either individually or in the aggregate, to not have a Material Adverse Effect).

(b)                                 To the best of its knowledge and belief, no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or against any member of the Restricted Group) with respect to Taxes such that a liability of or claim against it or any member of the Restricted Group could arise which has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

(c)                                  For U.S. federal income tax purposes, Borrower is, and since its inception has been treated as an entity disregarded from its owner and is not engaged in a U.S. trade or business.

4.16.                     Liens and Debt.  As at the Closing Date after giving effect to the making of the Loans on the Closing Date:

(a)                                 no Liens or Quasi-Liens exists over all or any of the present or future assets of any member of the Restricted Group other than as not prohibited under this Agreement; and

(b)                                 no member of the Restricted Group has any Debt outstanding other than as not prohibited under this Agreement.

4.17.                     [Reserved.]

4.18.                     Ranking.  Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Collateral Documents and (a) when financing statements and other filings in appropriate form are filed or registered in the offices of the Secretary of State (or a comparable office in any applicable non-U.S. jurisdiction or pursuant to such other system of registration as may exist in any applicable non-U.S. jurisdiction) of the jurisdiction of organization of each Credit Party, as applicable, and are filed and recorded in the United States Patent and Trademark Office and United States Copyright Office (or a comparable office in any applicable non-U.S. jurisdiction), as applicable, (b) upon the taking of possession or control by the applicable Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to such Collateral Agent to the extent possession or control by such Collateral Agent is required by any Collateral Document), or (c) in the case of Foreign Subsidiaries such actions as are set forth in the applicable foreign Collateral Documents, the Liens created by the Collateral Documents shall constitute fully perfected (or equivalent under applicable non-U.S. law) First Priority Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Credit Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

4.19.                     Good Title to Assets.  Each member of the Restricted Group has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets and real property necessary to carry on its business as presently conducted where failure to do so has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

4.20.                     Legal and Beneficial Ownership.

(a)                                 Each member of the Restricted Group is the sole legal and beneficial owner of the respective shares and other assets over which it purports to grant Transaction Security.

(b)                                 Each of Borrower and Nord Anglia UK is legally and beneficially 100% owned by Parent free from any claims, third party rights or competing interests other than any Permitted Liens.  As of the Closing Date, (i) Parent has no Subsidiaries other than Borrower, Nord Anglia UK and their respective Subsidiaries, (ii) Borrower has no Subsidiaries and (iii) Nord Anglia UK has no Subsidiaries other than those specifically disclosed in Schedule 3.  Schedule 3 correctly sets forth the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.21.                     Shares.

(a)                                 The shares of any member of the Restricted Group which are subject to the Transaction Security are fully paid, validly issued and (other than with respect to the shares of any member of the Restricted Group organized under the laws of Hong Kong) nonassessable (to the extent such concepts exist under applicable law) and not subject to any option to purchase or similar rights.

(b)                                 The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security (other than to the extent of restrictions or inhibitions required by applicable law).

(c)                                  There are no agreements in force or corporate resolutions passed which provide for the issue or allotment of, or grant any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share or loan capital of any member of the Restricted Group (including any option or right of pre-emption or conversion).

4.22.                     Intellectual Property.  Each member of the Restricted Group:

(a)                                 is the beneficial owner of or has licensed to it all the Intellectual Property which is required by it in order to carry on its business as it is being conducted where the absence of the same has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect; and

(b)                                 does not, in carrying on its business, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

4.23.                     Intellectual Property Licenses.  In respect of any licenses of Intellectual Property to or by any member of the Restricted Group:

(a)                                 each license is in full force and effect and binding on the parties to it; and

(b)                                 the terms of the licenses have been complied with by the parties, no disputes have arisen and no notice of termination has been received or served by such member of the Restricted Group and there are no grounds on which they might be terminated, where failure to have a valid and binding license or to comply with the terms of the license, or where a dispute or service or receipt of a notice of termination, as set out in clauses (a) and (b) above, has or is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

4.24.                     [Reserved].

4.25.                     Credit Parties.  Subject to the Agreed Security Principles, all Material Companies (other than those incorporated in the PRC, the Czech Republic, the Slovak Republic and the Kingdom of Thailand and other than Brighton Education Learning Services Sdn Bhd which are members of the Restricted Group) are Guarantors.  The aggregate of earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) is equal to or exceeds on the Closing Date, 90% of Consolidated EBITDA of the Restricted Group (calculated without taking into account the contribution of any Subsidiary of Parent incorporated in an Excluded Jurisdiction).

4.26.                     Holding Companies.

(a)                                 Except as may arise under the Credit Documents and for the transactions contemplated by the Credit Documents and for Transaction Costs, before the Closing Date, or, up to and including the Closing Date, in respect to Nord Anglia UK and the Senior Secured Notes Indenture and the Existing Credit Agreements, neither Borrower nor Nord Anglia UK has traded or immediately prior to the Closing Date has any liabilities or commitments (actual or contingent, present or future) other than acting as a Holding Company and carrying out any activity permitted under Section 6.14.

(b)                                 Each of the entities listed in Schedule 4 is a Dormant Subsidiary.

4.27.                     Fiscal Year.  The Fiscal Year of each member of the Restricted Group ends on or about August 31 or with respect to Education Overseas Qatar, L.L.C., December 31.

4.28.                     Investment Company Act.  It is not an “investment company” or company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940 (15 U.S.C. §§ 80a-l et seq.).  Neither any Credit Extension nor the use of proceeds thereof will violate the provisions of any of the foregoing acts or any rule, regulation or order under the SEC promulgated thereunder.

4.29.                     Federal Reserve Margin Regulations.

(a)                                 No member of the Restricted Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b)                                 No portion of the proceeds of any Credit Extension will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

(c)                                  Neither any Credit Extension nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

(d)                                 Borrower hereby confirms to each Lender that all drawdowns under this Agreement will be made solely for their own accounts or for the account of the Restricted Group.

4.30.                     Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act.  None of any Credit Party or its Subsidiaries nor, to the knowledge of any Credit Party, any such Credit Party’s directors, officers employees, agents or advisors is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of the Treasury (including the Office of Foreign Assets Control, pursuant to 31 CFR, Subtitle B, Chapter V, as amended) or any other applicable United States or non-U.S. sanctions authority (collectively, “Sanctions”, and the laws, rules, regulations and orders promulgated by such sanctions authority, collectively, “Sanctions Laws”).  Each Credit Party and its Subsidiaries, and, to the knowledge of any Credit Party, any such Credit Party’s respective directors, officers, employees, agents and advisors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable domestic or foreign anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.  No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Credit Party, indirectly by any Credit Party or its Subsidiaries or, to the knowledge of any Credit Party, their respective directors, officers, employees, agents or advisors, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

4.31.                     Use of Proceeds.  Borrower shall use the proceeds from the Loans in accordance with the uses described in Section 2.6 of this Agreement.

4.32.                     Employee Benefit Plan.

(a)                                 Except as is not reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect (i) each member of the Restricted Group and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (iii) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any member of the Restricted Group or any of its ERISA Affiliates; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any member of the Restricted Group or any of its ERISA Affiliates; and (vi) each member of the Restricted Group and each of its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.  The present value of the aggregate benefit liabilities under each Pension Plan and Pension Scheme sponsored, maintained or contributed to by each member of the Restricted Group or any of its Affiliates (determined as of the end of the most recent plan or scheme year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan or Pension Scheme), did not exceed the aggregate current value of the assets of such Pension Plan or Pension Scheme.  As of the most recent valuation date for each Multiemployer Plan available, the potential liability of each member of the Restricted Group and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero.

(b)                                 Except in respect of the Pension Schemes, no member of the Restricted Group is or has at any time been an employer (for the purposes of sections 38 to 56 of the Pensions Act 2004), or, except as is not reasonably likely to have a Material Adverse Effect, “connected” with or an “associate” of (as those terms are used in sections 38 to 56 of the Pensions Act 2004) an employer, of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993); and the Pensions

Regulator has not issued a Financial Support Direction or a Contribution Notice to any member of the Restricted Group and so far as such Credit Party is aware there are no circumstances which are reasonably likely to lead to the issue of either.

SECTION 5.                         AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Credit Agreement Obligations and cancellation or expiration of all Letters of Credit and Bank Guarantees, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1.                            Financial Statements and Other Reports.  Parent will deliver to Term Administrative Agent (for delivery to Revolving Facility Administrative Agent and Lenders):

(a)                                 Quarterly Financial Statements.  As soon as available, and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, consolidated financial statements of the Group for that Fiscal Quarter;

(b)                                 Annual Financial Statements.  As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, audited consolidated financial statements of the Group for that Fiscal Year;

(c)                                  Compliance Certificate.  Together with each delivery of financial statements of the Group pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate.  Each Compliance Certificate shall (i) identify which members of the Restricted Group are Material Companies and confirm compliance with Section 8, and (ii) be signed by two directors of Parent.

(d)                                 Requirements as to Financial Statements.

(i)                                     Parent shall procure that each set of the financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) includes a balance sheet, income statement and (in the case of consolidated Group accounts) a cash flow statement.  In addition, Parent shall procure that:

(A)                               each set of annual financial statements shall be audited by the Auditors (which report shall be unqualified as to going concern and scope of audit);

(B)                               each set of quarterly financial statements includes a cash flow forecast in respect of the Group relating to the 12-month period at the end of the relevant Fiscal Quarter or Fiscal Quarters; and

(C)                               each set of quarterly financial statements is accompanied by a statement by the directors of Parent commenting on the performance of the Group for the Fiscal Quarter to which the financial statements relate and the performance compared to the annual budget for such period and any material developments or proposals affecting the Group or its business.

(ii)                                  Each set of financial statements delivered pursuant to Sections 5.1(a) and 5.1(b):

(A)                               shall be certified by an Authorized Officer of Parent as giving a true and fair view of (in the case of annual financial statements for any Fiscal Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the audited annual financial statements, and a copy of any “letter to management” addressed to the management of the relevant company by the Auditors in relation to those audited annual financial statements shall also be provided to Term Administrative Agent in sufficient copies for Revolving Facility Administrative Agent and Lenders, when received by such company;

(B)                               in the case of the consolidated quarterly financial statements or annual financial statements of the Group, shall be in comparative form setting forth actual performance for the period to which the financial statements relate, to the actual performance for the corresponding period in the preceding Fiscal Year of the Group:

(C)                               shall be prepared in accordance with the Accounting Principles unless, in relation to any set of financial statements, Parent notifies Term Administrative Agent that there has been a material change in the Accounting Principles or the accounting practices and delivers to Term Administrative Agent (for delivery to Revolving Facility Administrative Agent and Lenders):

(1)                                 a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Financial Model or, as the case may be, that Credit Party’s Historical Financial Statements were prepared; and

(2)                                 sufficient information, in form and substance as may be reasonably required by Term Administrative Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and the Financial Model (in the case of Borrower) or that Credit Party’s Historical Financial Statements (in the case of a Credit Party other than Borrower).

Parent shall, at the request of Term Administrative Agent, authorize the Auditors (at the expense of Parent) to prepare a report addressed to Borrower confirming that Parent (or any other Credit Party) has appropriately reflected the material change in the Accounting Principles or the accounting practices in those financial statements and shall provide copies of such report to Term Administrative Agent (for delivery to Revolving Facility Administrative Agent and Lenders) on a “hold harmless” basis with the consent of the Auditors and where so required by the Auditors, subject to Term Administrative Agent entering into an engagement with the Auditors.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Financial Model or, as the case may be, the Historical Financial Statements were prepared.

(iii)                               If Parent notifies Term Administrative Agent of a change in accordance with clause (ii)(C) above, Parent, Term Administrative Agent (acting on the instructions of the Requisite Term Loan Lenders) and Revolving Facility Administrative Agent (acting on the instructions of the Requisite Revolving Lenders) shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change.  These amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations contained in this Agreement.  If any amendments are agreed, they shall take effect and be binding on each of the parties hereto in accordance with their terms.

(iv)                              [Reserved].

(v)                                 Notwithstanding the foregoing, the obligations in Section 5.1(b) may be satisfied with respect to financial information of the Group by furnishing Parent’s Form 20-F filed with the SEC.

(e)                                  Budget.

(i)                                     Borrower shall supply to Term Administrative Agent, in sufficient copies for Revolving Facility Administrative Agent and all Lenders, as soon as the same become available but in any event within 30 days after the start of each of its Fiscal Years, an annual Budget for that Fiscal Year.  Borrower shall ensure that each Budget:

(A)                               includes a projected consolidated profit and loss account, balance sheet and cash flow statement for the Group, projected financial covenant calculations, relevant key performance indicators and a capital expenditure plan together with commentary;

(B)                               is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) and is broken down on a monthly basis; and

(C)                               has been approved by the board of directors of Parent.

(ii)                                  If Borrower updates or changes the Budget in any material respect, it shall promptly (and in any event within ten (10) Business Days of the update or change being made) deliver to Term Administrative Agent, in sufficient copies for Revolving Facility Administrative Agent and each of Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

(f)                                   Lender Meetings.

(i)                                     Not more than once in every Fiscal Year, the chief financial officer (or if the chief financial officer is not available, another member of senior management of the Group nominated by Borrower) shall, as soon as reasonably practicable following a request to do so (at such time and at such location as may be agreed by the Administrative Agents and Borrower), participate in a meeting (which may be, at the election of Borrower, by teleconference) of the Administrative Agents and the Lenders regarding the on-going business and financial performance of the Group.

(g)                                  Unrestricted Subsidiaries.  If any Subsidiaries of Parent have been designated as Unrestricted Subsidiaries, the information delivered under Sections 5.1(a) and 5.1(b) will include reasonably detailed information as to the financial condition of the Restricted Group separate from that of the Unrestricted Subsidiaries.

(h)                                 Information — miscellaneous

(i)                                     Borrower shall supply to Term Administrative Agent (in sufficient copies for Revolving Facility Administrative Agent and all Lenders, if either Administrative Agent, or in the case of clause (C) the Primary Collateral Agent, so requests):

(A)                               as soon as reasonably practicable after they are dispatched, copies of all documents required by law to be dispatched by Parent to its shareholders generally (or any class of them) or dispatched by Parent or any other Credit Party to their respective creditors generally (or any class of them);

(B)                               promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Restricted Group and which, if adversely determined, would have or is reasonably likely to have a Material Adverse Effect;

(C)                               promptly, such information as the Primary Collateral Agent may reasonably require about the Collateral and compliance of the Credit Parties with the terms of any Collateral Documents; and

(D)                               promptly on request, such further information regarding the financial condition, assets and operations of the Restricted Group and/or any member of the Restricted Group (including any requested amplification or explanation of any item in the financial statements or budgets provided by any Credit Party under this Agreement or any changes to senior management of the Group) as any Lender through the applicable Administrative Agent may reasonably request.

(i)                                     Notification of default.

(i)                                     Each Credit Party shall notify Term Administrative Agent (which shall notify Revolving Facility Administrative Agent) of any Default which is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Credit Party is aware that a notification has already been provided by another Credit Party).

(ii)                                  Promptly upon a request by either Administrative Agent, Borrower shall supply to Term Administrative Agent (for delivery to Revolving Facility Administrative Agent and Lenders) a certificate signed by a director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(j)                                    “Know your customer” checks

(i)                                     If:

(A)                               the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(B)                               any change in the status of a Credit Party or the composition of the shareholders of a Credit Party after the date of this Agreement; or

(C)                               a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges either Administrative Agent or any Lender (or, in the case of clause (C) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Credit Party shall promptly upon the request of either Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (C) above, on behalf of any prospective new Lender) in order for such Administrative Agent, such Lender or, in the case of the event described in clause (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

(ii)                                  Each Lender shall promptly upon the request of the applicable Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Administrative Agent (for itself) in order for such Administrative Agent to carry out and be satisfied (acting reasonably) it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

(iii)                               Borrower shall, by not less than five (5) Business Days’ prior written notice to Administrative Agents, notify Administrative Agents (which shall promptly notify Lenders) of its intention to request that one of the Restricted Subsidiaries becomes an additional Credit Party pursuant to Section 5.15.

(iv)                              Following the giving of any notice pursuant to clause (iii) above, if the accession of such additional Credit Party obliges either Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, Borrower shall promptly upon the request of such Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for such Administrative Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Restricted Subsidiary to this Agreement as an additional Credit Party.

(v)                                 In relation to each Credit Party other than Borrower, each such Credit Party shall promptly upon the request of either Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Administrative Agent (for itself or on behalf of any Lender) or any Lender in order for such Administrative Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

(k)                                 Certification of Public Information.  Each Credit Party and each Lender acknowledge that certain Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak, Debtdomain or another relevant website or other information platform (the “Platform”), any document or notice that each Credit Party has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders.  Each Credit Party agrees (i) the financial statements required pursuant to Section 5.1(a) and (b) may be distributed to all Lenders (including Public Lenders) and (ii) to clearly designate all information provided to either Administrative Agent by or on behalf of such Credit Party which contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information.  If a Credit Party has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains

Non-Public Information, Term Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Non-Public Lenders.

5.2.                            Authorizations.  Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) promptly:

(a)                                 do all such things as are necessary to maintain its status as a legal entity;

(b)                                 obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization required under any law or regulation:

(i)                                     of a Relevant Jurisdiction to enable it to perform its obligations under the Credit Documents to which it is a party except to the extent that failure to so do does not have and is not reasonably likely to have a Material Adverse Effect;

(ii)                                  of a Relevant Jurisdiction to ensure (subject to the Perfection Requirements and Legal Reservations) the legality, validity, enforceability or admissibility in evidence of any Credit Document to which it is a party except to the extent that failure to so do does not have and is not reasonably likely to have a Material Adverse Effect; and

(iii)                               of a Relevant Jurisdiction or any jurisdiction where it conducts its business to carry on its business except to the extent that failure to so do does not have and is not reasonably likely to have a Material Adverse Effect.

5.3.                            Compliance with Laws.  Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) comply in all respects with all laws to which it may be subject, if failure to so comply has or is reasonably likely to have a Material Adverse Effect.

5.4.                            Taxation.

(a)                                 Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) pay and discharge all Taxes imposed upon it or its assets (including any Taxes imposed on an Unrestricted Subsidiary or its assets where the relevant member of the Restricted Group would be or reasonably could be made liable for payment of such Taxes) within the time period allowed without incurring penalties unless and only to the extent that such payment can be lawfully withheld and failure to pay those Taxes does not and is not reasonably likely to have a Material Adverse Effect.

(b)                                 For U.S. federal income tax purposes, the (i) Borrower will not be engaged in a U.S. trade or business and (ii) Borrower will maintain its status as an entity disregarded from its owner for U.S. federal income tax purposes.

5.5.                            [Reserved].

5.6.                            Dormant Subsidiaries.

(a)                                 To the extent that any Proposed Dormant Subsidiary is not a Dormant Subsidiary on the date being 18 months from the Closing Date, Parent shall ensure that such Proposed Dormant Subsidiary:

(i)                                     grants such Transaction Security as the Primary Collateral Agent may require (acting reasonably); and

(ii)                                  becomes an additional Guarantor in accordance with Section 5.15,

in each case subject to the Agreed Security Principles and if and to the extent required to ensure the Coverage Test is complied with.

(b)                                 No Credit Party shall (and Parent shall ensure no member of the Restricted Group will) cause or permit any member of the Restricted Group which is a Dormant Subsidiary to commence trading or cease to satisfy the criteria for a Dormant Subsidiary unless, subject to the Agreed Security Principles, such Dormant Subsidiary becomes an additional Guarantor if and to the extent required pursuant to Section 5.15.

(c)                                  No Proposed Dormant Subsidiary shall trade, carry on any business or acquire any assets or incur any liability except as required to give effect to such Proposed Dormant Subsidiary becoming a Dormant Subsidiary in accordance with Section 5.6(a).

5.7.                            Change of Business.  Borrower shall procure that no substantial change is made to the general nature of the business of the Restricted Group taken as a whole from that carried on by the Restricted Group at the date of this Agreement or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Restricted Group on the date of this Agreement.

5.8.                            Preservation of Assets.  Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

5.9.                            [Reserved].

5.10.                     Insurance.  Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

5.11.                     Pensions.

(a)                                 Borrower shall comply and shall procure that each of the Restricted Subsidiaries complies with all applicable law and regulation in respect of the pension schemes and arrangements operated by or maintained or required to be operated by or maintained for the benefit of any member of the Restricted Group and/or any of their employees where failure to do so has or is reasonably likely to have a Material Adverse Effect.  Without limitation to the foregoing, each member of the Restricted Group and each of its ERISA Affiliates shall be in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and shall perform all their material obligations under each Employee Benefit Plan.  No ERISA Event will occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

(b)                                 Parent shall ensure that neither it nor any of the Restricted Subsidiaries becomes an employer (for the purposes of sections 38 to 56 of the Pensions Act 2004), or, so far as within Borrower’s control, becomes connected or associated with the employer (as those terms are used in sections 38 to 56 of the Pensions Act 2004), of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993), other than the Pension Schemes.

(c)                                  Borrower shall (and Parent shall ensure that each member of the Restricted Group will) promptly notify Administrative Agents of any material change in the rate of contributions to any pension schemes or arrangements mentioned in clause (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(d)                                 Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) promptly notify Administrative Agents of any investigation or proposed investigation by the Pensions Regulator which is likely to lead to the issue of a Financial Support Direction or a Contribution Notice to it.

(e)                                  Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) promptly notify Administrative Agents if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

(f)                                   (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, each Credit Party shall immediately deliver a written notice to Administrative Agents, specifying the nature thereof, what action such Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) if requested by either Administrative Agent, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by such Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, and (2) all notices received by such Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event.

5.12.                     Access.

Each Credit Party shall (and Parent shall ensure that each member of the Restricted Group will) permit either representatives and independent contractors of the Administrative Agents and the Requisite Lenders access at all reasonable times and on reasonable notice at the risk and cost of the Credit Parties to:

(i)                                     inspect the headquarters of Borrower or any Facility of any Credit Party; provided that in the case of any such Facility that is operated as a school, access shall be limited to non-school hours when parents and students will not generally be present at such Facility;

(ii)                                  inspect the assets, books, accounts and records of each member of the Restricted Group and to take copies and extracts from such books, accounts and records subject to the proviso in clause (i) above; and

(iii)                               meet and discuss matters with senior management;

provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agents on behalf of the Requisite Lenders may exercise rights of the Administrative Agents and the Requisite Lenders under this Section 5.12 and the Administrative Agents shall not exercise such rights more often than two times during any calendar year and only one (1) such time shall be at Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agents or other representative on behalf of the Requisite Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and upon reasonable advance notice.  Notwithstanding anything to the contrary in this Section 5.12, neither Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or nonfinancial proprietary information, (ii) in respect of which disclosure to the Administrative Agents or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.  The Administrative Agents and the Lenders shall give Borrower the opportunity to participate in any discussions with Borrower’s Auditors.

5.13.                     Intellectual Property.  Each Credit Party shall (and Parent shall procure that each member of the Restricted Group will) preserve and maintain the subsistence and validity of its material Intellectual Property necessary for the business of the relevant Restricted Group member where failure to do has or is reasonably likely to have a Material Adverse Effect.

5.14.                     Treasury Transactions.  No Credit Party shall (and Parent will procure that no member of the Restricted Group will) enter into any Treasury Transaction, other than for the purpose of hedging interest rate and/or foreign exchange risks in the ordinary course of business and for non-speculative purposes.

5.15.                     Guarantors.

(a)                                 Parent shall ensure that:

(i)                                     as of the Closing Date;

(ii)                                  on the earlier of (x) the date of delivery of the Compliance Certificate in respect of each of the annual financial statements and (y) the due date for delivery of the Compliance Certificate in respect of each of the annual financial statements, subject to the Agreed Security Principles; and

(iii)                               on the date falling 60 days after a disposal described under clause (i) of the carve-out in the definition of Asset Sale, subject to the Agreed Security Principles:

(1)                                 all Material Companies which are members of the Restricted Group, all Holding Companies of Material Companies (other than Parent and any Holding Company of Parent) and any Person that is a guarantor of any Debt Incurred pursuant to Sections 6.1(a), 6.1(b)(x) or 6.1(b)(xxiii) (other than, in each case, any such Debt Incurred pursuant to such Sections in connection with local lines of credit or financings Incurred by Subsidiaries of Parent) are Guarantors, provided that (i) no member of the Restricted Group incorporated in an Excluded Jurisdiction shall be required to become a Guarantor and (ii) no Dormant Subsidiary shall be required to become a Guarantor; and

(2)                                 the portion of Consolidated EBITDA attributable to the Guarantors, represents not less than 90% of the Consolidated EBITDA (tested annually and calculated by reference to the most recent annual financial statements of the members of the Restricted Group (but in each case calculated without taking into account the contribution of any Dormant Subsidiary or any Subsidiary of Parent incorporated in an Excluded Jurisdiction)) (the test referred to in this Section 5.15(a)(iii)(2) being the “Coverage Test”).  For the purpose of determining whether the Coverage Test has been complied with, the annual financial statements shall be adjusted to give effect to any acquisitions on a Pro Forma Basis (including through mergers or consolidations) and Asset Sales of companies, undertakings and businesses which have taken place prior to the last day of the period covered by such financial statements and, where this test has to be satisfied in order for an Asset Sale or resignation of a Credit Party to be permitted hereunder, to give effect to the relevant Asset Sale or resignation on a Pro Forma Basis.

(b)                                 Subject to the Agreed Security Principles, any Person that is required to become a Guarantor pursuant to clause (a) above shall grant Liens as the Primary Collateral Agent may require (acting reasonably) and shall accede to the Intercreditor Agreements pursuant to a written undertaking in form and substance reasonably satisfactory to the Primary Collateral Agent as soon as practicable and in any event within 60 days of delivery of any annual financial statements delivered under Section 5.1(b) or within 60 days of its acquisition, as the case may be.

(c)                                  Subject to the Agreed Security Principles, Parent shall ensure that each member of the Restricted Group which is required to become an additional Guarantor pursuant to clause (a) above shall become an additional Guarantor and in connection therewith ensure that the applicable Collateral Agent receives such legal opinions and other documentation as may be reasonably and customarily requested by such Collateral Agent.

(d)                                 A Credit Party which is a Guarantor on the Closing Date may not resign as a Guarantor under this Agreement unless (i) it is being disposed of in accordance with the terms of this Agreement or (ii) as otherwise agreed by the Requisite Lenders.

5.16.                     Further Assurance.

Subject to the Agreed Security Principles, each Credit Party shall (and Parent shall procure that each member of the Restricted Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Primary Collateral Agent may reasonably specify (and in such form as the applicable Collateral Agent may reasonably require in favor of the applicable Collateral Agent or its nominee(s)):

(i)                                     to perfect the Transaction Security created or intended to be created under or evidenced by the Collateral Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the applicable Collateral Agent or the Secured Parties provided by or pursuant to the Credit Documents or by law; and/or

(ii)                                  to confer on the applicable Collateral Agent or confer on Lenders and Administrative Agents Liens over any property and assets of that Credit Party located in any jurisdiction equivalent or similar to the Transaction Security intended to be conferred by or pursuant to the Collateral Documents; and/or

(iii)                               following the occurrence of an Event of Default that is continuing and in respect of which notice has been given under Section 8.1, to facilitate the realization of the assets which are, or are intended to be, the subject of the Transaction Security.

(iv)                              Subject to the Agreed Security Principles, each Credit Party shall (and Parent shall procure that each member of the Restricted Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Liens conferred or intended to be conferred on the applicable Collateral Agent or the Secured Parties by or pursuant to the Credit Documents.

5.17.                     Conditions Subsequent.  Parent and Borrower shall ensure that, as soon as reasonably practicable but in no event later than the time periods specified on Schedule 10 (or, if no such time period is specified for any action set forth on Schedule 10, 90 days following the Closing Date or such later date consented to by Primary Collateral Agent (such consent not to be unreasonably withheld or delayed)), (i) all Liens created by documents governed by the laws of

Bahrain, the British Virgin Islands, Malaysia, Poland, the Slovak Republic, the Kingdom of Thailand or such other jurisdiction consented to by Primary Collateral Agent (such consent not to be unreasonably withheld or delayed) and securing Existing Indebtedness or other obligations of Nord Anglia UK, Borrower, Parent and their Subsidiaries thereunder being repaid on the Closing Date shall be released and (ii) the Transaction Security required to be granted for the benefit of the Secured Parties pursuant to this Agreement (which Transaction Security shall include but not be limited to, Transaction Security granted by Subsidiaries which are required to grant such Transaction Security in accordance with Section 5.16) shall be granted and perfected in accordance with this Agreement and the Agreed Security Principles, and, in connection therewith, Parent and Borrower shall ensure that the applicable Collateral Agent receives originally executed copies of the written opinions of counsel and such other documentation as may reasonably and customarily be requested by such Collateral Agent, in the case of each of clauses (i) and (ii), pursuant to the steps set forth on Schedule 10.

SECTION 6.                         NEGATIVE COVENANTS

6.1.                            Limitation on Debt.

(a)                                 Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to “Incur” or, as appropriate, an “Incurrence”), any Debt (including any Acquired Debt) and Permitted Refinancings thereof, provided that (i) any such Debt shall not be subject to any guarantee by any Person other than a Credit Party (other than as provided in Section 5.15(a)(iii)(1) with respect to local lines of credit or financing Incurred by Subsidiaries of Parent) and (ii) Borrower and any Guarantor will be permitted to Incur Debt (including Acquired Debt) if at the time of such Incurrence and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof (and excluding the proceeds of any such incurrence from Unrestricted Cash in clause (b) of the definition of Consolidated Total Debt in calculating the Total Net Leverage Ratio), on a Pro Forma Basis, the Total Net Leverage Ratio for the four full Fiscal Quarters for which internal financial statements are available immediately preceding the Incurrence of such Debt, taken as one period, would be greater than 4.50:1.00.

(b)                                 Section 6.1(a) will not, however, prohibit the following (collectively, “Permitted Debt”):

(i)                                     the Credit Agreement Obligations of the Credit Parties pursuant to the Credit Documents;

(ii)                                  Refinancing Indebtedness;

(iii)                               any Debt of any member of the Restricted Group outstanding on the Closing Date and listed on Schedule 6 and Permitted Refinancing in respect thereof;

(iv)                              the Incurrence by any member of the Restricted Group of intercompany Debt between any other member of the Restricted Group, provided that:

(A)                               if Borrower or a Guarantor is the obligor on any such Debt and the lender is not Borrower or a Guarantor, it is unsecured;

(B)                               such Debt is evidenced by an Intercompany Note subject to the Agreed Security Principles; and

(C)                               (x) any disposition, pledge or transfer of any such Debt to any Person (other than a disposition, pledge or transfer to a member of the Restricted Group) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing from Borrower or another Restricted Subsidiary ceases to be a Restricted Subsidiary, will, in each case, be deemed to be an Incurrence of such Debt not permitted by this clause (iv);

(v)                                 the Incurrence by any member of the Restricted Group of (A) Debt represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Debt Incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable equipment, property or assets (including the lease or other purchase of land use rights), in each case, Incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction, improvement or development of property, plant or equipment used in the business of any member of the Restricted Group (including any related fees or expenses reasonably incurred in connection with such acquisition, construction, improvement or development), including any such purchase through the acquisition of Capital Stock of any Person that owns such real or personal, movable or immovable equipment, property or assets which will, upon acquisition, become a Restricted Subsidiary and (B) Permitted Refinancing in respect thereof, provided that the principal amount of such Debt so Incurred when aggregated with other Debt previously Incurred in reliance on this clause (v) (together with any refinancings thereof) and still outstanding will not in the aggregate exceed the greater of $20,000,000 (or the Dollar Equivalent thereof) or 3% of Total Assets;

(vi)                              the Incurrence by any member of the Restricted Group of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of earnouts, purchase price adjustments or similar obligations in connection with the disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by a member of the Restricted Group of Debt Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this clause (vi) will at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received from the sale of such assets;

(vii)                           the Incurrence by any member of the Restricted Group of Debt under Currency Agreements or Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes (it being understood that hedging in respect of the Loans using Currency Agreements and Interest Rate Agreements shall be deemed “in the ordinary course of business” under this clause (vii));

(viii)                        the Incurrence by any member of the Restricted Group of Debt in respect of workers’ compensation and claims arising under similar legislation, or pursuant to self-insurance obligations, in each case of the foregoing arising in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit;

(ix)                              the Incurrence of Debt by any member of the Restricted Group arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of Incurrence, (B) bankers’ acceptances, advance payments, payments of customs duties, the accounting for value added tax to a relevant taxing authority, performance, surety, judgment, appeal or similar bonds, instruments or obligations and (C) completion guarantees provided letters of credit or similar instruments in respect of self-insurance and workers compensation obligations obtained by any member of the Restricted Group, in each case in the ordinary course of business;

(x)                                 the Incurrence by any member of the Restricted Group of Debt pursuant to a Permitted Refinancing in exchange for or the net proceeds of which are used to refund, replace or refinance Debt Incurred by such member of the Restricted Group pursuant to, or described in, Sections 6.1(a) and 6.1(b)(i), (x) or (xv), as the case may be, provided, however, that any Permitted Refinancing of Acquired Debt Incurred pursuant to clause (xv) below, if guaranteed or in the form of a guarantee from such member of the Restricted Group, shall not be deemed to be permitted under this clause (x); provided that any such Debt incurred under this clause (x) by a Restricted Subsidiary that is not Borrower or Guarantor, together with any Debt incurred by a Restricted Subsidiary that is not Borrower or Guarantor pursuant to clauses (xv) or (xxii), does not exceed $50,000,000 in the aggregate at any time outstanding;

(xi)                              Debt Incurred by any member of the Restricted Group constituting reimbursement obligations with respect to letters of credit, trade guarantees or similar instruments issued in the ordinary course of business to the extent that such letters of credit, trade guarantees or similar instruments are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than 30 days following receipt by such member of the Restricted Group of a demand for reimbursement;

(xii)                           Management Advances;

(xiii)                        any customary cash or treasury management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(xiv)                       without limiting Section 6.5, Debt arising by reason of any Lien granted by or applicable to such Person securing Debt of any member of the Restricted

Group as long as the Incurrence of such Debt was permitted under the terms of the Credit Documents;

(xv)                          Acquired Debt of any member of the Restricted Group (other than Debt Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Person becomes a Restricted Subsidiary or was otherwise acquired by a member of the Restricted Group or (B) otherwise in connection with or in contemplation of such acquisition), provided that, after giving effect to such acquisition on a Pro Forma Basis, the Total Net Leverage Ratio for the four full Fiscal Quarters for which internal financial statements are available immediately preceding the Incurrence of such Debt, taken as one period, would be less than or equal to 4.50:1.00 if at the time of such Incurrence and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, on a Pro Forma Basis (and excluding the proceeds of any such incurrence from Unrestricted Cash in clause (b) of the definition of Consolidated Total Debt in calculating the Total Net Leverage Ratio); and provided further that (1) if such Acquired Debt is guaranteed by a member of the Restricted Group, such guarantee will not be deemed to be permitted by this clause (xv), and (2) any such Debt incurred under this clause (xv) by a Restricted Subsidiary that is not Borrower or Guarantor, together with any Debt incurred by a Restricted Subsidiary that is not Borrower or Guarantor pursuant to clauses (x) or (xxii), does not exceed $50,000,000 in the aggregate at any time outstanding;

(xvi)                       (A) the guarantee by Borrower or any Guarantor of Debt of Borrower or any Guarantor or (B) the guarantee by a Non-Guarantor Subsidiary of Debt of any other Non-Guarantor Subsidiary, in each case to the extent that the guaranteed Debt was permitted to be Incurred by another provision of this Section 6.1 and provided that if the Debt being guaranteed is subordinated to the Loans or is unsecured, then such guarantee will be subordinated or unsecured to the same extent as the Debt guaranteed;

(xvii)                    Debt of any Restricted Subsidiary incurred as a result of (A) any governmental or regulatory restrictions, limitations or penalties in the nature of capital controls, exchange controls or similar restrictions affecting the incurrence or repayment of intercompany Debt by any Restricted Subsidiary or (B) any ordinary course country risk management policies of any member of the Restricted Group restricting or limiting transfers or distributions from such member of the Restricted Group to another member of the Restricted Group;

(xviii)                 the Incurrence of any Subordinated Shareholder Funding;

(xix)                       [Reserved];

(xx)                          Bank Deposit Debt Incurred by any member of the Restricted Group and Permitted Refinancings in respect thereof, provided that, on the date of the Incurrence of such Debt and after giving effect thereto, the aggregate principal amount of all such Debt Incurred pursuant to this clause (xx) (together with any refinancings thereof) does not exceed an amount equal to $35,000,000 (or the Dollar Equivalent thereof);

(xxi)                       unsecured Debt of any Credit Party consisting of deferred consideration in connection with the acquisition of assets, including shares of Capital Stock, by any member of the Restricted Group;

(xxii)                    the Incurrence of Debt by any member of the Restricted Group (other than and in addition to Debt permitted under clauses (i) through (xxi) above) in an aggregate principal amount at any one time outstanding not to exceed $30,000,000 (or the Dollar Equivalent thereof); provided that any such Debt incurred under this clause (xxii) by a Restricted Subsidiary that is not Borrower or Guarantor, together with any Debt incurred by a Restricted Subsidiary that is not Borrower or a Guarantor pursuant to clauses (x) or (xv), does not exceed $50,000,000 in the aggregate at any time outstanding;

(xxiii)                 (A) Debt of any Credit Party (which Debt (I) in the form of notes may rank pari passu or junior in right of security with the Credit Agreement Obligations or, if in the form of loans, may rank junior in right of security with the Credit Agreement Obligations or be unsecured and (II) shall be pari passu or junior in right of payment to the Credit Agreement Obligations) that is Incurred or issued or made in lieu of New Term Loan Commitments; provided that (1) the aggregate principal amount of all Debt Incurred pursuant to this clause (xxiii) shall not, together with any New Term Loan Commitments, New Revolving Loan Commitments and Debt Incurred pursuant to Section 6.1(b)(xxiv), exceed the Incremental Amount, (2) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (3) as of the date of determination, any Debt Incurred pursuant to this clause (xxiii) shall not mature earlier than the Latest Maturity Date with respect to the Term Loans at the time of incurrence of such Debt, (4) the documentation with respect to any Debt Incurred pursuant to this clause (xxiii) in the form of notes contains no mandatory prepayment, repurchase or redemption provisions prior to the Latest Maturity Date with respect to Term Loans at the time of incurrence of such Debt, except with respect to change of control, asset sale and event of loss mandatory offers to purchase or mandatory prepayments and customary acceleration rights after an event of default, (5) Debt  Incurred pursuant to this clause (xxiii) shall not be subject to any guarantee by any Person other than a Credit Party, (6) Debt  Incurred pursuant to this clause (xxiii) shall not be secured by any Lien on any asset of Parent, Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (7) the security agreements relating to Debt  Incurred pursuant to this clause (xxiii) shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the applicable Collateral Agent), (8) if Debt  Incurred pursuant to this clause (xxiii) is (x) secured on a pari passu basis with the Credit Agreement Obligations, then such Debt shall be subject to a Pari Passu Intercreditor Agreement or (y) secured on a junior basis to the Credit Agreement Obligations, then such Debt shall be subject to a Second Lien Intercreditor Agreement, and (9) the documentation with respect to any Debt Incurred pursuant to this clause (xxiii) shall contain terms and conditions (other than with respect to pricing, fees, premiums and optional prepayment or redemption terms) not materially more restrictive (taken as a whole) in respect of the Restricted Group than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Debt); and (B) any Permitted Refinancing of any of the foregoing;

(xxiv)                (A) Debt of any Credit Party in the form of loans that are pari passu in right of payment and security with the Credit Agreement Obligations in an aggregate principal amount not to exceed $50,000,000 prior to the date of determination that is Incurred or made in lieu of New Term Loan Commitments; provided that (1) the aggregate principal amount of all Debt Incurred pursuant to this clause (xxiv) shall not, together with any New Term Loan Commitments, New Revolving Loan Commitments and Debt Incurred pursuant to Section 6.1(b)(xxiii), exceed the Incremental Amount, (2) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (3) Debt Incurred pursuant to this clause (xxiv) shall not be subject to any guarantee by any Person other than a Credit Party, (4) Debt Incurred pursuant to this clause (xxiv) shall not be secured by any Lien on any asset of Parent, Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (5) the security agreements relating to Debt Incurred pursuant to this clause (xxiv) shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the applicable Collateral Agent), (6) Debt Incurred pursuant to this clause (xxiv) shall be subject to a Pari Passu Intercreditor Agreement and (7) Debt Incurred pursuant to this clause (xxiv) is not widely syndicated in the United States; and (B) any Permitted Refinancing of any of the foregoing;

(xxv)                   Existing Indebtedness outstanding under the Senior Secured Notes Indenture and the PIK Toggle Notes Indenture until the termination of the required notice periods for redemption given on or prior to the Closing Date; and

(xxvi)                Debt of any Credit Party Incurred with respect to Banking Services; provided that if such Debt ranks pari passu in right of payment or security with the Credit Agreement Obligations, such Debt shall be subject to a Pari Passu Intercreditor Agreement.

(c)                                  For purposes of determining compliance with this Section 6.1, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in Sections 6.1(b)(i) through (xxiii), or is entitled to be Incurred pursuant to Section 6.1(a) above, Borrower in its sole discretion will be permitted to classify (and divide) such item of Debt on the date of its Incurrence in any manner that complies with this Section 6.1.  In addition, any item of Debt initially classified as Incurred pursuant to one of the categories of Permitted Debt described in Sections 6.1(b)(ii) through (xxiii), or entitled to be Incurred pursuant to Section 6.1(a) above, may later be reclassified (and divided) by Borrower in its sole discretion such that it will be deemed as having been Incurred pursuant to such new clause or clauses or Section 6.1(a) above to the extent that such reclassified Debt could be Incurred pursuant to such new clause or clauses or Section 6.1(a) above at the time of such reclassification.  Notwithstanding the foregoing, Debt Incurred (I) under the Credit Documents, any New Term Loan Commitments, New Term Loans, New Revolving Loan Commitments and New Revolving Loans shall only be classified as incurred under Section 6.1(b)(i) and (II) as Refinancing Indebtedness shall only be classified as incurred under Section 6.1(b)(ii).

(d)                                 Notwithstanding any other provision of this Section 6.1, the maximum amount of Debt that Borrower may Incur pursuant to this Section 6.1 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

(e)

(i)                                     Credit Agreement Obligations in the form of letters of credit, guarantees or Liens, in each case supporting Debt otherwise included in the determination of such particular amount; and

(ii)                                  accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with substantially equivalent terms, the reclassification of Preferred Stock as Debt due to a change in accounting principles, and the payment of dividends on Preferred Stock or Redeemable Capital Stock in the form of additional shares of the same class of Preferred Stock or Redeemable Capital Stock, will not, in any case, be treated as Debt that is subject to this Section 6.1, provided in each such case and except with respect to Subordinated Shareholder Funding, that the amount of any such accrual, accretion, amortization, payment or reclassification is included in the Consolidated Interest Expense of Borrower as accrued, and provided further, that with respect to clause (ii) above (except with respect to accrual of interest and preferred stock dividends), the amount of any such accrual, accretion, amortization, payment or reclassification will be included as Debt for purposes of determining the amount of Debt outstanding for the Incurrence of additional Debt.

(f)                                   For purposes of determining compliance with this Section 6.1, the principal amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in conformity with IFRS.

(g)                                  Borrower will not Incur any Debt (including Permitted Debt) that is subordinated in right of payment to any other Debt of Borrower unless such Debt is also contractually subordinated in right of payment to the Loans on substantially identical terms, provided, however, that no Debt will be deemed to be subordinated in right of payment to any other Debt of Borrower solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

(h)                                 The Guarantors will not Incur any Debt (including Permitted Debt) that is subordinated in right of payment to any Debt of the Guarantors unless such Debt is also contractually subordinated in right of payment to the Guarantees on substantially identical terms, provided, however, that no Debt will be deemed to be subordinated in right of payment to any other Debt of a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

6.2.                            Limitation on Restricted Payments.

(a)                                 Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, directly or indirectly, take any of the following actions (each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”):

(i)                                     declare or pay any dividend on or make any distribution, directly or indirectly (whether made in cash, securities or other property), with respect to any

Capital Stock of any member of the Restricted Group (including, without limitation, any payment in connection with any merger, consolidation, amalgamation or other combination involving any member of the Restricted Group) (other than to any member of the Restricted Group), except for dividends or distributions to the extent payable in (A) shares of Parent’s Qualified Capital Stock, (B) options, warrants or other rights to acquire such shares of Qualified Capital Stock or (C) Subordinated Shareholder Funding;

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, consolidation, amalgamation or other combination), directly or indirectly (A) any shares of Parent’s Capital Stock or any Capital Stock of any Affiliate of Borrower held by persons other than a member of the Restricted Group (other than Capital Stock of any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result thereof), (B) any options, warrants or other rights to acquire such shares of Capital Stock or (C) any Subordinated Shareholder Funding held by any Person;

(iii)                               make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, any Subordinated Debt (other than intercompany Debt between any member of the Restricted Group and any other member of the Restricted Group);

(iv)                              make any Investment (other than any Permitted Investment) in any Person; or

(v)                                 pay any interest on any Subordinated Shareholder Funding (other than by capitalization to principal or through the issuance of additional Subordinated Shareholder Funding).

If any Restricted Payment described above is not made in cash, the amount of the proposed Restricted Payment will be the Fair Market Value of the asset to be transferred as of the date of transfer.

(b)                                 Notwithstanding Section 6.2(a) above, any member of the Restricted Group may make a Restricted Payment if, at the time of and after giving effect to such proposed Restricted Payment and the application of the proceeds thereof on a Pro Forma Basis:

(i)                                     no Default or Event of Default has occurred and is continuing;

(ii)                                  the Total Net Leverage Ratio for the four full Fiscal Quarters for which internal financial statements are available immediately preceding the making of the Restricted Payment, taken as one period, would be less than or equal to 4.50:1.00; and

(iii)                               the aggregate amount of all Restricted Payments declared or made after the Closing Date, and after giving effect to any reductions required by Section 6.2(d), does not exceed the sum of:

(A)                               50% of aggregate Consolidated Net Income on a cumulative basis during the period beginning on the first day of the Fiscal Quarter in which the Closing Date occurred and ending on the last day of Parent’s last Fiscal Quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such aggregate cumulative Consolidated Net Income will be a negative number, minus 100% of such negative amount); plus

(B)                               the aggregate Net Cash Proceeds (other than proceeds designated as Excluded Contributions) and the Fair Market Value of marketable securities and non-cash property or assets (provided that only Restricted Investments may be made with such non-cash property or assets) actually received by Borrower after the Closing Date hereof as equity capital contributions or from the issuance or sale (other than to any Subsidiary) of (I) shares of Parent’s Qualified Capital Stock (including upon the exercise of options, warrants or rights), (II) options, warrants or rights to purchase shares of Parent’s Qualified Capital Stock or (III) Subordinated Shareholder Funding (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock, Subordinated Debt or Subordinated Shareholder Funding as set forth in Sections 6.2(c)(iv) or (v)), excluding the Net Cash Proceeds received from the issuance of Parent’s Qualified Capital Stock, options, warrants or rights to purchase shares of Parent’s Qualified Capital Stock or Subordinated Shareholder Funding financed, directly or indirectly, using funds borrowed from Borrower or any Subsidiary until and to the extent such borrowing is repaid; plus

(C)                               (I) the amount by which Borrower’s Senior Debt or Senior Debt of any Restricted Subsidiary is reduced on Parent’s consolidated balance sheet after the Closing Date upon the conversion or exchange (other than by a Subsidiary) of such Senior Debt into Parent’s Qualified Capital Stock and (II) the aggregate Net Cash Proceeds received after the Closing Date by Borrower from the issuance or sale (other than to any Subsidiary) of Debt or Redeemable Capital Stock that has been converted into or exchanged for Parent’s Qualified Capital Stock or Subordinated Shareholder Funding (other than Subordinated Shareholder Funding the proceeds of which are included in clause (iii)(B) above), to the extent such Debt or Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the case of both clauses (I) and (II), the aggregate Net Cash Proceeds received by Borrower at the time of such conversion or exchange, excluding the Net Cash Proceeds received from the issuance of Parent’s Qualified Capital Stock or Subordinated Shareholder Funding financed, directly or indirectly, using funds borrowed from Borrower or any Subsidiary until and to the extent such borrowing is repaid; plus

(D)                               (I) if a Restricted Investment constituted a guarantee, an amount equal to the amount of such guarantee upon the full and unconditional release of such guarantee and (II) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), up to the lesser of (1) the Fair Market Value of Borrower’s or such Restricted Subsidiary’s interest in such Subsidiary at the time of such redesignation and (2) the Fair Market Value of Borrower’s or such Restricted Subsidiary’s existing interest in such Person that was previously treated as a Restricted Payment; plus

(E)                                any Borrower Retained Prepayment Amount.

(c)                                  Notwithstanding Sections 6.2(a) and (b) above, any member of the Restricted Group may take the following actions as long as (x) with respect to clauses (ix) and (xiii) below, no Default or Event of Default has occurred and is continuing and (y) with respect to clause (xvi) below, no Event of Default has occurred and is continuing:

(i)                                     the payment of any dividend within 120 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this Section 6.2;

(ii)                                  cash payments in lieu of issuing fractional shares pursuant to the exchange or conversion of any exchangeable or convertible securities;

(iii)                               the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of any member of the Restricted Group held by any employee benefit plan of any member of the Restricted Group, any current or former officer, director, consultant or employee of any member of the Restricted Group (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement (or, in each case, Restricted Payments to any Holding Company of Borrower to enable such a repurchase, redemption or other acquisition or retirement of Capital Stock of such Holding Company), provided that the aggregate price paid (or Restricted Payments made) for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $2,000,000 (or the Dollar Equivalent thereof) in any 12-month period;

(iv)                              the repurchase, redemption or other acquisition or retirement for value of any shares of Parent’s Capital Stock, options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds to Borrower of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Parent’s Qualified Capital Stock, options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding (to the extent such Net Cash Proceeds are Not Otherwise Applied); provided in each case, that any such Net Cash Proceeds that constitute Excluded Contributions may not be utilized for any such Restricted Payment;

(v)                                 the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds to Parent of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of

Parent’s Qualified Capital Stock (to the extent such Net Cash Proceeds are Not Otherwise Applied); provided in each case, that any such Net Cash Proceeds that constitute Excluded Contributions may not be utilized for any such Restricted Payment;

(vi)                              the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock and Subordinated Shareholder Funding) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent Incurrence (other than to a Subsidiary) of, Debt Incurred pursuant to a Permitted Refinancing;

(vii)                           the declaration or payment of any dividend to all holders of Capital Stock of a Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by any member of the Restricted Group of dividends or distributions of greater value than such member of the Restricted Group would receive on a pro rata basis;

(viii)                        the repurchase of Capital Stock deemed to occur upon the exercise of stock options with respect to which payment of the cash exercise price has been forgiven if the cumulative aggregate value of such deemed repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

(ix)                              the declaration and payment of dividends to holders of any class or series of Redeemable Capital Stock issued in accordance with Section 6.1;

(x)                                 any Restricted Payments in connection with the consummation of the Initial Public Offering;

(xi)                              the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities;

(xii)                           Restricted Payments in connection with the redemption of the notes under the Senior Secured Notes Indenture and the notes under the PIK Toggle Notes Indenture on the date of the termination of the required notice periods for redemption given on or prior to the Closing Date;

(xiii)                        Restricted Payments that are made with Excluded Contributions ;

(xiv)                       [Reserved];

(xv)                          any Restricted Payment by Borrower, Nord Anglia UK or any other direct or indirect parent of Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary; and

(xvi)                       any other Restricted Payment, provided that the total aggregate amount of Restricted Payments made under this clause (xvi) does not exceed $20,000,000 (or the Dollar Equivalent thereof).

(d)                                 The actions described in Sections 6.2(c)(i), (iii) and (xvi) are Restricted Payments that will be permitted to be made in accordance with Section 6.2(c) above but that will reduce the amount that would otherwise be available for Restricted Payments under Section 6.2(b)(iii) above.

6.3.                            Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

(a)                                 Each Credit Party will not sell or otherwise dispose of, and will not permit any other member of the Restricted Group (other than as permitted under Section 6.5), directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock).

(b)                                 The foregoing Section 6.3(a), however, will not apply to:

(i)                                     any issuance or sale of shares of Capital Stock of a Restricted Subsidiary to another member of the Restricted Group;

(ii)                                  any issuance or sale to directors of directors’ qualifying shares or issuances or sales of shares of Capital Stock of a Restricted Subsidiary to be held by third parties, in each case to the extent required by applicable law;

(iii)                               any issuance or sale of shares of Capital Stock of a Restricted Subsidiary made in compliance with Section 6.6;

(iv)                              any issuance or sale of shares of Capital Stock of a Restricted Subsidiary if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under Section 6.2 if made on the date of such issuance or sale; or

(v)                                 Capital Stock issued by a Person prior to the time:

(A)                               such Person becomes a Restricted Subsidiary;

(B)                               such Person consolidates or merges with or into a Restricted Subsidiary; or

(C)                               a Restricted Subsidiary consolidates or merges with or into such Person;

but only if such Capital Stock was not issued or Incurred by such Person in anticipation of it becoming a Restricted Subsidiary.

6.4.                            Limitation on Transactions with Affiliates.

(a)                                 Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of Borrower having a value greater than $2,000,000 (or the Dollar Equivalent thereof), unless such transaction or series of transactions is entered into in good faith and:

(i)                                     such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to such member of the Restricted Group than those that could have been obtained in a comparable arm’s-length transaction with third parties that are not Affiliates of Borrower;

(ii)                                  with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services having a value greater than $5,000,000 (or the Dollar Equivalent thereof), Borrower will deliver a resolution of its Board of Directors (attached to an Officers’ Certificate to Administrative Agents) resolving that such transaction complies with clause (i) above and that the fairness of such transaction has been approved by a majority of the Disinterested Members, if any, of the Board of Directors; and

(iii)                               with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services having a value greater than $10,000,000 (or the Dollar Equivalent thereof), Borrower will deliver to Administrative Agents a written opinion of an Independent Financial Advisor stating that the transaction or series of transactions is fair to Borrower or such Restricted Subsidiary from a financial point of view or that the terms are not materially less favorable to such member of the Restricted Group than those that would have been obtained in a comparable transaction by such member of the Restricted Group with a Person that is not an Affiliate of Borrower.

(b)                                 The restrictions set forth in Section 6.4(a) above will not apply to:

(i)                                     customary directors’ fees, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee compensation, employee and director bonuses, employment agreements and arrangements or employee benefit arrangements, including stock options or legal fees, in each case as long as Borrower’s Board of Directors has approved the terms thereof and deemed the services performed or thereafter to be performed for such amounts to be fair consideration therefor;

(ii)                                  any Restricted Payment (other than a Permitted Investment) not prohibited by Section 6.2;

(iii)                               loans and advances (or guarantees to third-party loans, but not any forgiveness of such loans or advances) to directors, officers or employees of any member of the Restricted Group made in the ordinary course of business in an amount outstanding not to exceed at any one time $2,000,000 (or the Dollar Equivalent thereof);

(iv)                              agreements and arrangements existing on the Closing Date and any amendment, extension, renewal, refinancing, modification or supplement thereto,

provided that any such amendment, extension, renewal, refinancing, modification or supplement to the terms thereof is not more disadvantageous, taken as a whole, to the Credit Parties and to the Restricted Group, as applicable, in any material respect than the original agreement or arrangement as in effect on the Closing Date;

(v)                                 the issuance of securities or other payments, awards or grants in cash, securities or similar transfers pursuant to, or for the purpose of the funding of, employment arrangements, stock options, stock ownership plans and other similar arrangements, as long as the terms thereof are or have been previously approved by Borrower’s Board of Directors and deemed the services performed or thereafter to be performed for such amounts to be fair consideration therefor;

(vi)                              transactions between or among Borrower and the Restricted Subsidiaries or between or among Restricted Subsidiaries;

(vii)                           any issuance of Capital Stock (other than Redeemable Capital Stock) of Borrower, options, warrants or other rights to acquire such Capital Stock or any issuance of Subordinated Shareholder Funding, provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors in their reasonable determination;

(viii)                        the existence of, or the performance by any member of the Restricted Group of its obligations under the terms of, any stockholders agreement, joint venture agreement or restructuring term sheets (including any registration rights agreement or purchase agreement relating thereto) to which it was a party as of the Closing Date, provided, however, that the existence of, or the performance by any member of the Restricted Group of, obligations under any future amendment to any such existing agreement entered into after the Closing Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to the Credit Parties when taken as a whole in any material respect than the original agreement as in effect on the Closing Date;

(ix)                              any transaction with a Person that is an Affiliate of Borrower, solely because such member of the Restricted Group owns Capital Stock in or otherwise controls such Person or has the right to designate one or more members of the Board of Directors or similar governing body of such Person;

(x)                                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of the Credit Documents that are fair to the Restricted Group, in the reasonable determination of the members of the Board of Directors of Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(xi)                              Management Advances;

(xii)                           [Reserved]; and

(xiii)                        any Permitted Investment (other than a Permitted Investment as defined in clause (c)(iv) or (s) of the definition of “Permitted Investments” herein).

6.5.                            Limitation on Liens.  Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, directly or indirectly, create, incur, assume, affirm or suffer to exist any Lien of any kind upon any property or assets of the Restricted Group, including any shares of stock or intercompany notes or other Debt of any Restricted Subsidiary, owned on the date of this Agreement or acquired after the date of this Agreement, or any income, profits or proceeds therefrom, except:

(a)                                 in the case of any property or asset that does not constitute Collateral, Permitted Liens, provided, however, that such member of the Restricted Group may only place Permitted Ordinary Course Liens on Non-Guarantor Shares.  Notwithstanding the foregoing sentence, any member of the Restricted Group may place a Lien on any property or asset that does not constitute Collateral (i) even if such Lien is not a Permitted Lien or (ii) in the case of Non-Guarantor Shares, even if such Lien is not a Permitted Ordinary Course Lien, if the Credit Agreement Obligations (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably or on a prior basis with the obligation or liability secured by such Lien; and

(b)                                 in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens, provided that no such Permitted Collateral Lien (except for Liens permitted under clause (b) or (c) of the definition thereof) will be granted unless such assets or property also secure the Loans.

6.6.                            Limitation on Asset Sales.

(a)                                 Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, consummate any Asset Sale unless:

(i)                                     the consideration such member of the Restricted Group receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as reasonably determined in good faith by Borrower’s Board of Directors);

(ii)                                  with respect to any Asset Sale (or series of related Asset Sales) for a purchase price in excess of $5,000,000, at least 75% of the consideration such member of the Restricted Group receives in respect of such Asset Sale consists of:

(A)                               cash (including any Net Cash Proceeds received from the conversion to cash within 180 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(B)                               Cash Equivalents (including any Net Cash Proceeds received from the conversion to cash within 90 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(C)                               the assumption by the purchaser of (x) Debt of any member of the Restricted Group (other than Subordinated Debt) as a result of which no member of the Restricted Group remains obliged in respect of such Debt or

(y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if each member of the Restricted Group is released from any guarantee of such Debt as a result of such Asset Sale;

(D)                               Replacement Assets;

(E)                                any Designated Non-cash Consideration received by any member of the Restricted Group in such Asset Sale, provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (E), does not exceed (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) $25,000,000 (or the Dollar Equivalent thereof); or

(F)                                 any combination of the consideration specified in the foregoing clauses (A) through (E); and

(iii)                               Borrower delivers an Officers’ Certificate to Administrative Agents certifying that such Asset Sale complies with the provisions described in the foregoing clauses (i) and (ii).

6.7.                            Impairment of Security Interest.  Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, take or knowingly omit to take, any action, which action of omission would have the result of materially impairing any security interest over any of the assets comprising the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of Permitted Collateral Liens will not be deemed to materially impair the security interest with respect to any Collateral) for the benefit of the Secured Parties (including the priority thereof).

6.8.                            Limitation on Sale and Leaseback Transactions.

(a)                                 Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless:

(i)                                     Section 6.6 is complied with, including the provisions concerning the application of Net Cash Proceeds (treating all of the net consideration received in such Sale and Leaseback Transaction as Net Cash Proceeds for the purposes of Section 6.6);

(ii)                                  Such member of the Restricted Group would be permitted to Incur Debt under Section 6.1 in the amount of the Attributable Debt Incurred in respect of such Sale and Leaseback Transaction; and

(iii)                               Such member of the Restricted Group would be permitted to grant a Lien to secure Debt under Section 6.5 in the amount of the Attributable Debt in respect of such Sale and Leaseback Transaction.

(b)                                 Notwithstanding the foregoing, nothing will prevent any member of the Restricted Group from engaging in a Sale and Leaseback Transaction solely between members of the Restricted Group so long as such Sale and Leaseback Transaction is permitted by Section 6.4.

6.9.                            Limitation on Guarantees of Debt by Restricted Subsidiaries.

(a)                                 Each Credit Party will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of Borrower or any Guarantor (other than the Debt under the Credit Documents), unless:

(i)                                     (A) such Restricted Subsidiary simultaneously accedes to this Agreement as a Guarantor; and (B) with respect to any guarantee of Subordinated Debt by such Restricted Subsidiary, any such guarantee will be subordinated to such Restricted Subsidiary’s Guarantee with respect to the Debt under the Credit Documents at least to the same extent as such Subordinated Debt is subordinated to the Debt under the Credit Documents; and

(ii)                                  to the maximum extent permitted by law, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of the Loans.

(b)                                 Section 6.9(a) will not be applicable to any guarantee of any Restricted Subsidiary:

(i)                                     guaranteeing Debt existing on the Closing Date;

(ii)                                  that existed at the time such Person became a Restricted Subsidiary if the guarantee was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(iii)                               arising solely due to the granting of a Permitted Lien that would not otherwise constitute a guarantee of Debt of Borrower or any Guarantor; or

(iv)                              given to a bank or trust company incorporated in any member state of the Pre-Expansion European Union as of the date hereof or any commercial banking institution (or any branch, Subsidiary or Affiliate thereof) in each case having combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time such guarantee was given, of at least A or the equivalent thereof by S&P and at least A2 or the equivalent thereof by Moody’s, in connection with the operation of cash management programs established in the ordinary course of business for Borrower’s benefit or that of any Restricted Subsidiary.

6.10.                     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 Each Credit Party will not, and will not cause or permit any other member of the Restricted Group to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any member of the Restricted Group to:

(i)                                     pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(ii)                                  pay any Debt owed to any other member of the Restricted Group;

(iii)                               make loans or advances to any other member of the Restricted Group; or

(iv)                              transfer any of its properties or assets to any other member of the Restricted Group,

provided that (A) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (B) the subordination of (including the application of any standstill requirements to) loans or advances made to any member of the Restricted Group to other Debt Incurred by such member of the Restricted Group shall not be deemed to constitute such an encumbrance or restriction.

(b)                                 The provisions of Section 6.10(a) above will not apply to:

(i)                                     encumbrances and restrictions imposed by the Credit Documents;

(ii)                                  encumbrances or restrictions contained in any agreement in effect on the Closing Date and (to the extent not otherwise permitted by this Section 6.10(b)) listed on Schedule 7;

(iii)                               encumbrances or restrictions imposed by Debt permitted to be Incurred under Credit Facilities or any guarantee thereof in accordance with Section 6.1(b), provided that in the case of any such encumbrances or restrictions imposed under any Credit Facilities, such encumbrances or restrictions are not materially more restrictive taken as a whole than those imposed by this Agreement as of the Closing Date;

(iv)                              with respect to restrictions or encumbrances referred to in Section 6.10(a)(iv) above, encumbrances and restrictions:  (A) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which any member of the Restricted Group is a party or (B) contained in operating leases for real property and restricting the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;

(v)                                 encumbrances or restrictions contained in any agreement or other instrument of a Person or relating to assets acquired by any member of the Restricted Group in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi)                              encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by Section 6.6 with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of Parent’s Subsidiaries by another Person;

(vii)                           encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

(viii)                        encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(ix)                              encumbrances or restrictions in customary provisions in joint venture and similar agreements entered into in good faith, provided that (A) the encumbrance or restriction is not materially more disadvantageous to the Credit Parties than is customary in comparable agreements (as determined in good faith by Borrower) and (B) Borrower determines in good faith that any such encumbrance or restriction will not materially affect the ability of Borrower or any Guarantor to make any principal or interest payments on the Loans;

(x)                                 in the case of Section 6.10(a)(iv) above, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business;

(xi)                              any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements entered into in the ordinary course of business;

(xii)                           any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Debt Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clauses (i), (ii), (iii), (v), (ix) or (x) of this Section 6.10(b) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement, provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Credit Parties taken as a whole than the encumbrances and restrictions contained in such Initial Agreement (as determined in good faith by Borrower);

(xiii)                        any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Debt permitted to be Incurred pursuant to the provisions of Section 6.1 if either (A) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Credit Parties than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by Borrower) or (B) such encumbrance or restriction is customary in comparable financings (as determined in good faith by Borrower) and either:  (I) Borrower determines that such encumbrance or restriction will not materially affect Borrower’s ability to make principal, fee or interest payments on the Loans or Commitments as and when they come due or (II) such encumbrance or restriction applies only if a default occurs relating to such Debt;

(xiv)                       any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 6.10(a) or 6.10(b)(xiii), provided that such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Borrower’s Board of Directors, no more restrictive (taken as a whole) with respect to such encumbrances or restrictions in any material respect than those contained in the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing; or

(xv)                          with respect to restrictions or encumbrances referred to in Section 6.10(a)(iv) above, encumbrances or restrictions existing by reason of any Lien permitted under Section 6.5.

6.11.                     Designation of Unrestricted and Restricted Subsidiaries.

(a)                                 Borrower’s Board of Directors may designate any Subsidiary of Parent (including newly acquired or newly established Subsidiaries and excluding Borrower) to be an “Unrestricted Subsidiary,” provided that:

(i)                                     no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such designation;

(ii)                                  Borrower would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to Section 6.2 in an amount equal to the Fair Market Value of Borrower’s or Nord Anglia UK’s interest in such Subsidiary;

(iii)                               such Subsidiary does not own any Capital Stock, Redeemable Capital Stock or Debt of, or own or hold any Lien on any property or assets of, or have any Investment in, Borrower or any other Restricted Subsidiary;

(iv)                              such Subsidiary is not liable, directly or indirectly, with respect to any Debt, Lien or other obligation that, if in default, would result (with the passage of time or giving of notice or otherwise) in a default on any of Borrower’s Debt or Debt of Parent or any Restricted Subsidiary;

(v)                                 such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the businesses of the Subsidiaries of Parent;

(vi)                              such Subsidiary is a Person with respect to which Parent,  Borrower or any Restricted Subsidiary does not have any direct or indirect obligation to:

(A)                               subscribe for additional Capital Stock of such Person; or

(B)                               maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(vii)                           none of Parent, Borrower or any Restricted Subsidiary directly or indirectly guarantees, is liable for or provides credit support for the Debt of such Subsidiary; and

(viii)                        Borrower shall be in compliance with the Financial Covenant on a Pro Forma Basis (whether or not then in effect) after giving effect to such designation as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.18).

(b)                                 In the event of any such designation, Borrower or Nord Anglia UK will be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 6.2 for all purposes of this Agreement in an amount equal to the Fair Market Value of Borrower’s or Nord Anglia UK’s interest in such Subsidiary.  Notwithstanding anything to the contrary herein, no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Material Debt.

(c)                                  Borrower’s Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that:

(i)                                     no Default or Event of Default has occurred and is continuing at the time of, or will occur and be continuing after giving effect to, such designation;

(ii)                                  such designated Unrestricted Subsidiary will not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, or after giving effect to the Incurrence of any such Debt of such designated Unrestricted Subsidiary on a Pro Forma Basis as if such Debt was Incurred on the date of its designation as a Restricted Subsidiary, the Total Net Leverage Ratio for the four full Fiscal Quarters for which internal financial statements are available immediately preceding the Incurrence of such Debt, taken as one period, would be less than or equal to 4.50:1.00; and

(iii)                               any Lien on the property of such Unrestricted Subsidiary at the time of such designation which will be deemed to have been incurred by such newly designated Restricted Subsidiary as a result of such designation would be permitted to be incurred under Section 6.5.

(d)                                 Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by Borrower’s Board of Directors will be evidenced to Administrative Agents by filing a resolution of Borrower’s Board of Directors with Administrative Agents giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation.  Any such filing with Administrative Agents must occur within 45 days after the end of Parent’s Fiscal Quarter in which such designation is made (or, in the case of a designation made during the last Fiscal Quarter of Parent’s Fiscal Year, within 90 days after the end of such Fiscal Year).

(e)                                  If a member of the Restricted Group (other than Borrower) is designated as an Unrestricted Subsidiary, each Credit Party will (i) ensure that the Unrestricted Subsidiary does not (and will, for so long as it is an Unrestricted Subsidiary, not) legally or beneficially own shares in any Restricted Subsidiary; and (ii) use its commercially reasonable efforts to ensure that no member of the Restricted Group has any material liabilities (including pension, environmental and Tax liabilities) to or in respect of the Unrestricted Subsidiary and if any such material liability arises Borrower will promptly notify Administrative Agents and procure that the Unrestricted Subsidiary becomes a Restricted Subsidiary to the extent required pursuant to this Section 6.11 as soon as reasonably practicable and in any event within 20 Business Days of the first date on which Borrower is aware of the material liability.

6.12.                     Merger, Consolidation or Sale of Assets of Borrower.

(a)                                 Borrower will not, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by Borrower’s Board of Directors or shareholders with respect to a demerger or division pursuant to which Borrower would dispose of, all or substantially all of Borrower’s properties and assets to any other Person or Persons, and Borrower will not, and will not cause or permit any other member of the Restricted Group to, enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such member of the Restricted Group on a consolidated basis to any other Person or Persons.  The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:

(i)                                     either Borrower will be the continuing corporation or the Person (if other than Borrower) formed by or surviving any such merger, consolidation, amalgamation or other combination or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of such member of the Restricted Group on a consolidated basis has been made (the “Surviving Entity”):

(A)                               in the case of a merger, consolidation, amalgamation, other combination with, or disposition of properties or assets of, Borrower, will be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(B)                               will expressly assume, by supplemental documentation in form satisfactory to Administrative Agents, Borrower’s obligations under the Credit Documents, and the Credit Documents will remain in full force and effect as so supplemented; and

(C)                               will provide any documentation and other information about the Surviving Entity as shall have been reasonably requested in writing by any Lender through the applicable Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act;

(ii)                                  immediately after giving effect to such transaction or series of transactions on a Pro Forma Basis (and treating any obligation of any member of the Restricted Group Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred by such member of the Restricted Group at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii)                               immediately after giving effect to such transaction or series of transactions on a Pro Forma Basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter fiscal period ended immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Total Net Leverage Ratio for the four full Fiscal Quarters for which internal financial statements are available immediately preceding such transaction or series of transactions, would be less than or equal to 4.50:1.00;

(iv)                              any Guarantor, unless it is the other party to the transactions described above, has, by way of execution of supplemental documentation satisfactory to Administrative Agents, confirmed that its Guarantee and its obligations under any Collateral Document will apply to such Person’s obligations under the Credit Documents;

(v)                                 if any property or assets of any member of the Restricted Group will thereupon become subject to any Lien, the provisions of Section 6.5 are complied with; and

(vi)                              Borrower or the Surviving Entity has delivered to Administrative Agents, in form satisfactory to Administrative Agents, an Officers’ Certificate (attaching the computations to demonstrate compliance with clause (iii) above) and an opinion of counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if supplemental documentation is required in connection with such transaction, such supplemental documentation, comply with the requirements of this Agreement and that all conditions in this Agreement relating to such transaction have been satisfied.

(b)                                 The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, Borrower under the Credit Documents, but, in the case of a lease of all or substantially all of Borrower’s assets, Borrower will not be released from the obligation to pay the principal of, premium, if any, and interest, under the Credit Documents.

(c)                                  Nothing in this Section 6 will prevent:  (i) any Restricted Subsidiary that is not a Guarantor from consolidating with, merging into or transferring all or substantially all of its properties and assets to Borrower, a Guarantor or any other Restricted Subsidiary that is not a Guarantor or (ii) any Guarantor from merging into or transferring all or part of its properties and assets to Borrower or another Guarantor.  In addition, Borrower may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of Borrower, reincorporating Borrower in another jurisdiction in compliance with Section 6.12(a)(i)(A) above or changing the legal form of Borrower.

6.13.                     Merger, Consolidation or Sale of Assets of the Guarantors.

(a)                                 Subject to the other provisions of this Agreement, no Guarantor will, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by such Guarantor’s Board of Directors or shareholders with respect to a demerger or division pursuant to which such Guarantor will dispose of, all or substantially all of such Guarantor’s properties and assets to any other Person or Persons.  The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:

(i)                                     such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is (x) in the case of a Guarantor incorporated, organized or existing under the laws of a member state of the Pre-Expansion European Union as of the date hereof, the United States of America, any state thereof, the District of Columbia, the British Virgin Islands, the Cayman Islands or the jurisdiction under the laws of which such Guarantor was organized at the time immediately prior to such consolidation, merger or other transactions referred to in this clause (i), a corporation incorporated, organized or existing under the laws of a member state of the Pre-Expansion European Union as of the date hereof, the United States of America, any state thereof, the District of Columbia, the British Virgin Islands, the Cayman Islands or the jurisdiction under the laws of which such Guarantor was organized at the time immediately prior to such consolidation, merger or other transactions referred to in this clause (i) or any other jurisdiction agreed by the Administrative Agents and Borrower or (y) in the case of a Guarantor incorporated, organized or existing under the laws of the United States of America, any state thereof or the District of Columbia, an entity incorporated, organized or existing under the laws of the United States of America, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii)                                  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Credit Documents in form satisfactory to the applicable Collateral Agent;

(iii)                               immediately after giving effect to such transaction on a Pro Forma Basis, no Default or Event of Default exists and is continuing; and

(iv)                              the Guarantor or the Successor Guarantor has delivered to Administrative Agents, in form satisfactory to Administrative Agents, an Officers’ Certificate and an opinion of counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if supplemental documentation is required in connection with such transaction, such supplemental documentation, comply with the requirements of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

(b)                                 The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the relevant Guarantor under this Agreement, but, in the case of a lease of all or substantially all of the Guarantor’s assets, the Guarantor will not be released from the obligation to pay the principal of, premium, if any, and interest, on the Guarantee in respect of the Loans.

6.14.                     Holding Companies.  Neither Parent nor Borrower shall trade, carry on any business, own any assets or incur any liabilities except for any trade, business, assets or liabilities that arise from or in relation to the following:

(a)                                 the provision of administrative services (excluding legal and treasury services) to other members of the Restricted Group of a type customarily provided by a Holding Company to its Subsidiaries;

(b)                                 ownership of shares in its Subsidiaries, intra-Restricted Group debit balances, intra Restricted Group credit balances and other credit balances in bank accounts, cash and Cash Equivalents but only if those shares, credit balances, cash and Cash Equivalents are subject to the Transaction Security (save where no such Transaction Security is required under the terms of this Agreement);

(c)                                  any liabilities and the performance of obligations under the Credit Documents and/or shareholder loans (and in each case, any other documents relating thereto) to which it is a party and incurrence and payment of professional and advisory fees and administration costs in the ordinary course of business as a Holding Company or as otherwise expressly permitted or not prohibited by any other term of any Credit Document;

(d)                                 any guarantee of the obligations of another member of the Restricted Group which is permitted under the covenant entitled “Limitation on Guarantees of Debt by Restricted Subsidiaries” set forth in Section 6.9; and

(e)                                  in the case of Parent, business and financing activities in connection with the Initial Public Offering and otherwise attributable to being a publicly traded company.

6.15.                     Acquisitions.

(a)                                 Except as permitted under clause (b) below, no Credit Party shall (and Parent shall ensure that no other member of the Restricted Group will) undertake:

(i)                                     the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  the incorporation of a company.

(b)                                 Clause (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company:

(i)                                     which is a Permitted Acquisition;

(ii)                                  which is a Permitted Transaction; or

(iii)                               to the extent that the consideration therefor consists of Parent’s Qualified Capital Stock or the Net Cash Proceeds of the substantially concurrent issue and sale (other than to a Subsidiary) of shares of Parent’s Qualified Capital Stock, in each case, to the extent Not Otherwise Applied; provided that, for the avoidance of doubt, the Net Cash Proceeds of such sale have been excluded from, and will not have been included in, the calculation of the amount determined under Section 6.2(b)(iii).

6.16.                     Change in Fiscal Year and/or Auditors.  No Credit Party shall change its end of Fiscal Year to a date which is not on or around August 31st or appoint any auditors other than the Auditors.

6.17.                     Center of Main Interests.  No Credit Party which is incorporated in a member state of the European Union shall do anything to change the location of its center of main interests, for the purposes of Council Regulation (EC) No 1346/2000 of 29th May 2000 on insolvency proceedings, from the jurisdiction of its incorporation.

6.18.                     Financial Covenant.  Only if and when the sum of (1) Revolving Loans outstanding as of the last day of any Test Period (the “Test Date”) and (2) Letter of Credit/Bank Guarantee Usage in excess of $20,000,000 (excluding any such amount with respect to Letters of Credit and Bank Guarantees that are Cash Collateralized) as of the Test Date, exceed 30.0% of the aggregate amount of the Revolving Commitments in effect as of the Test Date, Borrower shall not permit the Total Net Leverage Ratio for the Test Period ended on the Test Date and after giving effect to any Incurrence of Debt (in each case, on a Pro Forma Basis) to be greater than 4.75:1.00.

SECTION 7.                         GUARANTY

7.1.                            Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally (among them and with respect to each Credit Party) hereby irrevocably and unconditionally guaranty to Primary Collateral Agent, for the ratable benefit of the Secured Parties, the due and punctual payment in full of all Obligations (including all Pari Passu Debt Obligations) when the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

7.2.                            Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law or applicable foreign law; provided solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3.                            Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), Guarantors will promptly upon demand pay, or cause to be paid, in cash, to Primary Collateral Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the U.S. Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid.

7.4.                            Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)                                 this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)                                 Primary Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

(c)                                  the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d)                                 payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Primary Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)                                  any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Pari Passu Debt Agreement or applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, Pari Passu Debt Agreements or any Hedge Agreements; and

(f)                                   this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, Pari Passu Debt Agreements or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Pari Passu Debt Agreements, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Pari Passu Debt Agreement, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Pari Passu Debt Agreements or the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5.                            Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of the Secured Parties:  (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Pari Passu Debt Agreements, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6.                            Guarantors’ Rights of Subrogation, Contribution, Etc.  Until the Termination Date, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party.  In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for Primary Collateral Agent on behalf of the Secured Parties and shall forthwith be paid over to Primary Collateral Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7.                            Subordination of Other Obligations.  Any Debt of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Debt collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Primary Collateral Agent on behalf of the Secured Parties and shall forthwith be paid over to Primary Collateral Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8.                            Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.                            Authority of Guarantors or Borrower.  It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10.                     Financial Condition of Borrower.  Any Credit Extension may be made to Borrower or continued from time to time, any Pari Passu Debt Agreements may be entered into from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Pari Passu Debt Agreement or Hedge Agreement is entered into, as the case may be.  No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, the Pari Passu Debt Agreement and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Secured Party.

7.11.                     Bankruptcy, Etc.  (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Primary Collateral Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)                                 Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Primary Collateral Agent, or allow the claim of Primary Collateral Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)                                  In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12.                     Discharge of Guaranty Upon Sale of Guarantor.  If (a) all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof or (b) if a Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 6.11, then in the case of each of clauses (a) and (b), the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such Asset Sale or designation as an Unrestricted Subsidiary.

7.13.                     Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Credit Party hereunder to honor all of such Credit Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this

Section 7.13, or otherwise under this Guaranty, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until the Termination Date.  Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7.14.                     Limitation on Guarantor Liability.  (a)                     Each Guarantor and each Credit Party hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance, for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal, local or state law or voidable preference, financial assistance or improper corporate benefit, or violate the corporate purpose of the relevant Guarantor or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation to the extent applicable to any Guarantee.  To effectuate the foregoing intention, Primary Collateral Agent, Lenders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 7, result in the obligations of such Guarantor under its Guarantee not constituting either a fraudulent transfer or conveyance or voidable preference, financial assistance or improper corporate benefit, or violating the corporate purpose of the relevant Guarantor or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation.

(b)                                 Limitations for Bahraini Guarantors.  Notwithstanding any other provision of this Section 7, the Guarantee, indemnity and other obligations of any Guarantor incorporated under the laws of the Kingdom of Bahrain expressed to be assumed in this Section 6 shall be deemed to have been given only to the extent that the same do not violate the provisions of Articles 1033 to 1054 (Privileged Rights) of the Civil Code promulgated by Legislative Decree No. 19 of 2001 and the provisions of this Agreement shall be construed accordingly.

(c)                                  Limitations for Hungarian Guarantors.

(i)                                     The obligations and liabilities of any Hungarian Guarantor formed as a foundation under the laws of Hungary under this Section 7 or any other Credit Document shall at all times be limited to the maximum aggregate amount that does not result in any conflict with Hungarian laws applicable to foundations and such Hungarian Guarantor’s deed of foundation.

(ii)                                  The obligations and liabilities of any such Hungarian Guarantor may not:

(A)                               threaten the performance of such Hungarian Guarantor’s activities that serve the purposes stated in its deed of foundation or threaten the maintenance of its operation;

(B)                               exceed in amount the value of such Hungarian Guarantor’s assets; or

(C)                               threaten such Hungarian Guarantor’s charitable activities or the status of such Guarantor as a charitable foundation.

(iii)                               Notwithstanding any term of this Section 7 or any other term in this Agreement or any other Credit Document, any guarantee or indemnity given by or other obligation assumed by such Hungarian Guarantor is meant as and is to be interpreted as an abstract guarantee agreement and not as surety as regulated in Articles 6:416-430 of the Hungarian Civil Code (kezesség) and the Hungarian Guarantor undertakes to comply with the provisions of this clause.

(d)                                 Limitations for Polish Guarantors.

(i)                                     Any Guarantee, indemnity and other obligations of any guarantee granted or assumed by a Guarantor incorporated in Poland (a “Polish Guarantor”) shall be limited in accordance with the following rules:

(A)                               To the extent the liability under this Section 7 is considered a liability (zobowiązanie) within the meaning of Article 11 section 2 of the Polish Bankruptcy and Rehabilitation Law of 28 February 2003 (Polish Journal of Laws No. 60, item 535, as amended) (“Polish Bankruptcy Law”), the liability of each Polish Guarantor under this Section 7 shall be limited to the aggregate value of the assets of such Polish Guarantor current at the time less the aggregate value of its liabilities current at the time (other than the Polish Guarantor’s liability hereunder), and thus such liability should not result in the Polish Guarantor’s insolvency as defined in Article 11 section 2 of the Polish Bankruptcy Law; and

(B)                               In addition to the provisions of clause (A) above, each Polish Guarantor that is a limited liability company (Sp. z o.o.) has the right to refrain from making a payment under this Article 11 in the event and to the extent that such payment would result in a reduction of its assets necessary to fully cover its registered share capital under Article 189 section 2 of the Polish Commercial Companies Code of 15 September 2000 (Kodeks spółek handlowych, Polish Journal of Laws No. 94, item 1037, as amended).

(ii)                                  The limitation in Section 7.14(d)(i)(A) hereof will not apply if one or more of the following circumstances occurs:

(A)                               any Event of Default is continuing, irrespective of whether such Event of Default occurs before or after the relevant Polish Guarantor becomes insolvent within the meaning of Article 11 section 2 of the Polish Bankruptcy Law; or

(B)                               the liabilities of the relevant Polish Guarantor (other than those under the Collateral Documents) result in its insolvency within the meaning of Article 11 section 2 of the Polish Bankruptcy Law.

Polish law is amended in such a manner that over-indebtedness (stan nadmiernego zadłużenia) as provided for in Article 11 section 2 of the Polish Bankruptcy Law (as in force on the date of this Agreement) no longer gives grounds for bankruptcy or obliges the representatives of the Polish Guarantor to file for bankruptcy.

(e)                                  Limitation for Spanish Guarantors. The guarantee provided by any Guarantor incorporated in Spain (a “Spanish Guarantor”) shall be limited in accordance with the following rules:

(i)                                     If such Spanish Guarantor is incorporated in Spain as a sociedad de responsabilidad limitada, any guarantees provided by it shall:

(A)                               not extend to any obligation incurred by any Credit Party as a result of such Credit Party borrowing (or guaranteeing the borrowing of) funds (but only in respect of those funds) under this Agreement for the purpose of:

(1)                                 acquiring quotas (participaciones sociales) representing the share capital of such Spanish Guarantor or quotas (participaciones sociales) or shares (acciones) representing the share capital of a company within its group; or

(2)                                 refinancing a previous debt incurred by any Credit Party for the acquisition of quotas (participaciones sociales) representing the share capital of such Spanish Guarantor or quotas (participaciones sociales) or shares (acciones) representing the share capital of a company within its group; and shall

(B)                               be deemed not to be undertaken or incurred by any Spanish Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of article 143 of the Spanish Companies Royal Decree-Law 1/2010, of July 2nd (Ley de Sociedades de Capital) (“Spanish Companies Act”) and, in that case, all provisions of this Agreement shall be construed accordingly in the sense that, in no case, can any guarantee or security given by a Spanish Guarantor secure repayment of the abovementioned funds; and

(C)                               not extend to any obligation incurred by any Credit Party in respect of any issuance of notes, bonds or any other negotiable securities within the meaning of Article 402 of the Spanish Companies Act.

(ii)                                  For the purposes of paragraph (i) above, a reference to the “group” of a Spanish Guarantor shall mean such Spanish Guarantor and any other companies constituting a unity of decision.  It shall be presumed that there is unity of decision when any of the scenarios set out in section 1 and/or section 2 of article 42 of the Royal Decree-Law of August 2nd, 1885, which approves the Commercial Code (Código de Comercio) (“Spanish Commercial Code”) are met.

(iii)                               If such Spanish Guarantor is incorporated in Spain as a sociedad anónima, any guarantees provided by it shall:

(A)                               not extend to any obligation incurred by any Credit Party as a result of such Credit Party borrowing (or guaranteeing the borrowing of) funds (but only in respect of those funds) under this Agreement for the purpose of:

(1)                                 acquiring shares (acciones) representing the share capital of such Spanish Guarantor or shares (acciones) or quotas (participaciones sociales) representing the share capital of its holding company; or

(2)                                 refinancing a previous debt incurred by any Credit Party for the acquisition of shares (acciones) representing the share capital of such Spanish Guarantor or shares (acciones) or quotas (participaciones sociales) representing the share capital of its holding company; and shall

(B)                               be deemed not to be undertaken or incurred by a Spanish Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of article 150 of the Spanish Companies Act, and, in that case, all provisions of this Agreement shall be construed accordingly in the sense that, in no case, can any guarantee or security given by a Spanish Guarantor secure repayment of the above-mentioned funds.

(iv)                              For the purposes of paragraph (iii) above, a reference to a “holding company” of a Spanish Guarantor shall mean the company which, directly or indirectly, owns the majority of the voting rights of such Spanish Guarantor or that may have a dominant influence on such Spanish Guarantor.  It shall be presumed that one company has a dominant influence on another company when:

(A)                               any of the scenarios set out in section 1 of article 42 of the Spanish Commercial Code are met; or

(B)                               when at least half plus one of the members of the managing body of the Spanish Guarantor are also members of the managing body or top managers (altos directivos) of the dominant company or of another company controlled by such dominant company.

(f)                                   Limitations for Swiss Guarantors.  Notwithstanding any other provision of this Section 7, the guaranty, indemnity and other obligations of any Guarantor that is incorporated and organized under the laws of Switzerland to be assumed in this Agreement (including, without limitation, the Guarantee) shall be limited as follows:

(i)                                     If and to the extent that (A) a Swiss Guarantor becomes liable under this Agreement, including, without limitation, this Section 7 and the Guarantee, as well as any and all Collateral Documents for obligations of its Affiliates (other than obligations of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, the granting of any security by the Swiss Guarantor or any restrictions of the Swiss Guarantor’s rights of set-off and/or subrogation or its duties to subordinate or waive claims and (B) complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the aggregate liability of the Swiss Guarantor for Restricted Obligations shall be limited to the amount of freely disposable equity (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and current net profits) available for distribution as dividends to the shareholders of the Swiss Guarantor at the time the Swiss Guarantor is required to perform under this Agreement, its Guarantee and the Collateral Documents, provided that this is a requirement under applicable Swiss law at that time, and provided, further that such limitation shall not discharge the Swiss Guarantor from its obligations in excess thereof, but merely postpone the performance date thereof until such times as performance is again permitted notwithstanding such limitation.

(ii)                                  In respect of Restricted Obligations, each Swiss Guarantor shall:

(A)                               if and to the extent required by applicable law in force at the relevant time mitigate to the extent possible any Swiss Anticipatory Tax to be levied on the Restricted Obligations (and cause its parent and other relevant Affiliates to fully cooperate in any mitigating efforts) and promptly notify Primary Collateral Agent thereof or, if such a notification procedure is not applicable;

(B)                               subject to any applicable double taxation treaty, deduct Swiss Anticipatory Tax at the rate of 35% (or such other rate as is in force at that time) from any payment made by it in respect of the Restricted Obligations;

(C)                               pay any such deduction to the Swiss Federal Tax Administration;

(D)                               notify (and Parent shall ensure that the Swiss Guarantor will notify) Primary Collateral Agent that such a deduction has been made and provide Primary Collateral Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and

(E)                                to the extent such a deduction is made, not be obliged to either gross-up or indemnify Lenders in accordance with Section 2.20 hereof in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up is permitted under the laws of Switzerland then in force.  The Swiss Guarantor shall use its best efforts to ensure that any Person that is, as a result of a deduction of Swiss Anticipatory Tax, entitled to a full or partial refund of the Swiss Anticipatory Tax, will as soon as possible after the deduction of the Swiss Anticipatory Tax (x) request a refund of the Swiss Anticipatory Tax under any applicable law (including double tax treaties) and (y) pay to Primary Collateral Agent upon receipt any amount so refunded for application as a further payment of the Swiss Guarantor under and pursuant to this Agreement.

(iii)                               To the extent a Swiss Guarantor is required to deduct Swiss Anticipatory Tax pursuant to Section 7.14(f)(ii) hereof, and if the maximum amount of freely disposable shareholder equity pursuant to Section 7.14(f)(i) hereof is not utilized, additional security interests granted by such Swiss Guarantor under this Agreement shall be enforced until the enforcement proceeds equal an amount that (after making any deduction of Swiss Anticipatory Tax) would have resulted if no deduction of Swiss Anticipatory Tax had been required, provided that such enforcement amount (including the increased amount) shall in any event be limited to the maximum amount of freely disposable shareholder equity pursuant to Section 7.14(f)(i) hereof.

(iv)                              In the case of Restricted Obligations, the Swiss Guarantor shall, and any parent company of the Swiss Guarantor party to this Agreement shall procure that the Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfillment of all prerequisites to allow it to perform its obligations under this Guaranty with minimum limitations and to allow Primary Collateral Agent (and Lenders) prompt use of the proceeds from security, including the following:

(A)                               preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(B)                               confirmation of the auditors of the Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits and reserves;

(C)                               conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(D)                               revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(E)                                to the extent permitted by applicable law and Swiss accounting standards, write-up or realization of any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Guarantor’s business (nicht betriebsnotwendig);

(F)                                 by a shareholders’ meeting and/or the board of directors of the Swiss Guarantor of the (resulting) profit distribution or other performance under this Guaranty; and

(G)                               all such other measures necessary or useful to allow the Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations.

(g)                                  Limitation for Qatari Guarantors.  Notwithstanding any other provision of this Section 7, the Guarantee, indemnity and other obligations of any Guarantor incorporated under the laws of the State of Qatar expressed to be assumed in this Section 7 shall be deemed to have been given only to the extent that the same do not violate the provision of Articles 1165 to 1186 (Privileged Rights) of Law No. (22) of 2004 promulgating the Civil Code of Qatar and the provisions of this Agreement shall be construed accordingly.

SECTION 8.                         EVENTS OF DEFAULT

8.1.                            Events of Default.  If any one or more of the following conditions or events shall occur:

(a)                                 Failure to Make Payments When Due.  Failure by Borrower or any other Credit Party to pay (i) when due any installment of principal of any Loan, whether at Stated Maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit, Bank Guarantee or any Cash Collateralization required pursuant to Section 2.22(d); or (iii) any interest on any Loan or any fee or any other amount due hereunder within three Business Days after the date due; or

(b)                                 Default in Other Agreements.  (i) Failure of any Credit Party or any other member of the Restricted Group to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Debt (other than Debt referred to in Section 8.1(a)) with an aggregate principal amount (or Net Mark-to-Market Exposure) of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Debt in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Debt, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Debt (or a trustee on behalf of such holder or holders), to cause, that Debt to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its Stated Maturity or the Stated Maturity of any underlying obligation, as the case may be; or

(c)                                  Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Sections 5.1(a), 5.1(b), 5.1(c) and 5.1(i), Section 5.2 (with respect to Borrower only) and such failure shall not have been remedied or waived within (5) Business Days after such failure or Section 6 (any such failure to observe any term, covenant or agreement contained in Section 6.18, a “Financial Covenant Event of Default”); provided that notwithstanding anything to the contrary in this Agreement or the other Credit Documents, a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans unless and until the Requisite Revolving Lenders have actually terminated the Revolving Commitments and declared all outstanding Credit Agreement Obligations in respect of the Revolving Commitments and the Revolving Loans to be immediately due and payable in accordance with this Agreement (a “Financial Covenant Cross Default”) (it being understood and agreed that only the Lenders constituting at least the Requisite Revolving Lenders may exercise rights and remedies in respect of a Financial Covenant Event of Default), which Financial Covenant Cross Default for purposes of any Term Loans shall terminate automatically and immediately upon the Revolving Lenders rescinding such acceleration and/or waiving such Financial Covenant Cross Default with respect to the Revolving Loans; or

(d)                                 Breach of Representations, Etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)                                  Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other clause of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from either Administrative Agent or any Lender of such default; or

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any Material Company in an involuntary case under any Bankruptcy Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any Material Company under any Bankruptcy Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Material Company, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any Material Company for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any Material Company, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g)                                  Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) Borrower or any Material Company shall have an order for relief entered with respect to it or shall commence a voluntary case under any Bankruptcy Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any Material Company shall make any assignment for the benefit of creditors; or (ii) Borrower or any Material Company shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Borrower or any Material Company (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g) or in Section 8.1(f), provided that this Section 8.1(g) shall not apply to any Permitted Liquidation; or

(h)                                 Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $25,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any member of the Restricted Group or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)                                     Dissolution.  Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)                                    Employee Benefit Plans.  (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any member of the Restricted Group or any of its ERISA Affiliates in excess of $25,000,000 during the term hereof; or (ii) there exists any fact or circumstance that would reasonably be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code; or

(k)                                 Change of Control.  A Change of Control shall occur; or

(l)                                     Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Credit Agreement Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect with respect to any material portion of the Collateral (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Credit Agreement Obligations in accordance with the terms hereof) or shall be declared null and void, or the applicable Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of such Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(m)                             Subordinated Debt.  Any Subordinated Debt permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Credit Agreement Obligations of the Credit Parties hereunder, as provided in the indenture governing such Subordinated Debt, or any Credit Party, any Affiliate of any Credit Party, the trustee in respect of such Subordinated Debt in the form of notes or the holders of at least 25% in aggregate principal amount of Subordinated Debt in the form of notes shall so assert;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) with respect to Borrower or any Domestic Subsidiary, automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Collateral Agents, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit or Bank Guarantee shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party:  (I) the unpaid principal amount of and accrued interest and premium on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit and Bank Guarantees then outstanding (regardless of whether any beneficiary under any such Letter of Credit or Bank Guarantee shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit or Bank Guarantee), and (III) all other Credit Agreement Obligations; provided the foregoing shall not affect in any way the obligations of Lenders under Section 2.4(f); (C) Collateral Agents may enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Collateral Agents shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Revolving Facility Administrative Agent such additional amounts of cash as reasonably requested by Issuing Bank, to be held as security for Borrower’s reimbursement obligations in respect of Letters of Credit and Bank Guarantees then outstanding.

Only the Requisite Revolving Lenders shall have the right to direct Revolving Facility Administrative Agent with respect to, and the Revolving Facility Administrative Agent shall be entitled to exercise with respect to the Revolving Commitments, the Revolving Loans and any amount drawn under the Letters of Credit and Bank Guarantees then outstanding, any remedies under this Section 8.1 as a result of a Financial Covenant Event of Default unless and until the date on which the Requisite Revolving Lenders shall have terminated their Revolving Commitments and declared all Revolving Loans to be due and payable, after which Term

Administrative Agent shall be entitled to take the actions set forth in this Section 8.1 with respect to any other Loans, Commitments and amounts drawn under the Letters of Credit and Bank Guarantees.

8.2.                            Borrower’s Right to Cure.  Notwithstanding anything to the contrary contained in Section 8.1, so long as the Permitted Holders beneficially own, directly or indirectly, at least 35% of the Voting Stock of Borrower, for purposes of determining whether a Financial Covenant Event of Default has occurred, on or prior to the day that is 15 Business Days after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter, Borrower shall have the right to voluntarily prepay Loans in an aggregate amount equal to the amount necessary to cure any Financial Covenant Event of Default and, for the avoidance of doubt, in the case of Revolving Loans, without any corresponding reduction of the Revolving Commitments (any such prepayment, a “Financial Covenant Cure”); provided that (a) no more than three Financial Covenant Cures will be made during the Revolving Commitment Period and no Financial Covenant Cures will be made in respect of consecutive Fiscal Quarters and (b) following the exercise by Borrower of such right, the Financial Covenant shall be recalculated as if such prepayment had been made on the last day of such Fiscal Quarter and if, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of the Financial Covenant, Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Financial Covenant Event of Default which had occurred shall be deemed cured for all purposes of the Agreement.

SECTION 9.                         AGENTS

9.1.                            Appointment of Agents.  Goldman Sachs is hereby appointed Syndication Agent and Bookrunner hereunder, and each Lender hereby authorizes Goldman Sachs to act as Syndication Agent and Bookrunner in accordance with the terms hereof and the other Credit Documents.  HSBC USA is hereby appointed Term Administrative Agent hereunder and under the other Credit Documents and each Term Loan Lender hereby authorizes HSBC USA to act as Term Administrative Agent in accordance with the terms hereof and the other Credit Documents. HSBC USA is hereby appointed Primary Collateral Agent hereunder and under the other Credit Documents (other than the Collateral Documents governed by the laws of Hungary) and each Lender hereby authorizes HSBC USA to act as Primary Collateral Agent in accordance with the terms hereof and such other Credit Documents.  HSBC PLC is hereby appointed Hungarian Collateral Agent hereunder and under the other Credit Documents governed by the laws of Hungary and each Lender hereby authorizes HSBC PLC to act as Hungarian Collateral Agent in accordance with the terms hereof and such other Credit Documents.  HBAP is hereby appointed Revolving Facility Administrative Agent hereunder and under the other Credit Documents and each Revolving Lender hereby authorizes HBAP to act as Revolving Facility Administrative Agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries.  Each of Syndication Agent, Bookrunner, and any Agent described in clause (vi) of the definition thereof, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  As of the Closing Date, no Syndication Agent or Bookrunner shall have any obligations but shall be entitled to all benefits of this Section 9.  Each of Syndication Agent, Bookrunner, and any Agent described in clause (vi) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agents and Borrower.

9.2.                            Powers and Duties.  Each Term Loan Lender irrevocably authorizes Term Administrative Agent to take such action on such Term Loan Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Term Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Revolving Lender irrevocably authorizes Revolving Facility Administrative Agent to take such action on such Revolving Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Revolving Facility Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Lender irrevocably authorizes each other Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender, any holder of Obligations with respect to any Hedge Agreement, any Pari Passu Debt Agreement or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.  Each Administrative Agent hereby agrees that it shall (i) furnish to Goldman Sachs, in its capacity as Arranger, upon Goldman Sachs’ request, a copy of the Register, (ii) cooperate with Goldman Sachs in granting access to any Lenders (or potential lenders) who Goldman Sachs identifies to the Platform and (iii) maintain Goldman Sachs’ access to the Platform.  Each Administrative Agent may disclose to any other party any information it reasonably believes it has received in its capacity as such under this Agreement.  The obligations of the Agents under this Agreement are several and not joint.

9.3.                            General Immunity.

(a)                                 No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, neither Administrative Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit/Bank Guarantee Usage or the component amounts thereof.

(b)                                 Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until (i) Revolving Facility Administrative Agent shall have received instructions in respect thereof from Requisite Revolving Lenders (or such other Lenders as may be required to give such instructions under Section 10.5), (ii) Term Administrative Agent shall have received instructions in respect thereof from Requisite Term Loan Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and (iii) each other Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Revolving Lenders, Requisite Term Loan Lenders or Requisite Lenders (or such other Lenders), as the case may be, Revolving Facility Administrative Agent, Term Administrative Agent or such other Agent, as the case may be, shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Bankruptcy Law or any applicable law, regulation, fiscal requirement, court order or subpoena that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law, any other applicable law or regulation or any duty of confidentiality.  Without prejudice to the generality of the foregoing, (A) no such Agent shall be liable for any act (or for refraining to so act) in accordance with an instruction of the Requisite Term Loan Lenders, the Requisite Revolving Lenders or the Requisite Lenders (or such other Lenders), as the case may be; (B) any Agent may refrain from acting in accordance with the instructions of the Requisite Term Loan Lenders, the Requisite Revolving Lenders or the Requisite Lenders (or such other Lenders) or pursuant to clause (C), as the case may be, until it has received such security as it may require for any cost, loss or liability which it may incur in complying with the instructions; (C) in the absence of instructions from the Requisite Term Loan Lenders, the Requisite Revolving Lenders or the Requisite Lenders (or such other Lenders), as the case may be, such Agent may act (or refrain from acting) as it considers to be in the best interest of the Term Loan Lenders, the Revolving Lenders, or the Lenders, as the case may be, (D) each Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon, and shall have no duty to verify, any communication, statement, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons which may reasonably be assumed to be within such Person’s knowledge or power to verify, and shall be entitled to conclusively rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (E) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Revolving Lenders, Requisite Term Loan Lenders, Requisite Lenders, as the case may be, or such other Lenders as may be required to give such instructions under Section 10.5.

(c)                                  Delegation of Duties.  Each Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by such Administrative Agent.  Each Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of each Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Administrative Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by either Administrative Agent, (i) such sub-agent shall be a third-party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the applicable Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third-party beneficiary or otherwise, against such sub-agent.

(d)                                 Notwithstanding any other term or provision of this Agreement to the contrary, no Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if such Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise.

(e)                                  Each Agent may assume (unless it has received notice to the contrary  in its capacity as such) that:

(i)                                     no Default or Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under Section 8.1(a));

(ii)                                  any right, power, authority or discretion vested in any party or the Requisite Term Loan Lenders, the Requisite Revolving Lenders, the Requisite Lenders or such other Lenders as may be required to give such instructions under Section 10.5 has not been exercised; and

(iii)                               any notice or request made by Borrower is made on behalf of and with the consent and knowledge of all Credit Parties.

(f)                                   Notwithstanding any other term or provision of this Agreement to the contrary, no Agent shall in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any circumstances beyond the control of such Agent, including without limitation, existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system.

(g)                                  No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)                                 Any entity into which any Agent, in its individual capacity, may be merged or converted or with which it may be consolidated, or any corporation resulting from any such merger, conversion or consolidation to which such Agent, in its individual capacity, shall be a party, or any corporation to which substantially all of the corporate trust business of such Agent, in its individual capacity, may be transferred, shall be the applicable Agent under this Agreement without further action.

(i)                                     Any Agent may consult with legal and other professional advisors of its own choosing, subject to Sections 10.2 and 10.3, at the expense of the Credit Parties, as to any matter relating to this Agreement, and such Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(j)                                    Except where a Credit Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another party.

(k)                                 Each Agent’s duties under this Agreement and the other Credit Documents are solely mechanical and administrative in nature.

(l)                                     The provisions of this Section 9.3 shall survive the termination or expiry of this Agreement or the resignation or removal of the applicable Agent.

9.4.                            Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, the Letters of Credit and the Bank Guarantees, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5.                            Lenders’ Representations, Warranties and Acknowledgment.

(a)                                 Each Lender represents and warrants that it has made its own independent investigation of the risks arising in connection with this Agreement and the other Credit Documents, including, without limitation, (i) the financial condition and affairs of the Restricted Group in connection with Credit Extensions hereunder; (ii) that it has made and shall continue to make its own appraisal of the creditworthiness of the Restricted Group; (iii) the legality, validity, effectiveness, adequacy or enforceability of any Credit Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document or the Transaction Security; (iv) whether it has recourse, and the nature and extent of such recourse, against any party or any of its assets under or in connection with any Credit Document, the Transaction Security, the transactions contemplated by the Credit Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document or the Transaction Security; and (v) the right or title of any Person in or to, or the value or sufficiency of any part of the Collateral, the priority of any of the Transaction Security or the existence of any security affecting the Collateral.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to (w) any delay in the crediting to any account of an amount required under the Credit Documents to be paid by such Agent, if such Agent shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by such Agent for the purposes of such payment; (x) the accuracy of or the completeness of any information provided to Lenders, (y) the legality, validity effectiveness, adequacy or enforceability of any Credit Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Credit Document or the Transaction Security; or (z) the determination as to whether any information provided or to be provided to any Lender is Non-Public Information.

(b)                                 Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement and funding its Initial Term Loan and/or Revolving Loans on the

Closing Date or by the funding of any New Term Loans or New Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such New Term Loans and New Revolving Loans.

(c)                                  Each Lender acknowledges that Borrower and certain Affiliates of the Credit Parties, including Parent or Borrower or any of Parent’s other Subsidiaries, are Eligible Assignees hereunder and may purchase Term Loans hereunder from Lenders from time to time, subject to the restrictions set forth in the definition of “Eligible Assignee” and Section 10.6.

(d)                                 Nothing in this Agreement shall oblige any Agent to conduct any “know your customer” or other procedures in relation to any Person on behalf of any Lender and each Lender confirms to each Agent that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any such Agent.

(e)                                  Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its primary lending office, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(f)                                   The Lenders shall supply the Term Loan Administrative Agent with any information that either Collateral Agent may reasonably specify (through the Term Loan Administrative Agent) as being necessary or desirable to enable such Collateral Agent to perform its functions as a Collateral Agent. Each Lender shall deal with the Collateral Agents exclusively through the Term Loan Administrative Agent.

(g)                                  Any Lender may by notice to the applicable Administrative Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Credit Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Section 10.1), electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Section 10.1 and the applicable Administrative Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

9.6.                            Right to Indemnity.  (a) Each Term Loan Lender, in proportion to its Pro Rata Share of Term Loans severally agrees to indemnify Term Administrative Agent, (b) each Revolving Lender, in proportion to its Pro Rata Share of Revolving Commitments severally agrees to indemnify Revolving Facility Administrative Agent and (c) each Lender, in proportion to its Pro Rata Share, in each case, severally agrees to indemnify each other Agent, in each case, to the extent that the applicable Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7.                            Successor Administrative Agents and Collateral Agents.

(a)                                 Each Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the other Administrative Agent, Lenders and Borrower and each Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and such Administrative Agent and signed by Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be.  Each Administrative Agent shall have the right to appoint a financial institution to act as its succeeding Administrative Agent hereunder, as the case may be, subject to the reasonable satisfaction of Borrower and the Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be, and such Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by Borrower and the Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be, or (iii) such other date, if any, agreed to by the Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be, shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Revolving Facility Administrative Agent or Term Administrative Agent, as the case may be.  If neither the Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be, nor the retiring Administrative Agent have appointed a successor Administrative Agent, the Requisite Revolving Lenders or Requisite Term Loan Lenders, as the case may be, shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the applicable retiring Administrative Agent; provided that, until a successor Term Administrative Agent is so appointed by the Requisite Term Loan Lenders or the retiring Term Administrative Agent, any collateral security held by Term Administrative Agent in its role as Primary Collateral Agent and by Hungarian Collateral Agent on behalf of the Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the retiring Collateral

Agents as nominee until such time as a successor Collateral Agent is appointed and such retiring Term Administrative Agent may petition a court of competent jurisdiction to appoint a replacement Term Administrative Agent.  Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  Except as provided above, any resignation or removal of a Term Administrative Agent or its successor as Term Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation or removal of such Term Administrative Agent or its successor as Primary Collateral Agent and of HSBC PLC or its successor as Hungarian Collateral Agent.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.  Any successor Term Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Primary Collateral Agent (and shall become or appoint the successor Hungarian Collateral Agent) for all purposes hereunder.

(b)                                 In addition to the foregoing, either Collateral Agent may resign at any time by giving prior written notice thereof to Lenders and Borrower, and either Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and such Collateral Agent signed by Requisite Lenders.  Both Administrative Agents shall have the right to mutually agree upon and appoint a financial institution as Primary Collateral Agent or Hungarian Collateral Agent, as the case may be, hereunder, subject to the reasonable satisfaction of Borrower and the Requisite Lenders and either Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders.  Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Term Administrative Agent, to appoint a successor Primary Collateral Agent or Hungarian Collateral Agent, as the case may be.  Until such successor Collateral Agent is so appointed by Requisite Lenders or Term Administrative Agent, any collateral security held by such Collateral Agent on behalf of the Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Primary Collateral Agent or Hungarian Collateral Agent, as the case may be, hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the applicable Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the applicable Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the applicable Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the applicable Collateral Documents.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Primary Collateral Agent or the Hungarian Collateral Agent, as the case may be, the provisions of this Agreement and the applicable Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the applicable Collateral Documents while it was the Primary Collateral Agent or Hungarian Collateral Agent, as the case may be, hereunder.

9.8.                            Collateral Documents and Guaranty.

(a)                                 Agents under Collateral Documents and Guaranty.  Each Secured Party hereby further authorizes each Collateral Agent on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the applicable Collateral Documents.  Subject to Section 9.5 and the Pari Passu Intercreditor Agreement, if in effect, without further written consent or authorization from any Secured Party, upon request of Borrower, the applicable Collateral Agent shall execute any documents or instruments necessary (i) in connection with a sale or disposition of assets permitted by this Agreement or any Permitted Transaction, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented, (ii) to release the Guaranty pursuant to Section 7.12 and any Lien encumbering any item of Collateral of, or with respect to, any Subsidiary designated as an Unrestricted Subsidiary in accordance with Section 6.11 or (iii) to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented.

(b)                                 Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, each Administrative Agent, each Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by Term Administrative Agent, Primary Collateral Agent or Hungarian Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the applicable Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) (subject to the Pari Passu Intercreditor Agreement, if in effect), in the event of a foreclosure or similar enforcement action by either Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code or similar provisions under any other applicable Bankruptcy Law), such Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code or similar provisions under any other applicable Bankruptcy Law) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and such Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by such Collateral Agent at such sale or other disposition.

(c)                                  Rights under Hedge Agreements.  No Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents.  By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed each Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)                                 Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document (but subject to the Pari Passu Intercreditor Agreement, if in effect), when the Termination Date shall have occurred, upon request of Borrower, the applicable Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedge Agreements.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e)                                  Each Collateral Agent, its officers, directors, employees, attorneys and agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, genuineness, value or collectability of the Transaction Security, the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, existence, enforceability, effectiveness, sufficiency, priority or perfection of such Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall such Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Transaction Security or any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Lien or Collateral Documents or any delay in doing so.

(f)                                   Each Lender, each Agent and each other Secured Party hereby irrevocably appoints, designates and authorizes each Collateral Agent, in its capacity as Primary Collateral Agent or Hungarian Collateral Agent, as the case may be, and a Secured Party in respect of the Obligations, to enter into any Intercreditor Agreement and to take such actions under the provisions thereof as contemplated thereunder.  Each such Person also agrees to be bound by the terms and conditions of such Intercreditor Agreement.  Each Collateral Agent (in its capacity as “Security Agent” or similarly described role under (and as defined in) such Intercreditor Agreement) hereby consents to each Lender becoming a “Pari Passu Creditor” or similarly described capacity under (and as defined in) such Intercreditor Agreement, and agrees that it will accept and accede to such Intercreditor Agreement pursuant to a written undertaking in form and substance reasonably satisfactory to the Primary Collateral Agent.

9.9.                            Withholding Taxes.  To the extent required by any applicable law, either Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that such Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if such Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify such Administrative Agent fully for all amounts paid, directly or indirectly, by such Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

9.10.                     Primary Collateral Agent May File Bankruptcy Disclosure and Proofs of Claim.  In case of the pendency of any proceeding under any Bankruptcy Laws relative to any Credit Party, Primary Collateral Agent on behalf of the Requisite Lenders (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit or Bank Guarantee shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Primary Collateral Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of either Administrative Agent and its respective agents and counsel and all other amounts due such Administrative Agent under Sections 2.4, 2.11, 10.2 and 10.3) allowed in such judicial proceeding; and

(c)                                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the applicable Administrative Agent and, in the event that such Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to such Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Administrative Agent and its agents and counsel, and any other amounts due such Administrative Agent under Sections 2.11, 10.2 and 10.3.  To the extent that the payment of any such compensation, expenses, disbursements and advances of such Administrative Agent, its agents and counsel, and any other amounts due such Administrative Agent under Sections 2.11, 10.2 and 10.3 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Primary Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Agreement Obligations or the rights of any Lender or to authorize Primary Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11.                     Anti-Money Laundering and Terrorism.  Any Agent may take and instruct any sub-agent or delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, or request of a public or regulatory authority or any of its group policies which relate to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of accounts. In certain circumstances, such action may delay or prevent the processing of instructions, the settlement of transactions over the accounts or such Agent’s performance of its obligations under this Agreement and the other Credit Documents. Where permitted by applicable law, such Agent will use all reasonable endeavors to notify Borrower of the existence of such circumstances.  Neither such Agent nor any delegate of or sub-agent of such Agent will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by such Agent or any delegate or sub-agent of such Agent pursuant to this Section 9.11.

9.12.                     Parallel Debt.

(a)                                 Notwithstanding any other provision of this Agreement, each Credit Party hereby irrevocably and unconditionally undertakes to pay to each Collateral Agent (without duplication), as creditor in its own right and not as representative of the Secured Parties or any Secured Party, sums equal to and in the currency of each amount payable as the Secured Creditor Claim under each of the Credit Documents, the Pari Passu Debt Agreements and Hedge Agreements as and when that amount falls due for payment under the relevant Credit Documents, the Pari Passu Debt Agreements or Hedge Agreements or would have fallen due but for any discharge resulting from failure of a Secured Party to take appropriate steps, in insolvency proceedings affecting such Credit Party, to preserve its entitlement to be paid that amount (“Collateral Agent Claim”). Such undertaking shall constitute an own independent right of such Collateral Agent to demand and receive payment of the Collateral Agent Claim.

(b)                                 Unless expressly provided to the contrary in any Credit Document, Pari Passu Debt Agreement or Hedge Agreement, each Collateral Agent holds:

(i)                                     the benefit of any applicable Collateral Agent Claims; and

(ii)                                  any proceeds of security created by an applicable Collateral Document governed by any law other than Swiss law and Spanish law,

for the benefit, and as the property, of the Secured Parties and so that they are not available to the personal creditors of such Collateral Agent.

(c)                                  Each Collateral Agent will separately identify in its records the property rights referred to in clause (b) above.

(d)                                 The property rights under clause (b) above are located in the jurisdiction where each Collateral Agent maintains its accounts in respect of those property rights.

(e)                                  Each Credit Party must pay each Collateral Agent (without duplication), as an independent and separate creditor, an amount equal to each Secured Creditor Claim on its due date.

(f)                                   Each Collateral Agent may enforce performance of any Collateral Agent Claim in its own name as an independent and separate right.  This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

(g)                                  Each Secured Party must, at the request of either Collateral Agent, perform any act required in connection with the enforcement of any Collateral Agent Claim.  This includes joining in any proceedings as co-claimant with such Collateral Agent.

(h)                                 Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to require a Secured Party to join in any proceedings as co-claimant with either Collateral Agent in respect of any Collateral Agent Claim.

(i)                                     Discharge by a Credit Party of a Secured Creditor Claim will discharge:

(i)                                     the corresponding Collateral Agent Claim in the same amount; and

(ii)                                  the corresponding Secured Creditor Claim in the same amount.

(j)                                    Discharge by a Credit Party of a Collateral Agent Claim will discharge the corresponding Secured Creditor Claim in the same amount.

(k)                                 The aggregate amount of the Collateral Agent Claims against a Credit Party in connection with the Credit Documents will never exceed the aggregate amount of Secured Creditor Claims owed by such Credit Party under the Credit Documents.

(l)                                     The aggregate amount of the Collateral Agent Claims against a Credit Party in connection with the Hedge Agreements will never exceed the aggregate amount of Secured Creditor Claims owed by such Credit Party under the relevant Hedge Agreements.

(m)                             A defect affecting a Collateral Agent Claim against a Credit Party:

(i)                                     in connection with the Credit Documents will not affect any Secured Creditor Claim under the Credit Documents;

(ii)                                  in connection with the Hedge Agreements will not affect any Secured Creditor Claim under the applicable Hedge Agreements; and

(iii)                               in connection with the Pari Passu Debt Agreements will not affect any Secured Creditor Claim under the applicable Pari Passu Debt Agreements;

(n)                                 A defect affecting a Secured Creditor Claim against a Credit Party:

(i)                                     under the Credit Documents will not affect any Collateral Agent Claim under the Credit Documents; and

(ii)                                  in connection with the Hedge Agreements will not affect any Collateral Agent Claim under the applicable Hedge Agreements; and

(iii)                               in connection with the Pari Passu Debt Agreements will not affect any Secured Creditor Claim under the applicable Pari Passu Debt Agreements;

(o)                                 If either Collateral Agent returns to any Credit Party, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Secured Party, that Secured Party must repay an amount equal to that recovery to such Collateral Agent.

(p)                                 For the purpose of this Section 9.12, each Collateral Agent acts in its own name and not as a trustee, and its claims under this Section 9.12 shall not be held on trust.  The security granted under the Collateral Documents to such Collateral Agent to secure the claims of such Collateral Agent under this Section 9.12 is granted to such Collateral Agent in its capacity as creditor and shall not be held on trust.

SECTION 10.                  MISCELLANEOUS

10.1.                     Notices.

(a)                                 Notices Generally.  Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, either Collateral Agent, either Administrative Agent or Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the applicable Administrative Agent in writing.  Except as otherwise set forth in Section 3.2(b) or clause (b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile (except for any notices sent to Administrative Agents) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of either Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by such Administrative Agent from time to time.

(b)                                 Electronic Communications.

(i)                                     Notices and other communications to any Agent, Lenders and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the applicable Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, any Lender or any applicable Issuing Bank pursuant to Section 2 if such Person has notified such Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  Either Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless either Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(ii)                                  Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the applicable Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)                               The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv)                              Each Credit Party, each Lender, Issuing Bank and each Agent agrees that Term Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Term Administrative Agent’s customary document retention procedures and policies.

(v)                                 Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c)                                  Private-Side Information Contacts.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws and applicable foreign securities laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Non-Public Information.  In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of Borrower nor Administrative Agents has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2.                     Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto (subject to the limitations set forth in the Engagement Letter on the Closing Date); (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of either Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by either Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments (including, without limitation, the disbursement of the Loans) and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Credit Agreement Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3.                     Indemnity.

(a)                                 In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (i) the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations under the Credit Documents of such Indemnitee or any of such Indemnitee’s controlled affiliates (to the extent determined in a final non-appealable order of a court of competent jurisdiction) and (iii) any proceeding that does not involve an act or omission by any Credit Party and that is brought by an Indemnitee against any other Indemnitee that does not involve an act or omission by a member of the Restricted Group (other than any claims against an Agent or arranger in their capacity as such).  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)                                 To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective

Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)                                  Each Credit Party also agrees that no Lender, Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

(d)                                 This Section 10.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(e)                                  The provisions of this Section 10.3 shall survive the termination or expiry of this Agreement or the resignation or removal of the applicable Agent.

10.4.                     Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and Issuing Bank is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the applicable Collateral Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Collateral Agents), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Debt evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Debt at any time held or owing by such Lender or Issuing Bank to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit

Party to such Lender or Issuing Bank hereunder, the Letters of Credit, Bank Guarantees and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit, Bank Guarantees and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender or Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit, Bank Guarantees or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the applicable Collateral Agent for further application in accordance with the provisions of Sections 2.17 and 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Collateral Agents, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Collateral Agents a statement describing in reasonable detail the Credit Agreement Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, Issuing Bank and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.

10.5.                     Amendments and Waivers.

(a)                                 Requisite Lenders’ Consent.  Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and Borrower; provided that Administrative Agents may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agents), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or Issuing Bank, if applicable) or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agents shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment.

(b)                                 Affected Lenders’ Consent.  Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)                                     extend the scheduled final maturity of any Loan or Note;

(ii)                                  waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)                               extend the stated expiration date of any Letter of Credit or Bank Guarantee beyond the Revolving Commitment Termination Date;

(iv)                              reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(v)                                 extend the time for payment of any such interest, fees or premium;

(vi)                              reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit or Bank Guarantee;

(vii)                           amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii)                        amend the definition of “Requisite Lenders”, “Requisite Revolving Lenders”, “Requisite Term Loan Lenders” or “Pro Rata Share”; provided with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Initial Term Loan Commitments, the Initial Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix)                              release all or substantially all of the Collateral or release the Guarantors comprising all or substantially all of the credit support for the Credit Agreement Obligations from the Guaranty except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by Primary Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code or similar provisions under other applicable Bankruptcy Law other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be needed for such release);

(x)                                 consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (except for any such assignment or transfer that is permitted under Sections 6.12 and 6.13); or

(xi)                              add additional limitations or restrictions on assigning or participating Loans;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii), (ix), (x) and (xi) above.

Notwithstanding the foregoing, unless and until a Financial Covenant Cross Default has occurred and remains continuing, only the consent of the Requisite Revolving Lenders shall be necessary to, and upon the occurrence of a Financial Covenant Cross Default, the consent of the Requisite Lenders shall be necessary to (i) waive or consent to any Financial Covenant Event of Default or amend or modify the terms of, or waive or consent to any Default or Event of Default with respect to, Section 8.1 (including the related definitions as used in such Section, but not as used in other Sections of this Agreement) and no such amendment, modification, waiver or consent shall be permitted (x) without the consent of the Requisite Revolving Lenders (unless and until a Financial Covenant Cross Default has occurred) and (y) without the consent of the Requisite Lenders (upon the occurrence and during the continuance of a Financial Covenant Cross Default) and/or (ii) amend this sentence.

(c)                                  Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)                                     increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii)                                  alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the aggregate Initial Term Loan Exposure of all Lenders, Revolving Exposure of all Lenders or New Term Loan Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iii)                               amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit or Bank Guarantees as provided in Section 2.4(e) without the written consent of Revolving Facility Administrative Agent and of Issuing Bank; or

(iv)                              amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or Arranger, or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable.

(d)                                 Refinancing Amendments.

(i)                                     In addition, notwithstanding Sections 10.5(a), (b) and (c), this Agreement may be amended with the written consent of the Term Administrative Agent, Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a part of the outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan (“Replacement Term Loans”) hereunder; provided that (A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (B) the Weighted Average Yield applicable to the Replacement Term Loans shall not be greater than the applicable Weighted Average Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Refinanced Term Loans immediately prior to such refinancing, (C) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (D) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

(ii)                                  In addition, notwithstanding Sections 10.5(a), (b) and (c), this Agreement may be amended with the written consent of the Revolving Facility Administrative Agent, Borrower and the Lenders providing the Replacement Revolving Loans (as defined below) to permit the refinancing of all or a part of the outstanding Revolving Loans (“Refinanced Revolving Loans”) and Revolving Commitments (“Refinanced Revolving Commitments”, together with the Refinanced Revolving Loans thereunder, the “Refinanced Revolving Facility”) with replacement revolving loans (“Replacement Revolving Loans”) and replacement revolving commitments (“Replacement Revolving Commitments”, together with the Replacement Revolving Loans thereunder, the “Replacement Revolving Facility”) hereunder; provided that (A) the aggregate principal amount of such Replacement Revolving Facility shall not exceed the aggregate principal amount of such Refinanced Revolving Facility, (B) the Weighted Average Yield applicable to the Replacement Revolving Facility shall not be greater than the applicable Weighted Average Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Refinanced Revolving Facility immediately prior to such refinancing, (C) the weighted average life to maturity of such Replacement Revolving Facility shall not be shorter than the weighted average life to maturity of such Refinanced Revolving Facility at the time of such refinancing and (D) all other terms applicable to such Replacement Revolving Facility shall be substantially identical to, or less favorable to the Lenders providing such Replacement Revolving Facility than, those applicable to such Refinanced Revolving Facility, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Revolving Loans in effect immediately prior to such refinancing.

(e)                                  Execution of Amendments, Etc.  The applicable Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6.                     Successors and Assigns; Participations.  (a)  Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders except for any assignment or delegation that is permitted under Sections 6.12 and 6.13.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Register.  Borrower, Administrative Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d).  Each assignment shall be recorded in the Register promptly following receipt by the applicable Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)                                  Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Credit Agreement Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)                                     to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee” upon the giving of notice to the applicable Administrative Agent; and

(ii)                                  to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee” upon giving of notice to Borrower and the applicable Administrative Agent and (except in the case of assignments made by or to Goldman Sachs during the primary syndication of the Term Loans and/or Revolving Commitments for which Borrower consent has already been obtained) consented to by each of Borrower, such Administrative Agent and Issuing Bank (such consent not to be (x) unreasonably withheld or delayed, (y) in the case of Borrower, required at any time an Event of Default under Section 8.1(a), (f) or (g) shall have occurred and then be continuing or (z) in the case of the Issuing Bank, required for any assignment of a Term

Loan); provided further that (A) Borrower shall be deemed to have consented to any such assignment of Revolving Loans, Revolving Commitments or Term Loans unless it shall object thereto by written notice to the applicable Administrative Agent within 5 Business Days after having received notice thereof and (B) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (v) $2,500,000 with respect to the assignment of the Revolving Commitments and the Revolving Loans, (w) $1,000,000 with respect to the assignment of the Term Loans and New Term Loans, (x) such lesser amount as agreed to by Borrower and the applicable Administrative Agent (except in the case of assignments made by or to Goldman Sachs during the primary syndication of the Term Loans and/or Revolving Commitments for which Borrower consent has already been obtained), (y) the aggregate amount of the Loans of the assigning Lender with respect to the Class being assigned or (z) the amount assigned by an assigning Lender to an Affiliate or Related Fund of such Lender.

(d)                                 Mechanics.

(i)                                     Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the applicable Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to the applicable Administrative Agent such forms, certificates or other evidence, if any, with respect to income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20, together with payment to such Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment of Term Loans by or to Goldman Sachs or any Affiliate thereof or (z) in the case of an assignee or assignor of Term Loans which is already a Term Loan Lender or is an affiliate or Related Fund of a Term Loan Lender or a Person under common management with a Term Loan Lender).

(ii)                                  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and such Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to such Administrative Agent, Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Bank Guarantees.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (ii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)                                  Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and/or Loans, as the case may be, represents and warrants as of the date hereof or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments and/or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments and/or Loans for its own account in the ordinary course and without a view to distribution of such Commitments and/or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and/or Loans or any interests therein shall at all times remain within its exclusive control).

(f)                                   Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assignee is only entitled to receive payment under Section 2.20 to the same extent as the applicable assigning Lender would have been if the assignment had not occurred; (iii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit and Bank Guarantees until the cancellation or expiration of such Letters of Credit and Bank Guarantees and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iv) the Commitments and/or Loans shall be modified to reflect any Commitment of such assignee and any Revolving Commitment and/or Loan of such assigning Lender, if any; and (v) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the applicable Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g)                                  Participations.

(i)                                     Each Lender shall have the right at any time to sell one or more participations to any Person (other than any natural Person, any Disqualified Institution, Parent, any of its Subsidiaries or any of its Affiliates; provided that for the purposes of this provision, a Disqualified Institution shall only be deemed to be a Disqualified Institution if a list of Disqualified Institutions has been made available to all Lenders by Borrower) in all or any part of its Commitments, Loans or in any other Credit Agreement Obligation.  Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of Borrower, maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the Term Loan (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Term Loan for all purposes under this Agreement, notwithstanding any notice to the contrary.

(ii)                                  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note, Letter of Credit or Bank Guarantee (unless such Letter of Credit or Bank Guarantee is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii)                               Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided that a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless (x) sale of the participation to such participant is made with Borrower’s prior written consent (not to be unreasonably withheld or delayed), or (y) except to the extent such entitlement to receive a greater payment arises from a Change in Law for which Borrower would be obligated to make a payment to such participant under Section 2.19; provided further that, except as specifically set forth in clause (x) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided such participant agrees to be subject to Section 2.17 as though it were a Lender.

(h)                                 Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Credit Agreement Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i)                                     Assignments to Borrower.

Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loan Commitment or Term Loans owing to it to Parent or Borrower or any of Parent’s other Subsidiaries on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Loan Commitments), subject to the following limitations:

(i)                                     such sales, assignments or transfers shall be made through (A) open market purchases on a non-pro rata basis or (B) one or more modified Dutch auctions (each, an “Auction”) open to all Lenders on a pro rata basis; provided that, (1) notice of the Auction shall be made to all Term Loan Lenders and (2) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 10.6(i) and are otherwise reasonably acceptable to Borrower, the Auction Manager, and Term Administrative Agent;

(ii)                                  with respect to all repurchases made pursuant to this Section 10.6(i), (A) each Person that purchases any Term Loans shall deliver to the Term Administrative Agent or Auction Manager, as applicable, a certificate of an Authorized Officer stating that (1) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (2) as of the launch date of the related Auction and the effective date of any Affiliate Assignment Agreement, either (x) it is not in possession of any information regarding Borrower, Nord Anglia UK, their respective Subsidiaries or their respective Affiliates, or their assets, Borrower’s ability to perform its Credit Agreement Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to Term Administrative Agent and the Non-Public Lenders or (y) it cannot make such statement described in the immediately preceding subclause (x), (B) the proceeds of any Revolving Loans shall not be used to acquire such Term Loans, (C) the assigning Lender and assignee shall execute and deliver to the Auction Manager an Affiliate Assignment Agreement, (D) in the case of open market purchases, at the time of purchase, the sum of Cash and Cash Equivalents of the Credit Parties, unused Revolving Commitments and unused commitments with respect to any other revolving Debt permitted under this Agreement shall not be less than $100,000,000 and (E) the aggregate principal amount of Term Loans of all Classes sold, assigned or transferred under this Section 10.6(i) shall not exceed 25% of Term Loans of all Classes at such time outstanding; and

(iii)                               following repurchase pursuant to this Section 10.6(i), the Term Loans so repurchased shall, without further action by any Person, (A) if the assignee is Parent or a Subsidiary of Parent, be deemed to have been contributed or transferred (including all accrued and unpaid interest thereon), to Borrower; or (B) if the assignee is Borrower (including through contribution or transfers set forth in the preceding clause (A)), be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (3) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.  In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.6(i), Term Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

(j)                                    Universal Succession.

(i)                                     If a Revolving Lender is to be merged with any other Person by universal succession, such Revolving Lender shall, at its own cost within forty-five days of that merger furnish to Revolving Facility Administrative Agent:

(A)                               an original or certified true copy of a legal opinion issued by a qualified legal counsel practicing law in its jurisdiction of incorporation confirming that all such Revolving Lender’s assets, rights and obligations generally have been duly vested in the succeeding entity who has succeeded to all relationships as if those assets, rights and obligations had been originally acquired, incurred or entered into by the succeeding entity; and

(B)                               an original or certified true copy of a written confirmation by either the Revolving Lender’s legal counsel or such other legal counsel acceptable to Revolving Facility Administrative Agent and for the benefit of the Revolving Facility Administrative Agent (in its capacity as Revolving Facility Administrative Agent for the Revolving Lenders) that the laws of the jurisdiction in which the principal office of such Revolving Lender is located recognize such merger by universal succession under the relevant foreign laws whereupon a transfer and novation of all such Revolving Lender’s assets, rights and obligations to its succeeding entity shall have been, or be deemed to have been, duly effected as at the date of the said merger.

(ii)                                  If such Revolving Lender, in a universal succession, does not comply with the requirements under this Section 10.6(j), Revolving Facility Administrative Agent has the right to decline to recognize the succeeding entity and demand such Revolving Lender and the succeeding entity to either sign and deliver an Assignment and Assumption Agreement to Revolving Facility Administrative Agent evidencing the disposal of all rights and obligations of such Revolving Lender to that succeeding entity, or provide or enter into such documents, or make such arrangements acceptable to Revolving Facility Administrative Agent (acting on the advice of the Revolving Lender’s legal counsel (any legal costs so incurred shall be borne by the relevant Revolving Lender) in order to establish that all rights and obligations of the relevant Revolving Lender under this Agreement have been transferred to and assumed by the succeeding entity.

10.7.                     Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8.                     Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the Bank Guarantees and the reimbursement of any amounts drawn thereunder, and the termination hereof and with respect to Sections 9.3 and 9.6, the resignation or removal of the applicable Agent.

10.9.                     No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Pari Passu Debt Agreements or the Hedge Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10.              Marshaling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Credit Agreement Obligations.  To the extent that any Credit Party makes a payment or payments to either Administrative Agent, Issuing Bank or Lenders (or to either Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11.              Severability.  In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12.              Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13.              Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14.              APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF

LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.15.              CONSENT TO JURISDICTION.  (a) SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE CREDIT AGREEMENT OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

(b)                                 Each Credit Party that is organized under the laws of a jurisdiction outside the United States hereby appoints Law Debenture Corporate Services Inc. with an office at 400 Madison Avenue, 4th Floor, New York, New York, as its agent for service of process in any matter related to this Agreement or the other Credit Documents and shall provide written evidence of acceptance of such appointment by such agent on or before the Closing Date.

10.16.              WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF

DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17.              Confidentiality.  Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all Non-Public Information regarding Parent, Borrower and their respective Subsidiaries, Affiliates and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, either Administrative Agent may disclose such information to the Lenders and each Agent and each Lender and each Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information and on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Borrower promptly thereof to the extent not prohibited by law) and (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.  For purposes of this Agreement and the other Credit Documents, each Administrative Agent shall be regarded as acting through its agency division, which shall be treated as a separate legal person from any other of its branches, divisions or departments.  If any information is received by another branch, division or department of the legal person which is such Administrative Agent, it may be treated as confidential to that branch, division or department and such Agent shall not be deemed to have notice of it.  Such Administrative Agent shall not be obliged to disclose to any other Agent or any Lender any information supplied to it by Borrower or any Affiliates of Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Credit Document.

10.18.              Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Credit Agreement Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to the applicable Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19.              Effectiveness; Counterparts.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agents of written notification of such execution and authorization of delivery thereof.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.20.              Entire Agreement.  With the exception of those terms of the Engagement Letter which by the terms of the Engagement Letter remain in full force and effect, the Arrangers’ and their respective Affiliates’ obligations under the Engagement Letter shall terminate and be superseded by the Credit Documents and the Arrangers and their respective Affiliates shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.  No statements or agreements, oral or written, made prior to or at the signing hereof shall vary, waive or modify the written terms hereof.

10.21.              PATRIOT Act.  Each Lender and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or such Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.22.              Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23.              No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section 10.23, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates.  Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Agent, or any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person.  Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

10.24.              Judgment Currency.  In respect of any judgment or order given or made for any amount due under this Agreement or any other Credit Document that is expressed and paid in a currency (the “judgment currency”) other than Dollars, the Credit Parties will indemnify the applicable Administrative Agent, the Issuing Bank and any Lender against any loss incurred by them as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange, as quoted by the applicable Administrative Agent or by a known dealer in the judgment currency that is designated by such Administrative Agent, at which such Administrative Agent, the Issuing Bank or such Lender is able to purchase Dollars with the amount of the judgment currency actually received by such Administrative Agent, the Issuing Bank or such Lender.  The foregoing indemnity shall constitute a separate and independent obligation of the Credit Parties and shall survive any termination of this Agreement and the other Credit Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NORD ANGLIA EDUCATION FINANCE LLC, as Borrower

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

NORD ANGLIA EDUCATION, INC., as Parent and a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NORD ANGLIA EDUCATION (UK) HOLDINGS PLC, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NORD ANGLIA EDUCATION LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NA SCHOOLS LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NA EDUCATIONAL SERVICES LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NORD ANGLIA EDUCATION DEVELOPMENT SERVICES LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NORD ANGLIA VOCATIONAL EDUCATION AND TRAINING SERVICES LTD, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of NORD INTERNATIONAL SCHOOLS LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

BRITISH INTERNATIONAL SCHOOL FOUNDATION, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chairman of the Board of Trustees

Nord Anglia Credit and Guaranty Agreement

COLLÈGE ALPIN BEAU-SOLEIL SA, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

LA CÔTE INTERNATIONAL SCHOOL SA, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

COLLÈGE CHAMPITTET SA, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

NORD ANGLIA MIDDLE EAST HOLDING S.P.C., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director and Authorized Person

Nord Anglia Credit and Guaranty Agreement

EEE ENTERPRISE LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of WCL HOLDCO LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of WCL GROUP LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of WCL INTERMEDIATE HOLDINGS LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of WCL SERVICES LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of WCL SCHOOL MANAGEMENT SERVICES LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

For and on behalf of FIELDWORK EDUCATION LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

BRITISH SCHOOLS OF AMERICA, LLC, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BRITISH SCHOOL OF WASHINGTON, L.L.C., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BRITISH SCHOOL OF BOSTON, L.L.C., , as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BRITISH SCHOOL OF CHICAGO, L.L.C., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BRITISH SCHOOL OF HOUSTON, L.P., as a Guarantor

By: British Schools of Texas, L.L.C., as General Partner

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BSA RESOURCE SOLUTIONS, LLC, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BST HOLDING, L.L.C., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BRITISH SCHOOLS OF TEXAS, L.L.C., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

BRITISH AMERICAN SCHOOL OF CHARLOTTE, L.L.C., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

WCL ACADEMY OF NEW YORK LLC, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Chief Executive Officer and Secretary

Nord Anglia Credit and Guaranty Agreement

WCL INTERMEDIATE HOLDINGS SPAIN, S.L.U., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Attorney

Nord Anglia Credit and Guaranty Agreement

INTERNATIONAL COLLEGE 2, S.L.U., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Attorney

Nord Anglia Credit and Guaranty Agreement

INTERNATIONAL COLLEGE SPAIN, S.A.U., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Attorney

Nord Anglia Credit and Guaranty Agreement

UMA EDUCATION HOLDINGS LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

Nord Anglia Credit and Guaranty Agreement

NAE HONG KONG LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

Nord Anglia Credit and Guaranty Agreement

THE BRITISH SCHOOL SP. Z O.O., as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Member of the Management Board

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Member of the Management Board

Nord Anglia Credit and Guaranty Agreement

RICE EDUCATION HONG KONG LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

Nord Anglia Credit and Guaranty Agreement

BSG LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

Nord Anglia Credit and Guaranty Agreement

UMA EDUCATION HONG KONG LIMITED, as a Guarantor

By:	/s/ Andrew Fitzmaurice
Name: Andrew Fitzmaurice
Title: Director

By:	/s/ Graeme Robert Halder
Name: Graeme Robert Halder
Title: Director

Nord Anglia Credit and Guaranty Agreement

EDUCATION OVERSEAS QATAR L.L.C., as a Guarantor

By:	/s/ Robin Campbell
Name: Robin Campbell
Title: Manager and Authorized Signatory

Nord Anglia Credit and Guaranty Agreement

HSBC BANK USA, N.A.,
as Term Administrative Agent and Primary Collateral Agent

By:	/s/ Joseph A. Lloret
Name: Joseph A. Lloret
Title: Vice President

Nord Anglia Credit and Guaranty Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,
as Revolving Facility Administrative Agent

By:	/s/ Helen L S MOK
Name: Helen L S MOK
Title: 018815

Nord Anglia Credit and Guaranty Agreement

HSBC BANK PLC,
as Hungarian Collateral Agent

By:	/s/ Anne Danhaive
Name: Anne Danhaive
Title: Authorised Signatory

Nord Anglia Credit and Guaranty Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,
as Issuing Bank

By:	/s/ Wanda P W Lee
Name: Wanda P W Lee 037098
Title: SVP

Nord Anglia Credit and Guaranty Agreement

GOLDMAN SACHS BANK USA,
as Joint Lead Arranger, Joint Syndication Agent, Joint Lead Bookrunner and a Lender

By:	/s/ Mark Walton
Mark Walton
Authorized Signatory

Nord Anglia Credit and Guaranty Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,
as a Lender

By:	/s/ Wanda P W Lee
Name: Wanda P W Lee 037098
Title: SVP

Nord Anglia Credit and Guaranty Agreement

HSBC SECURITIES (USA) INC.,
as Joint Lead Arranger, Joint Syndication Agent and Joint Lead Bookrunner

By:	/s/ Richard Jackson
Name: Richard Jackson
	Title:	Managing Director, Co-Head of
Leveraged & Acquisition Finance

Nord Anglia Credit and Guaranty Agreement

CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arranger, Joint Syndication Agent and Joint Lead Bookrunner

By:	/s/ Carly Baxter
Name: Carly Baxter
	Title:	Managing Director
Authorized Signature

Nord Anglia Credit and Guaranty Agreement

J.P. MORGAN SECURITIES LLC,
as Joint Lead Arranger, Joint Syndication Agent and Joint Lead Bookrunner

By:	/s/ Ryan P. Griswold
Name: Ryan P. Griswold
Title: Vice President

Nord Anglia Credit and Guaranty Agreement

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Initial Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
GOLDMAN SACHS BANK USA	$515,000,000.00	100%
Total	$515,000,000.00	100%

APPENDIX A-1-1

APPENDIX A-2

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	$75,000,000.00	100%
Total	$75,000,000.00	100%

APPENDIX A-2-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

For Parent, Borrower or any of their respective Subsidiaries:

Nord Anglia Education, Inc.

Level 27, World-Wide House

19 Des Voeux Road

Central, Hong Kong

Attention: Andrew Fitzmaurice / Graeme Halder

APPENDIX-B-1

HSBC BANK USA, N.A., as Term Administrative Agent and Primary Collateral Agent:

Term Administrative Agent’s and Primary Collateral Agent’s Principal Office:

HSBC Bank USA, N.A.

452 Fifth Avenue

New York, NY 10018

Attention: Corporate Trust and Loan Agency

Facsimile: +1 212 525 1300

E-mail: ctlany.loanagency@us.hsbc.com / ctlany.transactionmanagement@us.hsbc.com

HSBC BANK PLC, as Hungarian Collateral Agent:

Hungarian Collateral Agent’s Principal Office:

HSBC Bank plc

8 Canada Square

Canary Wharf

London E14 5HQ

United Kingdom

Attention: The Manager, CTLA Securitisation

Facsimile: +44 845 587 0429

E-mail: ctla.securitisation@hsbc.com

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,

as Revolving Facility Administrative Agent and Issuing Bank:

Revolving Facility Administrative Agent’s Principal Office:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building, 1 Queen’s Road Central, Central, Hong Kong

Attention: Rita Sit

Facsimile: +852 2523 4641

E-mail: ritasit@hsbc.com.hk

Issuing Bank’s Principal Office:

The Hongkong and Shanghai Banking Corporation Limited

L9, HSBC Main Building, 1 Queen’s Road Central, Central, Hong Kong

Attention:  Wanda P.W. Lee

Facsimile: +852 2804 6109

E-mail:  wandapwlee@hsbc.com.hk

APPENDIX-B-2

Schedule 1

Collateral Documents

1.                                      BAHRAIN SECURITY DOCUMENTS

1.1                               Share Charge over the shares in Nord Anglia Middle East Holdings S.P.C.

2.                                      CZECH REPUBLIC SECURITY DOCUMENTS

2.1                               Ownership Interest Pledge Agreement No. 1 over the shares of English International School Prague s.r.o. (by Nord International Schools Limited)

2.2                               Ownership Interest Pledge Agreement No. 2 over the shares of English International School Prague s.r.o. (by NA Schools Limited)

3.                                     ENGLAND & WALES SECURITY DOCUMENTS

3.1                               Share Charge over the shares of Nord Anglia Education (UK) Holdings PLC

3.2                               Debenture

3.3                               Security Assignment of Shareholder Loans

4.                                      HONG KONG SECURITY DOCUMENTS

4.1                               Share Mortgage over the shares of NEA Hong Kong Limited, EEE Enterprise Limited, Rice Education Hong Kong Limited, BSG Limited, Uma Education Holdings Limited and Uma Education Hong Kong Limited

4.2                               Debenture

5.                                      HUNGARY SECURITY DOCUMENTS

5.1                               Charge Agreement over Rights and Receivables

6.                                      POLAND SECURITY DOCUMENTS

6.1                               Ordinary & Registered Pledges over shares in The British School sp. Z O.O.

6.2                               Agreement for Security Assignment of Rights under Insurance Agreements

6.3                               Submission to Enforcement

7.                                      SLOVAKIA SECURITY DOCUMENTS

7.1                               Shareholding Interest Pledge Agreement over shares in British International School Bratislava s.r.o. (by Nord Anglia Education Limited)

7.2                               Shareholding Interest Pledge Agreement over shares in British International School Bratislava s.r.o. (by NA Schools Limited)

SCHEDULE-1-1

8.                                      SPAIN SECURITY DOCUMENTS

8.1                               Pledge over Participations of WCL Intermediate Holdings Spain, S.L.U.

8.2                               Secured Agreement Pledge over Participations of International College 2 Spain, S.L.U.

8.3                               Secured Agreement Pledge over Shares of International College Spain, S.A.U.

9.                                      SWITZERLAND SECURITY DOCUMENTS

9.1                               Share Pledge Agreement over shares in Collège Alpin Beau-Soleil SA

9.2                               Share Pledge Agreement over shares in La Côte International School SA

9.3                               Share Pledge Agreement over shares in Collège Champittet SA

9.4                               Insurance Claim Assignment Agreement (by Alpin Beau-Soleil SA)

9.5                               Insurance Claim Assignment Agreement (by La Côte International School SA)

9.6                               Insurance Claim Assignment Agreement (by Collège Champittet SA)

10.                               THAILAND SECURITY DOCUMENTS

10.1                        Share Pledge Agreement over the shares of Regent Pattaya Campus Management Co. Ltd (by Rice Education Hong Kong Limited)

10.2                        Share Pledge Agreement over the shares of Regent Pattaya Campus Management Co. Ltd (by Nord Anglia Education Limited)

10.3                        Share Pledge Agreement over the shares of St. Andrews International School Sukhumvit Campus Co., Ltd.

10.4                        Confirmation Agreement & Notice and Acknowledgment of Pledge

11.                               UNITED STATES SECURITY DOCUMENTS

11.1                        U.S. Pledge Agreement

11.2                        U.S. Pledge and Security Agreement (by Borrower)

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Schedule 2

Agreed Security Principles

1.                                      AGREED SECURITY PRINCIPLES

1.1                               Borrower will use commercially reasonable efforts to assist in demonstrating that adequate corporate benefit accrues to the relevant Guarantor Company (as defined below).

1.2                               The guarantees and security to be provided will be given in accordance with certain Agreed Security Principles.  Borrower, Agents and Lenders have agreed and acknowledged that their rights and obligations under the Credit Documents and any Pari Passu Agreements (together, the “Secured Documents”) in respect of (i) the giving or taking of guarantees, (ii) the giving and taking of security and (iii) all of the rights and obligations associated with such giving or taking of guarantees and security, shall be subject to and limited by these Agreed Security Principles.

1.3                               The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees and security from all Material Companies and other members of the Restricted Group required to give guarantees and security (the “Guarantor Companies”) in every jurisdiction in which Guarantor Companies are or may in the future be located.  In particular:

(a)                                 general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims and similar principles may limit the ability of a Guarantor Company to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise (including any legal fees, registration fees, stamp duty taxes and any other fees or related costs).  Borrower shall use commercially reasonable efforts to overcome any such limitation to the extent reasonably practicable.  If, following the commercially reasonable efforts of Borrower to overcome such limitations any such limit continues to apply, the guarantees and security provided will be limited to the maximum amount which the relevant member of the Restricted Group may provide having regard to applicable law (including any jurisprudence) and otherwise so as to minimise stamp duty, notarization, registration tax or other applicable fees, taxes and duties;

(b)                                 the giving of a guarantee, the granting and the terms of security or the perfection of the security granted will not be required to the extent it would (or could) incur any cost (including any legal fees, notarization, registration or other applicable fees, stamp duty or other duties, taxes and any other fees or related costs) to the Restricted Group which are disproportionate to the benefit for the Secured Parties of obtaining such guarantees or security;

(c)                                  where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

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(d)                                 it is expressly acknowledged that in certain jurisdictions it may be either impossible or impractical to grant guarantees or create security over certain categories of assets, in which event such guarantees will not be granted and security will not be taken over such assets; provided that Borrower shall use commercially reasonable efforts to overcome any such obstacle;

(e)                                  unless granted under a global security document governed by the law of the jurisdiction of a Guarantor Company or under English law or law of the State of New York, all security (other than share security over its Subsidiaries) shall be governed by the law of the jurisdiction of incorporation of that Guarantor Company; provided that security in any Guarantor Company incorporated in the British Virgin Islands may be granted under the law of Hong Kong;

(f)                                   any assets subject to third party arrangements which may prevent those assets from being charged (or assigned by way of security) will be excluded from any relevant Secured Document; provided that (subject as otherwise set out in these Agreed Security Principles) commercially reasonable efforts to obtain consent or waiver to charging any such assets shall be used by the Restricted Group if the relevant asset is material and Borrower determines that such endeavours will not jeopardise commercial relationships with third parties;

(g)                                  Guarantor Companies will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant Guarantor Company or if the same would conflict with the fiduciary duties of their directors or contravene any legal prohibition or would reasonably be expected to result in a risk of personal or criminal liability on the part of any director or other officer of such Guarantor Company or of any member of the Restricted Group; provided that the relevant Restricted Group member shall use commercially reasonable efforts to overcome any such obstacle;

(h)                                 no perfection action will be required in a jurisdiction where the Guarantor Company is not located except for share security over its Subsidiaries in the Czech Republic, the Slovak Republic and the Kingdom of Thailand;

(i)                                     perfection of security, when required, registration and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Secured Documents therefor or (if earlier or to the extent no such time periods are specified in the Secured Documents) within the time periods specified by applicable law in order to ensure due perfection;

(j)                                    the giving of a guarantee, the granting of security or the perfection of the security granted and the terms of the security shall not be required if it would have a material and adverse effect on the ability of the relevant Guarantor Company to conduct its operations and business (including its tax arrangements) in the ordinary course as otherwise permitted or not prohibited by the Secured Documents;

(k)                                 where prohibited by the underlying joint venture or partnership agreement only, pledges over shares or other interests or participations in joint ventures or the

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assets owned by such joint ventures or joint venture vehicles will not be required; and

(l)                                     guarantee limitations may mean that access to the assets of a Guarantor Company is limited, in which case, any asset security granted by that Guarantor Company shall be limited to the maximum recoverable amount under the guarantee.

1.4                               Reasonable legal fees, disbursements, registration costs, taxes, notary fees and other costs and expenses related to the guarantees and security incurred by legal counsel to Borrower and by legal counsel to Administrative Agents or Collateral Agents will be paid (or payment thereof procured) by Borrower.

2.                                      GUARANTORS AND SECURITY

2.1                               Subject to the due execution of all relevant Secured Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any foreign legal opinions and subject to any qualifications which may be set out in the Secured Documents and any relevant legal opinion obtained and subject to the requirements of the Agreed Security Principles, it is agreed that each guarantee and security will be an upstream, cross—stream and downstream guarantee and each guarantee and, without prejudice to the principles set forth in paragraph 1.2 above, security will be for all liabilities of the Credit Parties under the Secured Documents in accordance with, and subject to, the requirements of the Agreed Security Principles and/or any applicable law in each relevant jurisdiction.

2.2                               To the extent possible under the relevant applicable law, all security shall consist of a single set of security interests and shall be given in favor of the applicable Collateral Agent and not the Secured Parties individually.

2.3                               “Parallel debt” provisions will be used where necessary or convenient to ensure that security is given in favor of the applicable Collateral Agent and not the Secured Parties individually.  Such provisions will be contained in this Agreement or any accession agreement hereto for any Guarantor Company required to become a Guarantor pursuant to Section 5.15(a) (unless and to the extent required under applicable local laws).

2.4                               To the extent possible under the relevant applicable law, there should be no action required to be taken in relation to the guarantees or security when any Lender transfers any of its participation in the Loans or the Commitments to a new Lender.

2.5                               No member of the Restricted Group shall be required to pay the cost of any re—execution, notarization, acknowledgment, re—registration, amendment or related perfection requirement for any guarantee or security or any related cost or fee, and no action shall be required to be taken by any member of the Restricted Group in relation thereto, on any transfer by any Secured Party.

3.                                     SCOPE

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3.1                               The security provided by the Parent will be limited to a pledge over its shares in Borrower and Nord Anglia UK and any shareholder loans into Borrower and Nord Anglia UK.

3.2                               No guarantee or security will be provided by any member of the Restricted Group incorporated in, or by any member of the Restricted Group over any assets situated in, any Excluded Jurisdiction, except as set forth in Section 1.3(h) or 11.1 of these Agreed Security Principles.

3.3                               The grant and the terms of security over and in relation to the shares in Collège Alpin Beau-Soleil SA (“CABS”) and Collège Champittet SA (“Champittet”) (whether directly or indirectly) and their respective assets shall be subject to these Agreed Security Principles generally, as well as to (i) in the case of CABS, the terms of clause 11 of the sale and purchase agreement regarding the acquisition of the entire share capital in CABS, dated 17 December 2010, as amended by the amendment agreement no. 1 thereto dated 7 September 2011, made between Fennec Holding SA as seller and Nord Anglia Education Limited as purchaser and as in effect at the date of this Agreement (the “CABS SPA”) and (ii) in the case of Champittet, the terms of clause 8.2 of the share purchase agreement regarding the acquisition of the entire share capital in Champittet, dated 13 September 2009, as amended by the amendment agreement no. 1 thereto dated 1 November 2011, made between Cime SA as seller and Premier Education Holdings S.à r.l. as purchaser and as in effect at the date of this Agreement (the “Champittet SPA” and, together with the CABS SPA, the “Swiss School SPAs”); provided, in each case, that the relevant requirement shall cease if the applicable provisions of the CABS SPA and/or the Champittet SPA cease to be effective.  No assignment or other security shall be required to be granted in relation to the rights of any member of the Restricted Group (or, for the avoidance of doubt, any Holding Company of any member of the Restricted Group) under or in respect of the Swiss School SPAs.

3.4                               Notwithstanding anything to the contrary, the only security to be provided by the U.S. Credit Parties on the Closing Date will be the security listed on Annex I to this Schedule 2. For purposes of this paragraph 3.4, “U.S. Credit Parties” shall mean those entities listed under the heading “Entity Name” on Annex I to this Schedule 2.

4.                                      TERMS OF GUARANTEES AND SECURITY DOCUMENTS

The following principles will be reflected in the terms of any guarantee or security taken as part of this transaction:

(a)                                 The security shall be first ranking, to the extent possible;

(b)                                 No claims will be made under guarantees, and security will not be enforceable, until an Event of Default has occurred and is continuing (unremedied or unwaived) and notice, if required, has been served under the “acceleration” provisions of the relevant Secured Document (an “Enforcement Event”);

(i)                                     no notices of pledges or security interests will be required unless, under the law applicable to such security, such notice is required to be delivered

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to perfect the security or at the applicable Collateral Agent’s reasonable request following an Event of Default which is continuing;

(ii)                                  notification of receivables security to debtors (not being members of the Restricted Group) will only be given if an Enforcement Event has occurred;

(c)                                  the provisions of each security document will not be unduly burdensome on the Guarantor Company or interfere with the operation of its business (including its tax arrangements) in the ordinary course and will be limited to those required to create, perfect or maintain effective security and shall not impose commercial obligations;

(d)                                 information, such as lists of assets, will be provided only if and to the extent required by local law to be provided to perfect or register the relevant security interests and, unless required to be provided by local law more frequently, will be provided at the applicable Collateral Agent’s reasonable request following an Event of Default which is continuing (unremedied or unwaived);

(e)                                  the security documents will, where possible and practical (but subject to the other provisions set out in this Schedule and consistent with market practice in the relevant jurisdiction), automatically create security over future assets of the same type as those already secured;

(f)                                   prior to an Enforcement Event, the security documents shall operate only to create security and not to impose new commercial obligations.  Accordingly (i) they will not contain representations or undertakings unless these are required for the creation or perfection or protection of the security and (ii) they shall not repeat or extend any of the clauses set out in this Agreement, the Intercreditor Agreements or any other Secured Document, such as those relating to notices, insurance, further assurance, cost and expenses, indemnities, tax gross up, distribution of proceeds and release of security, unless and to the extent required by applicable law or market standard in the relevant jurisdiction for the creation or perfection or protection of security;

(g)                                  in respect of share pledges, until an Enforcement Event, the pledgors shall be permitted to retain and to exercise voting rights to any shares pledged by them and shall be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares to the extent permitted under any Secured Document with the proceeds to be available to the Restricted Group;

(h)                                 the applicable Collateral Agent shall only be able to exercise any power or attorney granted to it under the security documents following the occurrence of an Enforcement Event or, prior to an Enforcement Event if the relevant Guarantor Company has failed to comply with a further assurance or perfection obligation (and compliance with the same has not been remedied within any applicable grace period or waived);

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(i)                                     prior to an Enforcement Event, the applicable Collateral Agent shall not have any right to block any funds being transferred between or by Restricted Group members;

(j)                                    the security documents should not operate so as to prevent transactions which are permitted or not prohibited under the Secured Documents or to require additional consents or authorisations;

(k)                                 without prejudice to the other terms of the Credit Documents, where an entity is being disposed of as permitted or not prohibited by this Agreement (including a disposal permitted by requisite consent) all guarantees by that entity in favor of the Credit Parties and others and all security in favor of the Credit Parties and others over the shares of that entity and the assets owned by that entity shall be released immediately before completion of such disposal;

(l)                                     security over any asset disposed of in compliance with this Agreement, any guarantee granted by a member of the Restricted Group disposed of in compliance with this Agreement and any security over the assets of any such member of the Restricted Group shall all be released by the applicable Collateral Agent no later than completion of such disposal;

(m)                             supplemental pledges shall be entered into where required by local law to create or perfect security; and

(n)                                 the security documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement.

5.                                      BANK ACCOUNTS

5.1                               No Guarantor Company shall be required to grant security over its bank accounts.

6.                                      FIXED ASSETS

6.1                               If a Guarantor Company grants security over its material fixed assets it shall be free to deal with those assets in the ordinary course of its business and otherwise as permitted under any Credit Document until an Enforcement Event.

6.2                               No notice whether to third parties or by attaching a notice to the fixed assets shall be prepared or given until an Enforcement Event.

6.3                               If required under local law, and consistent with local standard market practice, security over fixed assets will be registered subject to the general principles set out in these Agreed Security Principles.

7.                                      INSURANCE POLICIES

7.1                               If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 20 Business Days of the security being granted and the Guarantor Company shall use its commercially reasonable efforts to obtain an acknowledgement of that notice within 20 Business Days of service.  If the Guarantor

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Company has used its commercially reasonable efforts but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20-Business Day period.

7.2                               No loss payee or other endorsement shall be made on the insurance policy, and the Guarantor Company shall not be requested to hand over to the applicable Collateral Agent the original of the insurance policy unless and to the extent required under local law to create or perfect the security.

8.                                      INTELLECTUAL PROPERTY

8.1                               No security shall be required to be granted (in addition to any security agreed to be granted over material intellectual property as a condition precedent to make a Credit Extension on the Closing Date) over any intellectual property which is determined by Borrower (acting reasonably and in good faith) not to be material to the business of the relevant Guarantor Company or the Restricted Group taken as a whole.

8.2                               If a Guarantor Company grants security over its intellectual property it shall be free to deal with those assets in the ordinary course of its business or otherwise as permitted under the Secured Documents (including, without limitation, allowing its intellectual property to lapse if no longer material or required as part of its business) until an Enforcement Event.

8.3                               No security shall be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement.  No notice shall be prepared or given to any third party from whom intellectual property is licensed until an Enforcement Event.

8.4                               If required for its validity, perfection or enforceability under local law, security over material intellectual property will be registered under the law of that security document or at a relevant supra—national registry (such as the EU or the Organisation Mondiale de la Propriété Intellectuelle), subject to the general principles set out in these Agreed Security Principles.

9.                                      INTERCOMPANY RECEIVABLES

9.1                               If a Guarantor Company grants security over its intercompany receivables it shall be free to deal with those receivables in the ordinary course of its business or otherwise as permitted under the Secured Documents until an Enforcement Event.

9.2                               If required by local law to perfect the security, notice of the security will be served on the relevant lender and/or the borrower within 30 Business Days of the security being granted and the Guarantor Company shall use its commercially reasonable efforts to obtain an acknowledgement of that notice with 30 Business Days of service.  If the Guarantor Company has used its commercially reasonable efforts but has not been able to obtain acknowledgement, its obligation to obtain acknowledgement shall cease on the expiry of that 30-Business Day period.

9.3                               Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Guarantor Company from dealing with an intercompany

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receivable in the course of its business, no notice of security shall be served until the occurrence of an Enforcement Event.

9.4                               If required under local law and consistent with local standard market practice, security over intercompany receivables will be registered subject to the general principles set out in these Agreed Security Principles.

9.5                               No lists of intercompany receivables shall be required to be provided or updated.

9.6                               None of (i) any Subsidiary of a Credit Party incorporated in the PRC, the Kingdom of Thailand, the United Arab Emirates, Malaysia or Saudi Arabia, (ii) Nord Anglia School (Hong Kong) Limited or (iii) Nord Anglia International School (Hong Kong) Limited, in each case, shall be required to execute the Intercompany Note.

10.                               TRADE RECEIVABLES

10.1                        If a Guarantor Company grants security over its trade receivables it shall be free to deal with those receivables in the ordinary course of its business or otherwise as permitted under the Secured Documents until an Enforcement Event.

10.2                        Security over receivables shall not prohibit the transfer of receivables as permitted under the Secured Documents (including, without limitation, under any receivables financing agreement or arrangement) nor shall any such security continue to attach to receivables so transferred.

10.3                        No notice of security may be served until the occurrence of an Enforcement Event.

10.4                        No security will be granted over any trade receivables which cannot be secured under the terms of the relevant contract or are subject to any permitted non-recourse factoring arrangement.

10.5                        Any list of trade receivables required shall not include details of the underlying contracts and no lists thereof shall be required to be provided or updated.

10.6                        No security shall be required to be granted over or in respect of receivables in respect of any school fees or similar fees payable by or in respect of students at any school or college owned or operated by any member of the Restricted Group.

11.                               SHARES

11.1                        A Guarantor Company may grant a charge over or in the shares in other Guarantor Companies and its Subsidiaries in the Czech Republic, the Slovak Republic or the Kingdom of Thailand.

11.2                       The relevant security document will be governed by the laws of the Guarantor Company or other Subsidiary whose shares are being secured and not by the law of the country of the Guarantor Company granting the security; provided that the relevant security document with respect to any Guarantor Company incorporated in the British Virgin Islands whose shares are being secured may be governed by the law of Hong Kong;

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11.3                        Until an Enforcement Event, the charging Guarantor Company will be permitted to retain and to exercise voting rights to any shares charged by it and each company whose shares have been charged will be permitted to pay and the pledgors shall be permitted to retain dividends.

11.4                        Where required by applicable law in order to create security over or in shares, the share certificate and a stock transfer form executed in blank will be provided to the applicable Collateral Agent and where required by law, the share certificate and/or shareholders register (as applicable) will be endorsed or written up and the endorsed share certificate and/or a copy of the written up register (as applicable) provided to such Collateral Agent.

11.5                        Customary representations as to good title to the shares in Guarantor Companies that are subject to local law security will be included in the share pledges.

11.6                        Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on perfection or enforcement of the security granted over them.

12.                               REAL ESTATE

12.1                        A Guarantor Company may grant security over its material real estate.

12.2                        No security will be required over any real estate situated in Switzerland.  Without prejudice to the foregoing and subject to these Agreed Security Principles, no security will be granted over any real estate situated in any other jurisdiction unless having a value equal to or greater than $5,000,000.

12.3                        Until an Enforcement Event there shall be no requirement to give any notice of security or charge to any lessee.

12.4                        There will be no obligation to investigate title, provide surveys or conduct insurance, environmental or other diligence.

12.5                        Subject to these Agreed Security Principles, a Guarantor Company providing security over its material real estate shall not be under any obligation to obtain any landlord consent required to grant security over its material real estate, nor to investigate the possibility thereof.  The cost of granting any real estate security will not be required to exceed an amount that is reasonable and not disproportionate to the value of the real estate and the benefit of the relevant security to the Credit Parties.  The amount secured by each security over material real estate may be restricted to an agreed level.

13.                               RELEASE OF SECURITY

13.1                        Unless required by local law, the circumstances in which the security shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in Section 9.8(a) and Section 9.8(d) of this Agreement.

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ANNEX I to Schedule 2

Entity Name	Jurisdiction	Specific Security
Nord Anglia Education Finance LLC	Delaware	All Assets
British Schools of America LLC	Delaware

Pledge of Capital Stock of (i) BSA Resource Solutions LLC (50%), (ii) British School of Chicago LLC (100%), (iii) British School of Texas LLC (100%), (iv) BST Holding LLC (100%), (v) British School of Washington LLC (100%), (vi) British School of Boston LLC (100%), (vii) British American School of Charlotte LLC, (viii) WCL Academy of New York LLC, and (ix) any future Subsidiaries.

British School of Washington LLC	Delaware	Pledge of Capital Stock of any future Subsidiaries.
British School of Boston LLC	Delaware	Pledge of equity interests in any future Subsidiaries.
British School of Chicago LLC	Delaware	Pledge of equity interests in any future Subsidiaries.
British School of Houston LP	Texas	Pledge of equity interests in any future Subsidiaries.
BSA Resource Solutions LLC	Delaware	Pledge of equity interests in any future Subsidiaries.
BST Holding LLC	Delaware	Pledge of Capital Stock of (i) British School of Houston LP (99.9%) and (ii) any future Subsidiaries.
British School of Texas LLC	Delaware	Pledge of Capital Stock of (i) British School of

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Houston LP (0.10%) and (ii) any future Subsidiaries.
British American School of Charlotte LLC	Delaware	Pledge of equity interests in any future Subsidiaries.
WCL Academy of New York LLC	Delaware	Pledge of equity interests in any future Subsidiaries.

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Schedule 3

Material Companies

Full Legal Name of Material Company	Registration number (or equivalent, if any)	Jurisdiction of incorporation
The British School Sp. z o.o.	National Court Register Number: KRS 0000342123	Poland
Collège Alpin Beau-Soleil SA	Federal identification no.: CH-550.1.081.101-4	Switzerland
British International School, Shanghai*	Organization Code: 73850134-6	PRC
British School of Beijing*	Organization Code: 755252417	PRC
Regent Pattaya Campus Management Co., Ltd. *	Reg. no. / Tax identification number: 0105553150531	Bangkok, Thailand
Education Overseas Qatar LLC	33520	Qatar
British School of Chicago, L.L.C.	3392568	Delaware, USA
British School of Houston, L.P.	800384023	Texas, USA

* Not a Guarantor

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Schedule 4

Dormant Subsidiaries

1.              Abet - Access to British Education & Training Ltd.

2.              Access to Worldwide Education Limited

3.              Gramercy Hall School Limited

4.              Eduaction (Waltham Forest) Limited

5.              Nord Anglia Training and Development Services Limited

6.              Kingswood College Limited

7.              Nord Anglia Middle East Holding S.P.C — Qatar Branch Office

8.              Broad-Asia (Shanghai) Business Consultation Co., Ltd.

9.              Emile Woolf International Pte Ltd.

10.       WCL School Management Services (India) Limited

11.       Overseas Schools SA

12.       Nord International Nurseries Limited

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Schedule 5

Laws of Jurisdictions to be Covered by Opinions of Counsels

(a)                                 Bahraini law;

(b)                                 British Virgin Islands;

(c)                                  Cayman law;

(d)                                 Czech law;

(e)                                  English law;

(f)                                   Hong Kong law;

(g)                                  Hungarian law;

(h)                                 Polish law;

(i)                                     Qatari law;

(j)                                    Slovak law;

(k)                                 Spanish law

(l)                                     Swiss law;

(m)                             Thai law; and

(n)                                 U.S. law (including New York, Delaware and Texas).

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Schedule 6

Existing Debt

1.                                      Deferred consideration in the aggregate principal amount of THB 150.0 million, payable under the share purchase agreement in relation to 100% share capital of EEE Enterprise Limited, dated June 28, 2012 in connection with the acquisition of The Regent’s International School Pattaya.

2.                                      $11.0 million Bank Guarantee Facility, dated January 13, 2014 between HSBC Bank plc and Nord Anglia Education (UK) Holdings plc.

3.                                      $2.5 million Multi-Currency Collective Overdraft Facility Letter, dated November 12, 2013 by HSBC Bank plc (as amended, restated, modified or replaced).

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Schedule 7

Permitted Encumbrances or Restrictions Affecting Restricted Subsidiaries

1.                                      Articles of Association, dated August 5, 2013 of Nord Anglia International School L.L.C., as in effect on the Closing Date.

2.                                      Shareholders Agreement relating to Nord Anglia International School L.L.C., dated March 12, 2014 between Mubarak Khamis Khalifa Khamis Al Khaili and NA Schools Limited, as in effect on the Closing Date.

3.                                      Restated Memorandum and Articles of Association, dated 2010 of British International School, LLC, between Khalifa Ahmed Saeed Muhsen Al Houqani and Premier Education Holdings SARL, and the Share Transfer Agreement and Addendum to the Memorandum of Association of British International School, LLC, dated January 2013, between Khalifa Ahmed Saeed Muhsen Al Houqani, NA Schools Limited and Premier Education Holdings Ltd, each as in effect on the Closing Date.

4.                                      Shareholders Agreement relating to British International School LLC, dated March 12, 2014 between Khalifa Ahmed Saeed Muhsen Al Houqani and NA Schools Limited, as in effect on the Closing Date.

5.                                      Articles of Association of Regent Pattaya Campus Management Co., Limited, as in effect on the Closing Date.

6.                                      Articles of Association of Saint Andrews International School Sukhumvit Campus Co., Ltd, as in effect on the Closing Date.

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Schedule 8

Permitted Liens

British Schools of America, LLC

1.                                      Liens in favor of Wells Fargo Financial Leasing Inc. in respect of certain leased equipment as described on the UCC-1 # 2010 0346894 filed with the Secretary of State of the state of Delaware on February 1, 2010.

British School of Washington, L.L.C.

2.                                      Liens in favor of Webbank in respect of certain leased equipment as described on the UCC-1 # 2011 4399278 filed with the Secretary of State of the state of Delaware on November 15, 2011.

3.                                      Liens in favor of Marlin Business Bank in respect of certain leased equipment as described on the UCC-1 # 2012 1373028 filed with the Secretary of State of the state of Delaware on April 10, 2012.

4.                                      Liens in favor of U.S. Bank Equipment Finance in respect of certain leased equipment as described on the UCC-1 # 2013 3174985 filed with the Secretary of State of the state of Delaware on August 13, 2013.

British School of Boston, L.L.C.

5.                                      Liens in favor of Everbank Commercial Finance, Inc. in respect of certain leased equipment as described on the UCC-1 # 2011 2139981 filed with the Secretary of State of the state of Delaware on June 6, 2011.

6.                                      Liens in favor of Everbank Commercial Finance, Inc. in respect of certain leased equipment as described on the UCC-1 # 2011 2140104 filed with the Secretary of State of the state of Delaware on June 6, 2011.

7.                                      Liens in favor of Webbank in respect of certain leased equipment as described on the UCC-1 # 2011 3137406 filed with the Secretary of State of the state of Delaware on August 12, 2011.

8.                                      Liens in favor of Everbank Commercial Finance, Inc. in respect of certain leased equipment as described on the UCC-1 # 2014 0018812 filed with the Secretary of State of the state of Delaware on January 2, 2014.

British American School of Charlotte, L.L.C.

9.                                      Liens in favor of Webbank in respect of certain leased equipment as described on the UCC-1 # 2012 0378507 filed with the Secretary of State of the state of Delaware on January 30, 2012.

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British School of Houston, L.P.

10.                               Liens in favor of Leaf Funding, Inc. in respect of certain leased equipment as described on the UCC-1 # 05-0016837848 filed with the Secretary of State of the state of Texas on May 27, 2005 (continuation UCC-3 # 09-00328557 filed on November 30, 2009).

11.                               Liens in favor of Dell Financial Services, L.L.C. in respect of certain leased equipment as described on the UCC-1 # 09-0023256077 filed with the Secretary of State of the state of Texas on August 14, 2009.

12.                               Liens in favor of Wells Fargo Financial Leasing, Inc.. in respect of certain leased equipment as described on the UCC-1 # 10-0002385594 filed with the Secretary of State of the state of Texas on January 26, 2010 (amendment UCC-3 # 10-00063287 filed on March 5, 2010).

SCHEDULE-8-2

Schedule 9

Permitted Transactions

1.              Merger of WCL Intermediate Holdings Spain, S.L.U. and International College 2 Spain, S.A.U. with and into International College Spain, S.A.U., with International College Spain, S.A.U. as the surviving entity.

2.              Transfer (through one or more intercompany transfers) of equity interests in Education Overseas Qatar LLC from WCL Services Limited to Nord Anglia Education Limited.

3.              Transfer (through one or more intercompany transfers) of equity interests in (i) Fieldwork Education Limited and (ii) WCL School Management Services Limited from WCL Services Limited to NA Schools Limited.

4.              Transfer (through one or more intercompany transfers) of equity interests in Overseas Schools SA from WCL Services Limited to NA Schools Limited or another member of the Restricted Group.

5.              The liquidation of (i) WCL School Management Services (India) Limited, (ii) WCL EBT Limited, (iii) WCL Services Limited, (iv) WCL Intermediate Holdings Limited and/or (v) WCL Group Limited.

6.              Other incidental actions required to effectuate the changes to the organizational structure set forth and described in items 1 — 5 above.

SCHEDULE-9-1

Schedule 10

Conditions Subsequent

1.                                      BAHRAIN

1.1                               Promptly following the execution thereof on the Closing Date, a Bahraini law share charge release deed in respect of the charge over the shares of Nord Anglia Middle East Holding S.P.C. securing the Existing Indebtedness and a new Bahraini law share charge over the shares of Nord Anglia Middle East Holding S.P.C. will, in each case, be submitted to the Ministry of Industry and Commerce in Bahrain for registration and perfection, which is expected to be effective within one month of the Closing Date.

1.2                               Promptly following the execution thereof on the Closing Date, a Bahraini law account charge release deed in respect of the charge over the bank account of Nord Anglia Middle East Holding S.P.C will be submitted to the account bank and an acknowledgement of the receipt of the release deed should be obtained from the account bank for the sake of good order which is expected to be effective within one month of the Closing Date.

2.                                      BRITISH VIRGIN ISLANDS

2.1                               Promptly following the execution of a Hong Kong law deed of release on the Closing Date, a notice of satisfaction of charge will be filed with the Registrar of Corporate Affairs in the British Virgin Islands evidencing the satisfaction of each security interest previously granted by EEE Enterprise Limited and Uma Education Holdings Limited and released pursuant to the Hong Kong law deed of release.

2.2                               Promptly following the execution of new Hong Kong law Debenture, on the Closing Date, pursuant to which each of EEE Enterprise Limited and Uma Education Holdings Limited grant security interests, a notice of registration of charge will be filed with the Registrar of Corporate Affairs in the British Virgin Islands in respect of each security document entered into by each of EEE Enterprise Limited and Uma Education Holdings Limited.

2.3                               Promptly following the execution of a new Hong Kong law share mortgage over the shares of EEE Enterprise Limited and Uma Education Holdings Limited, an annotation will be entered on the register of members of each such company noting the security interests created and the annotated register of members will be filed with the Registrar of Corporate Affairs in the British Virgin Islands.

3.                                      CZECH REPUBLIC

3.1                               No later than 2 Business Days after the Closing Date (the “Post-Closing Date”), (i) (x) the Czech law Collateral Documents shall be executed and delivered by each applicable Credit Party and (y) Primary Collateral Agent shall have received the other Czech deliverables under Section 3.1(b) of this Agreement and the relevant legal opinions under Section 3.1(i) of this Agreement and (ii) the applicable Credit Parties and Restricted Subsidiaries shall have delivered to Primary Collateral Agent all documents or

SCHEDULE-10-1

instruments necessary to release all Czech law Liens securing Existing Indebtedness or other obligations thereunder being repaid on the Closing Date.

3.2                               Promptly following the execution of the documents set forth in Section 3.1 of this Schedule 10, (i) a Czech law ownership interest pledge termination agreement no. 1 over the ownership interest in English International School Prague s.r.o., (ii) a Czech law ownership interest pledge termination agreement no. 2 over the ownership interest in English International School Prague s.r.o., (iii) a new Czech law ownership interest pledge agreement no. 1 over the 20% ownership interest in English International School Prague s.r.o., and (iv) a new Czech law ownership interest pledge agreement no. 2 over the 80% ownership interest in English International School Prague s.r.o., will, in each case, be submitted by respective shareholders of English International School Prague s.r.o. to the Czech Commercial Register for deletion of pledges and registration of new pledges, which are expected to be registered by the Czech Commercial Register within two weeks of the Closing Date. The shareholders of English International School Prague s.r.o. shall ensure that the new pledges are registered with the Czech Commercial Register within 20 Business Days from the date of submission applications for registration of new pledges and shall use their best efforts to ensure deposition of respective ownership interest pledge agreements over the ownership interests in English International School Prague s.r.o. in the collection of deeds maintained by the Commercial Register within 60 Business Days from the date of filing the petition.

4.                                      ENGLAND AND WALES

4.1                               No later than 21 days following the Closing Date, the Transaction Security created pursuant to the England and Wales law Collateral Documents shall be registered with Companies House through the filing of form MR01.

4.2                               No later than 45 days following the Closing Date, the Transaction Security taken over intellectual property created pursuant to the England and Wales law Collateral Documents shall be filed with the United Kingdom Intellectual Property Office.

5.                                      HONG KONG

5.1                               No later than one calendar month following the Closing Date, a Hong Kong law governed deed of release in respect of the guarantees and security created over NAE Hong Kong Limited, Rice Education Hong Kong Limited, BSG Limited and Uma Education Hong Kong Limited will in each case be filed with Companies Registry of Hong Kong through the filing of form NM2 together with a certified copy of the deed of release in order to release the existing guarantees and security.

5.2                               No later than one calendar month following the Closing Date, the Transaction Security created pursuant to the Hong Kong law Collateral Documents shall be registered with Companies Registry of Hong Kong through the filing of form NM1 together with a certified copy of each of the Hong Kong law Collateral Documents.

6.                                      HUNGARY

SCHEDULE-10-2

6.1                               No later than the Post-Closing Date, (i) (x) the Hungarian law Collateral Documents shall be executed and delivered by each applicable Credit Party and (y) Hungarian Collateral Agent shall have received the other Hungarian deliverables under Section 3.1(b) of this Agreement and the relevant legal opinions under Section 3.1(i) of this Agreement and (ii) the applicable Credit Parties and Restricted Subsidiaries shall have delivered to Hungarian Collateral Agent all documents or instruments necessary to release all Hungarian law Liens securing Existing Indebtedness or other obligations thereunder being repaid on the Closing Date.

6.2                               No later than 30 days following the execution of the documents set forth in Section 6.1 of this Schedule 10, the registration of the charge with the Hungarian security register shall be requested.

7.                                      MALAYSIA

7.1                               No later than 3 Business Days after the Closing Date, the applicable Credit Parties and Restricted Subsidiaries shall have delivered to Primary Collateral Agent (i) a Malaysian law deed of release of share charge, (ii) a Malaysian law deed of release of debenture and (iii) a Malaysian law deed of release and revocation of power of attorney, in respect of liens securing Existing Indebtedness or other obligations thereunder being repaid on the Closing Date.

7.2                               No later than 14 days following the execution thereof as set forth in Section 7.1 of this Schedule 10 (i) a Malaysian law deed of release of share charge, (ii) a Malaysian law deed of release of debenture and (iii) a Malaysian law deed of release and revocation of power of attorney, in respect of liens securing the Existing Indebtedness, the form 41, form 42B and form 43 (all as prescribed under the Companies Act 1965 of Malaysia) in respect of deed of release of share charge and deed of release of debenture will be lodged with the Companies Commission of Malaysia in accordance with Section 113 of the Companies Act 1965 of Malaysia.

7.3                               No later than 30 days following the execution thereof as set forth in Section 7.1 of this Schedule 10, each deed of release will be stamped by the Malaysian Stamp Office and, once stamped, be presented to the High Court of Malaysia for the revocation of the applicable power of attorney to be effective.

8.                                      POLAND

8.1                               No later than the Post-Closing Date, (i) the Polish law Collateral Documents shall be executed and delivered by each applicable Credit Party and (ii) Primary Collateral Agent shall have received the other Polish deliverables under Section 3.1(b) of this Agreement (including an original of the excerpt from the register of the entrepreneurs of the National Court Register issued on the Post-Closing Date) and the relevant legal opinions under Section 3.1(i) of this Agreement.  Original copies of the documents required under Section 3.1(b) of this Agreement shall be delivered to Primary Collateral Agent no later than 5 Business Days from the Post-Closing Date.

SCHEDULE-10-3

8.2                               No later than 5 Business Days following the execution of the documents set forth in Section 8.1 of this Schedule 10, a Polish law unconditional release letter in respect of Liens securing the Existing Indebtedness together with applications for their deregistration from the Pledge Registry of Poland and an application for registration of Polish law registered pledge over the shares of The British School sp. z o.o. for the benefit of the Primary Collateral Agent will be submitted to the Pledge Registry of Poland, which registration is expected to be effective within two months following the Closing Date. Copies of such applications together with evidence of their filing and due payment of court fees will be delivered to the Primary Collateral Agent (or its designee) within 5 Business Days from filing.

8.3                               No later than 5 Business Days after the date of execution of the Polish Collateral Documents, a certified copy of the book of shares and the list of shareholders of The British School sp. z o.o. disclosing establishment of the ordinary pledge over the shares in the Polish Guarantor for the benefit of the Primary Collateral Agent will be delivered to the Primary Collateral Agent.  However, copies of the documents described in this Section 8.3 shall be delivered to the Primary Collateral Agent on the Post-Closing Date.

8.4                               No later than 5 Business Days following registration of Polish law registered pledge over shares in The British School Sp. z o.o. for the benefit of the Primary Collateral Agent, a Certified Copy of the book of shares and the list of shareholders of The British School sp. z o.o. disclosing establishment of the registered pledge over the shares in the Polish Guarantor for the benefit of the Primary Collateral Agent will be delivered to the Primary Collateral Agent.

9.                                      SLOVAKIA

9.1                               No later than the Post-Closing Date, (i) (x) the Slovak law Collateral Documents shall be executed and delivered by each applicable Credit Party and (y) Primary Collateral Agent shall have received the other Slovak deliverables under Section 3.1(b) of this Agreement and the relevant legal opinions under Section 3.1(i) of this Agreement and (ii) the applicable Credit Parties and Restricted Subsidiaries shall have delivered to Primary Collateral Agent all documents or instruments necessary to release all Slovak law Liens securing Existing Indebtedness or other obligations thereunder being repaid on the Closing Date.

9.2                               Promptly following the execution of the documents set forth in Section 9.1 of this Schedule 10, a Slovak law confirmation on extinction of the secured claims and termination of pledges confirming termination of all existing liens in respect of the Existing Indebtedness and new Slovak law shareholding interest pledge agreements over shares in British International School Bratislava s.r.o. will be submitted to the Commercial Register of Slovakia in order to deregister the existing pledge of shares and register the new shareholding interest pledges, which deregistration of the existing liens and registration of the new pledge agreement shall be effective within two weeks following the Closing Date.

10.                               SPAIN

SCHEDULE-10-4

10.1                        No later than the Post-Closing Date, (i) (x) the Spanish law Collateral Documents shall be executed and delivered by each applicable Credit Party and (y) Primary Collateral Agent shall have received the other Spanish deliverables under Section 3.1(b) of this Agreement and the relevant legal opinions under Section 3.1(i) of this Agreement and (ii) the applicable Credit Parties and Restricted Subsidiaries shall have delivered to Primary Collateral Agent all documents or instruments necessary to release all Spanish law Liens securing Existing Indebtedness or other obligations thereunder being repaid on the Closing Date.

11.                               SWITZERLAND

11.1                        As soon as the Swiss Insurance Policy (as defined below) has been discovered or a new policy is issued replacing the Swiss Insurance Policy or being consecutive to the Swiss Insurance Policy, La Côte International School SA (the “Swiss Assignor”) shall immediately deliver to Primary Collateral Agent the Swiss Insurance Policy or the respective new policy replacing the Swiss Insurance Policy or being consecutive to the Swiss Insurance Policy.  “Swiss Insurance Policy” means the insurance policy regarding the car insurance, no. 40/6.476.282, with the Swiss Assignor, as policyholder, issued on January 1, 2014, by La Bâloise, Compagnie d’Assurances, Centre de Courtage Suisse Romande/, av. Cardinal Mermillod 36, 1227 Carouge, Switzerland.

12.                               THAILAND

12.1                        Promptly following the execution of the Thai law share pledge agreements (the “Thai Share Pledge Agreements”) providing a pledge of shares in respect of each of Regent Pattaya Campus Management Co., Ltd. (“RPCM”) and Saint Andrews International School Sukhumvit Campus Co., Ltd. (“St. Andrews” and, together with RPCM, the “Thai Companies”) on the Closing Date, each Thai Company shall deliver to the Primary Collateral Agent a certified copy of the entry of a record of the pledge created pursuant to the Thai Share Pledge Agreements in the share register book of each such Thai Company in accordance with the requirements of the Thai Civil and Commercial Code.

12.2                        Promptly following the execution of the Thai Share Pledge Agreement on the Closing Date, the Thai Companies shall arrange for a stamp duty in Thailand of (i) Baht 10,000 to be affixed to this Agreement or (ii) Baht 1 (if the amount secured is an indeterminate amount) or 0.05% of the debt secured (if the amount is a determinate amount) to be affixed to the respective Thai Share Pledge Agreement, which, in the case of either clause (i) or clause (ii) shall be completed within 30 days of the delivery of the original copy of this Agreement or original copies of the Thai Share Pledge Agreements into Thailand.

13.                               GENERAL

13.1                        No later than 30 days following the Closing Date, the Credit Parties shall supplement, amend or otherwise modify the English, Hong Kong, Hungarian, Polish and Swiss law Collateral Documents as necessary to create Transaction Security over insurance policies of Parent or the Credit Parties that become effective on April 1, 2014.

SCHEDULE-10-5

13.2                        No later than 30 days following the Closing Date, Parent shall cause (i) all existing share certificates issued by Nord Anglia Education Limited to be cancelled and the issuance of a new share certificate by Nord Anglia Education Limited in the name of Nord Anglia Education (UK) Holdings PLC and delivery thereof to Primary Collateral Agent accompanied by an undated stock power executed in blank, (ii) (x) the issuance by Nord Anglia Education (UK) Holdings PLC of a share certificate representing 200 ordinary shares of $1.00 par value each as a replacement for the missing certificate of such company and (y) promptly thereafter, all existing share certificates issued by Nord Anglia Education (UK) Holdings PLC to be cancelled and the issuance of a new share certificate by Nord Anglia Education (UK) Holdings PLC in the name of Nord Anglia Education, Inc. and delivery thereof to Primary Collateral Agent accompanied by an undated stock power executed in blank and (iii) the existing share certificates issued by any other Subsidiary of Parent that are (x) determined in the good faith of Parent to be missing or (y) reasonably requested by Primary Collateral Agent to accurately reflect the current corporate structure of Parent and its Subsidiaries, in each case, to be cancelled and the issuance of one or more new share certificates by such Subsidiary in the name of its parent(s) and delivery thereof to Primary Collateral Agent accompanied by undated stock powers executed in blank.

Notwithstanding anything herein to the contrary, extensions of the time periods specified in Section 6 of this Schedule 10 may be consented to by Hungarian Collateral Agent (such consent not to be unreasonably withheld or delayed) and extensions of all other time periods specified in this Schedule 10 may be consented to by Primary Collateral Agent (such consent not to be unreasonably withheld or delayed).

SCHEDULE-10-6

Schedule 11

Existing Bank Guarantees

	Issuer	Beneficiary	Amount	Reference Number	Issue Date	Maturity Date
1	HSBC Bank plc	Abu Dhabi Education Council	AED1,260,313.00	PEBLDI811081	23 Jan 2014	1 Aug 2014
2	HSBC Bank plc	Dubai Islamic Bank PJSC	AED36,000,000.00 (to be reduced to AED24,000,000.000 on 31 August 2014, and AED12,000,000.00 on 31 August 2015)	FNGLDI810998	24 Jan 2014	31 Aug 2016
3	HSBC Bank plc	Sctai Angol Iskola KFT	EUR318,806.00	FNGLDI810996	17 Jan 2014	18 Jan 2015

SCHEDULE-11-1

EXHIBIT A-1 TO
CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent (“Term Administrative Agent”), HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent (“Revolving Facility Administrative Agent”), and the other parties thereto.

Pursuant to Section [2.1][2.2] of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

Initial Term Loans

☐	Base Rate Loans:	$[ , , ]
☐	Eurodollar Rate Loans, with an initial Interest Period of month(s):	$[ , , ]

Revolving Loans

☐	Eurodollar Rate Loans, with an initial Interest Period of month(s):	$[ , , ]

Borrower hereby certifies that:

(i)                                     after making the Loans requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(ii)                                  as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

EXHIBIT A-1-1

(iii)                               as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

The account of Borrower to which the proceeds of the Loans requested on the Credit Date are to be made available by [Term] [Revolving Facility] Administrative Agent to the Borrower are as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

Date: [mm/dd/yy]	NORD ANGLIA EDUCATION FINANCE LLC

By:
Name:
Title:

EXHIBIT A-1-2

EXHIBIT A-2 TO
CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto.

Pursuant to Section 2.9 of the Credit Agreement, Borrower desires to convert or to continue the following Initial Term Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[ , , ]	Eurodollar Rate Loans to be continued with Interest Period of [ ] month(s)
$[ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [ ] month(s)
$[ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	NORD ANGLIA EDUCATION FINANCE LLC

By:
Name:
Title:

EXHIBIT A-2-1

EXHIBIT A-3 TO
CREDIT AND GUARANTY AGREEMENT

ISSUANCE NOTICE FOR LETTERS OF CREDIT

[HSBC FORM TO BE ATTACHED]

EXHIBIT A-3-1

 Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** Fax Number DC Number Copy from Previous DC ( For bank use only) * Expiry Date and Place (where documents must be presented) of this DC * Applicant (Name and Address) * Import Account Number * DC to be despatched by teletransmission courier (air)mail ( with brief advice by teletransmission) collection at counter * Beneficiary (Name, Address and Phone/Fax Number) * Telephone Number * DC to be Transferable Yes No * Confirmation of DC Required Not Required * Currency and Amount in Figures Allowance of Increase/Decrease in DC Amount + / - % * Partial Shipments Allowed Not Allowed * Transhipment Allowed Not Allowed Place of Taking in Charge/Dispatch From/Place of Receipt Port of Loading/Airport of Departure Port of Discharge/Airport of Destination Place of Final Destination/For Transportation To/Place of Delivery not later than Drafts required At sight (or) At days drawn on The Hongkong and Shanghai Banking Corporation Limited, Hong Kong for full invoice value of goods. Documents to be presented within Period for Presentation of Documents days after the date of shipment but within the validity of the credit. * +Description of Goods and Shipment Schedule(Brief description without excessive details) Allowance of Increase/ Decrease in Quantity % Trade Term Incoterms 2010 2000 see attached additional information For Shipment by Sea FOB CFR CIF For Shipment by Any Mode of Transport FCA CPT CIP Others (please specify) : Insurance to be covered by (for EXW,CFR/CPT or FOB/FCA shipment only) Ultimate buyer Applicant Insurance has already been arranged through HSBC eCargo (www.hsbc.com.hk/cargoinsurance) Please arrange insurance for us with AXA General Insurance Hong Kong Limited. for the insurance premium once the policy is effected at the rate agreed. Insurance already/will be arranged by us. under Quote no.: AXA General Insurance Hong Kong Limited is authorised to debit our account number +Documents Required 1) Signed commercial invoice in 2) Packing list in 3) For shipment by sea, full set original clean "On Board" bills of lading / multimodal or combined transport document made out to the order of endorsed in blank, marked "Freight Prepaid / Collect" and "Notify ", mentioning this DC number. For shipment by air, original Air Waybill marked "For the consignor/shipper" signed by the carrier or his agent, marked "Freight Prepaid / Collect", showing flight number and date of despatch of goods, consigned to and "Notify ", mentioning this DC number. Cargo Receipt issued and signed by the authorised signatory of applicant [whose signature(s) must be in conformity with the record held in the issuing bank's file] certifying that the goods have been received in good order and condition, mentioning this DC number, date of receipt of the goods, total value and quantity of goods received. 4) Air Insurance Policy or Certificate in negotiable form and blank endorsed for full CIF/CIP value plus 10% covering Institute Cargo Clauses (A) / (Air), Institute War Clauses (Cargo/Air Cargo) and Institute Strikes Clauses (Cargo/Air Cargo) evidencing claims payable at destination in the currency of the Credit. 5) Beneficiary's certificate certifying that one set of shipping documents has been faxed to applicant within day(s) after shipment.  Marine / + / - * Date of this Application * Currency and Amount in Words * Contact Person Note: 1. Please mark (“X”) where applicable. 2. +Please use separate blank sheet if space is not enough. 3. * Mandatory fields Original * HONG KONG Office To : The Hongkong and Shanghai Banking Corporation Limited APPLICATION FOR IRREVOCABLE DOCUMENTARY CREDIT (DC) Page 1/4

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** +Other Conditions T/T reimbursement is allowed (as per clause no. 14 on the last page) Charges To be paid by (please mark "X") Type Applicant Beneficiary * DC Opening Commission * Issuing Bank's Other Charges * Correspondent Bank's Charges Delayed Reimbursement Commission (for usance DCs only) HKD Bill Commission/Commission-In-Lieu DC Confirmation Charges Transit Interest Charges +Additional Conditions / Other Documents Required Please debit DC opening commission, advising expenses, and % payment (to be reimbursed if payment under DC not required) to our account number . In case of query please telephone number and ask for . For immediate settlement, on receipt of documents as in order, please debit our account number . Please settle by financing our Exports documents as per Export Trade Collection/Negotiation Instructions presented. Please finance payment of drawings under this DC by debit to an Import Loan for Import Loan' form is required. ) days. (Remarks: 'Application for Please fix exchange rate We request you to issue your Irrevocable Documentary Credit for our account in accordance with the above instructions (marked with an "X" where applicable) and subject to the conditions printed on the last page. X Authorised Signature(s) and Company Stamp (if applicable) For Bank Use Only Captured by Checked by Approved by Date Margin % Commission Telegrams Postage Total S.V. Page 2/4

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** HONG KONG Office To : The Hongkong and Shanghai Banking Corporation Limited APPLICATION FOR IRREVOCABLE DOCUMENTARY CREDIT (DC) Page 3/4 Description of Goods Additional Conditions / Other Document Required

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** Conditions 1. Except so far as otherwise expressly stated, this Documentary Credit is subject to Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600. 2. If the documents called for do not include insurance policy(ies) or certificate(s) we undertake to produce to you within 15 days from the date of this application an insurance policy or certificate acceptable to you and in your name for the CFR value plus at least 10 per cent, failing which you may effect insurance at our expense but you are not obliged to do so. 3. If this credit is to be advised through an agency or correspondent bank in USA, you are authorised to accept at your sole discretion American Institute clauses insurance policies. 4. You are authorised to make any additions to the documents specified under this credit which you may consider necessary to ensure compliance with government regulations but you are not obliged to do so. 5. We certify that the import of the goods described above is not prohibited or restricted and that we hold and undertake to exhibit to you a valid import licence where such licence is required. 6. This Documentary Credit and the drawing(s) thereunder are to be subject to the terms of the General Security Agreement Relating to Goods or Trade Financing General Agreement given to you by us. 7. The words "we'', "our" and ''us'' shall be read as ''I'', "my" or ''me'' if this application is signed by or on behalf of an individual. 8. Drafts may be drawn claused ''without recourse'' if the drawers so require. 9. You are authorised at your sole discretion and without obligation to do so whenever you consider it advisable, customary or appropriate to waive/delete the following from the instructions contained on the first page (whether completed by me/us or not), namely: ''Drafts at sight/at days drawn on for full invoice value of goods'' 10. In the absence of any instructions to the contrary specified in ''Additional Conditions'' on the second and third page, you are authorised to instruct any bank or branch concerned to despatch any draft(s) and/or any documents by one or more mails or other method of conveyance at your sole discretion. 11. We acknowledge that the right is reserved by you to refuse to grant the loan application contained on the previous pages at the time of the presentation of documents under this credit. 12. We are aware of the implications of Article 34 of UCP600 and acknowledge that where a bank claims to have paid/accepted (honoured) or negotiated under this Documentary Credit, its good faith and the fact of payment/acceptance (honour) or negotiation thereof shall be presumed in the absence of evidence to the contrary. 13. Documentary Credits advised through an HSBC Group office will usually be restricted. 14. In consideration of the Bank permitting and/or authorising the negotiating/confirming bank to make a claim under this Documentary Credit prior to receipt of documents by the Bank, we irrevocably indemnify the Bank for the full amount of the negotiating/confirming bank's claim (plus interest from the date of the claim having been met until repayment at the rate specified by the Bank) in the event that such a claim is subsequently rejected by us or is otherwise not a complying presentation and we authorise the Bank to debit our account accordingly without further authority from us. Page 4/4

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** Fax Number DC Number Copy from Previous DC * Expiry Date and Place (where documents must be presented) of this DC * Applicant (Name and Address) * Import Account Number * DC to be despatched by teletransmission courier (air)mail ( with brief advice by teletransmission) collection at counter * Beneficiary (Name, Address and Phone/Fax Number) * Telephone Number * DC to be Transferable Yes No * Confirmation of DC Required Not Required * Currency and Amount in Figures Allowance of Increase/Decrease in DC Amount + / - % * Partial Shipments Allowed Not Allowed * Transhipment Allowed Not Allowed Place of Taking in Charge/Dispatch From/Place of Receipt Port of Loading/Airport of Departure Port of Discharge/Airport of Destination Place of Final Destination/For Transportation To/Place of Delivery not later than Drafts required At sight (or) At days drawn on The Hongkong and Shanghai Banking Corporation Limited, Hong Kong for full invoice value of goods. Documents to be presented within Period for Presentation of Documents days after the date of shipment but within the validity of the credit. * +Description of Goods and Shipment Schedule(Brief description without excessive details) Allowance of Increase/ Decrease in Quantity % see attached additional information For Shipment by Sea FOB CFR CIF For Shipment by Any Mode of Transport FCA CPT CIP Others (please specify) : Insurance to be covered by (for EXW,CFR/CPT or FOB/FCA shipment only) Ultimate buyer Applicant Insurance has already been arranged through HSBC eCargo (www.hsbc.com.hk/cargoinsurance) under Please arrange insurance for us with AXA General Insurance Hong Kong Limited. AXA General Insurance Hong Kong Limited is authorised for the insurance premium once the policy is effected at the rate agreed. Insurance already/will be arranged by us. Quote no.: to debit our account number +Documents Required 1) Signed commercial invoice in 2) Packing list in 3) For shipment by sea, full set original clean "On Board" bills of lading / multimodal or combined transport document made out to the order of endorsed in blank, marked "Freight Prepaid / Collect" and "Notify ", mentioning this DC number. For shipment by air, original Air Waybill marked "For the consignor/shipper" signed by the carrier or his agent, marked "Freight Prepaid / Collect", showing flight number and date of despatch of goods, consigned to and "Notify ", mentioning this DC number. Cargo Receipt issued and signed by the authorised signatory of applicant [whose signature(s) must be in conformity with the record held in the issuing bank's file] certifying that the goods have been received in good order and condition, mentioning this DC number, date of receipt of the goods, total value and quantity of goods received. 4) Air Insurance Policy or Certificate in negotiable form and blank endorsed for full CIF/CIP value plus 10% covering Institute Cargo Clauses (A) / (Air), Institute War Clauses (Cargo/Air Cargo) and Institute Strikes Clauses (Cargo/Air Cargo) evidencing claims payable at destination in the currency of the Credit. 5) Beneficiary's certificate certifying that one set of shipping documents has been faxed to applicant within day(s) after shipment. . . , Marine / + / - * Date of this Application * Currency and Amount in Words * Contact Person Note: 1. Please mark (“X”) where applicable. 2. +Please use separate blank sheet if space is not enough. 3. * Mandatory fields * Customer Copy Trade Term Incoterms 2010 2000 HONG KONG Office To : The Hongkong and Shanghai Banking Corporation Limited APPLICATION FOR IRREVOCABLE DOCUMENTARY CREDIT (DC) Page 1/4

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** +Other Conditions T/T reimbursement is allowed (as per clause no. 14 on the last page) Charges To be paid by (please mark "X") Type Applicant Beneficiary * DC Opening Commission * Issuing Bank's Other Charges * Correspondent Bank's Charges Transit Interest Charges Delayed Reimbursement Commission (for usance DCs only) HKD Bill Commission/Commission-In-Lieu DC Confirmation Charges +Additional Conditions / Other Documents Required Please debit DC opening commission, advising expenses, and % payment (to be reimbursed if payment under DC not required) to our account number . In case of query please telephone number and ask for . For immediate settlement, on receipt of documents as in order, please debit our account number . Please settle by financing our Exports documents as per Export Trade Collection/Negotiation Instructions presented. Please finance payment of drawings under this DC by debit to an Import Loan for Import Loan' form is required. ) days. (Remarks: 'Application for Please fix exchange rate We request you to issue your Irrevocable Documentary Credit for our account in accordance with the above instructions (marked with an "X" where applicable) and subject to the conditions printed on the last page. X Authorised Signature(s) and Company Stamp (if applicable) For Bank Use Only Captured by Checked by Approved by Date Margin % Commission Telegrams Postage Total S.V. Page 2/4

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** HONG KONG Office To : The Hongkong and Shanghai Banking Corporation Limited APPLICATION FOR IRREVOCABLE DOCUMENTARY CREDIT (DC) Page 3/4 Description of Goods Additional Conditions / Other Document Required

Save Print Cancel *** To print a valid hard copy, please use the "Print" button in the form *** Conditions 1. Except so far as otherwise expressly stated, this Documentary Credit is subject to Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600. 2. If the documents called for do not include insurance policy(ies) or certificate(s) we undertake to produce to you within 15 days from the date of this application an insurance policy or certificate acceptable to you and in your name for the CFR value plus at least 10 per cent, failing which you may effect insurance at our expense but you are not obliged to do so. 3. If this credit is to be advised through an agency or correspondent bank in USA, you are authorised to accept at your sole discretion American Institute clauses insurance policies. 4. You are authorised to make any additions to the documents specified under this credit which you may consider necessary to ensure compliance with government regulations but you are not obliged to do so. 5. We certify that the import of the goods described above is not prohibited or restricted and that we hold and undertake to exhibit to you a valid import licence where such licence is required. 6. This Documentary Credit and the drawing(s) thereunder are to be subject to the terms of the General Security Agreement Relating to Goods or Trade Financing General Agreement given to you by us. 7. The words "we'', "our" and ''us'' shall be read as ''I'', "my" or ''me'' if this application is signed by or on behalf of an individual. 8. Drafts may be drawn claused ''without recourse'' if the drawers so require. 9. You are authorised at your sole discretion and without obligation to do so whenever you consider it advisable, customary or appropriate to waive/delete the following from the instructions contained on the first page (whether completed by me/us or not), namely: ''Drafts at sight/at days drawn on for full invoice value of goods'' 10. In the absence of any instructions to the contrary specified in ''Additional Conditions'' on the second and third page, you are authorised to instruct any bank or branch concerned to despatch any draft(s) and/or any documents by one or more mails or other method of conveyance at your sole discretion. 11. We acknowledge that the right is reserved by you to refuse to grant the loan application contained on the previous pages at the time of the presentation of documents under this credit. 12. We are aware of the implications of Article 34 of UCP600 and acknowledge that where a bank claims to have paid/accepted (honoured) or negotiated under this Documentary Credit, its good faith and the fact of payment/acceptance (honour) or negotiation thereof shall be presumed in the absence of evidence to the contrary. 13. Documentary Credits advised through an HSBC Group office will usually be restricted. 14. In consideration of the Bank permitting and/or authorising the negotiating/confirming bank to make a claim under this Documentary Credit prior to receipt of documents by the Bank, we irrevocably indemnify the Bank for the full amount of the negotiating/confirming bank's claim (plus interest from the date of the claim having been met until repayment at the rate specified by the Bank) in the event that such a claim is subsequently rejected by us or is otherwise not a complying presentation and we authorise the Bank to debit our account accordingly without further authority from us. Page 4/4

EXHIBIT A-4 TO
CREDIT AND GUARANTY AGREEMENT

ISSUANCE NOTICE FOR BANK GUARANTEES

[HSBC FORM TO BE ATTACHED]

EXHIBIT A-4-1

To: The Hongkong and Shanghai Banking Corporation Limited (the "Bank") The Hong Kong Special Administrative Region BANK GUARANTEE/BOND APPLICATION FORM Note: Please complete the following blank(s) and make the appropriate election by ticking the relevant box(es). APPLICATION for Bank Guarantee/Bond ("Guarantee") Name of Instructing Party (Customer) Name of Beneficiary Address of Beneficiary Name of Applicant/Principal/Secured Party (to be specified in the Guarantee) Same as Instructing Party Other (please specify): Relationship of Applicant/Principal/Secured Party with the Instructing Party: Account Number of Instructing Party Guarantee Format In the format attached Bank's standard wording Replicate format from my/our previous guarantee (Reference Number: ) Guarantee Amount (please specify Currency) Effective Date (if other than Issuance Date) Expiry Date Yes ( ) No ( - Instructing Party declares that it expects the Guarantee will be released by the Beneficiary by this expected date.) Latest Date of Claim (if other than Expiry Date) Issuance Request to the Bank Please issue the Guarantee in favour of the Beneficiary. Please request and/or procure another branch of the Bank or HSBC group office or any other bank selected by the Bank to issue the Guarantee in (Country) in favour of the Beneficiary (against the counter-guarantee or counter-indemnity by the Bank). Guarantee Obligations Type Contract / Bid Number Contract Date Description of Goods/Works/Premise, etc Secure Bid / Tender Obligations Secure Performance Obligations Secure Utility Services – in lieu of Cash Deposit Secure Refund of Advance Payment Secure Payment Obligation Rental Guarantee – in lieu of Cash Deposit Secure General Banking Facilities Others: Any Specific Request(s): CONTACT DETAILS OF INSTRUCTING PARTY in case of query on this application Contact Person Telephone Number Fax Number / Email Address DELIVERY METHOD OF BANK GUARANTEE/BOND Courier Original Guarantee To be Collected by this Authorised Person Name: HK ID: SWIFT via an Advising Bank (please choose one) Procurement by HSBC Bank Name: SWIFT Code: Delivery Instructions for the Advising Bank: Other Remarks CHARGE METHOD of Bank Guarantee/Bond DECLARATION AND AUTHORISED SIGNATURE Please debit my/our account number - - for commission and charges (e.g. 012-345678-999). (Commission will be charged from the issue date or the effective date of the Guarantee (whichever is earlier) and thereafter at the end of each commission period until the Guarantee is cancelled.) I/We, as the Instructing Party, request the Bank to issue or procure the issuance of the Guarantee in accordance with the above instructions. I/We agree that this application is subject to the terms and conditions stated below in this application, the Counter-Indemnity and/or Blanket Counter-Indemnity and other relevant agreements (including without limitation any facility letter or agreement) in place between the Bank and me/us. I/We have read and understood those terms and conditions (including the section headed "Important Notice") printed below on this application and agree to be bound by them. X Authorised Signature(s) and Company Stamp (if applicable) Date (DD/MM/YYYY) : GTRF436R3-m (180413) W (08052013) S.V.

The Hongkong and Shanghai Banking Corporation Limited (the "Bank") BANK GUARANTEE/BOND TERMS AND CONDITIONS IMPORTANT NOTICE The Instructing Party should be responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the proposed Guarantee and related transactions. The terms and conditions herein may have certain risks that the Instructing Party should be aware but the risks highlighted herein are not exhaustive. If the Instructing Party has any question concerning the proposed Guarantee transaction or its obligations towards the Bank in relation thereto, it should obtain independent legal advice from its own lawyers. 1. This application is subject to the General Security Agreement Relating to Goods, the Trade Financing General Agreement, the Counter-Indemnity and/or Blanket Counter-Indemnity (the "Indemnity") and any other agreement(s) previously signed by the instructing party of this application (the "Instructing Party") and delivered to The Hongkong and Shanghai Banking Corporation Limited (the "Bank" which expression shall include any successors and assigns). This application as well as the Guarantee issued in relation to this application will be subject to the Uniform Rules for Demand Guarantees (URDG) published by the International Chamber of Commerce (ICC) unless the Instructing Party requires otherwise and the Bank agrees to do so. In case of conflict, the terms of this application shall prevail. 2. In this application, the following terms shall have the meanings below: (a) "Correspondent" means any bank (including any branch of the Bank or HSBC group office) which issues the Guarantee at the request or on the instruction of the Bank; (b) "Counter-guarantee" means the counter-guarantee, counter-indemnity, indemnity or undertaking, however named or described and in such form and contents as determined by the Bank in its sole discretion, which is at any time issued by the Bank to a Correspondent in order to procure, arrange or facilitate the issuance of the Guarantee by the relevant Correspondent and includes any amendment, extension or renewal of the Counter-guarantee; (c) "Guarantee" means the guarantee, bond, indemnity or undertaking, however named or described, which is at any time issued pursuant to the request of the Instructing Party under this application and includes any amendment, extension or renewal of the Guarantee; and (d) "Guarantee Instrument" means the Guarantee (whether issued by the Bank or a Correspondent), and/or the Counter-guarantee. 3. The Bank or the Correspondent has the right to pay any demand made under any Guarantee Instrument in accordance with its terms and the Bank may seek recourse against the Instructing Party for any payment made by the Bank under any Guarantee Instrument issued by it in connection with this application and/or pursuant to the Indemnity given by the Instructing Party. Whether or not it is expressly stated in the Guarantee, neither the Bank nor any Correspondent has any obligation to verify claims made by the beneficiary named in the Guarantee Instrument (the "Beneficiary" which expression shall include any assignee, successor or transferee where applicable). Neither the Bank nor any Correspondent shall or may be in any way responsible for the validity, regularity, authenticity, genuineness, form, sufficiency, accuracy, falsification or legal effect of any statement, certificate, declaration or document presented or communicated under or in connection with any Guarantee Instrument, or the existence, description, quality, quantity, weight, condition, packing, delivery or value of the goods, services or other performance represented by such statement, certificate, declaration or document. 4. If, at the request of the Instructing Party, the Bank requests or procures a Correspondent to issue any Guarantee, the Bank may, and is authorised to, issue a Counter-guarantee in such form and contents as determined by the Bank at its sole discretion in favour of the Correspondent for issuance of the Guarantee. 5. The Instructing Party undertakes to reimburse the Bank in full each sum paid in connection with any Guarantee Instrument upon the Bank's demand together with interest calculated from the date of payment by the Bank until the date of the reimbursement in full. The Instructing Party irrevocably authorises the Bank to debit the Instructing Party's account(s) for any such sum or restrict the Instructing Party from withdrawing any such sum from the Instructing Party's account(s) at any time the Bank thinks appropriate. Such sum includes interest, costs, expenses, commissions, drawings, claims and/or demands from the Beneficiary or any Correspondent and any payment effected by the Bank in connection with any Guarantee Instrument. 6. Unless the Guarantee expressly provides that the original Guarantee must be presented to the Bank or the Correspondent to support a claim, the Bank or the Correspondent shall be entitled to pay and/or comply with any demand, whether or not the original of the Guarantee Instrument is presented to the Bank or the Correspondent. 7. Whilst the Instructing Party may claim that a Guarantee Instrument has been cancelled or terminated, there may be instances where the Bank may determine that it is necessary to obtain the Beneficiary's written confirmation regarding the release of the liabilities of the Bank or the Correspondent under the Guarantee Instrument. Such determination, if made by the Bank or the Correspondent, shall be binding on the Instructing Party. The instances referred to above may include without limitation the following: (a) the Guarantee is terminated prior to its stated expiry date; (b) the Guarantee does not stipulate an expiry date; (c) the Guarantee stipulates an expiry date but without a claim period within which the Beneficiary must submit a claim; or (d) the Guarantee may be early terminated upon the occurrence of certain events which are not readily ascertainable by the Bank. So long as the Bank remains liable under the Guarantee Instrument, it shall be entitled to enforce the Indemnity against the Instructing Party. 8. The interpretation by the Bank or the Correspondent of any term in notices or other documents presented under any Guarantee Instrument shall be conclusive and binding on the Instructing Party. 9. The Instructing Party agrees that the Bank or the Correspondent may, at its sole discretion and without consent from the Instructing Party, amend the terms and conditions of the Guarantee Instrument stated in this application and/or insert additional terms and conditions into the Guarantee Instrument as the Bank or the Correspondent thinks appropriate. The Bank or the Correspondent may, subject to the Beneficiary's consent, cancel the whole or any unused balance of the Guarantee Instrument prior to the stated expiry of the Guarantee Instrument. 10. Notwithstanding any instruction(s) stipulated in this application, the Bank may, at its sole discretion, name, select, request or instruct any Correspondent to issue the Guarantee. The Bank shall not be responsible or liable for any act, omission, loss or delay of forwarding documents or payments, default, error, negligence, suspension, insolvency or bankruptcy of any Correspondent notwithstanding that the Bank may choose such Correspondent. The Instructing Party acknowledges that the Bank may pay to or receive from any Correspondent charges, fees, rebates or other payments and the Bank shall not be liable to account for or disclose to the Instructing Party any profit or benefits derived by it. 11. The Instructing Party undertakes to examine the customer copy of all Guarantee Instruments to check their consistency with this application form and irrevocably agrees that failure to give a notice of objection about the contents of any Guarantee Instrument within 5 banking days after the customer copy of the Guarantee Instrument is sent to the Instructing Party shall be deemed to be its waiver of any rights to raise objections or pursue any remedies against the Bank in respect of the Guarantee Instrument. 12. The Instructing Party agrees and acknowledges that it is the sole responsibility of the Instructing Party to (i) ensure clarity, enforceability or effectiveness of any terms or requirements incorporated in any Guarantee Instrument; and (ii) comply with all applicable laws and regulations regarding the underlying transaction to which the Guarantee Instrument relates and obtain all necessary documents and approvals from any governmental or regulatory bodies and produce such documents or approvals to the Bank upon request. The Bank is not responsible for advising and has no duty whatsoever to advise the Instructing Party on such issues or on any matter. The Bank shall not be liable to the Instructing Party for any direct, indirect, special or consequential loss or damage, costs, expenses or other claims for compensation whatsoever which may arise out of such issues, the Guarantee Instrument or the transactions pertaining to such Guarantee Instrument. Page 1/2 Member HSBC Group TnC086-m (180413) W

13. Where the Instructing Party requests that a Guarantee Instrument be governed by a system of law ("Foreign Law") other than Hong Kong law, the Instructing Party acknowledges that the Bank or the Correspondent is entitled to treat the Guarantee Instrument as continuing without expiry and may be called upon to perform and fulfill other obligations and liabilities ("Additional Obligations and Liabilities") which are implied under the Foreign Law, in addition to the Bank's or the Correspondent's payment obligations as expressly stipulated in the Guarantee Instrument as construed under Hong Kong law. The Instructing Party acknowledges and agrees that: (a) the Bank or the Correspondent may include such additional protective clauses in the Guarantee Instrument as it deems fit; (b) in determining whether or not to pay under the Guarantee Instrument, the Bank or the Correspondent may interpret its terms as if they were governed by Hong Kong law; and (c) the Bank shall be indemnified by the Instructing Party against all risks of whatever nature as a result of the Bank issuing, or procuring the issuance of, the Guarantee Instrument (including any Additional Obligations and Liabilities). 14. Where a Guarantee Instrument is transferable or assignable (whether expressly or impliedly), the Instructing Party acknowledges that the Beneficiary may assign or transfer the Guarantee Instrument or any benefit thereof to a third party without the prior consent of or notice to the Bank or the Correspondent. The Instructing Party agrees that the Bank shall be entitled to pay demands from any party who purports to be the assignee / transferee of the Guarantee Instrument without any obligation to verify or enquire whether such party is the legitimate assignee / transferee. 15. If a Guarantee Instrument provides to the effect that it may be transferable or assignable subject to the consent or agreement by the Instructing Party and/or the Applicant/Principal/Secured Party, the Instructing Party must first obtain the Bank's approval before it or the Applicant/Principal/Secured Party provides such consent or agreement to the transfer or assignment. 16. The Instructing Party acknowledges that liabilities of the Instructing Party and/or the Bank is not limited to the guarantee amount because the enforcement of the Guarantee or the Counter-guarantee may result in the Bank having to pay an amount in excess of the sum stated in the Guarantee. The Instructing Party agrees that it will keep the Bank harmless and fully indemnified against all the risks arising therefrom. 17. Where the Guarantee expressly provides that the guarantee amount may be reduced upon the occurrence of certain events, the Instructing Party agrees that the Bank or the Correspondent shall, notwithstanding such provision, have no obligation to effect such reduction unless it is approved by the Beneficiary in writing. 18. The Bank or the Correspondent is entitled, and the Instructing Party hereby irrevocably and unconditionally authorise it, to act on any demand (whether by fax, courier or any other means) which the Bank or the Correspondent in its sole discretion believes emanate from the Beneficiary. The Instructing Party agrees that the Bank or the Correspondent has no obligation to (i) verify the identity or authority of the person or persons giving or purporting to give any demand purportedly made on behalf of the Beneficiary or the authenticity of any signature(s) on any demand; or (ii) seek the Instructing Party's prior approval before acting on such demand. So long as the Bank or the Correspondent acts in good faith, it shall not be liable to the Instructing Party or any party for acting on any demand, whether it emanates from unauthorised individuals or in any circumstances whatsoever. 19. The HSBC Group, including the Bank, follows (i) the legal requirements of the United Nations, the European Union, the United Kingdom, the United States of America and all other jurisdictions that it operates in (collectively referred to as the "Applicable Laws"); and (ii) all regulations, sanction regimes, international guidance or procedures of relevant regulatory or industry body that may be applicable to the HSBC Group or any of its members (collectively, the "Compliance Rules"). The Bank may take or omit to take any action or may instruct (or be instructed by) any other member of the HSBC Group to take or to omit to take, any action which it or such other member, in its sole and absolute discretion, considers appropriate to take (a "Compliance Action") for the purpose of complying with its group policies, Applicable Laws and Compliance Rules, including preventing money laundering, terrorist financing or other crimes or the provision of financial and other services to any persons or entities or countries which may be subject to sanctions (each such person or entity is referred to as a "Sanctioned Party", and each such country is referred to as a "Sanctioned Country"). Such Compliance Action may include without limitation: (a) declining this application or refusing to handle or process, or refusing to effect payment in connection with, any Guarantee Instrument on the ground of, or as a result of, a Compliance Action or if any person or entity relating to any Guarantee Instrument or the related underlying transaction is a Sanctioned Party; (b) the interception and investigation of any payment messages and other information or communications sent to or by the Instructing Party or on the Instructing Party's behalf via the systems of the Bank or any other member of the HSBC Group; and (c) making further enquiries as to whether a name which might refer to a Sanctioned Party actually refers to that party and whether a transaction involves a Sanctioned Country. Neither the Bank nor any member of the HSBC Group will be liable for any loss (whether direct, indirect or consequential loss, including without limitation loss of profit or interest) or any damage suffered by the Instructing Party or any party arising out of: (i) any delay or failure by the Bank or any member of the HSBC Group in processing any payment messages or other information or communication or any request from the Instructing Party, or in performing any of its duties or other obligations in connection with any Guarantee Instrument, caused in whole or in part by any Compliance Action; or (ii) the exercise of any of the Bank's rights under or any action taken or omission made by the Bank pursuant to this clause. Neither the Bank nor any member of the HSBC Group warrants that any information on the Bank's systems relating to the Applicable Laws, Compliance Rules or any Sanctioned Party or Sanctioned Country is accurate, complete or up-to-date. 20. The Instructing Party represents and warrants to the Bank that to the best of its knowledge none of the parties referred to in this application or any Guarantee Instrument is or will be a Sanctioned Party and none of the Sanctioned Country is involved. The Instructing Party undertakes to indemnify the Bank against all costs, losses and damages (including claims from the Beneficiary and/or other parties) which the Bank may incur, sustain or suffer as a result of any breach of this Clause. 21. The Instructing Party further undertakes that it shall on demand indemnify the Bank and the Bank's delegate(s) against all liabilities, losses, payments, damages, demands, claims, expenses and costs (including legal fees on a full indemnity basis), proceedings or actions which the Bank or the Bank's delegate(s) may suffer or incur in connection with this application and any Guarantee Instrument. 22. If the Instructing Party includes two or more persons, the obligations and liabilities of these persons shall be joint and several. 23. The Bank's rights under this application shall be additional and without prejudice to its rights under any other agreements or general law. 24. This application is governed by and construed in accordance with the laws of the Hong Kong SAR and the Instructing Party agrees to submit to the non-exclusive jurisdiction of the Hong Kong courts. BANK GUARANTEE/BOND TERMS AND CONDITIONS Page 2/2 TnC086-m (180413) W

EXHIBIT B-1 TO
CREDIT AND GUARANTY AGREEMENT

TERM LOAN NOTE

$[1][ , , ]
March 31, 2014	New York, New York

FOR VALUE RECEIVED, NORD ANGLIA EDUCATION FINANCE LLC, a Delaware limited liability company (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][DOLLARS] ($[      ,      ,      ][1]) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent (“Term Administrative Agent”), HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto.

Borrower shall make scheduled principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Term Loan Notes” in the aggregate principal amount of $515,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Term Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Term Administrative Agent and recorded in the applicable Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect

[1]         Lender’s Term Loan Commitment

EXHIBIT B-1-1

the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NORD ANGLIA EDUCATION FINANCE LLC

By:
Name:
Title:

EXHIBIT B-1-3

EXHIBIT B-2 TO
CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$[1][ , , ]
[•],2014	New York, New York

FOR VALUE RECEIVED, NORD ANGLIA EDUCATION FINANCE LLC, a Delaware limited liability company (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before March 31, 2019, the lesser of (a) [1][DOLLARS] ($[1][      ,      ,      ]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent (“Revolving Facility Administrative Agent”), and the other parties thereto.

This Note is one of the “Revolving Loan Notes” in the aggregate principal amount of $75,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Revolving Facility Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Revolving Facility Administrative Agent and recorded in the applicable Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

[1]       Lender’s Revolving Commitment

EXHIBIT B-2-1

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NORD ANGLIA EDUCATION FINANCE LLC

By:
Name:
Title:

EXHIBIT B-2-3

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-2-4

EXHIBIT C TO
CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.                                      We are directors of NORD ANGLIA EDUCATION, INC. (“Parent”).

2.                                      We have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NORD ANGLIA EDUCATION FINANCE LLC, as Borrower (“Borrower”) NORD ANGLIA EDUCATION, INC., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC BANK USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC BANK PLC, as Hungarian Collateral Agent, THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as Revolving Facility Administrative Agent, and the other parties thereto, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Annex A and required to be delivered pursuant to Section 5.1[(a)][(b)] of the Credit Agreement.

3.                                      The financial statements attached hereto [give a true and fair view of]1 [fairly represents]2, the Parent and its Subsidiaries financial condition and operations as at the date as at which such financial statements were drawn up.

4.                                      The examination described in paragraph 2 above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

5.                                      Set forth in Annex B is a list of all Material Companies that are members of the Restricted Group.

6.                                      [As of the date hereof:

(i)                                     all Material Companies which are members of the Restricted Group, all Holding Companies of Material Companies (other than Parent and any Holding Company of Parent) and any Person that is a guarantor of any Debt Incurred pursuant to Sections 6.1(a), 6.1(b)(x) or 6.1(b)(xxiii) of the Credit Agreement (other than,

1  In the case of annual financial statements delivered pursuant to Section 5.1(b).

2  In the case of quarterly financial statements delivered pursuant to Section 5.1(a).

EXHIBIT C-1

in each case, any such Debt Incurred pursuant to such Sections in connection with local lines of credit or financings Incurred by Subsidiaries of Parent) are Guarantors (other than any member of the Restricted Group incorporated in an Excluded Jurisdiction and any Dormant Subsidiary);

(ii)                                  the portion of Consolidated EBITDA attributable to the Guarantors represents not less than 90% of the Consolidated EBITDA3 (calculated without taking into account the contribution of any Dormant Subsidiary or any Subsidiary of Parent incorporated in an Excluded Jurisdiction) 4;]5 and

7.                                      As of the date hereof, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.

The foregoing certifications, together with the computations set forth in the Annex C hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(c) of the Credit Agreement.

NORD ANGLIA EDUCATION, INC.

By:
Name:
Title: Director

By:
Name:
Title: Director

3                   Calculated by reference to the most recent annual financial statements of the members of the Restricted Group attached hereto.

4                   For the purpose of determining whether the Coverage Test has been complied with, the annual financial statements shall be adjusted to give effect to any acquisitions on a Pro Forma Basis (including through mergers or consolidations) and Asset Sales of companies, undertakings and businesses which have taken place prior to the last day of the period covered by such financial statements and, where this test has to be satisfied in order for an Asset Sale or resignation of a Credit Party to be permitted under the Credit Agreement, to give effect to the relevant Asset Sales or resignation on a Pro Forma Basis.

5                   To be included in the Compliance Certificate only when delivered in connection with annual financial statements.

EXHIBIT C-2

ANNEX A TO
COMPLIANCE CERTIFICATE

Financial Statements

[See Attached]

EXHIBIT C-3

ANNEX B TO
COMPLIANCE CERTIFICATE

List of Material Companies that are Members of the Restricted Group

EXHIBIT C-4

ANNEX C TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated EBITDA: (i)+(ii)+(iii) =		$[ , , ]

(i)	Consolidated Net Income:	$[ , , ]

(ii)	to the extent deducted in computing Consolidated Net Income

	(a) Consolidated Interest Expense:	$[ , , ]

	(b) Consolidated Tax Expense:	$[ , , ]

(c)                                  Consolidated Non-cash Charges, less all non-cash items increasing Consolidated Net Income for such period (other than, for the avoidance of doubt, the accrual of revenue in the ordinary course of business):

$[ , , ]

	(d) any extraordinary, exceptional or non-recurring losses (minus any extraordinary, exceptional or non-recurring gains) of the Restricted Group:	$[ , , ]

	(e) any losses (less gains) attributable to sales of assets of any member of the Restricted Group that are not sold in the ordinary course of business:	$[ , , ]

(f)                                   any expenses, charges or fees relating to the Initial Public Offering, any Permitted Investment, acquisition or Debt permitted to be Incurred under Section 6 of the Credit Agreement, in each case, whether or not successful:

$[ , , ]

$[ , , ]

(iii)	all expenses incurred by the Restricted Group directly in connection with any early extinguishment of Debt less any gain of the Restricted Group from any write off or forgiveness of Debt:	$[ , , ]

2. Consolidated Interest Expense: (i)+(ii)+(iii)+(iv)+(v) =		$[ , , ]

(i)	the Restricted Group’s interest expense (excluding (i) any capitalized interest on any Subordinated Shareholder Funding, (ii) amortization of deferred financing fees, debt	$[ , , ]

EXHIBIT C-5

issuance costs, commissions, fees and expenses (including without limitation, Transaction Costs), (iii) any net interest on any Entrusted Loans and (iv) any paid in kind interest), plus, to the extent not otherwise included in interest expense:

	(a) amortization of debt discount and original issue discount:	$[ , , ]

(b)                                 the net payments made or received pursuant to Currency Agreements or Interest Rate Agreements (including amortization of fees and discounts, but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under Currency Agreements or Interest Rate Agreements or other derivative instruments pursuant to IFRS):

$[ , , ]

	(c) realized commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and similar transactions:	$[ , , ]

	(d) the interest portion of any deferred payment obligation and amortization of debt issuance costs:	$[ , , ]
(ii)

the interest component of the Restricted Group’s Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued other than the interest component of Capitalized Lease Obligations between or among any members of the Restricted Group:

$[ , , ]

(iii)	the Restricted Group’s non-cash interest expenses and interest that was capitalized:	$[ , , ]

(iv)

the interest expense on Debt of another Person (other than a member of the Restricted Group) to the extent such Debt is guaranteed by a member of the Restricted Group or secured by a Lien on the assets of any member of the Restricted Group:

$[ , , ]

(v)

cash and non-cash dividends due (whether or not declared) on Borrower’s Redeemable Capital Stock and any Restricted Subsidiary’s Preferred Stock (to any Person other than any member of the Restricted Group and other than dividends payable solely in Capital Stock of Borrower (other than Redeemable Capital Stock)):

$[ , , ]

EXHIBIT C-6

3. Total Assets:[1]	$[ , , ]

4. Consolidated Current Assets:	$[ , , ]

5. Consolidated Current Liabilities:	$[ , , ]

6. Consolidated Excess Cash Flow: (i)-(ii) =	$[ , , ]

(i) the sum, without duplication, of the amounts for such period of

(a) Consolidated Net Income	$[ , , ]

(b)                                 to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period):

$[ , , ]

(c) the Consolidated Working Capital Adjustment:	$[ , , ]

(ii) the sum, without duplication, of (a) the amounts for such period paid from Internally Generated Cash of:	$[ , , ]

(1) scheduled repayments of Debt for borrowed money (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capitalized Lease Obligations (excluding any interest expense portion thereof):

$[ , , ]

(2) Consolidated Capital Expenditures and Permitted Acquisitions paid in cash:	$[ , , ]

(3) income taxes paid in cash:	$[ , , ]

(4) Restricted Payments made pursuant to Section 6.2(c)(xvi) of the Credit Agreement paid in cash:	$[ , , ]

1                   To be calculated after giving effect on a Pro Forma Basis to include the cumulative value of all of the assets, property or equipment the acquisition, construction, improvement or development of which involves the calculation of Total Assets, as measured by the purchase price or cost therefor or budgeted cost determined in good faith by the Restricted Group.

EXHIBIT C-7

(b)                                 other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period):

$[ , , ]
$[ , , ]

$[ , , ]

7. Consolidated Net Income: (i)-(ii) =		$[ , , ]

(i)	the Restricted Group’s consolidated net income (or loss) for such period as determined in accordance with IFRS:	$[ , , ]

(ii)

(a)                                 the portion of net income (and the loss to the extent such loss is funded in cash by a member of the Restricted Group) of any Person (other than a member of the Restricted Group), including Unrestricted Subsidiaries, in which a member of the Restricted Group has an interest, except that such member’s interest in the net income of such Person for such period shall be included in such Consolidated Net Income to the extent of the aggregate amount of dividends or other distributions actually paid to a member of the Restricted Group in cash dividends or other distributions during such period:

$[ , , ]

(b)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 6.2 of the Credit Agreement, the net income (but not the loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than (i) restrictions pursuant to the Credit Documents, (ii) restrictions in effect on the date hereof with respect to a Restricted Subsidiary, and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Credit Parties than such restrictions in effect on the Closing Date,

$[ , , ]

EXHIBIT C-8

(iii) restrictions specified in Section 6.10(b)(xiii) of the Credit Agreement and (iv) restrictions permitted by Sections 6.10(b)(i) and (ii) of the Credit Agreement:

(c) net after-tax gains (or losses) attributable to the termination of any employee pension benefit plan (including any Pension Plan or Pension Scheme):	$[ , , ]

(d) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued:	$[ , , ]

(e)                                  the net income (or losses) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued):

$[ , , ]

(f) the cumulative effect of a change in accounting principles:	$[ , , ]

(g)                                  any one-time non-cash charges or any amortization or depreciation or any impact of asset revaluation resulting from purchase accounting, in each case, in relation to any acquisition of, or merger or consolidation with, another Person or business or resulting from any reorganization or restructuring involving any member of the Restricted Group:

$[ , , ]

(h) any unrealized gains or losses in respect of Hedge Agreements:	$[ , , ]

(i) the impact of capitalized or accreting or pay-in-kind interest or principal in respect of Subordinated Shareholder Funding:	$[ , , ]

(j) any unrealized gains (or losses) due solely to fluctuations in currency values and related tax effects:	$[ , , ]

(k)                                 any non-cash compensation charge or expenses arising from any grant of stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions:

$[ , , ]

EXHIBIT C-9

	(l) Transactions Costs:	$[ , , ]

	(m) any goodwill or other intangible asset impairment charges:	$[ , , ]

8. Consolidated Total Debt: (i)-(ii) =		$[ , , ]

(i)

the aggregate stated balance sheet amount of all Debt of the Restricted Group (or, if higher, the par value or stated face amount of all such Debt (other than zero coupon Debt) determined on a consolidated basis in accordance with IFRS):

$[ , , ]

(ii)

the aggregate amount of Unrestricted Cash included in the consolidated balance sheet of the Restricted Group as of the date hereof (other than the proceeds of any Debt being Incurred and giving rise to the need to calculate the Total Net Leverage Ratio):

$[ , , ]

9. Consolidated Working Capital: (i)-(ii) =		$[ , , ]

(i)	Consolidated Current Assets:	$[ , , ]

(ii)	Consolidated Current Liabilities:	$[ , , ]

10. Consolidated Working Capital Adjustment:[2] (i)-(ii) =		$[ , , ]

(i)	Consolidated Working Capital as of the beginning of such period:	$[ , , ]

(ii)	Consolidated Working Capital as of the end of such period:	$[ , , ]

11. Total Net Leverage Ratio: (i)/(ii) =		$[ , , ]

(i)	Consolidated Total Debt:	$[ , , ]

2                   In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities and the effect of any Permitted Acquisition, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary as an Unrestricted Subsidiary during such period; provided that (i) there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period and (ii) there shall be included with respect to any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period an amount (which may be a negative number) by which the Consolidated Working Capital gained in such designation as at the time of such designation exceeds (or is less than) Consolidated Working Capital at the end of such period.

EXHIBIT C-10

(ii)	Consolidated EBITDA for the four-Fiscal Quarter period then ended:	$[ , , ]

	Actual:	. :1.00

	Required:	. :1.00

12. Restricted Payments Basket (Section 6.2(b)(iii)): (i) + (ii) + (iii) + (iv) + (v) =		$[ , , ]

(i)

50% of aggregate Consolidated Net Income on a cumulative basis during the period beginning on the first day of the Fiscal Quarter in which the Closing Date occurred and ending on the last day of Parent’s last Fiscal Quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such aggregate cumulative Consolidated Net Income will be a negative number, minus 100% of such negative amount):

$[ , , ]

(ii)

the aggregate Net Cash Proceeds (other than proceeds designated as Excluded Contributions) and the Fair Market Value of marketable securities and non-cash property or assets (provided that only Restricted Investments may be made with such non-cash property or assets) actually received by Borrower after the Closing Date as equity capital contributions or from the issuance or sale (other than to any Subsidiary) of (A) shares of Parent’s Qualified Capital Stock (including upon the exercise of options, warrants or rights), (B) options, warrants or rights to purchase shares of Parent’s Qualified Capital Stock or (C) Subordinated Shareholder Funding (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock, Subordinated Debt or Subordinated Shareholder Funding as set forth in Sections 6.2(c)(iv) or (v) of the Credit Agreement), excluding the Net Cash Proceeds received from the issuance of Parent’s Qualified Capital Stock, options, warrants or rights to purchase shares of Parent’s Qualified Capital Stock or Subordinated Shareholder Funding financed, directly or indirectly, using funds borrowed from Borrower or any Subsidiary until and to the extent such borrowing is repaid:

$[ , , ]

(iii)	(x) the amount by which Borrower’s Senior Debt or Senior Debt of any Restricted Subsidiary is reduced on Parent’s consolidated balance sheet after the Closing Date upon the	$[ , , ]

EXHIBIT C-11

conversion or exchange (other than by a Subsidiary) of such Senior Debt into Parent’s Qualified Capital Stock and (y) the aggregate Net Cash Proceeds received after the Closing Date by Borrower from the issuance or sale (other than to any Subsidiary) of Debt or Redeemable Capital Stock that has been converted into or exchanged for Parent’s Qualified Capital Stock or Subordinated Shareholder Funding (other than Subordinated Shareholder Funding the proceeds of which are included in clause (iii)(B) above), to the extent such Debt or Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the case of both clauses (x) and (y), the aggregate Net Cash Proceeds received by Borrower at the time of such conversion or exchange, excluding the Net Cash Proceeds received from the issuance of Parent’s Qualified Capital Stock or Subordinated Shareholder Funding financed, directly or indirectly, using funds borrowed from Borrower or any Subsidiary until and to the extent such borrowing is repaid:

(iv)

(x) proceeds realized upon the sale or other disposition to a Person other than a member of the Restricted Group of any Restricted Investment made in reliance of this Section 6.2(b)(iii) of the Credit Agreement, repayments of loans or advances or other transfers of assets, in each case made in reliance of this Section 6.2(b)(iii) of the Credit Agreement (including by way of dividend, distribution, interest payments or returns of capital) to a member of the Restricted Group, less the cost of the disposition of such Investment and net of taxes, (y) if a Restricted Investment constituted a guarantee, an amount equal to the amount of such guarantee upon the full and unconditional release of such guarantee and (z) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), up to the lesser of (i) the Fair Market Value of Borrower’s or such Restricted Subsidiary’s interest in such Subsidiary at the time of such redesignation and (ii) the Fair Market Value of Borrower’s or such Restricted Subsidiary’s existing interest in such Person that was previously treated as a Restricted Payment:

$[ , , ]

(v)	any Borrower Retained Prepayment Amount:	$[ , , ]

EXHIBIT C-12

EXHIBIT D-1 TO
CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Related Fund[1] of [identify Lender]] [Assignor is not a Defaulting Lender] Markit Entity Identifier (if any):

3.	Borrower(s):

4.	Administrative Agent:	[HSBC Bank USA, N.A., as Term Administrative Agent] [The Hongkong and Shanghai Banking Corporation Limited as Revolving Facility Administrative Agent] under the Credit Agreement

5.	Credit Agreement:

The $590,000,000 Credit and Guaranty Agreement dated as of March 31, 2014 among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor, certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto

1                   Select as applicable

EXHIBIT D-1-1

6.	Assigned Interest[s]:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
[3]	$	$		%
	$	$		%
	$	$		%

2                   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3                   Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.)

Effective Date:                              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.                                      Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

2           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.)

EXHIBIT D-1-2

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

[HSBC BANK USA, N.A., as Term Administrative Agent][THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED] as

Revolving Facility Administrative Agent

By:
Title:

[Consented to and]5 Accepted:

[THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED], as

Issuing Bank

By:
Title:

[Consented to:]6

NORD ANGLIA EDUCATION FINANCE LLC

By:
Title:

4                   To be added only if the consent of the applicable Administrative Agent is required by the terms of the Credit Agreement.

5                   To be added only if the consent of the applicable Administrative Agent is required by the terms of the Credit Agreement.

6                   To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

EXHIBIT D-1-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Recipient, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                                      Payments.  All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1                               From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

EXHIBIT D-1-4

3.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT D-1-5

EXHIBIT D-2 TO
CREDIT AND GUARANTY AGREEMENT

AFFILIATE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Affiliate Assignment and Assumption Agreement (this “Assignment”) is dated as of the Affiliate Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [NORD ANGLIA EDUCATION FINANCE LLC/NORD ANGLIA EDUCATION, INC./[SUBSIDIARY OF PARENT]] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Affiliate Assignment Effective Date [in the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser: inserted by the Auction Manager as contemplated in the Auction Procedures], (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[NORD ANGLIA EDUCATION FINANCE LLC/NORD ANGLIA EDUCATION, INC./[SUBSIDIARY OF PARENT]]

Markit Entity Identifier (if any):

3.	Borrower:	NORD ANGLIA EDUCATION FINANCE LLC

4.	Administrative Agent:	[HSBC Bank USA, N.A., as Term Administrative Agent] [The Hongkong and Shanghai Banking Corporation Limited as Revolving Facility Administrative Agent] under the Credit Agreement

5.	Credit Agreement:

The $590,000,000 Credit and Guaranty Agreement dated as of March 31, 2014 among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor, certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, and The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility

D-2-1

Administrative Agent, and the other parties thereto

6.	Assignor’s Interest under the Credit Agreement:

Facility	Aggregate Principal Face Amount of Term Loans of Assignor	Percentage of Term Loans of Assignor[1]
Term Loans	$		%

7.	Assigned Interest:

List below the Term Loans to be assigned by Assignor to Assignee [in the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser: , which shall be subject to the terms and conditions of the Auction, including, without limitation, the pro rata reduction procedures set forth in the Auction Procedures].

[in the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser:

Reply Price with respect to Term Loans being offered for assignment to Assignee (price per $1,000 principal amount)[2]	Reply Amount (principal face amount of Term Loans to be Assigned to Assignee at relevant Reply Price) (subject to pro rata reduction)[3]	Pro Rated Principal Face Amount of Term Loans Assigned[4]	Percentage Assigned of Term Loans[5]
$	$	$		%
$	$	$		%
$	$	$		%

[in the case of an open market purchase involving Borrower, Parent or a Subsidiary of Parent:

1                   Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.  To be completed by Assignor.

2                   To be completed by Assignor.

3                   To be completed by Assignor.  [In the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser: The sum of Lender’s Reply Amount(s) may not exceed the aggregate principal face amount of Term Loans held by it as lender of record on the date of submission of its return bid.

4                   [In the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser: To be completed by the Auction Manager, if necessary, based on the proration procedures set forth in the Auction Procedures.]

5                   [In the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser: To be completed by the Auction Manager to at least 9 decimals as a percentage of the Term Loans of all Lenders thereunder.]

D-2-2

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]
Term Loans	$	$		%

8.                                      Affiliate Assignment Effective Date:                             , 20     [in the case of an Auction in which the Borrower, Parent or a Subsidiary of Parent is the Purchaser: TO BE INSERTED BY AUCTION MANAGER AND WHICH SHALL BE THE AFFILIATE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6                   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

D-2-3

9.                                      Notice and Wire Instructions:

ASSIGNOR:	ASSIGNEE:

[NAME OF ASSIGNOR]	[NORD ANGLIA EDUCATION FINANCE LLC/NORD ANGLIA EDUCATION,
Notices:	INC./[SUBSIDIARY OF PARENT]]

Notices:

Attention:
Telecopier:
Attention:
with a copy to:	Telecopier:

with a copy to:

Attention:
Telecopier:
Attention:
Telecopier:
Wire Instructions:

In the case of an assignment via Dutch Auction only: The Assignor acknowledges and agrees that (i) submission of a Return Bid in respect of the Term Loans will constitute a binding agreement between the Assignor and the Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement; (ii) Term Loans will be deemed to have been accepted by the Assignee to the extent such Term Loans are validly offered by Assignor to Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement upon notification by the Auction Manager to the Assignor that such Term Loans are part of a Qualifying Bid (subject to applicable proration in accordance with the terms and conditions of the Auction); and (iii) it does not have any withdrawal rights with respect to any offer to assign of its Term Loans.

Subject to and effective upon the acceptance by the Assignee for purchase of the principal amount of the Term Loans to be assigned by the Assignor to the Assignee, the Assignor hereby irrevocably constitutes and appoints the Auction Manager as the true and lawful agent and attorney-in-fact of the Assignor with respect to such Term Loans, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to complete or fill-in the blanks in this Assignment and deliver the completed Assignment to the Assignee and the Assignor.

[Signature page follows]

D-2-4

The Assignor acknowledges and agrees that its offer to assign Term Loans pursuant to the Auction Procedures constitute the Assignor’s acceptance of the terms and conditions (including the proration procedures) contained in the Auction Procedures, the Credit Agreement and this Assignment.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NORD ANGLIA EDUCATION FINANCE LLC/NORD ANGLIA EDUCATION, INC./[SUBSIDIARY OF PARENT]]

By:
Name:
Title:

Accepted:

HSBC BANK USA, N.A., as Term Administrative Agent

By:
Name:
Title:

D-2-5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR AFFILIATE
ASSIGNMENT AND ACCEPTANCE

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is, and on the applicable Affiliate Assignment Effective Date will be, free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment and to sell and assign the Assigned Interest on the basis of which it has made such decision; and (iv) it is not a Defaulting Lender, (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, [in the case of an Auction: (c) has read and agrees to all of the terms and conditions (including the pro ration procedures) of the Auction Procedures set forth in the Offer Documents] and (d) hereby waives any potential claims arising from the Assignee being in possession of undisclosed information that may be material to a Lender’s decision to execute the Assignment.  The Assignor will, upon request, execute and deliver any additional documents deemed by Administrative Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest.  In the event that the Assignor has determined for itself to not access any information disclosed by Assignee in connection with the Auction or this Assignment, the Assignor acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of the Borrower, the Auction Manager nor Administrative Agent has any responsibility for the Assignor’s decision to limit the scope of the information it has obtained in connection with its evaluation of the Auction or its decision to enter into this Assignment.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement until such time as the Loans are automatically cancelled without further action by any Person on the Affiliate Assignment Effective Date, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement, (iii) it has transmitted same day funds to the Assignor on the Affiliate Assignment Effective Date, (iv) from and after the Affiliate Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vii) it

D-2-6

has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (viii) no Default or Event of Default has occurred and is continuing or would result from such Assignment; (ix) it shall not use the proceeds of any Revolving Loans to acquire such Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Auction Manager, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it acknowledges that the Assigned Interest shall, from and after the Affiliate Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding and that the Assignee shall have no ability to vote or receive payments in respect of the Assigned Interest.

1.3                               No Violation of Laws.  Each of the Assignor and Assignee acknowledges that it has not violated any applicable laws relating to this Assignment or the transactions contemplated herein.

2.                                      Payments.  Payment to the Assignor by the Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to the Assignor and shall include all unpaid interest that has accrued in respect of the Assigned Interest through the Affiliate Assignment Effective Date.  No interest shall accrue with respect to the Assigned Interest from and after the Affiliate Assignment Effective Date and such Assigned Interest shall, from and after the Affiliate Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding.

3.                                      Borrower Representations.  On the Affiliate Assignment Effective Date, the Borrower represents that (i) no Default or Event of Default has occurred and is continuing or would result from this Assignment, (ii) as of the launch date of the Auction and the effective date of this Affiliate Assignment Agreement, either (x) it is not in possession of any information regarding Borrower, Nord Anglia UK, their respective Subsidiaries or their respective Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to Term Administrative Agent and the Non-Public Lenders or (y) it cannot make such statement described in the immediately preceding subclause (x) and (iii) the aggregate principal amount of Term Loans of all Classes sold, assigned or transferred does not exceed 25% of Term Loans of all Classes outstanding.

6.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof that would require the application of laws other than those of the State of New York.

D-2-7

EXHIBIT E-1 TO
CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1.                                      We are, respectively, the [chief executive officer] and the [chief financial officer] of [NORD ANGLIA EDUCATION, INC.] (“Parent”) and [NORD ANGLIA EDUCATION FINANCE LLC] (“Borrower”).

2.                                      We have reviewed the terms of Section 3 of the Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3.                                      Based upon our review and examination described in paragraph 2 above, we certify, on behalf of Borrower, that as of the date hereof:

(i)                                     the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(ii)                                  no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

4.                                      Each Credit Party has requested its respective counsel to deliver to Agents and Lenders on the Closing Date favorable written opinions, as to such matters as Administrative Agents or Arrangers may reasonably request.

5.                                      Attached hereto as Annex B are true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated and consolidating balance sheets of the Group as at the Closing Date, and reflecting the consummation of the Refinancing, the related financings and the other transactions contemplated by the Credit Documents to occur on

EXHIBIT E-1-1

or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agents and Arrangers, and (c) the Projections.

The foregoing certifications are made and delivered as of March 31, 2014.

[NORD ANGLIA EDUCATION, INC.]

[NORD ANGLIA EDUCATION FINANCE LLC]

Name:
Title: Chief Executive Officer

Name:
Title: Chief Financial Officer

EXHIBIT E-1-2

EXHIBIT E-2 TO
CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.                                      I am the chief financial officer of NORD ANGLIA EDUCATION, INC. an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Parent”).

2.                                      Reference is made to that certain Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower,, Parent, as Parent and a Guarantor, certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto.

3.                                      I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.                                      Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the Refinancing and any rights of contribution, the related financings and the other transactions contemplated by the Credit Documents, the Credit Parties are, on a consolidated basis, Solvent.

The foregoing certifications are made and delivered as of March 31, 2014.

Name:
Title: Chief Financial Officer

EXHIBIT E-2-1

EXHIBIT F TO
CREDIT AND GUARANTY AGREEMENT

[Reserved]

EXHIBIT F-1

EXHIBIT G TO
CREDIT AND GUARANTY AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [                         , 20    ] (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), NORD ANGLIA EDUCATION FINANCE LLC, a Delaware limited liability company, as Borrower (“Borrower”), NORD ANGLIA EDUCATION, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as Parent and a Guarantor (“Parent”) and CERTAIN SUBSIDIARIES OF PARENT, as Guarantors and HSBC BANK USA, N.A., as [Revolving Facility Administrative Agent][Term Administrative Agent].

RECITALS:

WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”), Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Revolving Commitments and/or provide New Term Loan Commitments by entering into one or more Joinder Agreements with the New Term Loan Lenders and/or New Revolving Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”) and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon either Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes [Term] [Revolving Facility] [the applicable]

EXHIBIT G-1

Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Commitment on the following terms and conditions1:

1.                                      Applicable Margin.  The Applicable Margin for each Series [    ] New Term Loan shall mean, as of any date of determination, [      ]% per annum

2.                                      Principal Payments.  Borrower shall make principal payments on the Series [    ] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] New Term Loans
$
$
$
$
$
$
$
$
$
$
$
$
$
$
TOTAL	$

1                   Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.24 of the Credit Agreement.

EXHIBIT G-2

3.                                      Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the [Series [    ]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [    ]] New Term Loans in accordance with Sections 2.12, 2.13 and 2.14 of the Credit Agreement, respectively.

4.                                      Prepayment Fees.  Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any:  [                    ].

[Insert other additional prepayment provisions with respect to New Term Loans]

5.                                      Other Fees.  Borrower agrees to pay each [New Term Loan Lender] [New Revolving Loan Lender] its Pro Rata Share of an aggregate fee equal to [                     ,         ] on [                       ,         ].

6.                                      Proposed Borrowing.  This Agreement represents Borrower’s request to borrow [Series [    ] New Term Loans] from New Term Loan Lender as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: ,

b.	Amount of Proposed Borrowing: $

c.	Interest rate option:	☐	a. Base Rate Loan(s)
		☐	b. Eurodollar Rate Loans with an initial Interest Period of month(s)

7.                                      [New Lenders.  Each [New Term Loan Lender] [New Revolving Loan Lender] acknowledges and agrees that upon its execution of this Agreement [and the making of [New Term Loans] Series        New Term Loans] that such [New Term Loan Lender] [New Revolving Loan Lender] shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]2

8.                                      Credit Agreement Governs.  Except as set forth in this Agreement, [New Revolving Loans] [Series [    ] New Term Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.                                      Borrower’s Certifications.  By its execution of this Agreement, the undersigned officer and Borrower hereby certify that:

i.                                          The representations and warranties contained in [Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.28, 4.29, and 4.30 of]3 the Credit Agreement[ and the other

2                   Insert bracketed language if the lending institution is not already a Lender.

3                   Insert if New Term Loans or New Revolving Commitments are being incurred for purposes of financing a Permitted Acquisition or other similar Investments.

EXHIBIT G-3

Credit Documents] are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

ii.                                       [No Event of Default pursuant to clauses (a), (f) or (g) of Section 8.1 of the Credit Agreement shall exist on the date hereof before or after giving effect to such New Term Loan Commitments or New Revolving Loan Commitments]4[No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default]5; and

iii.                                    Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10.                               Borrower Covenants.  By its execution of this Agreement, Borrower hereby covenants that:

i.                                          [Borrower shall make any payments required pursuant to Section 2.18(c) of the Credit Agreement in connection with the New Revolving Loan Commitments;]6

ii.                                       Borrower shall deliver or cause to be delivered the following legal opinions and documents:  [                      ], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

iii.                                    Set forth on the attached Officer’s Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.7 of the Credit Agreement.

11.                               Eligible Assignee.  By its execution of this Agreement, each [New Term Loan Lender] [New Revolving Loan Lender] represents and warrants that it is an Eligible Assignee.

4 Select this provision if the purpose of the New Term Loans or the New Revolving Commitments is to finance a Permitted Acquisition or other similar Investments.

5 Select this provision if the purpose of the New Term Loans or the New Revolving Commitments is for anything other than to finance a Permitted Acquisition or other similar Investments.

6                   Select this provision in the circumstance where the Lender is a New Revolving Lender.

EXHIBIT G-4

12.                               Notice.  For purposes of the Credit Agreement, the initial notice address of each [New Term Loan Lender] [New Revolving Loan Lender] shall be as set forth below its signature below.

13.                               Non-US Lenders.  For each [New Revolving Loan Lender] [New Term Loan Lender] that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such [New Revolving Loan Lender] [New Term Loan Lender] may be required to deliver to Administrative Agent pursuant to Section 2.20(c) of the Credit Agreement.

14.                               Recordation of the New Loans.  Upon execution and delivery hereof, Administrative Agent will record the [Series [    ] New Term Loans] [New Revolving Loans] made by [New Term Loan Lenders] [New Revolving Loan Lenders] in the Register.

15.                               Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.                               Entire Agreement.  This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.                               GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

18.                               Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT G-5

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                          ,             ].

[NAME OF LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

[NORD ANGLIA EDUCATION FINANCE LLC]

By:
Name:
Title:

[NORD ANGLIA EDUCATION, INC.]

By:
Name:
Title:

[NAME OF GUARANTORS]

By:
Name:
Title:

EXHIBIT G-6

Consented to by:

[HSBC BANK USA, N.A., as Term Administrative Agent] [THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED], as
Revolving Facility Administrative Agent

By:
Name:
Title:

EXHIBIT G-7

SCHEDULE A
TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[ ]	[New Term Loan Commitment] [New Revolving Loan Commitment]	$

		Total:	$

EXHIBIT G-8

EXHIBIT H TO
CREDIT AND GUARANTY AGREEMENT

INCUMBENCY CERTIFICATE

Reference is made to the Credit and Guaranty Agreement, dated as of March 31, 2014; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower (“Borrower”) Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto.

The following persons are now duly elected and qualified officers of Borrower, each holding the respective office or offices indicated next to his or her name below, and the signature set forth opposite his or her name below is the true and genuine signature of such officer, and such officer is duly authorized to execute and deliver, on behalf of Borrower, the Credit Documents to which Borrower is a party and any certificate or other document to be delivered by Borrower pursuant to the Credit Documents:

Name	Office	Signature

[Remainder of page intentionally left blank]

EXHIBIT H-1

IN WITNESS WHEREOF, I have caused this Certificate to be duly executed and delivered as of the date and at the place first written above.

By:
Name:
Title: Secretary

EXHIBIT H-2

EXHIBIT I TO
CREDIT AND GUARANTY AGREEMENT

CERTIFICATE RE NON BANK STATUS

Reference is made to the Credit and Guaranty Agreement, dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Nord Anglia Education Finance LLC, as Borrower Nord Anglia Education, Inc., as Parent and a Guarantor (“Parent”), certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC Bank USA, N.A., as Term Administrative Agent and Primary Collateral Agent, HSBC Bank plc, as Hungarian Collateral Agent, The Hongkong and Shanghai Banking Corporation Limited, as Revolving Facility Administrative Agent, and the other parties thereto.  Pursuant to Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT I-1

EXHIBIT J TO
CREDIT AND GUARANTY AGREEMENT

FORM OF INTERCOMPANY NOTE

Note Number:	Dated: , 201

FOR VALUE RECEIVED, NORD ANGLIA EDUCATION FINANCE LLC (“Borrower”), NORD ANGLIA EDUCATION, INC. (“Parent”) and certain Subsidiaries of Parent (collectively, the “Group Members” and each, a “Group Member”) which is a party to this subordinated intercompany note (this “Promissory Note”) promises to pay to the order of such other Group Member as it makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money as may be agreed upon from time to time by the relevant Payor and Payee, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Debt now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or, at the option of the applicable Payee, in the books and records of such Payee.  The failure to show any such Debt or any error in showing such Debt shall not affect the obligations of any Payor hereunder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit and Guaranty Agreement dated as of March 31, 2014 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Borrower, Parent, certain Subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time, HSBC BANK USA, N.A., as Term Administrative Agent and Primary Collateral Agent (the “Primary Collateral Agent”), HSBC BANK PLC, as Hungarian Collateral Agent, THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as Revolving Facility Administrative Agent, and the other parties thereto.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee.  Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee.  Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable.  Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds.  Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Credit Party to the Primary Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Credit Documents to which such Payee is a party.  Each Payor acknowledges and agrees that after the occurrence of an Enforcement Event (as defined in the

EXHIBIT J-1

Credit Agreement), the Primary Collateral Agent and the other Secured Parties may exercise all the rights of each Payee that is a Credit Party under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Credit Party or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Credit Agreement Obligations (as defined in the Credit Agreement) until the Termination Date (as defined in the Credit Agreement); provided, that each Payor that is a Credit Party may make payments to the applicable Payee so long as no Enforcement Event shall have occurred; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Credit Documents.  Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether constituting part of the security or collateral given to any Secured Party to secure payment of all or any part of the Credit Agreement Obligations or otherwise) shall be and hereby are subordinated to the rights of the Secured Parties in such assets.  Except as expressly permitted by the Credit Documents, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until the Termination Date.

After the occurrence of an Enforcement Event, if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Credit Documents) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee that is a Credit Party (“Payor Debt”) shall be paid or delivered directly to the Primary Collateral Agent for application to any of the Credit Agreement Obligations, due or to become due, until the Termination Date.  After the occurrence of an Enforcement Event, each Payee that is a Credit Party irrevocably authorizes, empowers and appoints the Primary Collateral Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Primary Collateral Agent’s own names or in the name of such Payee or otherwise, as the Primary Collateral Agent may deem necessary or advisable for the enforcement of this Promissory Note.  After the occurrence of an Enforcement Event, each Payee that is a Credit Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Debt requested by the Primary Collateral Agent.  After the occurrence of an Enforcement Event, the Primary Collateral Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Debt in whatever form the same may be paid or issued and apply the same on account of any of the

EXHIBIT J-2

Credit Agreement Obligations in accordance with the Credit Agreement.  Upon the occurrence of an Enforcement Event, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Credit Party upon or with respect to Payor Debt owing to such Payee prior to the Termination Date, such Payee that is a Credit Party shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the Primary Collateral Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Primary Collateral Agent’s judgment), for application to any of the Credit Agreement Obligations in accordance with the Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties.  Upon the occurrence of an Enforcement Event, if such Payee fails to make any such endorsement or assignment to the Primary Collateral Agent, the Primary Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.  Each Payee that is a Credit Party agrees that until the Termination Date, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Primary Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document or otherwise) any claim such Payee has or may have against any Payor, (ii) upon the occurrence of an Enforcement Event, discount or extend the time for payment of any Payor Debt, or (iii) otherwise amend, modify, supplement, waive or fails to enforce any provision of this Promissory Note.

The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

Notwithstanding anything to the contrary contained herein, in any other Credit Document or in any such promissory note or other instrument, this Promissory Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder.  This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

EXHIBIT J-3

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT J-4

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

NORD ANGLIA EDUCATION FINANCE LLC

By:
Name:
Title:

NORD ANGLIA EDUCATION, INC.

By:
Name:
Title:

NORD ANGLIA EDUCATION (UK) HOLDINGS PLC

By:
Name:
Title:

NAE HONG KONG LIMITED

By:
Name:
Title:

NORD ANGLIA EDUCATION LIMITED

By:
Name:
Title:

NA SCHOOLS LIMITED

By:

EXHIBIT J-5

Name:
Title:

NA EDUCATIONAL SERVICES LIMITED

By:
Name:
Title:

NORD ANGLIA EDUCATION DEVELOPMENT

By:
Name:
Title:

SERVICES LIMITED

By:
Name:
Title:

NORD ANGLIA VOCATIONAL EDUCATION AND TRAINING SERVICES LIMITED

By:
Name:
Title:

NORD INTERNATIONAL SCHOOLS LIMITED

By:
Name:
Title:

EXHIBIT J-6

BRITISH INTERNATIONAL SCHOOL FOUNDATION

By:
Name:
Title:

THE BRITISH SCHOOL SP Z O.O.

By:
Name:
Title:

COLLÈGE ALPIN BEAU-SOLEIL SA

By:
Name:
Title:

LA CÔTE INTERNATIONAL SCHOOL SA

By:
Name:
Title:

COLLÈGE CHAMPITTET SA

By:
Name:
Title:

NORD ANGLIA MIDDLE EAST HOLDINGS SPC

EXHIBIT J-7

By:
Name:
Title:

EEE ENTERPRISE LIMITED

By:
Name:
Title:

RICE EDUCATION HONG KONG LIMITED

By:
Name:
Title:

WCL HOLDCO LIMITED

By:
Name:
Title:

WCL GROUP LIMITED

By:
Name:
Title:

WCL INTERMEDIATE HOLDINGS LIMITED

By:
Name:
Title:

WCL SERVICES LIMITED

EXHIBIT J-8

By:
Name:
Title:

WCL SCHOOL MANAGEMENT SERVICES

By:
Name:
Title:

FIELDWORK EDUCATION LIMITED

By:
Name:
Title:

BRITISH SCHOOLS OF AMERICA, LLC

By:
Name:
Title:

BRITISH SCHOOL OF WASHINGTON, LLC

By:
Name:
Title:

BRITISH SCHOOL OF BOSTON, LLC

By:
Name:
Title:

EXHIBIT J-9

BRITISH SCHOOL OF CHICAGO, LLC

By:
Name:
Title:

BRITISH SCHOOL OF HOUSTON, LP

By:
Name:
Title:

BSA RESOURCE SOLUTIONS, LLC

By:
Name:
Title:

BST HOLDING, LLC

By:
Name:
Title:

BRITISH SCHOOLS OF TEXAS, LLC

By:
Name:
Title:

BRITISH AMERICAN SCHOOL OF CHARLOTTE, LLC

By:

EXHIBIT J-10

Name:
Title:

WCL ACADEMY OF NEW YORK, LLC

By:
Name:
Title:

EDUCATION OVERSEAS QATAR LLC

By:
Name:
Title:

WCL INTERMEDIATE HOLDINGS SPAIN, S.L.U.

By:
Name:
Title:

INTERNATIONAL COLLEGE 2, S.A.U.

By:
Name:
Title:

INTERNATIONAL COLLEGE SPAIN, S.A.U.

By:
Name:
Title:

BSG LIMITED

EXHIBIT J-11

By:
Name:
Title:

UMA EDUCATION HOLDINGS LIMITED

By:
Name:
Title:

UMA EDUCATION HONG KONG LIMITED

By:
Name:
Title:

[[ADDITIONAL SUBSIDIARIES]

By:
Name:
Title:]

EXHIBIT J-12

Schedule A

TRANSACTIONS UNDER PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

EXHIBIT J, Schedule A-1

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                                  all of its right, title and interest in and to the Intercompany Note, dated                           , 2014 (as amended, supplemented or otherwise modified from time to time, the “Promissory Note”), made by NORD ANGLIA EDUCATION FINANCE LLC, NORD ANGLIA EDUCATION, INC. and certain Subsidiaries of Parent or any other Person that is or becomes a party thereto, and payable to the undersigned.  This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Credit Documents on the date of the Promissory Note.  From time to time after the date thereof, additional Subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement.  Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof.  Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder.  This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

Dated:

NORD ANGLIA EDUCATION FINANCE LLC

By:
Name:
Title:

NORD ANGLIA EDUCATION, INC.

By:
Name:
Title:

NORD ANGLIA EDUCATION (UK) HOLDINGS PLC

EXHIBIT J ENDORSEMENT-1

By:
Name:
Title:

NAE HONG KONG LIMITED

By:
Name:
Title:

NORD ANGLIA EDUCATION LIMITED

By:
Name:
Title:

NA SCHOOLS LIMITED

By:
Name:
Title:

NA EDUCATIONAL SERVICES LIMITED

By:
Name:
Title:

NORD ANGLIA EDUCATION DEVELOPMENT

By:
Name:
Title:

EXHIBIT J ENDORSEMENT-2

SERVICES LIMITED

By:
Name:
Title:

NORD ANGLIA VOCATIONAL EDUCATION AND TRAINING SERVICES LIMITED

By:
Name:
Title:

NORD INTERNATIONAL SCHOOLS LIMITED

By:
Name:
Title:

BRITISH INTERNATIONAL SCHOOL FOUNDATION

By:
Name:
Title:

THE BRITISH SCHOOL SP Z O.O.

By:
Name:
Title:

COLLÈGE ALPIN BEAU-SOLEIL SA

EXHIBIT J ENDORSEMENT-3

By:
Name:
Title:

LA CÔTE INTERNATIONAL SCHOOL SA

By:
Name:
Title:

COLLÈGE CHAMPITTET SA

By:
Name:
Title:

NORD ANGLIA MIDDLE EAST HOLDINGS SPC

By:
Name:
Title:

EEE ENTERPRISE LIMITED

By:
Name:
Title:

RICE EDUCATION HONG KONG LIMITED

By:
Name:
Title:

EXHIBIT J ENDORSEMENT-4

WCL HOLDCO LIMITED

By:
Name:
Title:

WCL GROUP LIMITED

By:
Name:
Title:

WCL INTERMEDIATE HOLDINGS LIMITED

By:
Name:
Title:

WCL SERVICES LIMITED

By:
Name:
Title:

WCL SCHOOL MANAGEMENT SERVICES

By:
Name:
Title:

FIELDWORK EDUCATION LIMITED

By:

EXHIBIT J ENDORSEMENT-5

Name:
Title:

BRITISH SCHOOLS OF AMERICA, LLC

By:
Name:
Title:

BRITISH SCHOOL OF WASHINGTON, LLC

By:
Name:
Title:

BRITISH SCHOOL OF BOSTON, LLC

By:
Name:
Title:

BRITISH SCHOOL OF CHICAGO, LLC

By:
Name:
Title:

BRITISH SCHOOL OF HOUSTON, LP

By:
Name:
Title:

BSA RESOURCE SOLUTIONS, LLC

EXHIBIT J ENDORSEMENT-6

By:
Name:
Title:

BST HOLDING, LLC

By:
Name:
Title:

BRITISH SCHOOLS OF TEXAS, LLC

By:
Name:
Title:

BRITISH AMERICAN SCHOOL OF CHARLOTTE, LLC

By:
Name:
Title:

WCL ACADEMY OF NEW YORK, LLC

By:
Name:
Title:

EDUCATION OVERSEAS QATAR LLC

By:
Name:
Title:

EXHIBIT J ENDORSEMENT-7

WCL INTERMEDIATE HOLDINGS SPAIN, S.L.U.

By:
Name:
Title:

INTERNATIONAL COLLEGE 2 SPAIN, S.A.U.

By:
Name:
Title:

INTERNATIONAL COLLEGE SPAIN, S.A.U.

By:
Name:
Title:

BSG LIMITED

By:
Name:
Title:

UMA EDUCATION HOLDINGS LIMITED

By:
Name:
Title:

UMA EDUCATION HONG KONG LIMITED

By:
Name:

EXHIBIT J ENDORSEMENT-8

Title:

EXHIBIT J ENDORSEMENT-9